                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]Preliminary Proxy Statement            [_]Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule 14a-6(e)(2)

[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SUMMAGRAPHICS CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                BOARD OF DIRECTORS OF SUMMAGRAPHICS CORPORATION
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
  [_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14(a)-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.
  [_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [X]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
    Summagraphics Corporation common stock, par value $.01 per share
       ("Common Stock")
  (2) Aggregate number of securities to which transactions applies:
    40,733,319
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/ $3 1/16 share of Summagraphics Common Stock (equal to the average of the high and low prices per share of Summagraphics Common Stock as reported on the Nasdaq National Market on March 22, 1996).
  (4) Proposed maximum aggregate value of transaction:
    $124,745,790
  (5) Total fee paid:
    $24,949
  [X]Fee paid previously with preliminary materials.

  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No:

  (3) Filing Party:

  (4) Date Filed:

- --------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                  June 24, 1996

                           SUMMAGRAPHICS CORPORATION

Dear Stockholder:

  You are cordially invited to attend a Special Meeting (the "Meeting") of the stockholders of Summagraphics Corporation ("Summagraphics"), which will be held on July 23, 1996, at 10:00 a.m., local time, at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202. At this meeting, you will be asked to consider and act upon the following proposals:

    1. To approve a Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation (as amended, the "Exchange Agreement") pursuant to which Summagraphics will issue to Lockheed Martin Corporation ("Lockheed Martin") a number of shares of its common stock ("Common Stock") which, after such issuance, will be equal to 89.7% of the issued and outstanding Common Stock of Summagraphics, on a fully diluted basis and subject to adjustment in certain events, in exchange for all of the outstanding capital stock of CalComp Inc. ("CalComp") (the "Exchange"). As a consequence of the Exchange, Lockheed Martin will acquire control of Summagraphics (hereinafter referred to after the Exchange as "New CalComp") and CalComp will become a wholly owned subsidiary of New CalComp. The number of shares of Common Stock issuable to Lockheed Martin in the Exchange may be increased if Summagraphics fails to meet certain financial objectives or decreased if CalComp fails to meet certain financial objectives as of the Closing.

    2. To approve the Fourth Amended and Restated Certificate of Incorporation of Summagraphics (the "Restated Charter"), which will, among other things, (a) change Summagraphics' name to "CalComp Technology, Inc.;"
  (b) increase the number of authorized shares of Summagraphics Common Stock to 60,000,000; (c) provide that (i) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, engage in the same or similar business activities as New CalComp and do business with any client or customer of New CalComp, (ii) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, pursue any business opportunities (other than such opportunities acquired from New CalComp) without presenting them to New CalComp, and (iii) Lockheed Martin shall have no duty to communicate or present any such corporate opportunity to New CalComp and shall not be liable for breach of any duty as a stockholder of New CalComp by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to New CalComp; (d) establish the policy with which any director, officer or employee of New CalComp who is also a director, officer or employee of Lockheed Martin shall act in the event that such person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both New CalComp and Lockheed Martin; (e) establish guidelines to be followed in connection with certain contractual and other business relations of New CalComp as they involve Lockheed Martin or its customers, certain related entities and their respective officers and directors, and sets forth the powers, rights, duties, and liabilities of New CalComp and its directors, officers and stockholders in connection therewith; (f) provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Lockheed Martin shall not be liable to New CalComp or its stockholders for breach of any duty by reason of the fact that Lockheed Martin in good faith takes any action or exercises any rights or withholds any consent in connection with any agreement or contract between Lockheed Martin and New CalComp; and (g) provide that New CalComp will not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware or any similar law restricting business combinations with an interested stockholder.

    3. To approve the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (with Stock Appreciation Rights) (the "Stock Option Plan").

    4. To transact such other business that may properly come before the meeting and any adjournments thereof.

  Approval of each of the proposals is required in order for the Exchange to be consummated. None of the proposals will be deemed approved unless all are approved. Consummation of the Exchange is dependent upon a number of conditions, as described in the accompanying Proxy and Information Statement.

  All currently issued and outstanding shares of Common Stock will remain outstanding and unchanged after the Exchange. Subject to approval for listing by the National Association of Securities Dealers, it is anticipated that shares of Common Stock will continue to trade on the NASDAQ National Market System, but under the new symbol "CLCP." A summary of the basic terms and conditions of the Exchange and certain financial and other information relating to each of Summagraphics and CalComp are set forth in the accompanying Proxy and Information Statement, which you should read carefully.

  After careful consideration of the terms and conditions of the Exchange Agreement, Summagraphics' operating losses and need for additional capital and Summagraphics' prospects as an independent company, the Board of Directors of Summagraphics has determined that the Exchange Agreement and the transactions contemplated thereby are in the best interests of Summagraphics and its stockholders. THE BOARD OF DIRECTORS OF SUMMAGRAPHICS HAS UNANIMOUSLY APPROVED EACH OF THE EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE RESTATED CHARTER AND THE STOCK OPTION PLAN AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE PROPOSALS.

  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. If a quorum is present in person or by proxy, the affirmative vote of a majority of the outstanding shares of Summagraphics Common Stock entitled to vote is required to approve the Restated Charter, and the affirmative vote of a majority of the total votes cast at the Meeting is required to approve the Exchange Agreement and the Stock Option Plan.

  The failure to sign and return your proxy will have the same effect as voting against the proposals stated above. IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THE MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. You may, of course, attend the Meeting and vote in person even if you have returned a proxy.

                                          Sincerely,

                                          Summagraphics Corporation

                                          Michael S. Bennett
                                          President and Chief Executive
                                           Officer

                           SUMMAGRAPHICS CORPORATION
                               8500 CAMERON ROAD
                           AUSTIN, TEXAS 78754-3999

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

  NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of the stockholders of Summagraphics Corporation ("Summagraphics") will be held on July 23, 1996, at 10:00 a.m. local time, at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 for the following purposes:

    (1) To consider and act upon a proposal to approve a Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation (as amended, the "Exchange Agreement") pursuant to which Summagraphics will issue to Lockheed Martin Corporation ("Lockheed Martin") a number of shares of its common stock ("Common Stock") which, after such issuance, will be equal to 89.7% of the issued and outstanding Common Stock of Summagraphics, on a fully diluted basis and subject to adjustment in certain events, in exchange for all of the outstanding capital stock of CalComp Inc. ("CalComp") (the "Exchange"). As a consequence of the Exchange, Lockheed Martin will acquire control of Summagraphics (hereinafter referred to after the Exchange as "New CalComp") and CalComp will become a wholly owned subsidiary of New CalComp. The number of shares of Common Stock issuable to Lockheed Martin in the Exchange may be increased if Summagraphics fails to meet certain financial objectives or decreased if CalComp fails to meet certain financial objectives as of the Closing.

    (2) To consider and act upon a proposal to approve the Fourth Amended and Restated Certificate of Incorporation of Summagraphics (the "Restated Charter"), which will, among other things, (a) change Summagraphics' name to "CalComp Technology, Inc.;" (b) increase the number of authorized shares of Common Stock to 60,000,000; (c) provide that (i) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, engage in the same or similar business activities as New CalComp and do business with any client or customer of New CalComp, (ii) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, pursue any business opportunities (other than such opportunities acquired from New CalComp) without presenting them to New CalComp, and (iii) Lockheed Martin shall have no duty to communicate or present any such corporate opportunity to New CalComp and shall not be liable for breach of any duty as a stockholder of New CalComp by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to New CalComp; (d) establish the policy with which any director, officer or employee of New CalComp who is also a director, officer or employee of Lockheed Martin shall act in the event that such person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both New CalComp and Lockheed Martin; (e) establish guidelines to be followed in connection with certain contractual and other business relations of New CalComp as they involve Lockheed Martin or its customers, certain related entities and their respective officers and directors, and sets forth the powers, rights, duties, and liabilities of New CalComp and its directors, officers and stockholders in connection therewith; (f) provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Lockheed Martin shall not be liable to New CalComp or its stockholders for breach of any duty by reason of the fact that Lockheed Martin in good faith takes any action or exercises any rights or withholds any consent in connection with any agreement or contract between Lockheed Martin and New CalComp; and (g) provide that New CalComp will not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware or any similar law restricting business combinations with an interested stockholder.

    (3) To consider and act upon a proposal to adopt the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (with Stock Appreciation Rights) (the "Stock Option Plan").

    (4) To transact such other business that may properly come before the Meeting and any adjournments thereof.

  Approval of each of the proposals is required in order for the Exchange to be consummated. None of the proposals will be deemed approved unless all are approved. The consummation of the Exchange Agreement and the approval and effectiveness of all three proposals is referred to herein as the "Exchange," unless the context requires otherwise.

  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. If a quorum is present in person or by proxy, the affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the Restated Charter, and the affirmative vote of a majority of the total votes cast at the Meeting is required to approve the Exchange Agreement and the adoption of the Stock Option Plan. The proxies designated in the form of proxy furnished with this Proxy and Information Statement will have the authority, if needed, to adjourn the Meeting and seek additional votes in favor of the Exchange.

  Holders of shares of Summagraphics Common Stock do not have dissenters' or appraisal rights with respect to the Exchange.

  Only stockholders of record as of the close of business on June 7, 1996 will be entitled to notice of the Meeting and to vote at the Meeting and any adjournment(s) thereof. A list of stockholders of Summagraphics as of the Record Date will be available for inspection at Summagraphics' principal offices during normal business hours for ten days prior to the Meeting and at the Meeting.

                                          By order of the Board of Directors,

                                          Robert B. Sims
                                          Secretary

Austin, Texas
June 24, 1996

  YOU ARE URGED TO READ THE ATTACHED PROXY AND INFORMATION STATEMENT, WHICH CONTAINS INFORMATION RELEVANT TO THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A STOCKHOLDER OF SUMMAGRAPHICS WHO EXECUTES AND RETURNS A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY PROVIDING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF SUMMAGRAPHICS, BY SUBMITTING A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE MEETING. THE GIVING OF A PROXY DOES NOT AFFECT A STOCKHOLDER'S RIGHT TO ATTEND AND VOTE IN PERSON AT THE MEETING. HOWEVER, A STOCKHOLDER'S PRESENCE AT THE MEETING WITHOUT FURTHER ACTION WILL NOT REVOKE THE STOCKHOLDER'S PROXY.

                        PROXY AND INFORMATION STATEMENT
                                      FOR
                           SUMMAGRAPHICS CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 23, 1996

                               ----------------

  This Proxy and Information Statement and the enclosed form of proxy of Summagraphics Corporation, a Delaware corporation ("Summagraphics"), are being furnished to holders of Summagraphics' common stock, par value of $.01 per share ("Common Stock" or "Summagraphics Common Stock"), (i) in connection with the solicitation of proxies by Summagraphics' Board of Directors (the "Board") for use at a Special Meeting of Stockholders of Summagraphics (the "Meeting"), to be held on July 23, 1996, at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202, at 10:00 a.m. local time, and any adjournment (or adjournments) thereof and (ii) in the event that the proposals set forth herein are approved by the holders of Common Stock, in connection with the election of members of the Board of Directors of Summagraphics to serve after the Exchange by written consent of Lockheed Martin.

  At the Meeting, the stockholders of Summagraphics will be asked to consider and act upon proposals to (i) approve a Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation, dated March 19, 1996 (the "Exchange Agreement") as amended by Amendment No. 1 thereto dated April 30, 1996 ("Amendment No. 1") and Amendment No. 2 thereto dated June 5, 1996 ("Amendment No. 2"), copies of which are attached as Appendices A-1, A-2 and A-3 to this Proxy and Information Statement and are incorporated herein by reference, by and among Summagraphics, CalComp Inc. ("CalComp") and Lockheed Martin Corporation ("Lockheed Martin"), the sole stockholder of CalComp pursuant to which Summagraphics will issue to Lockheed Martin a number of shares of Common Stock which, after such issuance, will be equal to 89.7% of all the issued and outstanding Common Stock of Summagraphics, on a fully diluted basis and subject to adjustment in certain events (the "Exchange Shares"), in exchange for all of the outstanding capital stock of CalComp (the "Exchange"), (ii) approve the Fourth Amended and Restated Certificate of Incorporation of Summagraphics (the "Restated Charter"), which will, among other things,
(a) change Summagraphics' name to "CalComp Technology, Inc.;" (b) increase the number of authorized shares of Summagraphics Common Stock to 60,000,000; (c) provide that (i) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, engage in the same or similar business activities as New CalComp and do business with any client or customer of New CalComp, (ii) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, pursue any business opportunities (other than such opportunities acquired from New CalComp) without presenting them to New CalComp, and (iii) Lockheed Martin shall have no duty to communicate or present any such corporate opportunity to New CalComp and shall not be liable for breach of any duty as a stockholder of New CalComp by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to New CalComp;
(d) establish the policy with which any director, officer or employee of New CalComp who is also a director, officer or employee of Lockheed Martin shall act in the event that such person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both New CalComp and Lockheed Martin; (e) establish guidelines to be followed in connection with certain contractual and other business relations of New CalComp as they involve Lockheed Martin or its customers, certain related entities and their respective officers and directors, and sets forth the powers, rights, duties, and liabilities of New CalComp and its directors, officers and stockholders in connection therewith; (f) provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Lockheed Martin shall not be liable to New CalComp or its stockholders for breach of any duty by reason of the fact that Lockheed Martin in good faith takes any action or exercises any rights or withholds any consent in connection with any agreement or contract between Lockheed Martin and New CalComp; and (g) provide that New CalComp will not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware or any similar law restricting business combinations with an interested stockholder, and (iii) adopt the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (with Stock Appreciation Rights) (the "Stock Option Plan"). Approval of each of the proposals is required in order for the Exchange to be consummated. None of the proposals will be deemed approved unless all are approved. The number of shares of Common Stock issuable to Lockheed Martin in the Exchange may be increased if Summagraphics fails to meet certain financial objectives or decrease if CalComp fails to meet certain financial objectives as of the Closing.

  Upon consummation of the Exchange, Lockheed Martin will own approximately 89.7% of the outstanding shares of Common Stock of Summagraphics, on a fully diluted basis and subject to adjustment in certain events, CalComp will become a wholly owned subsidiary of Summagraphics and Lockheed Martin, by virtue of its majority ownership, will be able to control the vote on all matters submitted to Summagraphics stockholders. The Exchange will result in the acquisition of control of Summagraphics by Lockheed Martin.

  For purposes of this Proxy and Information Statement, the combined businesses of Summagraphics and CalComp after the Exchange are referred to as "New CalComp," unless the context requires otherwise.

  The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. If a quorum is present in person or by proxy, the affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the Restated Charter, and the affirmative vote of a majority of the total votes cast at the Meeting is required to approve the Exchange and the adoption of the Stock Option Plan. Because consummation of the Exchange is contingent upon approval of each of the proposals, unless a majority of the outstanding shares of Summagraphics Common Stock vote "FOR" approval of the Restated Charter, the Exchange will not occur.

  This Proxy and Information Statement and the accompanying form of proxy are first being mailed to the stockholders of Summagraphics on or about June 24, 1996. Only stockholders of record as of the close of business on June 7, 1996 (the "Record Date") will be entitled to vote at the Meeting. Proxies submitted by persons who are stockholders of record as of the close of business on the Record Date will be voted unless subsequently revoked.

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF SUMMAGRAPHICS WITH RESPECT TO THE MATTERS TO BE VOTED ON AT THE MEETING.

  IN THE EVENT THAT THE PROPOSALS SET FORTH HEREIN ARE APPROVED BY THE HOLDERS OF COMMON STOCK, LOCKHEED MARTIN IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND LOCKHEED MARTIN A PROXY FOR THE ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS OF SUMMAGRAPHICS AFTER THE EXCHANGE.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY AND INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUMMAGRAPHICS. THE DELIVERY OF THIS PROXY AND INFORMATION STATEMENT DOES NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION ABOUT SUMMAGRAPHICS, CALCOMP OR LOCKHEED MARTIN CONTAINED IN THIS PROXY AND INFORMATION STATEMENT SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS DURING THE PERIOD THAT THE PROXY AND INFORMATION STATEMENT IS REQUIRED TO BE DELIVERED, THE PROXY AND INFORMATION STATEMENT WILL BE AMENDED AND SUPPLEMENTED ACCORDINGLY. IN THE EVENT THAT THE PERCENTAGE OWNERSHIP OF COMMON STOCK TO BE ACQUIRED BY LOCKHEED MARTIN IN THE EXCHANGE IS INCREASED TO 92% OR GREATER PURSUANT TO THE ADJUSTMENT PROVISIONS IN THE EXCHANGE AGREEMENT, SUMMAGRAPHICS WILL AMEND AND SUPPLEMENT THIS PROXY STATEMENT AND RESOLICIT PROXIES TO VOTE UPON THE PROPOSALS SET FORTH HEREIN. ALL INFORMATION REGARDING SUMMAGRAPHICS IN THIS PROXY AND INFORMATION STATEMENT HAS BEEN SUPPLIED BY SUMMAGRAPHICS AND ALL INFORMATION REGARDING CALCOMP AND LOCKHEED MARTIN HAS BEEN SUPPLIED BY CALCOMP AND LOCKHEED MARTIN, RESPECTIVELY.

       The date of this Proxy and Information Statement is June 24, 1996

                           SUMMAGRAPHICS CORPORATION

                        PROXY AND INFORMATION STATEMENT

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SUMMARY..................................................................   1
COMBINED SUMMARY PRO FORMA AND HISTORICAL FINANCIAL INFORMATION..........  10
COMPARATIVE PER SHARE DATA...............................................  12
RISK FACTORS.............................................................  14
THE MEETING..............................................................  23
PROPOSAL I: THE EXCHANGE AGREEMENT.......................................  26
PROPOSAL II: THE RESTATED CHARTER........................................  44
PROPOSAL III: THE STOCK OPTION PLAN......................................  47
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION......................  51
SELECTED HISTORICAL FINANCIAL INFORMATION................................  58
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF SUMMAGRAPHICS..........................................  60
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS OF CALCOMP................................................  66
RELATIONSHIP WITH LOCKHEED MARTIN........................................  71
MARKET PRICE OF SUMMAGRAPHICS COMMON STOCK...............................  77
DIVIDEND POLICY..........................................................  78
BUSINESS OF SUMMAGRAPHICS................................................  79
BUSINESS OF CALCOMP......................................................  87
MANAGEMENT OF NEW CALCOMP AFTER THE EXCHANGE.............................  93
CURRENT MANAGEMENT OF SUMMAGRAPHICS...................................... 101
SUMMAGRAPHICS EXECUTIVE COMPENSATION AND OTHER INFORMATION............... 104
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................... 109
PRINCIPAL STOCKHOLDERS OF SUMMAGRAPHICS.................................. 110
DESCRIPTION OF SUMMAGRAPHICS/NEW CALCOMP CAPITAL STOCK................... 112
INDEPENDENT AUDITORS..................................................... 114
AVAILABLE INFORMATION.................................................... 114
FORWARD LOOKING STATEMENTS............................................... 115
STOCKHOLDER PROPOSALS.................................................... 115
OTHER BUSINESS........................................................... 115
INDEX TO FINANCIAL STATEMENTS............................................ F-1
APPENDICES
  The Exchange Agreement................................................. A-1
  Amendment No. 1 to the Exchange Agreement.............................. A-2
  Amendment No. 2 to the Exchange Agreement.............................. A-3
  Needham Opinion........................................................   B
  The Restated Charter...................................................   C
  The Stock Option Plan..................................................   D

                                    SUMMARY

  The following is a summary of certain significant matters discussed elsewhere in this Proxy and Information Statement. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy and Information Statement and the Appendices hereto. Stockholders are urged to, and should, read the entire Proxy and Information Statement, including the Appendices hereto.

THE MEETING

  The Meeting will be held on July 23, 1996 at 10:00 a.m., local time, at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202. At the Meeting, stockholders of Summagraphics will be asked to consider and act upon the following proposals relating to the Exchange: (1) to approve the Exchange Agreement pursuant to which Summagraphics will issue the Exchange Shares to Lockheed Martin in exchange for all the outstanding capital stock of CalComp, after which Lockheed Martin will own 89.7% (subject to adjustment in certain events) of the outstanding shares of Summagraphics Common Stock, on a fully diluted basis, (2) to approve the Restated Charter, which will, among other things, (a) change Summagraphics' name to "CalComp Technology, Inc.;" (b) increase the authorized number of shares of Common Stock to 60,000,000; (c) provide that (i) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, engage in the same or similar business activities as New CalComp and do business with any client or customer of New CalComp, (ii) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, pursue any business opportunities (other than such opportunities acquired from New CalComp) without presenting them to New CalComp, and (iii) Lockheed Martin shall have no duty to communicate or present any such corporate opportunity to New CalComp and shall not be liable for breach of any duty as a stockholder of New CalComp by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to New CalComp; (d) establish the policy with which any director, officer or employee of New CalComp who is also a director, officer or employee of Lockheed Martin shall act in the event that such person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both New CalComp and Lockheed Martin; (e) establish guidelines to be followed in connection with certain contractual and other business relations of New CalComp as they involve Lockheed Martin or its customers, certain related entities and their respective officers and directors, and sets forth the powers, rights, duties, and liabilities of New CalComp and its directors, officers and stockholders in connection therewith;
(f) provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Lockheed Martin shall not be liable to New CalComp or its stockholders for breach of any duty by reason of the fact that Lockheed Martin in good faith takes any action or exercises any rights or withholds any consent in connection with any agreement or contract between Lockheed Martin and New CalComp; and (g) provide that New CalComp will not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware or any similar law restricting business combinations with an interested stockholder, and (3) to adopt the Stock Option Plan. The number of shares of Common Stock issuable to Lockheed Martin in the Exchange may be adjusted in certain circumstances. See "--the Exchange Agreement." Approval of each of the proposals is required in order for the transactions contemplated by the Exchange Agreement to be consummated. None of the proposals will be deemed approved unless all are approved. See "The Meeting."

THE PARTIES

  Summagraphics. Summagraphics manufactures and sells input and output computer graphics peripheral products, including digitizing tablets, large format plotters, thermal transfer printers and graphic cutters. Summagraphics' products are sold in the domestic and international markets by its sales force primarily through distributors and also through OEMs which incorporate Summagraphics' products into their own computer products. Summagraphics' products may be integrated with most personal computers, including IBM-compatible personal computers and Apple personal computers, workstations from Sun Microsystems and Digital Equipment, and publishing systems from Scitex, and are compatible with most industry standard CAD and graphics software applications. See "Business of Summagraphics."

  Summagraphics was incorporated under Delaware law in 1972. The mailing address of Summagraphics' principal executive office is 8500 Cameron Road, Austin, Texas 78754-3999. Summagraphics' telephone number is (512) 825-0900. Except where the context indicates otherwise, references to Summagraphics include its consolidated subsidiaries.

  CalComp. According to information prepared by market analysts and planning consultants, CalComp is a leading supplier of input and output computer graphics peripheral products, including large format LED, direct imaging, dry imaging, vector and ink jet plotters, digitizers, large format scanners and large format color printers. According to those market analysts and planning consultants, in 1995 CalComp ranked second globally in both revenues generated from the sale of digitizers and in the number of digitizer units sold, had the largest market share of pen plotters, and was ranked second in technical leadership and user familiarity. CalComp's products are marketed domestically and internationally to the CAD/CAM and graphic arts markets. CalComp provides full service product support and technical assistance, sells software and supplies and provides after-warranty services. CalComp is a wholly owned subsidiary of Lockheed Martin, one of the nation's largest aerospace and defense contractors. See "Business of CalComp."

  CalComp was incorporated under California law in 1987. The mailing address of CalComp's principal executive office is 2411 West LaPalma Avenue, Anaheim, California 92801 and its telephone number is (714) 821-2000. Except where the context indicates otherwise, references to CalComp include its consolidated subsidiaries.

SUMMAGRAPHICS TO CHANGE NAME TO CALCOMP TECHNOLOGY, INC.

  Upon consummation of the Exchange, Summagraphics will change its name to "CalComp Technology, Inc." It is anticipated that the Common Stock will continue to trade on the NASDAQ National Market System, but under the new symbol "CLCP." See "Summary--Market Price Data" and "Market Price of Summagraphics Common Stock." For purposes of this Proxy and Information Statement, the combined businesses of Summagraphics and CalComp after the Exchange are referred to as "New CalComp."

REASONS FOR THE EXCHANGE

  Summagraphics' primary reasons for entering into the Exchange Agreement are to address its operating losses and need for liquidity in a manner that will benefit Summagraphics stockholders. Summagraphics has experienced continuing operating losses in recent quarters which have resulted in defaults under some of its credit agreements and the lease for its principal U.S. facility (for which waivers have been received), reduced liquidity and lost sales opportunities as procurement of inventory has been constrained. To respond to these developments, Summagraphics has sought proposals to purchase certain of its non-strategic product lines, or to acquire Summagraphics. CalComp is a much larger company that manufactures and markets products competitive with or complementary to many of Summagraphics' products. By combining the businesses of CalComp with the businesses of Summagraphics through the Exchange, existing Summagraphics stockholders will own a continuing interest in a larger company that will have access to financing that is expected to mitigate the liquidity problems currently being experienced by Summagraphics. Based on preliminary business plans developed for New CalComp, Summagraphics and CalComp believe that a key benefit to be realized from the Exchange will be the cost savings expected to be realized from, among other things, reduction in corporate overhead and elimination of duplicative manufacturing operations and certain unprofitable product lines. Management expects that the enumerated actions will result in annual cost savings of approximately $15,000,000; however, no assurance can be given that these savings will be realized. For a discussion of the various factors considered by Summagraphics' Board of Directors in approving the transactions contemplated by the Exchange Agreement and the Exchange, see "The Exchange Agreement--Reasons for the Exchange; Recommendations."

RISK FACTORS

  Stockholders of Summagraphics should carefully consider the information contained in this Proxy and Information Statement, including certain risk factors set forth below in evaluating the Exchange. Among the principal risks to be considered by its stockholders are: (i) the substantial dilution of the percentage ownership of current Summagraphics stockholders and the transfer of control to Lockheed Martin after the Exchange; (ii) New CalComp's dependence on Lockheed Martin for working capital and liquidity following the Exchange; (iii) Summagraphics' operating losses and its need for additional capital; (iv) the business risks of CalComp, including its recent operating losses; (v) the dependence of Summagraphics on the future operating results of CalComp for profitable operations on a consolidated basis following the Exchange; and (vi) the increased number of shares of Common Stock that will be available for future sale. See "Risk Factors."

THE EXCHANGE AGREEMENT

  On March 19, 1996, Summagraphics, CalComp and Lockheed Martin entered into the Exchange Agreement. On April 30, 1996, the parties entered into Amendment No. 1 thereto ("Amendment No. 1"), and on June 5, 1996, the parties entered into Amendment No. 2 thereto ("Amendment No. 2"). Copies of the Exchange Agreement, Amendment No. 1 and Amendment No. 2 are included with this Proxy and Information Statement as Appendices A-1, A-2 and A-3, respectively. For purposes of this Proxy and Information Statement, the Exchange Agreement, Amendment No. 1 and Amendment No. 2 are collectively referred to as the "Exchange Agreement," unless the context indicates otherwise. As a result of the Exchange, Summagraphics will issue to Lockheed Martin a number of shares of Summagraphics Common Stock which, after such issuance, will be equal to 89.7% of the issued and outstanding shares of Summagraphics Common Stock, on a fully diluted basis and subject to adjustment in certain events, as determined on the Closing Date taking into account the Exchange Shares to be issued, and Lockheed Martin will transfer to Summagraphics all of the issued and outstanding common stock of CalComp, which effectively will result in Summagraphics stockholders indirectly obtaining a 10.3% interest in New CalComp while Lockheed Martin will obtain an 89.7% interest in New CalComp. The number of shares of Common Stock issuable to Lockheed Martin in the Exchange may be increased if Summagraphics fails to meet certain financial objectives as of the Closing or decreased if CalComp fails to meet certain financial objectives as of the Closing. In either event, Lockheed Martin's percentage ownership of New CalComp will increase or decrease and that of Summagraphics' stockholders will decrease or increase by a corresponding amount. As a result of the Exchange, Lockheed Martin will acquire control of Summagraphics and CalComp will become a wholly owned subsidiary of Summagraphics.

  As of March 19, 1996, the number of Exchange Shares issuable to Lockheed Martin under the Exchange Agreement was 40,733,319, compared to the total of 4,677,293 shares of Common Stock issued and outstanding, on a fully diluted basis, as of that date assuming a market price of $3.00 per share of Common Stock, which was the last trade price of Summagraphics Common Stock on March 20, 1996, the date on which the execution of the Exchange Agreement was announced. In addition, pursuant to the terms of Amendment No. 1, Summagraphics is required to issue to Lockheed Martin additional shares of Common Stock immediately after the Closing if there has been any material adverse change in the financial position, results of operations, assets, liabilities or business of Summagraphics from November 30, 1995 to the Closing Date, which individually or in the aggregate is reasonably likely to result in a reduction in Summagraphics' shareholders' equity by an amount in excess of $3,400,000 (a "Material Adverse Effect") or if Summagraphics does not have backlog for certain product lines of not less than $2,750,000 or any combination of the foregoing. The number of additional shares to be issued will be equal to the amount of the Material Adverse Effect that exceeds $3,400,000 plus the difference between the actual amount of backlog and $2,750,000, if such backlog is less than $2,750,000, divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 1 does not provide for a minimum or maximum number of additional shares of Common Stock to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Summagraphics estimates that no additional shares of Common Stock would have been issued to Lockheed Martin. Management of Summagraphics does not expect that a material number of additional shares of Common Stock will be issued to Lockheed Martin if the Closing occurs on or before July 31, 1996. However, there can be no assurance that the Material Adverse Effect and Backlog Variances will not increase significantly, and result in a material number of additional shares of Common Stock being issued to Lockheed Martin.

  Pursuant to the terms of Amendment No. 2, the number of Exchange Shares to be issued to Lockheed Martin will be reduced if there has been any material adverse change in the financial position, results of operations, assets, liabilities or business of CalComp from December 31, 1995 to the Closing Date, which individually or in the aggregate is reasonably likely to result in a reduction in CalComp's stockholder's equity by an amount in excess of $25,500,000 (a "CalComp Material Adverse Effect"). The reduction in the number of Exchange Shares will be equal to the amount of the CalComp Material Adverse Effect that exceeds $25,500,000 (the "CalComp Material Adverse Effect Variance"), divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 2 does not provide for a minimum or maximum reduction in the number of Exchange Shares to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Lockheed Martin and CalComp estimate that no reduction in the number of Exchange Shares would have occurred. Management of Lockheed Martin and CalComp also do not expect a material reduction in the number of Exchange Shares at Closing. However, there can be no assurance that the CalComp Material Adverse Effect Variance will not increase significantly, and result in a material reduction in the number of Exchange Shares that will be issued to Lockheed Martin. Amendment No. 2 also extended the term of the Exchange Agreement and related documents to July 31, 1996 and amended certain terms of the proposed Restated Charter.

  All currently issued and outstanding shares of Common Stock will remain outstanding and unchanged after the Exchange. It is anticipated that shares of Common Stock will continue to trade on the NASDAQ National Market System, but under the new symbol "CLCP." See "Summary--Market Price Data" and "Market Price of Summagraphics Common Stock." The shares of CalComp received by Summagraphics will be held by New CalComp without restriction, other than restrictions imposed by operation of law. Lockheed Martin has indicated that it does not currently intend to acquire the shares of Common Stock held by Summagraphics stockholders or to make any distribution of the capital stock of CalComp to Summagraphics stockholders or the public. The Exchange Agreement sets forth the representations and warranties, covenants and other agreements and conditions to closing of the parties. See "The Exchange Agreement."

  The following chart illustrates the Exchange and the end result thereof assuming that there is no adjustment.

THE EXCHANGE

                             [GRAPH APPEARS HERE]

- --------------------------------------------------------------------------------

END RESULT

                             [GRAPH APPEARS HERE]

- --------------------------------------------------------------------------------

  Closing Date. The closing ("Closing") of the Exchange is to take place as soon as practicable after the Meeting and the satisfaction or waiver of all conditions to Closing of the parties set forth in the Exchange Agreement. The date of Closing is referred to herein and in the Exchange Agreement as the "Closing Date."

  Conditions to Exchange; Termination. The consummation of the Exchange is subject to the satisfaction of certain conditions set forth in the Exchange Agreement, including among other things, (i) approval of the Exchange Agreement, the Restated Charter and the Stock Option Plan by the requisite votes of Summagraphics stockholders, (ii) the accuracy of representations and warranties made by the parties in the Exchange Agreement, (iii) the performance of all obligations and compliance with all covenants required to be performed or complied with by the parties prior to the Closing, (iv) the receipt by Summagraphics, CalComp and Lockheed Martin of certain legal, accounting and fairness opinions and reports, as the case may be, and (v) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and under any applicable foreign antitrust regulations.

  The Exchange Agreement may be terminated, at any time prior to the closing of the Exchange, whether before or after the required approval by the Summagraphics stockholders, upon the occurrence of any of the following events:
(1) by mutual consent of the parties to the Exchange Agreement; (2) by a non-breaching party if the other party breaches in any material respect any of its representations or warranties in, or fails to perform in any material respect any of its covenants, agreements or obligations under the Exchange Agreement, which breach or failure to perform cannot be or has not been cured within thirty days after notice; (3) by the Board of Directors of Summagraphics, if Summagraphics receives a proposal for another transaction which the Board determines, in good faith and upon advice of counsel, must be submitted to Summagraphics stockholders (provided that a termination fee of $1.25 million will then be payable to Lockheed Martin by Summagraphics); (4) by Summagraphics if the requisite vote of Summagraphics' stockholders approving each of the Exchange, the Restated Charter and the Stock Option Plan is not received at the Meeting; or (5) if the Closing has not occurred on or before July 31, 1996 (which may be extended in certain circumstances pursuant to the Exchange Agreement).

  No-Shop; Termination Fee. The Exchange Agreement provides that neither Summagraphics nor any of its officers, directors or advisors will directly or indirectly encourage, solicit or initiate discussions with any person other than Lockheed Martin with respect to any proposal concerning any merger, share exchange, consolidation, sale of substantial assets, tender offer, sale of control or similar transaction involving Summagraphics or its subsidiaries (an "Acquisition Proposal," as defined in the Exchange Agreement; see "The Exchange Agreement--Termination Fee"), nor will they disclose to any person in connection with any of the foregoing non-public information, or enter into any agreement relating to an Acquisition Proposal, unless the full Board of Directors of Summagraphics determines in good faith, with the advice of counsel, that the Board has a fiduciary duty to respond to any such proposal. If an Acquisition Proposal is received and the Board elects to pursue it as provided above, Summagraphics may terminate the Exchange Agreement, provided that Summagraphics pays to Lockheed Martin a $1.25 million termination fee. The termination fee is also payable to Lockheed Martin if the Closing does not occur because of a breach of the Exchange Agreement by Summagraphics and within twelve months thereafter Summagraphics enters into an agreement with respect to, or closes, an Acquisition Proposal.

OPINION OF FINANCIAL ADVISOR

  The Board of Directors of Summagraphics has received a written opinion dated March 19, 1996, which was updated in a written opinion dated June 6, 1996, from Needham & Company, Inc. ("Needham") to the effect that, as of the respective dates of such opinions, the consideration to be paid to Summagraphics by Lockheed Martin in the Exchange was fair to the stockholders of Summagraphics from a financial point of view. The full text of the June 6, 1996 written Needham opinion, which sets forth the assumptions made, matters considered, limitations on and scope of Needham's review, is attached to this Proxy and Information Statement as Appendix B. Summagraphics stockholders are urged to, and should, read the opinion in its entirety. See "The Exchange Agreement-- Opinion of Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of Summagraphics has unanimously approved the Exchange Agreement, the Restated Charter and the CalComp Technology, Inc. 1996 Stock Option Plan as being fair to and in the best interests of Summagraphics stockholders. The Board of Directors recommends that stockholders vote "FOR" each of the proposals to be considered at the Meeting. See "The Exchange Agreement--Background of the Exchange" and "--Reasons for the Exchange; Recommendations."

MANAGEMENT OF NEW CALCOMP AFTER THE EXCHANGE

  The Exchange Agreement contemplates that each of the present directors and certain officers of Summagraphics will resign effective upon the Closing. Lockheed Martin will then elect new directors by written consent, and the Board of Directors of New CalComp will then appoint the executive officers of New CalComp. For a description of the background and experience of each of Lockheed Martin's director designees and the proposed executive management team, see "Management of New CalComp After the Exchange." For so long as Lockheed Martin continues to beneficially own more than 50 percent of the outstanding capital stock of New CalComp after the Exchange, Lockheed Martin will be able, among other things, to elect the entire Board of Directors of New CalComp. See "Risk Factors--Control by Lockheed Martin." Lockheed Martin has agreed for so long as it owns 50 percent or more of the New CalComp Common Stock, it will use good faith efforts to cause to be elected to the Board of Directors of New CalComp at least two individuals who are independent of Lockheed Martin and New CalComp. See "The Exchange Agreement--Intercompany Agreements."

INTERCOMPANY AGREEMENTS BETWEEN SUMMAGRAPHICS/NEW CALCOMP AND LOCKHEED MARTIN

  In connection with the execution of the Exchange Agreement, Summagraphics issued to Lockheed Martin a 9 1/4% Secured Convertible Debenture (the "Convertible Debenture") to provide Summagraphics with financing of up to $2.5 million to fund Summagraphics' operations pending the Closing of the Exchange. This Convertible Debenture bears interest at 9 1/4% per annum and is convertible upon an Event of Default (as defined in the Convertible Debenture) into shares of Summagraphics Common Stock at a conversion price of $2.00 per share, unless the Exchange Agreement is terminated as a result of a material breach by Lockheed Martin, in which case the conversion rate is increased to $3.00 per share of Common Stock (the "Conversion Shares"). In connection with the issuance of the Convertible Debenture, Summagraphics entered into a registration rights agreement with Lockheed Martin relating to the Conversion Shares (the "Debenture Registration Rights"). Subject to certain limitations, the Debenture Registration Rights entitle Lockheed Martin (or its assignees) to cause Summagraphics to include Conversion Shares in any registration statement filed by Summagraphics or to cause Summagraphics to file and use its best efforts to cause to become effective a registration statement under the Securities Act of 1933, as amended, in connection with any public offering of Conversion Shares by Lockheed Martin. See "Relationship with Lockheed Martin."

  The Exchange Agreement provides that Lockheed Martin and Summagraphics will enter into the following additional intercompany agreements (collectively, the "Intercompany Agreements") effective upon the Closing: (i) a Registration Rights Agreement pursuant to which the Exchange Shares to be issued to Lockheed Martin in connection with the Exchange will have certain "demand" and "piggyback" registration rights; (ii) an Intercompany Services Agreement pursuant to which Lockheed Martin will provide certain services to New CalComp following the Closing which Lockheed Martin had previously provided to CalComp;
(iii) a Cash Management Agreement pursuant to which Lockheed Martin will manage the cash receipts and disbursements, on a daily basis, of New CalComp and provide up to $2 million in credit; (iv) a Tax Sharing Agreement pursuant to which Lockheed Martin and New CalComp will allocate their respective tax liabilities and tax attributes and establish procedures to be followed for tax years for which New CalComp and its subsidiaries will be included in consolidated Federal income tax returns of Lockheed Martin's consolidated group; (v) a Revolving Credit Agreement pursuant to which Lockheed Martin will provide borrowings in an aggregate principal amount of approximately $28 million to New CalComp after the Closing for payment of certain outstanding indebtedness, including, but not limited to amounts outstanding under the Convertible Debenture, at Closing and general working capital purposes; and
(vi) a Corporate Agreement pursuant to which Lockheed Martin and New CalComp will agree, among other things, that for so long as Lockheed Martin owns at least 50% of the Common Stock of New CalComp, at least two thirds of the members of the Board of Directors will consist of Lockheed Martin designees and at least two directors will be "independent" of both Lockheed Martin and New CalComp, and that New CalComp will not take any actions which would violate, or cause an event of default by Lockheed Martin under provisions of applicable law or regulation, any credit agreement or other material agreement of Lockheed Martin, or any judgment, order or decree of a governmental body or court. See "Relationship with Lockheed Martin."

INTEREST OF CERTAIN PERSONS IN THE EXCHANGE

  The senior management of Summagraphics are parties to various agreements that provide for substantial payments if their employment is terminated after a change of control of Summagraphics and that accelerate the vesting of unvested options and extend the period for exercise of options previously granted. The Exchange will trigger change of control provisions contained in the employment agreements of certain members of Summagraphics' management. The Board of Directors of Summagraphics, with the consent of Lockheed Martin, has approved certain modifications to existing employment agreements and benefit plans and has adopted a retention plan that are intended to provide management and key employees with financial incentives to continue their employment with Summagraphics at least through Closing of the Exchange, and to treat fairly employees who may be terminated after the Exchange is consummated.

  These arrangements may create a conflict of interest between the affected employees and Summagraphics. The Board of Directors of Summagraphics was aware of these arrangements when the Exchange Agreement and related transactions were approved and does not believe they will have an adverse effect upon Summagraphics, and in fact, that such arrangements are necessary to provide reasonable assurance that the business of Summagraphics will continue to operate in the ordinary course so that the Exchange may be consummated. See "The Exchange Agreement--Interests of Certain Persons in the Exchange."

VOTING RIGHTS AND PROXIES; REQUIRED VOTE

  Quorum. The presence at the Meeting, in person or by proxy, of a majority of all of the outstanding shares of Common Stock entitled to vote will constitute a quorum at the Meeting. Shares of record held by a broker or nominee that are not voted on any matter are treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not entitled to vote on the proposals and will not be included in determining the existence of a quorum.

  Required Vote. Holders of record of shares of Summagraphics Common Stock as of the close of business on June 7, 1996 ("Record Date") will be entitled to cast one vote for each share of Summagraphics Common Stock held by such holder as of the Record Date. At the Record Date, there were 4,642,395 shares of Summagraphics Common Stock outstanding and entitled to vote. If a quorum is present in person or by proxy, the affirmative vote of a majority of the outstanding shares of Common Stock on the Record Date is required to approve the Restated Charter, and the affirmative vote of a majority of the total votes cast is required to approve the Exchange Agreement and the Stock Option Plan. Despite the lesser vote required for the other proposals, if the proposal to approve the Restated Charter is not adopted by the requisite vote, the Exchange will not be consummated. The proxies designated in the form of proxy furnished with this Proxy and Information Statement will have the authority, if needed, to adjourn the Meeting and seek additional votes in favor of the Exchange.

  The approval of all three proposals is required in order for the Exchange Agreement to be consummated. Unless all of the proposals are approved by Summagraphics stockholders at the Meeting, none of the actions described in this Proxy and Information Statement will be effected.

  On January 25, 1996, the Board of Directors of Lockheed Martin approved the transactions contemplated by the Exchange Agreement. On March 14, 1996, the Board of Directors of CalComp unanimously approved the Exchange Agreement and the Exchange contemplated thereby, subject to approval of the Exchange by Summagraphics stockholders and the other terms and conditions stated in the Exchange Agreement.

NO APPRAISAL RIGHTS FOR DISSENTERS

  No right of appraisal is available to any holder of shares of Summagraphics Common Stock regardless of, whether such holder votes against the Exchange under Delaware General Corporation Law, Summagraphics' current Certificate of Incorporation or the proposed Restated Charter. See "The Meeting--No Appraisal Rights for Dissenters."

ACCOUNTING TREATMENT

  Upon completion of the Exchange, Lockheed Martin will own, in the aggregate, approximately 89.7% of the outstanding capital stock of Summagraphics, on a fully diluted basis. For accounting and financial reporting purposes, the Exchange will be treated as a purchase of Summagraphics by CalComp, and will be accounted for under the "purchase" method of accounting. As such, the future financial reports of New CalComp after Closing will reflect the historical operations of CalComp for all periods prior to the Exchange. The net assets of Summagraphics will be reflected on the financial statements of New CalComp at their fair market value pursuant to purchase accounting as of the Closing Date of the Exchange, whereas the net assets of CalComp will continue to be reflected at their historical book values. See "The Exchange Agreement-- Accounting Treatment" and "Unaudited Pro Forma Condensed Financial Information."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Exchange is intended to qualify as a "tax-free" reorganization under
Section 368(a) of the Code for Federal income tax purposes. Accordingly, no gain or loss will be recognized for Federal income tax purposes (i) by Summagraphics or a Summagraphics stockholder, (ii) by Lockheed Martin, or (iii) by CalComp, as a result of the consummation of the Exchange. See "The Exchange Agreement--Certain Federal Income Tax Consequences."

REGULATORY FILINGS AND APPROVALS

  Consummation of the Exchange is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act and under certain foreign antitrust regulations. On March 15, 1996, Summagraphics and Lockheed Martin, respectively, filed notification reports under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). The applicable waiting period under the HSR Act expired on April 12, 1996. See "The Exchange Agreement-- Regulatory Filings and Approvals." Clearance from applicable foreign anti-trust regulatory authorities that require pre-merger notification with respect to the Exchange also has been received.

MARKET PRICE DATA

  On February 2, 1996, the last full trading day prior to the public announcement of the Exchange, the last sales price of Summagraphics Common Stock on the NASDAQ National Market System was $2 7/8. On June 14, 1996, the most recent date for which it was practicable to obtain market price information prior to the printing of this Proxy and Information Statement, the last trading price was $3 3/8. It is anticipated that the Common Stock will continue to trade on the NASDAQ National Market System after the consummation of the Exchange, but under the new symbol "CLCP." See "Market Price of Summagraphics Common Stock." On May 16, 1996, Summagraphics received an inquiry from the NASDAQ Stock Market as to whether Summagraphics continued to meet the listing requirements for the National Market System. Pursuant to correspondence and subsequent telephone conversations, the NASDAQ Stock Market has agreed to delay their determination until consummation of the Exchange, and has indicated that New CalComp will have to meet the initial listing requirements for New CalComp Common Stock to continue to trade on the NASDAQ National Market System. Two of the requirements for initial listing on the National Market System is that a total market capitalization of common stock held by non-affiliates is equal to or exceeds $15,000,000 and that the bid price of the listed security is equal to or exceeds $3.00. Since no public market exists for the stock of CalComp and no public market will exist for New CalComp Common Stock until such time as the Exchange is consummated, a determination as to whether the initial listing requirements will be satisfied cannot be made. Lockheed Martin has indicated that it intends to use reasonable efforts to cause the Common Stock to continue to be listed on the NASDAQ National Market System after the Exchange. In the event that the Common Stock does not continue to be listed on the NASDAQ National Market System, the trading volume of the Common Stock may decrease and an active trading market may not develop or be sustained following the Exchange. In the event that the Common Stock does not continue to be listed on the NASDAQ National Market System after the Exchange, Lockheed Martin has indicated that it intends to use reasonable efforts to cause the Common Stock to be listed on the NASDAQ SmallCap Market.

  Lockheed Martin currently owns 100% of the capital stock of CalComp. Accordingly, there has been no public market for the capital stock of CalComp prior to the Exchange.

        COMBINED SUMMARY PRO FORMA AND HISTORICAL FINANCIAL INFORMATION

  The following tables set forth certain unaudited pro forma condensed and historical financial data for Summagraphics and CalComp. The following data gives effect to the Exchange under the purchase method of accounting as if those events had occurred on December 31, 1995 and December 26, 1994 with respect to the operating data for the quarter ended March 31, 1996 and the year ended December 31, 1995, respectively, and on March 31, 1996 with respect to the balance sheet data. For further information on the manner in which the summary pro forma financial information was derived, see "Unaudited Pro Forma Condensed Financial Information." The following data should be read in conjunction with the respective consolidated financial statements and notes thereto of Summagraphics and CalComp and with the pro forma condensed financial information regarding the Exchange, all appearing elsewhere in this Proxy and Information Statement.

  The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that could have occurred if the Exchange had been consummated as of such dates, nor is it necessarily indicative of future operating results or financial position.

                UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                    INFORMATION OF SUMMAGRAPHICS AND CALCOMP

                                               YEAR ENDED     THREE MONTHS ENDED
                                            DECEMBER 31, 1995   MARCH 31, 1996
                                            ----------------- ------------------
                                                       (IN THOUSANDS)
STATEMENT OF OPERATIONS:
  Net revenue..............................     $340,556           $66,421
  Loss before income taxes.................      (20,349)           (9,138)
  Net loss.................................      (24,108)          (10,039)

                                                                  MARCH 31, 1996
                                                                  --------------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets...................................................    $301,136
  Long-term liabilities..........................................      11,808
  Stockholders' equity...........................................     184,367

- --------
  THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION HAS BEEN PREPARED BASED ON A NUMBER OF ASSUMPTIONS THAT ARE DIRECTLY ATTRIBUTABLE TO THE EXCHANGE AND WHICH ARE EXPECTED TO HAVE A CONTINUING IMPACT ON THE OPERATIONS OF NEW CALCOMP. THIS DATA SHOULD BE READ IN CONJUNCTION WITH THE RESPECTIVE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF SUMMAGRAPHICS AND CALCOMP AND WITH THE PRO FORMA FINANCIAL INFORMATION REGARDING THE EXCHANGE, ALL APPEARING ELSEWHERE IN THIS PROXY AND INFORMATION STATEMENT.

                     SELECTED SUMMAGRAPHICS HISTORICAL DATA
                                 (IN THOUSANDS)

                         FISCAL YEAR ENDED MAY 31,       NINE MONTHS ENDED
                         --------------------------  -------------------------
                                                     FEBRUARY 28, FEBRUARY 29,
                           1993     1994     1995        1995         1996
                         --------  ------- --------  ------------ ------------
                                                            (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Net sales............... $ 81,404  $77,775 $ 78,494    $61,343      $48,138
Operating income
 (loss).................  (16,750)   2,664  (10,623)     1,297       (3,338)
Net income (loss).......  (16,424)   2,787  (11,599)       867       (3,984)
BALANCE SHEET DATA:
Working capital......... $ 11,329  $11,923 $  5,613    $ 5,613      $ 1,395
Total assets............   52,276   47,336   53,601     53,601       41,892
Long-term debt
 (including current
 portion)...............    3,627      947    1,579      2,140        2,091
Stockholders' equity....   22,314   24,077   14,404     14,404        9,708

                        SELECTED CALCOMP HISTORICAL DATA
                                 (IN THOUSANDS)

                                       YEAR ENDED               THREE MONTHS ENDED
                         -------------------------------------- -------------------
                         DECEMBER 26, DECEMBER 25, DECEMBER 31, MARCH 26, MARCH 31,
                             1993         1994         1995       1995      1996
                         ------------ ------------ ------------ --------- ---------
                                                                    (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Net revenue.............   $300,151     $294,548     $281,655    $71,576   $55,852
Loss from operations....    (48,622)     (23,464)      (9,088)    (6,492)   (8,854)
Net loss................    (46,639)     (23,226)     (10,718)    (6,612)   (9,115)
                                                                  MARCH 31, 1996
                                                                -------------------
                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Total assets............   $257,746     $228,312     $231,564        $235,192
Shareholder's
 accounts(1)............    190,624      162,482      166,743        $168,873

- --------
(1) CalComp has a net receivable from Lockheed Martin of $24.3 million, at March 31, 1996. This amount will be treated as a dividend to Lockheed Martin upon consummation of the Exchange.

                           COMPARATIVE PER SHARE DATA

  The following tables set forth unaudited data concerning the net loss, earnings per share and book value per common share for Summagraphics and CalComp (i) on a combined pro forma basis after giving effect to the Exchange,
(ii) on a historical basis for Summagraphics, and (iii) on a historical basis for CalComp per equivalent share of Summagraphics to be issued in the Exchange for the capital stock of CalComp (as though such shares had been issued at the beginning of the period). Because CalComp is a wholly owned subsidiary of Lockheed Martin, historical and equivalent pro forma per share data of CalComp is not presented. The following comparative per share data should be read in conjunction with the consolidated financial statements of Summagraphics, the consolidated financial statements of CalComp and the Unaudited Pro Forma Condensed Financial Information, all appearing elsewhere in this Proxy and Information Statement.

                PRO FORMA COMBINED SUMMAGRAPHICS AND CALCOMP(1)

                                              YEAR ENDED     THREE MONTHS ENDED
                                           DECEMBER 31, 1995   MARCH 31, 1996
                                           ----------------- ------------------
                                                       (UNAUDITED)
Net loss per share........................    $     (0.53)      $     (0.22)
Book value per common share at end of
 period...................................    $      4.03       $      4.07
Tangible book value per common share at
 end of period............................    $      2.07       $      2.09
Weighted average common and equivalent
 shares outstanding.......................     45,250,000        45,280,000

                            SUMMAGRAPHICS HISTORICAL

                                              FISCAL YEAR       NINE MONTHS
                                                 ENDED             ENDED
                                             MAY 31, 1995    FEBRUARY 29, 1996
                                           ----------------- ------------------
                                                                (UNAUDITED)
Net loss per common share.................    $     (2.56)      $     (0.87)
Book value per common share at end of
 period...................................    $      3.13       $      2.10
Tangible book value per common share at
 end of period............................    $      1.14       $      0.25
Weighted average common and equivalent
 shares outstanding.......................      4,537,000         4,605,000

                    CALCOMP HISTORICAL PER EQUIVALENT SHARE

                                              YEAR ENDED     THREE MONTHS ENDED
                                           DECEMBER 31, 1995   MARCH 31, 1996
                                           ----------------- ------------------
                                                                (UNAUDITED)
Net loss per equivalent share.............    $     (0.26)      $     (0.22)
Book value per equivalent share at end of
 period...................................    $      4.09       $      4.15
Tangible book value per equivalent share
 at end of period.........................    $      2.86       $      2.93
Equivalent shares of Summagraphics Common
 Stock to be issued in exchange for
 Capital Stock of CalComp.................     40,733,319        40,733,319

- --------
(1) Shares used in computing the pro forma combined per share data include the weighted average common and equivalent shares outstanding for Summagraphics for the year ended November 30, 1995, and the three months ended February 29, 1996, plus the assumed issuance of 40.7 million shares to Lockheed Martin as of the beginning of the year, less treasury shares that are assumed to be retired as a result of the Exchange. See "Notes to Pro Forma Condensed Financial Statements," included elsewhere in this Proxy and Information Statement for a description of the estimates made in determining the number of shares to be issued to Lockheed Martin. This computation of weighted average common and equivalent shares outstanding assumes that no additional Summagraphics Exchange Shares will be issued to Lockheed Martin as a result of net unfavorable Backlog and Material Adverse Effect Variances and no reduction in the amount of Exchange Shares to be issued to Lockheed Martin as a result of an unfavorable CalComp Material Adverse Effect Variance. In the event of net unfavorable Backlog and Material Adverse Effect Variances, Lockheed Martin will be issued an amount of additional Common Stock determined by dividing the sum of the Backlog and Material Adverse Effect Variances by the average closing prices of the Common Stock, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding
   Closing. In the event of an unfavorable CalComp Material Adverse Effect Variance, the number of shares of Common Stock to be issued to Lockheed Martin will be reduced by an amount equal to the CalComp Material Adverse Effect Variance by the average closing prices of the Common Stock, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding Closing.

                                 RISK FACTORS

  The following risk factors should be considered carefully by the stockholders of Summagraphics in evaluating whether to approve the Exchange and related proposals. These risk factors should be considered in conjunction with other information included in this Proxy and Information Statement.

RELATIONSHIP WITH LOCKHEED MARTIN

  Control by Lockheed Martin. Upon completion of the Exchange, Lockheed Martin will own approximately 89.7 percent of the outstanding Common Stock of New CalComp. Additional shares of Common Stock may be issued to Lockheed Martin, pursuant to Amendment No. 1, if the sum of the Backlog and Material Adverse Effect Variances (as defined in Amendment No. 1) is less than zero. The number of additional shares of stock issuable to Lockheed Martin pursuant to Amendment No. 1 shall be determined by dividing the sum of Backlog and Material Adverse Effect Variances, if negative, by the average closing prices, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding Closing. Amendment No. 1 does not provide for a minimum or maximum number of additional shares of Common Stock to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Summagraphics estimates that no additional shares of Common Stock would have been issued to Lockheed Martin. Management of Summagraphics does not expect that a material number of additional shares of Common Stock will be issued to Lockheed Martin if the Closing occurs on or before July 31, 1996. However, there can be no assurance that the Material Adverse Effect and Backlog Variances will not increase significantly, and result in a material number of additional shares of Common Stock being issued to Lockheed Martin. Pursuant to the terms of Amendment No. 2, the number of Exchange Shares to be issued to Lockheed Martin will be reduced if the CalComp Material Adverse Effect Variance (as defined in Amendment No. 2) is greater than zero. The reduction in the number of Exchange Shares will be equal to the amount of the CalComp Material Adverse Effect Variance divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 2 does not provide for a minimum or maximum reduction in the number of Exchange Shares to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Lockheed Martin and CalComp estimate that no reduction in the number of Exchange Shares would have occurred. Management of Lockheed Martin and CalComp also expect no material reduction in the number of Exchange Shares at Closing. However, there can be no assurance that the CalComp Material Adverse Effect Variance will not increase significantly, and result in a material reduction in the number of Exchange Shares that will be issued to Lockheed Martin. Amendment No. 2 also extended the term of the Exchange Agreement and related documents to July 31, 1996.

  Lockheed Martin will be able to elect all of the members of the New CalComp Board of Directors and exercise a controlling influence over the business and affairs of New CalComp, including any determinations with respect to mergers or other business combinations involving New CalComp, the acquisition or disposition of assets by New CalComp, the incurrence of indebtedness by New CalComp, the issuance of any additional Common Stock or other equity securities, and the payment of any dividends with respect to the Common Stock. In addition, Lockheed Martin, by virtue of its controlling ownership, will have the power to approve matters submitted to a vote of New CalComp's stockholders (or by written consent in lieu of a meeting) without the consent of New CalComp's other stockholders; will have the power to prevent a change in control of New CalComp; and could seek to cause New CalComp to pay dividends, enter into business or financial transactions with Lockheed Martin, sell assets, or take other actions that might be favorable to Lockheed Martin.

  Upon completion of the Exchange, New CalComp will have a Board of Directors consisting of seven members. Four members of the Board will be officers, directors or associates of Lockheed Martin and one member will be the current President and Chief Executive Officer of CalComp. Two members of the Board will be neither a director, officer nor employee of Lockheed Martin, nor an officer or employee of New CalComp. Lockheed Martin will agree with New CalComp to use its good faith efforts to cause at least two of the members of New CalComp's Board of Directors to be independent of Lockheed Martin and New CalComp. Subject to this agreement, Lockheed Martin will have the ability to change the size and composition of New CalComp's Board of Directors and committees of the Board, although Lockheed Martin has advised Summagraphics that it currently has no plans to do so. See "Relationship with Lockheed Martin" and "Management of New CalComp After the Exchange."

  Intercompany Agreements. Pursuant to the Exchange Agreement, Lockheed Martin has agreed to provide revolving credit and cash facilities for up to $30 million to New CalComp for general corporate purposes. Under agreements with New CalComp, Lockheed Martin will render certain administrative, financial, treasury, investment and legal services and will make available certain of its employee benefit plans to certain of New CalComp's employees after the Exchange. In addition, upon consummation of the Exchange, Lockheed Martin and New CalComp will enter into a number of other intercompany agreements, including tax sharing, registration rights and corporate agreements. See "Relationship with Lockheed Martin" and "Management of New CalComp After the Exchange." While the forms of these agreements were reviewed by management of Summagraphics and approved by the Board of Directors as part of their approval of the Exchange, the amounts to be charged to New CalComp under the Services Agreement for the services provided will not be finally determined prior to the stockholders meeting. Lockheed Martin has informed Summagraphics and CalComp that it does not expect that the method of determining the amounts to be charged for such services in 1996 will be materially different from that used in prior years. When the required data becomes available later in the year and subsequent to the Closing, Lockheed Martin will determine the amounts to be charged for services provided under the Services Agreement, recognizing to the extent practicable (i) Lockheed Martin's percentage ownership of New CalComp, (ii) New CalComp's requirements for certain services for which CalComp or Summagraphics was previously charged by Lockheed Martin or other third parties, and (iii) the cost of obtaining services from third parties that previously were provided to CalComp by Lockheed Martin. Consistent with past practices, the method used to determine amounts to be charged to New CalComp will be in accordance with the requirements of Cost Accounting Standard 9904.403 ("CAS 403") "Allocation of Home Office Expenses to Segments." CAS 403 establishes the formulas and criteria for the allocation of home office expenses to organizational segments and is promulgated by the Cost Accounting Standards Board and used by contractors to the United States Government. Lockheed Martin's allocations are reviewed for compliance with the promulgated standards by the Department of Defense. In 1995, Lockheed Martin billed CalComp $7.6 million for certain services provided by Lockheed Martin which are comparable to the services to be provided under the Services Agreement. The management of Lockheed Martin has informed Summagraphics that it does not expect that the method of determining the amounts to be charged for such services in 1996 will be materially different from that used in 1995. However, there can be no assurance that the amounts charged to New CalComp under the Services Agreement will not be less favorable to New CalComp than would be available on arms' length terms from unrelated parties.

  Conflicts of Interest. Various conflicts of interest between New CalComp and Lockheed Martin could arise following completion of the Exchange. If Lockheed Martin seeks to maintain its ownership percentage of New CalComp, New CalComp may be constrained in its ability to raise equity capital in the future. Also, because of limitations relating to Lockheed Martin's indebtedness or policy decisions on the part of Lockheed Martin to limit or reduce Lockheed Martin's total indebtedness, New CalComp will be constrained in its ability to incur indebtedness in the future. In either case, New CalComp's ability to, among other things, finance operations or make acquisitions could be affected.

  New CalComp will be dependent upon Lockheed Martin for credit to fund its operations after the Closing. The Revolving Credit Agreement between New CalComp and Lockheed Martin contains certain financial and other covenants that, among other things, will limit New CalComp's ability to incur indebtedness for so long as New CalComp is indebted to Lockheed Martin for borrowings or Lockheed Martin is committed to make loans to New CalComp under the terms of the Revolving Credit Agreement. The ability of New CalComp to satisfy the financial covenants contained in the Revolving Credit Agreement will depend on the combined operations of Summagraphics and CalComp and may be impacted by the amounts charged by Lockheed Martin under the Services Agreement. Management of CalComp believes that the financial covenants contained in the Revolving Credit Agreement are reasonable and no less favorable than terms that would be available from an unrelated third party.

  Under the Corporate Agreement between New CalComp and Lockheed Martin, New CalComp may not take any action or enter into any commitment or agreement which could reasonably be anticipated to result in a contravention of (or an event of default under) Lockheed Martin's charter or bylaws, credit or other material agreements or under any law, regulation or court order applicable to Lockheed Martin. Certain of Lockheed Martin's existing debt agreements and the Corporate Agreement between New CalComp and Lockheed Martin contain covenants that will limit New CalComp's ability to undertake certain activities or transactions that it otherwise might pursue, unless the consent of Lockheed Martin is obtained. See "Relationship with Lockheed Martin--Corporate Agreement."

  By virtue of its controlling ownership and the terms of the Tax Sharing Agreement, Lockheed Martin will effectively control all of New CalComp's decisions relating to tax matters. Determinations of the amount of New CalComp's liability to (or entitlement to payment from) Lockheed Martin under the Tax Sharing Agreement will be made by Lockheed Martin and may be subject to conflicts of interest between New CalComp and Lockheed Martin. See "Relationship with Lockheed Martin--Tax Sharing Agreement." Conflicts of interest also may arise in connection with an audit by a taxing authority of a consolidated federal or a consolidated or combined state income tax return of the Lockheed Martin consolidated tax group for any year in which New CalComp is a member of such group. In connection with any such audit, Lockheed Martin might enter into negotiations or settlements that could be beneficial to Lockheed Martin, but not beneficial to New CalComp. The Tax Sharing Agreement provides that Lockheed Martin has the sole authority to respond to and conduct negotiations with respect to any such tax audit, and to file all tax returns on behalf of New CalComp as long as New CalComp is part of Lockheed Martin's consolidated group.

  The Restated Charter will include certain provisions addressing potential conflicts of interest between New CalComp and Lockheed Martin and the allocation between New CalComp and Lockheed Martin of certain transactions that, absent such allocation, may constitute corporate opportunities of either or both New CalComp and Lockheed Martin. Any conflict of interest will be resolved pursuant to the provisions of the Restated Charter by the Board of Directors of New CalComp, in accordance with their duties and applicable law. In addition, the Restated Charter includes provisions regulating and defining the conduct of certain affairs of New CalComp as they may involve Lockheed Martin and its subsidiaries, directors and officers. See "The Restated Charter." Neither the Exchange Agreement nor the Restated Charter restricts the ability of Lockheed Martin to compete with New CalComp. Lockheed Martin after the Exchange will own AGT Holdings, Inc., the parent company of Access Graphics, one of the leading distributors of CalComp's products. Sales by CalComp to Access Graphics for the year ended December 31, 1995 totaled $19.8 million, or 7.0% of CalComp's revenues for such period. See "Relationship with Lockheed Martin" and "Note 4 of the Notes to the Consolidated Financial Statements of CalComp Inc." Ownership of both Access Graphics and a controlling interest in New CalComp could create conflicts of interest for Lockheed Martin with respect to relative pricing of product sales between the two companies. Any such conflicts of interest will be resolved by the respective Boards of Directors of Lockheed Martin, New CalComp and Access Graphics, in accordance with their respective duties and applicable law.

  For benefit plan purposes, New CalComp will be part of the Lockheed Martin controlled group, which includes Lockheed Martin and its other subsidiaries. Under the Employee Retirement Income Security Act of 1974 ("ERISA") and federal income tax law, each member of the group is jointly and severally liable for funding and termination liabilities as well as certain benefit plan taxes. In addition, each member of an 80 percent or more direct or indirect subsidiary in a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, New CalComp could be liable under such provisions in the event any such liability is incurred, and not discharged, by any other member of the Lockheed Martin controlled or consolidated group.

HISTORY OF LOSSES; SUBSTANTIAL FLUCTUATION IN OPERATING RESULTS; BACKLOG

  In recent years, each of Summagraphics and CalComp has incurred net losses. In the fiscal year ended May 31, 1995, Summagraphics incurred a net loss of $11.6 million. In addition, for the nine months ended

February 29, 1996, Summagraphics incurred a net loss of $4.0 million. For the three month period ended March 31, 1996 and the fiscal years ended December 31, 1995, December 25, 1994, and December 26, 1993, CalComp incurred net losses of $9.1 million, $10.7 million, $23.2 million, and $46.6 million, respectively, due principally to the negative impact on margins resulting from the effects of the industry's migration to inkjet technology products commencing in 1992 and CalComp's late entry into the market as a result of its first inkjet products not being introduced until early in fiscal 1994. This resulted in CalComp earning lower overall margins than some of its competitors since its products could not earn higher margins associated with being first to market. Additionally, during this period CalComp, along with other computer peripheral manufacturers, experienced margin erosion due to increased competition and the emergence of the computer peripheral industry as a mature business; it also incurred one-time charges to size CalComp's operations to its revenues and enhance operational efficiencies. As a result of these cumulative losses in recent years, CalComp has provided a one hundred percent allowance against its net deferred tax assets since the weight of available evidence causes management to believe they may not be realized through the generation of U.S. taxable income during the statutory carryforward period. Losses have continued into the second quarter with a loss of $4.8 million in the month of April.

  New CalComp is expected to accrue restructuring costs relating to the integration of the two companies of approximately $25 million as part of the accounting for the purchase of Summagraphics. The restructuring expenses are expected to be comprised of costs and write-downs relating to the reduction of product line and work force redundancies, and the elimination of duplicate facilities. These assets are not believed by management to be impaired prior to the Exchange, and as a result, anticipated write-downs are believed to be solely the result of the proposed integration of the two companies. See "Unaudited Pro Forma Condensed Financial Information."

  Both Summagraphics and CalComp have experienced substantial fluctuations in quarterly operating results in the past and New CalComp's future operating results could vary substantially from quarter to quarter. Historically, both Summagraphics and CalComp have operated with little backlog of orders because their products are generally shipped as orders are received. As a result, revenue in any quarter is substantially dependent on orders booked and shipped in that quarter. Shifts in the timing or filling of purchase orders may have a significant effect on revenues for any quarter. Revenue is difficult to forecast due to the fact that the time from initial evaluation of a product to purchase varies substantially from customer to customer. Because staffing and operating expenses are based, in large part, on anticipated revenue levels, and because a high percentage of costs are fixed, timing variations in recognizing revenues can cause significant variations in operating results from quarter to quarter.

CONDITIONS TO CLOSING; RISK OF INSOLVENCY IF EXCHANGE NOT CONSUMMATED

  The respective obligations of Summagraphics and Lockheed Martin to consummate the transactions described in the Exchange Agreement are subject to a number of conditions precedent, and the Exchange Agreement may be terminated by either or both parties in certain circumstances, as set forth in the Exchange Agreement. See "The Exchange Agreement--Conditions to the Obligations of CalComp and Lockheed Martin;--Conditions to the Obligations of Summagraphics; and --Amendments; Waiver; Termination." While the management of Summagraphics and Lockheed Martin do not at present have any basis for believing that any of the stated conditions will not be satisfied or that the Exchange will not be consummated, no assurance can be given that events will not occur, many of which are outside the control of the parties, that would give one or both parties the right to decline to close or to terminate the Exchange Agreement.

  The business uncertainties attendant to the announcement of the Exchange have adversely affected Summagraphics' relationships with certain employees, vendors and distributors. Summagraphics has experienced an increase in employee attrition, which management has sought to limit through incentive bonuses and severance arrangements described at "The Exchange Agreement-- Interests of Certain Persons in the Exchange." At June 14, 1996, Summagraphics employed 194 people, compared to 311 employed at May 31, 1995. Lockheed Martin has agreed to use its reasonable efforts to work with Summagraphics to remedy these problems. Pursuant to Amendment No. 1, Summagraphics issued notice to certain of its employees based in its

Austin, Texas facility that their employment at that facility would be terminated as early as July 15, 1996, assuming consummation of the Exchange. Management of Summagraphics believes that this notice will increase the rate of attrition of employees, but has implemented a retention plan for certain employees that provides for payment of bonuses and favorable severance terms if those employees continue to work beyond the consummation of the Exchange. There is no assurance that these actions will be successful in retaining essential personnel through the Closing or that the operations of Summagraphics will not be materially impaired if the Closing does not occur for any reason.

  Since May 1995, Summagraphics has encountered material restrictions on its access to funds under its credit agreements, which have in turn restricted its liquidity and contributed to continuing difficulties in financing the purchase of inventory, which has adversely affected sales. These events have required Summagraphics to negotiate waivers of events of default under its credit lines on a quarterly basis, and have required that payments to many vendors be delayed. Under the terms of the waiver of default most recently negotiated with Summagraphics' principal lender, if the Exchange is not consummated, Summagraphics will be in default under its credit lines with that lender. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Summagraphics." These difficulties have been alleviated to some degree by the $2.5 million loan made to Summagraphics by Lockheed Martin pursuant to the Convertible Debenture, and are expected to be substantially resolved if the Exchange is consummated. However, if the Exchange is not consummated, it is likely that Summagraphics will be subjected to continuing liquidity constraints which could, if not resolved, have a material adverse effect on the business of Summagraphics or force it to seek protection under the United States Bankruptcy Code.

ISSUANCE OF ADDITIONAL EXCHANGE SHARES

  Pursuant to the terms of Amendment No. 1 to the Exchange Agreement, Summagraphics is required to issue to Lockheed Martin additional shares of Common Stock immediately after the Closing if there has been any material adverse change in the financial position, results of operations, assets, liabilities or business of Summagraphics from November 30, 1995 to the Closing Date, which individually or in the aggregate is reasonably likely to result in a reduction in Summagraphics' stockholders' equity by an amount in excess of $3,400,000 (a "Material Adverse Effect") and if Summagraphics does not have backlog for certain product lines of not less than $2,750,000. The number of shares to be issued will be equal to the amount of Material Adverse Effect that exceeds $3,400,000 plus the difference between the actual amount of backlog and $2,750,000, if such backlog is less than $2,750,000, divided by the average closing prices of the Common Stock for the five trading days prior to Closing.

  Summagraphics' operating loss for the quarter ended February 29, 1996 was $1.6 million, principally as a consequence of the unavailability of inventory for shipment at the end of the quarter due to delayed supplier shipments resulting from a continuing shortage of liquidity. Management believes that a substantial part of Summagraphics' backlog at February 29, 1996, which was approximately $2.5 million, can be shipped prior to Closing. Summagraphics applied the majority of the $2.5 million proceeds of the Convertible Debenture issued to Lockheed Martin in connection with the execution of the Exchange Agreement to pay vendors in order to obtain inventory to satisfy this backlog, but there can be no assurance that all of such backlog can be shipped prior to Closing.

  Management may face a conflict in seeking to ship the maximum possible amount of inventory prior to Closing so as to avoid the occurrence of a Material Adverse Effect while at the same time seeking to maintain its backlog at a level of in excess of $2.75 million. There can be no assurance that Summagraphics will achieve the required levels of backlog, or that it will not incur operating losses, that would result in a Material Adverse Effect and Backlog Variance that would require Summagraphics to issue additional shares of Common Stock to Lockheed Martin. In the event that the Exchange is consummated and such additional shares are issued to Lockheed Martin, the percentage ownership in New CalComp of existing Summagraphics stockholders will decrease by an amount proportionate to the percentage increase in Lockheed Martin's ownership. Amendment No. 1 does not provide for a minimum or maximum number of additional shares of Common Stock to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Summagraphics estimates that no additional shares of Common Stock would have been issued to Lockheed Martin. Management of Summagraphics does not expect that a material number of additional shares of Common Stock will be issued to Lockheed Martin if the Closing occurs on or before July 31, 1996. However, there can be no assurance that the Material Adverse Effect and Backlog Variances will not increase significantly and result in a material number of additional shares of Common Stock being issued to Lockheed Martin.

  Pursuant to the terms of Amendment No. 2, the number of Exchange Shares to be issued to Lockheed Martin will be reduced if the CalComp Material Adverse Effect Variance (as defined in Amendment No. 2) is greater than zero. The reduction in the number of Exchange Shares will be equal to the CalComp Material Adverse Effect Variance divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 2 does not provide for a minimum or maximum reduction in the number of Exchange Shares to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Lockheed Martin and CalComp estimate that no reduction in the number of Exchange Shares would have occurred. Management of Lockheed Martin and CalComp also expect no material reduction in the number of Exchange Shares at Closing. However, there can be no assurance that the CalComp Material Adverse Effect Variance will not increase significantly, and result in a material reduction in the number of Exchange Shares that will be issued to Lockheed Martin.

FUTURE SALES OF LARGE AMOUNTS OF COMMON STOCK BY LOCKHEED MARTIN MAY NEGATIVELY AFFECT PREVAILING MARKET PRICES

  Under the terms of the Exchange Agreement, the shares of Summagraphics Common Stock to be received by Lockheed Martin are not subject to any "lock-up" agreement or other arrangement restricting Lockheed Martin's ability to sell such shares after the Exchange. Subject to applicable federal and state securities laws and the restrictions set forth below, immediately after completion of the Exchange, Lockheed Martin may sell any and all of the shares of Common Stock beneficially owned by it. The Registration Rights Agreement permits Lockheed Martin to require that the shares of Common Stock owned by it after the Exchange be registered by New CalComp under applicable securities laws in order to permit the public sale of such shares. Sales by Lockheed Martin of substantial amounts of Common Stock in the public market may have an adverse effect upon the market price for New CalComp Common Stock. See "Relationship with Lockheed Martin--Registration Rights Agreement."

DEPENDENCE UPON SUCCESSFUL INTEGRATION OF THE COMPANIES

  Summagraphics and CalComp believe that a key benefit to be realized from the Exchange will be the cost savings from reduction in corporate overhead and elimination of duplicative manufacturing operations and certain unprofitable product lines. The anticipated benefits of the Exchange will not be achieved unless Summagraphics and CalComp are combined in a smooth, timely and efficient manner. The Exchange will require integration and rationalization of each company's development, administrative, finance, sales, product support, distribution and marketing organizations, as well as the integration of each company's product offerings and development activities. The transition to a combined company will require substantial attention from a consolidated management team, some members of which have not worked together previously and have limited experience in integrating companies. Of particular significance to successful integration of the combining companies' businesses will be reassuring both companies' customers that product support and distribution will continue uninterrupted. The requirements for management attention and the costs incurred and difficulties encountered in the transition process may, at least in the short term, have an adverse impact upon New CalComp's operations.

POTENTIAL CONFLICTS OF INTEREST OF SENIOR MANAGEMENT OF SUMMAGRAPHICS

  Members of the senior management of Summagraphics have interests in the transactions contemplated under the Exchange Agreement that may present them with potential conflicts of interest. Members of the current senior management of Summagraphics will receive payments pursuant to "change of control" provisions under certain employment agreements and benefit plans which will be triggered by the Exchange if their employment is terminated after the Closing. Pursuant to such agreements, Messrs. Michael S. Bennett, David G. Osowski, Robert B. Sims, Dennis Jolly and Darius C. Power will be entitled to receive payments of up to $859,624, $391,481, $260,672, $225,920 and $181,301, respectively. Similarly, Messrs. Bennett, Osowski, Sims, Jolly and Power are parties to option agreements pursuant to which previously unvested options will vest as to 108,334, 15,001, 15,001, 15,000 and 20,000 shares, respectively, upon the Closing. The Board of Directors of Summagraphics was aware of these potential conflicts at the time of its consideration and approval of the Exchange. No non-employee members of the Board of Directors of Summagraphics will receive any compensation as a result of the Exchange beyond normal directors' fees. See "The Exchange Agreement-- Interests of Certain Persons in the Exchange."

RAPID TECHNOLOGICAL CHANGE; RISK OF OBSOLESCENCE; NEW PRODUCT RISKS

  Certain of the markets in which Summagraphics and CalComp compete are characterized by rapid moves to higher performance and lower priced product offerings, by intense price and performance competition, by short product cycles due to rapid technological change, by new software that results in less specific hardware dependency by customers and by changes in customer requirements and frequent new product introductions and enhancements. New CalComp's future success will depend, in a large measure, upon the success of its products, and upon New CalComp's ability to successfully integrate the product lines of the combining companies. New CalComp must continue to develop and introduce new products that keep pace with technological and market developments, respond to evolving customer requirements and achieve market acceptance. While management of each company believes that it has sufficient creative resources and rights in intellectual property to continue to keep pace with development in its principal markets, there can be no assurance that efforts to integrate operations and product offerings will be successful in strengthening sales or in developing new or enhancing current products.

DEPENDENCE UPON PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS OF
INFRINGEMENT

  New CalComp's future success will depend in part on its access to proprietary technology. New CalComp will rely upon patent, copyright, trademark, trade secret and contract law to protect its proprietary technology. There can be no assurance that such measures are adequate to protect New CalComp's proprietary technology. Products of New CalComp will be licensed in foreign countries and the laws of foreign countries treat the protection of proprietary rights differently from, and may not protect New CalComp's proprietary rights to the same extent as do, laws in the United States.

  Summagraphics and CalComp generally enter into proprietary information and confidentiality agreements with their employees and limit access to and distribution of their software, documentation and other proprietary information. Summagraphics and CalComp generally do not license or release the source code for their proprietary software to their customers. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use New CalComp's products or technology without authorization, or to develop similar technology independently. Because the computer peripherals industry is characterized by rapid technological change, New CalComp believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are also important to establishing and maintaining a technology leadership position.

  Although New CalComp does not believe its products infringe the proprietary rights of any third parties, there can be no assurance that infringement claims will not be asserted against New CalComp or its customers in the future. Because of the existence of a large number of patents in the computer peripherals field and the rapid rate of issuance of new patents, it is not always economically practical to determine conclusively in advance whether a product or components infringe upon the patent rights of others. Patents have been granted recently on fundamental technologies and patents may issue which relate to fundamental technologies incorporated in New CalComp's products. Since patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which, if issued as patents, would relate to New CalComp's products.

  There can be no assurance that third parties will not assert infringement claims against New CalComp in the future or that such claims will not be successful. New CalComp would incur substantial costs and diversion of management resources with respect to the defense of any such claims which could have a material adverse effect on New CalComp's business, financial condition and results of operations. Furthermore, parties making such claims could secure substantial damages, as well as injunctive or other equitable relief which could effectively block New CalComp's ability to license its products in the United States or abroad. Such a judgment could have a material adverse effect on New CalComp's business, financial condition and results of operations. If it appears necessary or desirable, New CalComp may seek licenses to intellectual property that it is allegedly infringing. There can be no assurance, however, that licenses could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to New CalComp. The failure to obtain the necessary licenses or other rights could have a material adverse effect on New CalComp's business, financial condition and results of operations.

COMPETITION

  The markets in which Summagraphics and CalComp compete are extremely competitive and rapidly changing. The anticipated benefits of the Exchange will not be achieved unless New CalComp devotes substantial management time and effort to ensuring that Summagraphics and CalComp are combined in a smooth, timely and efficient manner. After the Exchange, New CalComp will continue to compete with a variety of competitors, including competitors in some lines of business with larger technical staffs, larger marketing and sales organizations, and significantly greater financial resources than New CalComp. New CalComp will be competing primarily with Hewlett-Packard Co., Xerox, Encad, Inc., Oce, JDL, JRL and Mutoh America Corporation in the hard-copy output device market, Wacom Company, Ltd., Seiko and Hitachi in the digitizer market and Mutoh in the cutter market. New CalComp will also face additional competition from many smaller competitors such as ACECAD, GTCO and Graphtec. There can be no assurance that the products of existing or new competitors will not obtain greater market acceptance than New CalComp's products or that the required dedication of resources for integrating the companies will not have an adverse impact on New CalComp's ability to compete. New CalComp's future success will depend in large part on its ability to retain and expand its share of target markets and to develop additional products and product enhancements for existing customers. There can be no assurance that future competition will not adversely effect the results of New CalComp.

DEPENDENCE ON QUALIFIED PERSONNEL

  Both Summagraphics and CalComp depend on the efforts and abilities of capable management, sales, support and technical personnel. The success of New CalComp will depend to a large extent upon its ability to attract and retain qualified employees. New CalComp's inability to attract or retain qualified employees could adversely affect its product development and results of operations. Competition for qualified personnel in the industry is intense, and there can be no assurance that New CalComp will be successful in attracting and retaining such personnel.

LIMITED SOURCES OF SUPPLY

  Historically, certain components used in Summagraphics' products were available only from one or a limited number of sources. In addition, CalComp relies on individual or a limited number of suppliers for components necessary for many of its product lines, including reliance on an individual supplier for components for products that represent a significant amount of CalComp's revenues. Summagraphics and CalComp seek to mitigate these risks by entering into supply contracts, ordinarily for the duration of the expected life of the product. New CalComp will continue to rely heavily on one or a few suppliers of components for certain products. The failure to obtain these components on a timely basis or to develop alternative sources as needed, whether because of suppliers terminating production, delays by suppliers in delivering components, quality problems, or otherwise, would have a material adverse effect on New CalComp's results of operations. Although Summagraphics and CalComp do not expect that the consummation of the Exchange will disrupt or alter any arrangement or relationship with their respective suppliers that would have a material adverse effect on New CalComp's business, financial condition or results of operations, there can be no assurance that supply contracts on acceptable terms will continue to be available to New CalComp from key vendors.

POSSIBLE VOLATILITY OF STOCK PRICE

  The market price of Summagraphics Common Stock has been highly volatile. The closing bid price between January 1, 1993 and June 14, 1996 has ranged from a low of $1 1/2 per share to a high of $9 1/8 per share. Upon completion of the Exchange, the market price of the Common Stock may continue to be highly volatile. The factors described above in "--Substantial Fluctuations in Operating Results," which will contribute to fluctuations in New CalComp's quarterly revenue and net income, announcements of technical innovations or new or enhanced products by New CalComp or its competitors, and market conditions in the industry may have a significant impact on the market price of the Common Stock following the Exchange. In addition, at certain times the trading volume of the Common Stock has been low, which has resulted in relatively small trades having a disproportionate effect on the price of the Common Stock, and in an effective lack of liquidity for stockholders. This may continue in the future.

  As a result of the Exchange, Summagraphics will issue approximately 40.7 million new shares of Summagraphics Common Stock to Lockheed Martin. Lockheed Martin will be entitled to cause New CalComp to register those shares under applicable securities laws for sale to the public under certain circumstances and Lockheed Martin may also sell some or all of those shares pursuant to any available exemption from applicable securities law registration requirements. In addition, additional shares of Common Stock will be issuable upon exercise of currently outstanding stock options and warrants. Following the Exchange, it is expected that stock options will be granted to the new management team under the Stock Option Plan. The substantial increase in the number of shares of Common Stock outstanding after the Exchange, the additional stock options to be granted following the Exchange and the potential disposition of shares of Common Stock by Lockheed Martin may contribute to substantial fluctuations in the price of Common Stock.

NO DIVIDENDS

  Summagraphics has never paid any dividends with respect to its Common Stock. Following the Exchange, the Board of Directors, and at least indirectly, Lockheed Martin, will control whether any dividends are paid. Lockheed Martin has indicated to Summagraphics that it currently intends to cause New CalComp to retain future earnings, if any, to finance the operation and growth of New CalComp's business.

RELIANCE ON INTERNATIONAL MARKETS

  During each of the fiscal years ended May 31, 1993, 1994 and 1995, international sales and operations represented 45%, 46% and 56%, respectively, of Summagraphics' net revenues. On a pro forma basis, during 1993, 1994 and 1995, 57%, 56% and 65% of New CalComp's net revenues were derived from international sales and operations. Following the Exchange, New CalComp expects to attempt to maintain and expand international markets.

  International sales and operations are subject to inherent risks in addition to those of domestic sales and operations, including unexpected changes in regulatory requirements, tariffs and trade barriers, burdens associated with complying with foreign laws, adverse currency fluctuations and the potential difficulty of repatriating earnings.

                                  THE MEETING

  This Proxy and Information Statement is being furnished to holders of shares of Summagraphics Common Stock in connection with the solicitation of proxies by Summagraphics' Board for use at the Meeting of Summagraphics stockholders to be held on July 23, 1996, at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 at 10:00 a.m., local time, and any adjournment thereof.

  This Proxy and Information Statement, the Notice of Meeting and the accompanying form of proxy are first being mailed to stockholders of Summagraphics on or about June 24, 1996.

PURPOSE OF THE MEETING

  At the Meeting, the stockholders of Summagraphics will be asked to consider and act upon proposals to (i) approve the Exchange Agreement, pursuant to which Summagraphics will issue the Exchange Shares to Lockheed Martin in exchange for all of the outstanding capital stock of CalComp, (ii) approve the Restated Charter, which will, among other things, (a) change Summagraphics' name to "CalComp Technology, Inc.;" (b) increase the number of authorized shares of Common Stock to 60,000,000; (c) provide that (i) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, engage in the same or similar business activities as New CalComp and do business with any client or customer of New CalComp, (ii) Lockheed Martin may, to the fullest extent permitted by the General Corporation Law of the State of Delaware, pursue any business opportunities (other than such opportunities acquired from New CalComp) without presenting them to New CalComp, and (iii) Lockheed Martin shall have no duty to communicate or present any such corporate opportunity to New CalComp and shall not be liable for breach of any duty as a stockholder of New CalComp by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to New CalComp; (d) establish the policy with which any director, officer or employee of New CalComp who is also a director, officer or employee of Lockheed Martin shall act in the event that such person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both New CalComp and Lockheed Martin; (e) establish guidelines to be followed in connection with certain contractual and other business relations of New CalComp as they involve Lockheed Martin or its customers, certain related entities and their respective officers and directors, and sets forth the powers, rights, duties, and liabilities of New CalComp and its directors, officers and stockholders in connection therewith;
(f) provide that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, Lockheed Martin shall not be liable to New CalComp or its stockholders for breach of any duty by reason of the fact that Lockheed Martin in good faith takes any action or exercises any rights or withholds any consent in connection with any agreement or contract between Lockheed Martin and New CalComp; and (g) provide that New CalComp will not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware or any similar law restricting business combinations with an interested stockholder, and (iii) approve the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (with Stock Appreciation Rights). Approval of each of the proposals is required in order for the Exchange to be consummated. None of the proposals will be deemed approved unless all are approved. As a result of the Exchange, Lockheed Martin will own 89.7% of the outstanding Common Stock, on a fully diluted basis. The number of shares of Common Stock issuable to Lockheed Martin in the Exchange may be adjusted in certain circumstances. Consummation of the Exchange will result in the acquisition of control of Summagraphics by Lockheed Martin.

  THE BOARD OF DIRECTORS OF SUMMAGRAPHICS HAS UNANIMOUSLY APPROVED THE EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EXCHANGE AGREEMENT, THE APPROVAL OF THE RESTATED CHARTER AND THE APPROVAL OF THE STOCK OPTION PLAN.

VOTING RIGHTS

  Summagraphics' Board has fixed June 7, 1996 as the record date ("Record Date") for the determination of Summagraphics stockholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 4,642,395 shares of Common Stock outstanding, each of which is entitled to one vote on each matter properly submitted to a vote at the Meeting.

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum at the Meeting. Shares of Common Stock held of record by a broker or nominee that are not voted on any matter will be treated as shares of Common Stock as to which voting power has been withheld by the beneficial owners of such shares of Common Stock and, therefore, as shares of Common Stock not entitled to vote on the proposals and will not be included in determining the existence of a quorum. The affirmative vote of a majority of the outstanding shares of Summagraphics Common Stock is required to approve the Restated Charter. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve the Exchange Agreement and the Stock Option Plan. Because consummation of the Exchange is contingent upon approval of each of the proposals, unless a majority of the outstanding shares of Summagraphics Common Stock vote "FOR" approval of the Restated Charter, the Exchange will not occur.

  Abstentions may be specified on each of the proposals. Summagraphics stockholders who abstain will be considered present and entitled to vote at the Meeting but will not be counted as votes cast in the affirmative. Abstentions on the proposal to approve the Restated Charter will have the effect of a negative vote because that proposal requires the approval of a majority of the outstanding shares of Common Stock entitled to vote. Abstentions on the proposals to approve the Exchange Agreement and to approve the Stock Option Plan will have the effect of a negative vote because these proposals require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. If authority is withheld by brokers or nominees holding the shares of Common Stock in "street name," there will be no effect on the vote as to any of the proposals because such shares of Common Stock will not be considered entitled to vote on those matters.

  ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN, UNLESS PROPERLY REVOKED. PROPERLY EXECUTED PROXIES CONTAINING NO INSTRUCTIONS REGARDING ANY PARTICULAR MATTER SPECIFIED THEREIN WILL BE VOTED "FOR" THE APPROVAL OF THAT MATTER.

  Each Summagraphics stockholder can vote personally or by proxy; a person acting as a proxy need not be a stockholder of Summagraphics. The proxies designated in the form of proxy furnished with this Proxy and Information Statement will have the authority, if needed, to adjourn the Meeting and seek additional votes in favor of the Exchange.

SOLICITATION AND REVOCATION OF PROXIES

  The Board of Directors of Summagraphics is soliciting proxies from stockholders by this Proxy and Information Statement. All shares of Common Stock represented by properly executed proxies will be voted in accordance with the directions on the proxies, unless such proxies are revoked prior to the vote. The Board of Summagraphics does not know of any other matters which may come before the Meeting. If any other matters are properly presented for action at the Meeting, the named proxies will vote in accordance with the instructions provided on the Proxy, and, if no instructions are provided, with their best judgment on such matters. In addition to the use of the mails, proxies may be solicited by telephone by directors and officers and employees of Summagraphics who will not be specially compensated for such services. Summagraphics has engaged D.F. King & Co. to represent them in connection with the solicitation of proxies at a cost of approximately $5,000 plus expenses. Summagraphics will request that the Notice of the Special Meeting of Stockholders, this Proxy and Information Statement, the proxy and related materials, if any, be forwarded to beneficial owners by banks, brokers and other persons who are holding shares of Common Stock for such persons.

  A stockholder of Summagraphics who executes and returns a proxy may revoke it at any time before it is voted. The giving of a proxy does not affect a stockholder's right to attend and vote in person at the Meeting. A stockholder's presence at the Meeting, however, will not in itself revoke the stockholder's proxy. A Summagraphics stockholder giving a proxy pursuant to this solicitation may revoke such proxy by delivering a written revocation to the Secretary of Summagraphics at 8500 Cameron Road, Austin, Texas 78754-3999. No revocation by written notice, however, will be effective unless and until such notice is received by the Secretary of Summagraphics prior to the date of the Meeting or by the inspector of election at the Meeting prior to the closing of the polls.

NO APPRAISAL RIGHTS FOR DISSENTERS

  No right of appraisal is available to holders of Summagraphics Common Stock regardless of how such holders vote on any of the proposals, under the Delaware General Corporation Law ("DGCL"), Summagraphics' current Certificate of Incorporation or the proposed Restated Charter.

                                  PROPOSAL I:

                            THE EXCHANGE AGREEMENT

GENERAL

  The following is a brief summary of certain aspects of the Exchange. This summary does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, Amendment No. 1 and Amendment No. 2, copies of which are attached to this Proxy and Information Statement as Appendices A-1, A-2 and A-3, respectively, and are incorporated herein by reference. For purposes of this Proxy and Information Statement, the Exchange Agreement, Amendment No. 1 and Amendment No. 2 are collectively referred to as the "Exchange Agreement," unless the context indicates otherwise. Stockholders are urged to, and should, read the Exchange Agreement carefully.

  Pursuant to the Exchange Agreement, Summagraphics will issue the Exchange Shares to Lockheed Martin in exchange for all of the outstanding capital stock of CalComp, which will result in the acquisition of control of Summagraphics by Lockheed Martin. Following the Exchange, Lockheed Martin will own approximately 89.7% of the outstanding capital stock of Summagraphics, on a fully diluted basis. As of March 19, 1996, the date of the Exchange Agreement, the number of Exchange Shares issuable to Lockheed Martin under the Exchange Agreement was 40,733,319, compared to a total of 4,677,293 shares of Common Stock issued and outstanding, on a fully diluted basis, as of that date assuming a market price of $3.00 per share of Common Stock which was the last trade price of Summagraphics Common Stock on March 20, 1996, the date on which the execution of the Exchange Agreement was announced. On April 30, 1996 and June 5, 1996, the Exchange Agreement was amended. Additional shares of Common Stock may be issued to Lockheed Martin, pursuant to Amendment No. 1, if the sum of the Backlog and Material Adverse Effect Variances (as defined in Amendment No. 1) is less than zero. The number of additional shares of stock issuable to Lockheed Martin pursuant to Amendment No. 1 shall be determined by dividing the sum of Backlog and Material Adverse Effect Variances, if negative, by the average closing prices, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding Closing. Amendment No. 1 does not provide for a minimum or maximum number of additional shares of Common Stock to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Summagraphics estimates that no additional shares of Common Stock would have been issued to Lockheed Martin. Management of Summagraphics does not expect that a material number of additional shares of Common Stock will be issued to Lockheed Martin if the Closing occurs on or before July 31, 1996. However, there can be no assurance that the Material Adverse Effect and Backlog Variances will not increase significantly, and result in a material number of additional shares of Common Stock being issued to Lockheed Martin. Pursuant to the terms of Amendment No. 2, the number of Exchange Shares to be issued to Lockheed Martin will be reduced if the CalComp Material Adverse Effect Variance (as defined in Amendment No. 2) is greater than zero. The reduction in the number of Exchange Shares will be equal to the amount of the CalComp Material Adverse Effect Variance divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 2 does not provide for a minimum or maximum reduction in the number of Exchange Shares to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Lockheed Martin and CalComp estimate that no reduction in the number of Exchange Shares would have occurred. Management of Lockheed Martin and CalComp also expect no material reduction in the number of Exchange Shares at Closing. However, there can be no assurance that the CalComp Material Adverse Effect Variance will not increase significantly, and result in a material reduction in the number of Exchange Shares that will be issued to Lockheed Martin. Following the Exchange, CalComp will be a wholly owned subsidiary of Summagraphics, and Summagraphics will change its name to "CalComp Technology, Inc." The Exchange will result in the acquisition of control of Summagraphics by Lockheed Martin. The combined business of Summagraphics and CalComp following the Exchange is referred to herein as "New CalComp." EACH CURRENTLY ISSUED AND OUTSTANDING SHARE OF SUMMAGRAPHICS COMMON STOCK WILL REMAIN OUTSTANDING IMMEDIATELY AFTER THE EXCHANGE. CURRENT HOLDERS OF SUMMAGRAPHICS COMMON STOCK WILL CONTINUE TO HOLD SHARES OF COMMON STOCK AFTER THE EXCHANGE. CURRENT SUMMAGRAPHICS STOCKHOLDERS ARE NOT BEING ASKED TO TENDER THEIR SHARE CERTIFICATES IN CONNECTION WITH THE EXCHANGE.

  The ownership percentage to be acquired by Lockheed Martin in the combined company was the result of arm's-length negotiations between Lockheed Martin and CalComp, on the one hand, and Summagraphics and Broadview Associates, on the other hand, and was based on financial analyses conducted by Lockheed Martin, on its behalf, and Broadview Associates acting on behalf of Summagraphics. Both Lockheed Martin and Broadview Associates independently conducted numerous financial analyses to arrive at the percentage of New CalComp that Lockheed Martin would receive in the Exchange. The analyses included (i) a contribution analysis which analyzed the pro forma contribution of each of CalComp and Summagraphics to the combined entity, taking into consideration certain historical and estimated future operating and financial information, (ii) a comparable company analysis wherein certain multiples and ratios derived from selected historical stock price information of certain companies in the computer peripherals industry that they considered most comparable to CalComp and Summagraphics, (iii) a discounted cash flow analysis of both CalComp and Summagraphics which contained estimates of the net present value of future cash flows for each company, and (iv) other analyses as they deemed necessary in determining what was believed to be fair, from a valuation perspective, to each party's respective stockholders.

  The preparation of a valuation analysis is a complex process and is not necessarily susceptible to summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes used by Lockheed Martin and Broadview Associates in determining their respective valuations of the businesses. Both Lockheed Martin and Broadview Associates considered the results of all such analyses. The analyses formed the basis for determining the value of CalComp and the percentage ownership of Lockheed Martin and existing Summagraphics' stockholders in New CalComp. See "Reasons for the Exchange; Recommendations" below.

CLOSING DATE

  The closing of the Exchange Agreement and the Exchange, shall take place on the Closing Date upon the satisfaction, or waiver, of the conditions contained in the Exchange Agreement. See "The Exchange Agreement--Conditions to the Obligations of Summagraphics" and "--Conditions to the Obligations of CalComp and Lockheed Martin."

BACKGROUND OF THE EXCHANGE

  The terms of the Exchange Agreement are the result of arm's-length negotiations between representatives of Summagraphics, on one hand, and Lockheed Martin and CalComp, on the other. The following is a brief discussion of the background of these negotiations and the Exchange.

  In July 1995, Summagraphics retained Broadview Associates, L.P., an investment banking firm and financial advisor ("Broadview"), to assist it in seeking offers to purchase certain of its non-strategic product lines, or to acquire Summagraphics, as a means to address its recurring operating losses and need for liquidity. Broadview undertook a study of Summagraphics' business and began to identify potential sources of interest. Summagraphics paid Broadview an initial fee of $25,000 at the time of engagement, and owes Broadview an additional $25,000 in connection with the engagement. If the Exchange is consummated, Summagraphics will be obligated to pay Broadview an additional fee of $615,000 plus expenses. On October 6, 1995, Summagraphics issued a press release announcing that it had retained Broadview to assist it with matters relating to its strategic direction. Shortly after this announcement, Summagraphics was contacted by management of Lockheed Martin, who proposed that the companies evaluate a potential combination of Summagraphics and CalComp, and by another third party regarding the possible acquisition of Summagraphics or Summagraphics' digitizer division. After brief discussions and a preliminary due diligence review of Summagraphics, the third party withdrew its expressed interest in pursuing a transaction. Contacts with other potential candidates by Broadview did not generate any material interest.

  On October 16, 1995, Lockheed Martin executed a nondisclosure agreement, and Summagraphics began providing business information to Lockheed Martin. In November 1995, Messrs. David B. Minnick, Director of Mergers & Acquisitions of Lockheed Martin, Gary R. Long, President and Chief Executive Officer of CalComp, and Ernest J. Baessler, then Chief Financial Officer of CalComp, and certain other representatives of Lockheed

Martin and CalComp met with Messrs. Michael S. Bennett, President and Chief Executive Officer of Summagraphics, David G. Osowski, Senior Vice President, Controller and Treasurer of Summagraphics and Robert B. Sims, Senior Vice President, General Counsel and Secretary of Summagraphics in Austin, Texas, and received a presentation from Mr. Bennett describing Summagraphics' business. On December 18, 1995, Lockheed Martin delivered to Summagraphics and Broadview a non-binding indication of interest which outlined the major terms under which Lockheed Martin would consider a business combination between CalComp and Summagraphics. The proposal contemplated structuring the transaction in a stock-for-stock merger that would preserve the public market trading of Summagraphics Common Stock and would result in Lockheed Martin owning approximately 90% of the new company. The proposal was conditioned on, among other things, the satisfactory completion of due diligence and was subject to the approval of Lockheed Martin's Board of Directors. This proposal prompted continuing discussions regarding the proposed structure and terms of the transaction and due diligence efforts among Messrs. Minnick, Long and Bennett and Mr. Steve Smith of Broadview in which Mr. Bennett indicated Summagraphics' interest in pursuing discussions with Lockheed Martin. The Board of Directors of Summagraphics met approximately weekly with Messrs. Bennett, Osowski, Sims and certain other members of the management of Summagraphics, Broadview and outside legal counsel during November and December of 1995 to monitor the status of these discussions, the parties' due diligence efforts and the continued deterioration of Summagraphics' financial position. On December 21, 1995, Summagraphics executed a nondisclosure agreement with Lockheed Martin.

  During January 1996, evaluation teams from each of Summagraphics and CalComp visited the other's facilities to continue due diligence evaluation of the proposed combination. During the last week of January, Messrs. Minnick, Long, and Bennett held discussions on the major terms to be addressed in a letter of intent, including, without limitation, the number of shares to be issued to Lockheed Martin and Summagraphics' need for working capital. On January 26, 1996, Lockheed Martin delivered a proposed letter of intent to Summagraphics which set forth certain terms under which Lockheed Martin would be interested in pursuing the transaction. The letter of intent proposed that Lockheed Martin would receive a number of shares of Summagraphics Common Stock equal to 89.7% of the issued and outstanding Summagraphics Common Stock in exchange for the capital stock of CalComp and set forth principal conditions of each party to the transactions and a "no shop" agreement providing a termination fee of $1.25 million to Lockheed Martin in the event the Board of Directors of Summagraphics elected to pursue another transaction. On January 28, 1996, Messrs. Minnick and Long of Lockheed Martin and CalComp, respectively, on the one hand, and Messrs. Bennett, Osowski and Sims of Summagraphics, and Mr. Smith of Broadview, on the other, and each of the parties' respective legal counsels had a conference call to clarify issues raised by the initial proposed letter of intent, including the terms of a proposed interim financing arrangement, the "no shop" clause, the method of calculating the percentage interest to be received by Lockheed Martin and the various conditions to closing. Negotiations among Messrs. Minnick, Long, Bennett and their outside counsels continued on January 29 and January 30 and were incorporated into a revised letter of intent delivered by Lockheed Martin to Summagraphics on January 30, 1996. After further discussion among Messrs. Minnick, Long and Bennett, Lockheed Martin delivered to Summagraphics the final letter of intent on February 1, 1996.

  The issues raised by the initial indication of interest from Lockheed Martin and the proposed letter of intent, including the percentage ownership of Summagraphics by Lockheed Martin after the Exchange, were considered by the Board of Directors at meetings on January 16, February 1, and February 2 with the advice of Broadview and outside legal counsel and were negotiated by Mr. Bennett. On February 2, 1996, the Board of Directors authorized the execution by Summagraphics of the letter of intent based upon the conclusion that the pursuit of a definitive agreement was in the best interest of Summagraphics' stockholders considering Summagraphics' current and prospective financial position and the benefits of a combination with a larger company with greater resources. A joint press release was prepared describing the letter of intent and was released on February 5, 1996. The parties then commenced the preparation of definitive agreements to document the Exchange, which were executed by the parties on March 19, 1996 and publicly announced on March 20, 1996.

  The Exchange Agreement specified that among the conditions to the obligation of CalComp and Lockheed Martin to close the Exchange were that (i) there has been no material adverse change in the financial position, results of operations, assets, liabilities or business of Summagraphics which, individually or in the aggregate, has resulted, or is reasonably likely to result, in a reduction in the stockholders' equity of Summagraphics by more than $2,000,000 (a "Material Adverse Effect") since November 30, 1995, and
(ii) that Summagraphics have a backlog of at least $2,750,000 at May 31, 1996 with respect to certain specified product lines. During April 1996 management of Summagraphics became concerned that continuing losses would prevent Summagraphics from being able to satisfy these conditions at Closing, presenting the risk that Lockheed Martin and CalComp could decline to close the Exchange. In response, Messrs. Bennett, Osowski, Long and Baessler negotiated the terms of Amendment No. 1, which eliminates the above referenced closing conditions and instead provides that if certain parameters are not met, additional shares of Common Stock will be issued to Lockheed Martin. Amendment No. 1 was approved by the Board of Directors of Summagraphics on April 27, 1996, and the Board concluded that Amendment No. 1 was in the best interests of the stockholders of Summagraphics. See "The Exchange Agreement-- General." In return, Summagraphics agreed to take certain business actions, which actions are not intended to affect manufacturing or sales by Summagraphics prior to Closing, to facilitate the efficient combination of the business of Summagraphics and CalComp after the Exchange, including the delivery of notices under the WARN Act to certain employees at Summagraphics' Austin, Texas facility that operations there, and their employment, would be terminated shortly, that Summagraphics would use its reasonable efforts to reduce purchases of certain product lines, would reduce reliance on temporary employees, and would take certain related cost reducing actions.

  On June 5, 1996, the parties entered into Amendment No. 2, which eliminated the condition to the obligation of Summagraphics to close the Exchange upon a material adverse change in the financial position, results of operations, assets, liabilities or business of CalComp which, individually or in the aggregate, has resulted, or is reasonably likely to result in a reduction in the stockholder's equity of CalComp by more than $15,000,000, and instead provided that if such a material adverse change results in a reduction in the shareholder's equity of CalComp by more than $25,500,000, the number of Exchange Shares issuable to Lockheed Martin would be reduced. Amendment No. 2 also extended the term of the Exchange Agreement and related documents to July 31, 1996 and amended certain terms of the proposed Restated Charter.

REASONS FOR THE EXCHANGE; RECOMMENDATIONS

  The decision of the Summagraphics' Board to approve the Exchange followed negotiations among Summagraphics, Lockheed Martin and CalComp. Summagraphics reviewed in detail CalComp's business, results of operations and prospects, as well as information about Lockheed Martin and CalComp acquired during the negotiations. Also, Summagraphics' Board independently reviewed with Broadview certain financial information, including the range of values to Summagraphics stockholders that might be achievable and the uncertainties inherent in achieving those values. In light of Summagraphics' fee arrangement with Broadview, which for the most part is contingent upon the consummation of the Exchange, the Summagraphics' Board on January 16, 1996 also retained Needham & Company, Inc. ("Needham") to furnish financial advisory and investment banking services with respect to the proposed transaction and to render an opinion as to the fairness, from a financial point of view, to all Summagraphics stockholders of the consideration to be delivered by Lockheed Martin to Summagraphics in the Exchange.

  In its deliberations, Summagraphics' Board reviewed with Needham certain projected financial information regarding Summagraphics, CalComp and New CalComp which Needham derived from its discussions with the respective management of each of Summagraphics and CalComp and which Summagraphics' Board determined was reasonable in the context of Needham's preparation and rendering of its fairness opinion but not material to its decision to approve the Exchange in light of the continuing losses, liquidity constraints and competitive challenges facing Summagraphics. Summagraphics' Board also considered Needham's presentation of a range of implied values per share of Summagraphics' Common Stock of the portion of New CalComp to be owned by Summagraphics' stockholders after the Exchange. Because it preceded Amendment No. 1 and Amendment No. 2, Needham's assessment did not take into account any adjustment that may be made to Lockheed Martin's percentage ownership of Summagraphics Common Stock pursuant to Amendment No. 1 or Amendment No. 2. In addition, Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Summagraphics, CalComp or Lockheed Martin. Although the Board did not specifically adopt any of the implied values in the range presented by Needham, the Board found the range of implied values to be reasonable.

  During the course of its deliberations relating to a possible transaction with Lockheed Martin and CalComp, Summagraphics' Board also considered, without assigning relative weights to, the following other factors:

  (i) the terms and conditions of the Exchange Agreement, including the amount and form of the consideration, which Summagraphics' Board believed represented a favorable transaction for Summagraphics stockholders;

  (ii) that the Exchange would allow Summagraphics stockholders the opportunity to continue their investment and possibly recoup recent losses in the market price of Summagraphics Common Stock;

  (iii) the historical and prospective business of Summagraphics, including the effects of recent operating losses and needs arising from working capital constraints, the competitive position of Summagraphics in each of its product lines and the historical business and results of CalComp;

  (iv) the opinion of Needham to the effect that, subject to certain qualifications described below at "--Opinion of Financial Advisor," the consideration to be paid by Lockheed Martin to Summagraphics pursuant to the Exchange was fair to Summagraphics stockholders from a financial point of view;

  (v)   the opportunity to expand Summagraphics' existing business; and

  (vi) the competitive challenges facing Summagraphics and the greater stability and ability of the combined companies to respond to intense competition when compared with industry competitors.

  On March 19, 1996, Summagraphics' Board unanimously concluded, subject to the delivery of the written opinion of Needham, which was received on March 19, 1996, that the terms of the Exchange are fair to Summagraphics stockholders from a financial point of view, and unanimously approved the Exchange Agreement and recommended that the stockholders of Summagraphics vote "FOR" approval and adoption of the Exchange Agreement, the Exchange and the other transactions contemplated thereby. On April 27, 1996 and May 31, 1996, the Board unanimously approved Amendment No. 1 and Amendment No. 2, respectively, and reaffirmed its conclusion that the terms of the Exchange, including the issuance of any additional shares of Common Stock to Lockheed Martin pursuant to Amendment No. 1, was in the best interests of Summagraphics' stockholders and its recommendation that the stockholders of Summagraphics vote "FOR" approval and adoption of the Exchange Agreement, the Exchange and the other transactions contemplated thereby. See "Background of the Exchange."

  SUMMAGRAPHICS' BOARD BELIEVES THAT THE EXCHANGE IS IN THE BEST INTERESTS OF SUMMAGRAPHICS AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS TO STOCKHOLDERS THAT THEY VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE EXCHANGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF FINANCIAL ADVISOR

  Pursuant to an engagement letter dated January 16, 1996, Summagraphics retained Needham to furnish financial advisory and investment banking services with respect to the proposed transaction with Lockheed Martin and to render an opinion as to the fairness, from a financial point of view, to the Summagraphics stockholders of the consideration to be delivered by Lockheed Martin to Summagraphics in the Exchange. The consideration to be delivered by Lockheed Martin in the Exchange was determined through negotiations between Summagraphics management and Lockheed Martin management and without involvement by Needham.

  At a meeting of the Board of Directors of Summagraphics on March 19, 1996, Needham delivered its opinion (the "March Needham Opinion"), which Needham subsequently updated as of June 6, 1996 (the "June Needham Opinion"), that, as of the dates of such opinions and based upon the matters described therein, the consideration to be delivered by Lockheed Martin to Summagraphics in the Exchange is fair to the stockholders of Summagraphics from a financial point of view. The June Needham Opinion is directed only to the consideration to be delivered by Lockheed Martin to Summagraphics in the Exchange and does not constitute a recommendation to any stockholder of Summagraphics as to how such stockholder should vote at the Meeting. The June Needham Opinion assumes that no adjustment will be made to Lockheed Martin's percentage ownership of Summagraphics Common Stock pursuant to Amendment No. 1 or Amendment No. 2. Needham was not requested to, and did not, make any recommendation to the Summagraphics Board of Directors regarding the underlying business decision by Summagraphics to engage in the Exchange. Needham is not expressing any opinion as to the price at which the Common Stock will trade subsequent to the Exchange. The complete text of the June Needham Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Needham, is attached to this Proxy and Information Statement as Appendix B, and the summary of the June Needham Opinion set forth in this Proxy and Information Statement is qualified in its entirety by reference to the June Needham Opinion. SUMMAGRAPHICS STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE JUNE NEEDHAM OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY NEEDHAM.

  In arriving at the June Needham Opinion, Needham reviewed and analyzed, among other things, (i) the Exchange Agreement, Amendment No. 1 and Amendment No. 2; (ii) certain other documents relating to the Exchange including preliminary copies of this Proxy and Information Statement; (iii) certain publicly available information concerning Lockheed Martin, CalComp and Summagraphics; (iv) the historical stock prices and trading volumes of Lockheed Martin's and Summagraphics' Common Stock; (v) certain historical financial statements and financial forecasts and projections prepared by CalComp and Summagraphics; (vi) publicly available financial data of companies whose securities are publicly traded, which Needham deemed generally comparable to the business of New CalComp; and (vii) the financial terms of certain other business combinations which Needham deemed generally relevant. In addition, Needham visited certain of CalComp's and Summagraphics' facilities and held discussions with members of management of Lockheed Martin, CalComp and Summagraphics concerning their current and future business prospects. Needham discussed with certain members of Summagraphics' management Summagraphics' liquidity position, which has continued to deteriorate and has, among other things, affected adversely Summagraphics' ability to procure products from vendors to fulfill customer orders. Needham noted, based upon such discussions, that Summagraphics' working capital needs for the current calendar year have been largely dependent upon funds provided by Lockheed Martin, and that absent such source of liquidity or another source, Summagraphics' business prospects would worsen materially. Needham performed and/or considered such other studies, analyses, inquiries and investigations as it deemed appropriate. Needham assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to Summagraphics' and CalComp's financial forecasts provided to Needham by their respective managements, Needham assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Summagraphics and CalComp. However, in light of the continuing losses, liquidity constraints and competitive challenges facing Summagraphics, and the uncertainties surrounding Summagraphics' ability to achieve its financial projections, Needham determined the forecasts were not a material consideration in connection with its rendering of the June Needham Opinion. Needham did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Summagraphics, CalComp or Lockheed Martin. Needham's opinion states that it was based on economic, monetary and market conditions existing as of the date of such opinion.

  Based on this information, Needham performed a variety of financial and strategic analyses of Summagraphics, CalComp and New CalComp. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Needham in arriving at the June Needham Opinion.

  Contribution Analysis. Needham reviewed and analyzed the pro forma contribution of each of CalComp and Summagraphics to New CalComp's operational and financial information as of and for the four months ended April 30, 1996 and as of and for the year ended December 31, 1995. Needham reviewed, among other things, the pro forma contributions to revenues, operating loss, net loss, cash and cash equivalents, working capital, and stockholders' equity. The analysis was based upon the pro forma condensed financial statements included elsewhere in this Proxy and Information Statement and upon pro forma condensed financial statements as of and for the four months ended April 30, 1996 prepared on the same basis as the pro forma condensed financial statements included elsewhere in this Proxy and Information Statement, but without the pro forma adjustments set forth therein. Needham noted that both CalComp and Summagraphics underperformed their respective internal financial projections for the recent 1996 period and that Summagraphics had prepared current projections covering only the next fiscal quarter, due in part to its liquidity constraints. Given the unavailability of Summagraphics' financial projections covering any future fiscal year and the uncertainty surrounding Summagraphics' ability to achieve its financial projections, Needham did not analyze the relative projected contributions to New CalComp's results of operations by CalComp and Summagraphics for any future operating period. Based on this analysis, Summagraphics contributed the following percentages to New CalComp's pro forma revenues, operating loss and net loss: approximately 21%, 55% and 58%, respectively, for the year ended December 31, 1995 and approximately 21%, 17% and 17%, respectively, for the four months ended April 30, 1996. In addition, Summagraphics contributed the following percentages to New CalComp's cash and cash equivalents, working capital, and stockholders' equity: approximately 4%, 5% and 5%, respectively, as of December 31, 1995, and approximately 9%, -1%, and 3%, respectively, as of April 30, 1996. Summagraphics' stockholders will own approximately 10% of New CalComp on a fully diluted basis after the Exchange, excluding for this purpose the shares issuable to Lockheed Martin upon conversion of the Convertible Debenture and assuming no adjustment in Lockheed Martin's percentage ownership pursuant to Amendment No. 1 or Amendment No. 2. Needham noted that, based upon the foregoing, Summagraphics' stockholders' ownership of New CalComp was less than Summagraphics' contributions to pro forma revenues of New CalComp, but greater than Summagraphics' contributions to cash and cash equivalents, working capital and stockholders' equity of New CalComp.

  Comparable Company Analysis. Needham compared selected historical operating and stock market data and operating and financial ratios for New CalComp to the corresponding data and ratios of certain other publicly traded computer peripherals companies, which it deemed generally comparable to New CalComp. Such data and ratios included total market capitalization to historical revenue, price per share to historical and projected earnings per share, and market value to historical book value. Companies deemed to be generally comparable to New CalComp included Encad, Inc., Gerber Scientific, Inc., Howtek, Inc. and Printronix, Inc.

  For these companies the multiples of total market capitalization to last twelve months revenues ranged from 0.8 to 3.9 with a mean of 2.1 and a median of 1.9; the multiples of total market capitalization to historical fiscal 1995 revenues ranged from 0.8 to 4.2 with a mean of 2.1 and a median of 1.7; the multiples of market value to the last twelve months net income (loss) ranged from (7.6) to 20.5 with a mean of 12.4 and a median of 18.3; the multiples of market value capitalization to projected 1996 net income ranged from 14.5 to
26.6 with a mean of 19.7 and a median of 17.9; and the multiples of market value to historical book value ranged from 1.7 to 8.9 with a mean of 4.9 and a median of 4.5. Needham placed relatively less emphasis on this analysis and noted that it is difficult to draw conclusions from this analysis alone given Summagraphics' liquidity constraints and the significant losses incurred by both Summagraphics and CalComp.

  Selected Transactions Analysis. Needham also analyzed publicly available financial information for a number of selected mergers and acquisitions of companies in the electronics industry. Transactions analyzed included Crane Co./Eldec Corp.; Investor Group/Ketema Inc.; Computer Associates International, Inc./ASK Group, Inc.; AEG AG/ElectroCom Automation, Inc.; Raytheon Co./Xyplex, Inc.; GN Great Nordic Ltd./Laser Precision Corp.; Siebe PLC/Triconex Corp.; Siemens Nixdorf Info AG/Pyramid Technology Corp.; ALC Communications Corp./ConferTech International, Inc.; Robotic Vision Systems, Inc./Acuity Imaging, Inc.; FMC Corporation/Moorco International, Inc.; Apollo Holding, Inc./Intermetrics, Inc.; General Signal Corporation/Best Power Technology, Inc.; Johnson Matthey PLC/Advance Circuits, Inc.; and Hyundai Electronics Industries Co., Ltd./Maxtor Corporation (collectively, the "Selected Transactions"). Four of these transactions, Investor Group/Ketema Inc., Computer Associates International, Inc./ASK Group, Inc., Siemens Nixdorf Info AG/Pyramid Technology Corp., and Hyundai Electronics Industries Co., Ltd./Maxtor Corporation (collectively, the "Subgroup Transactions"), involved acquisitions of companies that had been incurring net losses prior to their respective acquisitions. In examining these transactions, Needham analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration offered. Multiples analyzed included enterprise value to historical net sales, enterprise value to historical income before interest and taxes, enterprise value to historical cash flow, equity value to historical net income and equity value to historical common equity. In certain cases, complete financial data was not publicly available for these transactions and only partial information was used in such instances.

  The enterprise value to historical net sales multiples for the Selected Transactions ranged from 0.36x to 1.88x, with a mean of 1.07x and a median of 1.00x. The enterprise value to historical income before interest and taxes multiples for the Selected Transactions ranged from 4.67x to 44.40x, with a mean of 13.56x and a median of 11.64x. The enterprise value to historical cash flow multiples for the Selected Transactions ranged from 4.17x to 28.10x, with a mean of 11.26x and a median of 9.55x. The equity value to historical net income multiples for the Selected Transactions ranged from 9.78x to 76.30x, with a mean of 22.64x and a median of 18.38x. The equity value to historical common equity multiples for the Selected Transactions ranged from 0.94x to 14.20x, with a mean of 3.47x and a median of 2.77x. The enterprise value to historical net sales multiples for the Subgroup Transactions ranged from 0.36x to 0.97x, with a mean of 0.65x and a median of 0.63x. The enterprise value to historical cash flow multiples for the Subgroup Transactions ranged from 9.05x to 23.03x, with a mean of 12.18x and a median of 12.84x. The equity value to historical common equity multiples for the Subgroup Transactions ranged from 0.94x to 6.61x, with a mean of 2.93x and a median of 2.09x. Needham also calculated the following multiples for Summagraphics, based upon the closing price of Summagraphics Common Stock of $3.00 per share on June 5, 1996, the trading day prior to the delivery of the June Needham Opinion, and upon a range of prices per share for Summagraphics Common Stock ranging from $2.25 to $4.25: the multiples of enterprise value to fiscal 1995 revenues and enterprise value to last twelve months revenues were 0.38x and 0.47x, respectively, based on the $3.00 closing price, and ranged from 0.34x to 0.46x and from 0.42x to 0.57x, respectively, based on the aforementioned price range; the multiple of enterprise value to last twelve months cash flows was 13.55x and ranged from 11.97x to 16.20x; and the multiple of equity value to tangible book value at April 30, 1996 was 1.97x and ranged from 1.48x to 2.79x.

  Because the multiples for the Subgroup Transactions were materially different from those for all of the Selected Transactions, Needham determined that it was appropriate to refer to the multiples for the Subgroup Transactions for purposes of its opinion analysis. Needham applied ranges of multiples of equity value to book value and enterprise value to last twelve months revenues to calculate a range of values applicable to the Summagraphics' stockholders' 10.3% aggregate ownership of New CalComp. Needham selected ranges of multiples using the medians of the Subgroup Transactions multiples as the high ends of the ranges. Based on a range of book value multiples of 1.70x to 2.10x, the implied values of Summagraphics' share of New CalComp ranged from $37.1 million to $45.9 million, or $8.07 per share to $9.97 per share. Based on a range of revenue multiples of 0.25x to 0.65x, the implied values of Summagraphics' share of New CalComp ranged from $8.0 million to $21.5 million, or $1.74 per share to $4.67 per share. THE RANGE OF IMPLIED VALUES SHOWN ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE. THE IMPLIED VALUES SET FORTH ABOVE SHOULD NOT BE RELIED UPON BY STOCKHOLDERS AS AN INDICATION OF THE FUTURE MARKET VALUE OF NEW CALCOMP COMMON STOCK.

  Liquidation Value Analysis. Needham conducted a liquidation value analysis to analyze possible scenarios in the event the Exchange was not consummated and additional sources of liquidity were not available to Summagraphics. Needham's analysis reviewed the possible values of Summagraphics' net assets in a liquidation based upon three scenarios. These scenarios were based upon different assumptions with respect to, among other things, the following: the percentages of the book value of tangible assets on Summagraphics' April 30, 1996 unaudited balance sheet that may be realized upon a liquidation; the values, based upon discussions with Summagraphics' management, estimated to be receivable upon liquidation for Summagraphics' intellectual property and other intangible assets; and transaction expenses as a percentage of values realized. The results of this analysis showed that amounts received from the sale of Summagraphics' assets upon liquidation would be insufficient to cover the book value of Summagraphics' liabilities as of April 30, 1996 in two of the three scenarios by $9.3 million and $4.5 million, respectively. In the third possible scenario, the net value estimated to be realized upon liquidation of Summagraphics' assets, less its liabilities, was $0.6 million.

  Stock Trading History. Needham examined the history of trading prices and volumes for Summagraphics Common Stock and the relationship between movements of Summagraphics Common Stock and movements in composite indices such as the Standard & Poor's 500 and NASDAQ Composite.

  Analysis of Summagraphics' stock trading history revealed that Summagraphics Common Stock traded below $5.00 per share for the prior twelve months and that the trading volume was relatively low in comparison to the trading volume of comparably sized technology companies. Needham also noted that Summagraphics Common Stock underperformed the Standard & Poor's 500 and NASDAQ Composite indices over the prior twelve months. Needham noted that Summagraphics' closing price of $3.00 per share on June 5, 1996, the trading day preceding the delivery of the June Needham Opinion, represented a 33% premium to the closing price four weeks prior to the date of announcement of the Exchange and a 4% premium to the closing price on the day prior to the announcement of the Exchange.

  No company or transaction used in any comparable analysis as a comparison is identical to Summagraphics, CalComp, New CalComp or the Exchange. Accordingly, these analyses are not mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and transactions to which they are being compared.

  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Summagraphics, CalComp or Lockheed Martin. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

  Pursuant to its engagement letter, Summagraphics has agreed to pay Needham a fee of $150,000. None of Needham's fee is contingent upon the consummation of the Exchange. Summagraphics has also agreed to reimburse Needham for its out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham as financial advisor to Summagraphics.

  Needham is a nationally recognized investment banking firm. As part of its investment banking services, Needham is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham was retained by Summagraphics' Board of Directors to act as Summagraphics' financial advisor in connection with the Exchange based on Needham's experience as a financial advisor in mergers and acquisitions as well as Needham's familiarity with the computer peripherals industry. In the normal course of its business, Needham may actively trade the equity securities of Summagraphics or Lockheed Martin for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in such securities.

THE EXCHANGE AGREEMENT

  The description of the Exchange Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, Amendment No. 1 and Amendment No. 2, copies of which are attached as Appendices A-1, A-2 and A-3, respectively to this Proxy and Information Statement and incorporated by reference herein. Stockholders are urged to read carefully the Exchange Agreement, Amendment No. 1 and Amendment No. 2 in their entirety.

  The Exchange Shares. Pursuant to the Exchange Agreement, Summagraphics has agreed to issue to Lockheed Martin a number of shares of its Common Stock which, following the Exchange, will equal approximately 89.7% of the issued and outstanding Common Stock, on a fully diluted basis, in exchange for all of the outstanding capital stock of CalComp. For purposes of the Exchange, "fully diluted basis" means a basis whereby the aggregate number of shares of Common Stock for such determination includes (i) all Common Stock then issued and outstanding, (ii) all Common Stock that would be issued and outstanding upon the exercise, conversion or exchange of all outstanding warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock (or rights to acquire any such warrants, options or other rights), regardless of whether such warrants, options or other rights are then exercisable, convertible or exchangeable, (iii) all Common Stock which would be outstanding upon the exercise, conversion or exchange of all outstanding evidences of indebtedness, shares of capital stock or other securities (or rights to acquire any of the foregoing) which are or may be exercisable, convertible or exchangeable into shares of Common Stock, regardless of whether such evidences of indebtedness, shares of stock or other securities are then exercisable, convertible or exchangeable, and (iv) the Exchange Shares issuable upon such determination but excluding Common Stock issuable upon conversion of the Convertible Debenture. For purposes of subsections (ii) and (iii) above, the number of shares of Common Stock issuable pursuant to options, warrants and rights of conversion that will be deemed to be outstanding will be determined using the "Treasury Stock Method" of accounting as defined in APB Opinion 15 based on an average of the closing prices, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding the Closing Date.

  As of March 19, 1996, the date of the Exchange Agreement, the number of Exchange Shares that would be issuable to Lockheed Martin was 40,733,319, compared to the total of 4,677,293 shares of Common Stock issued and outstanding, on a fully diluted basis, as of that date assuming a market price of $3.00 per share of Common Stock which was the last trade price of Summagraphics Common Stock on March 20, 1996, the date on which the execution of the Exchange Agreement was announced. In addition, pursuant to the terms of Amendment No. 1, Summagraphics is required to issue to Lockheed Martin additional shares of Common Stock if there has been any material adverse change in the financial position, results of operations, assets, liabilities or business of Summagraphics from November 30, 1995 to the Closing Date, which individually or in the aggregate has resulted, or is reasonably likely to result, in a reduction in Summagraphics' shareholders' equity by an amount in excess of $3,400,000 (a "Material Adverse Effect") and if Summagraphics does not have backlog for certain product lines of not less than $2,750,000. The number of shares to be issued will be equal to the amount of Material Adverse Effect that exceeds $3,400,000 plus the difference between the actual amount of backlog and $2,750,000, if such backlog is less than $2,750,000, divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 1 does not provide for a minimum or maximum number of shares of Common Stock to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Summagraphics estimates that no additional shares of Common Stock would have been issued to Lockheed Martin. Management of Summagraphics does not expect that a material amount of additional shares of Common Stock will be issued to Lockheed Martin if the Closing occurs on or prior to July 31, 1996. However, there can be no assurance given that the Material Adverse Effect and Backlog Variances will not increase significantly, and result in additional shares of Common Stock being issued to Lockheed Martin.

  Pursuant to the terms of Amendment No. 2, the number of Exchange Shares to be issued to Lockheed Martin will be reduced if there has been any material adverse change in the financial position, results of operations, assets, liabilities or business of CalComp from December 31, 1995 to the Closing Date, which individually or in the aggregate is reasonably likely to result in a reduction in CalComp's stockholder's equity by an amount in excess of $25,500,000 (a "CalComp Material Adverse Effect"). The reduction in the number of Exchange Shares will be equal to the amount of the CalComp Material Adverse Effect that exceeds $25,500,000 (the "CalComp Material Adverse Effect Variance"), divided by the average closing prices of the Common Stock for the five trading days prior to Closing. Amendment No. 2 does not provide for a minimum or maximum reduction in the number of Exchange Shares to be issued to Lockheed Martin; however, had the Closing occurred on May 31, 1996, management of Lockheed Martin and CalComp estimate that no reduction in the number of Exchange Shares would have occurred. Management of Lockheed Martin and CalComp also expect no material reduction in the number of Exchange Shares at Closing. However, there can be no assurance that the CalComp Material Adverse Effect Variance will not increase significantly, and result in a material reduction in the number of Exchange Shares that will be issued to Lockheed Martin.

  All currently issued and outstanding shares of Common Stock will remain outstanding and unchanged after the Exchange. It is anticipated that shares of Common Stock will continue to trade on the NASDAQ National Market System, but under the new symbol "CLCP." On May 16, 1996, Summagraphics received an inquiry from the NASDAQ Stock Market as to whether Summagraphics continued to meet the listing requirements for the National Market System. Pursuant to correspondence and subsequent telephone conversations, the NASDAQ Stock Market has agreed to delay their determination until consummation of the Exchange. One of the requirements for listing on the National Market System is that a total market capitalization of common stock held by non-affiliates exceeds a minimum threshold and that the price of the listed security exceeds a minimum threshold. Until such time as the Exchange is consummated, a determination as to whether the listing requirements will be satisfied cannot be made. Lockheed Martin has indicated that it intends to use reasonable efforts to cause the Common Stock to continue to be listed on the NASDAQ National Market System after the Exchange.

  Representations and Warranties. The following is a summary of the representations and warranties of the parties contained in the Exchange Agreement.

  In the Exchange Agreement, Summagraphics has made representations and warranties in favor of Lockheed Martin with respect to the following matters:
(1) organization and authority; (2) capitalization; (3) corporate power and authority to enter into the Exchange Agreement; (4) subsidiaries; (5) accuracy of financial statements; (6) absence of undisclosed liabilities; (7) absence of material adverse changes; (8) tax filings and other related tax matters;
(9) properties; (10) litigation matters; (11) contracts and commitments; (12) accuracy of SEC filings; (13) employee benefit plans; (14) environmental matters and compliance; (15) employees, directors and officers; (16) compliance with applicable laws; (17) insurance; (18) non-applicability of certain anti-takeover laws; (19) product and service warranties; (20) the Exchange Shares; (21) labor matters; (22) intellectual property rights; (23) receipt of the favorable opinion of the Financial Advisor; (24) accuracy of books and records; (25) accuracy of information supplied; (26) investment representations; (27) bank accounts and other arrangements with financial institutions; and (28) amount of backlog with respect to certain product lines as of the Closing.

  In the Exchange Agreement, CalComp has made representations and warranties in favor of Summagraphics with respect to the following matters: (1) organization, good standing and corporate power; (2) capitalization; (3) corporate power and authority to enter into the Exchange Agreement; (4) subsidiaries; (5) accuracy of financial statements; (6) absence of undisclosed liabilities; (7) no material adverse changes; (8) litigation matters; (9) environmental matters; (10) compliance with laws; (11) intellectual property rights; and (12) accuracy of information supplied.

  In the Exchange Agreement, Lockheed Martin has made representations and warranties in favor of Summagraphics with respect to the following matters:
(1) organization and good standing; (2) corporate power and authority to enter into the Exchange Agreement; (3) litigation matters; (4) ownership of CalComp capital stock; (5) investment representations; (6) certain tax matters; and
(7) accuracy of information supplied.

  All representations and warranties pursuant to the Exchange Agreement terminate on the Closing Date.

  Conduct of Summagraphics' Business Prior to Exchange. Summagraphics has agreed that, prior to the Exchange, it will conduct its operations only in the ordinary course of business and will use its reasonable best efforts to maintain and preserve its business. Summagraphics further agreed that prior to Exchange, it will not, among other things: (1) change or amend governing instruments; (2) adjust, split, combine or reclassify Summagraphics Common Stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant (or revise the terms or conditions of any previous grant of) any stock options or stock appreciation rights or give any person any right or warrant to acquire any shares of its capital stock; (3) enter any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business; (4) increase in any manner the compensation or fringe benefits of any of its directors, officers, agents or employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such directors, officers, agents or employees or become a party to, amend or commit itself to any pension, retirement, profit sharing, welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or officer or other person other than payments consistent with past practices and current incentive compensation plans; (5) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; (6) merge or consolidate or agree to merge or consolidate with or into any other person; (7) materially change the extent or character of its business operations; (8) dissolve, liquidate (completely or partially), acquire any capital assets, or grant to any person a right or option to lease, acquire, or purchase, any material amount of the assets of Summagraphics (including any part thereof or any interest therein), except in the ordinary course of business and consistent with past practice or as expressly contemplated by the Exchange Agreement; (9) issue any shares of its capital stock or any securities convertible into or exercisable or exchangeable for capital stock;
(10) incur any additional indebtedness for borrowings or issue any debt securities or any securities convertible into debt securities or any options to purchase debt securities or other rights in respect thereto or assume, endorse, or guarantee, or become a surety, an accommodation party, or responsible in any other way for, an obligation or indebtedness of another person; (11) discontinue or materially diminish any insurance coverage applicable to its assets, properties, and business operations; (12) commit to a labor or employment contract of any kind whatsoever, or any compensation obligation to any employee that is executory or requires payment after the Closing Date; (13) mortgage, pledge or subject to any other lien any of its assets; (14) engage in any speculative currency transactions; (15) cancel or compromise any legal right or claim of or debts owed to Summagraphics; or (16) except to the extent that such provision may restrict production or sales prior to Closing, issue any purchase orders effective after April 30, 1996 for support of production of certain product lines and purchases for certain products.

  Certain Covenants of Summagraphics. Pursuant to the Exchange Agreement, Summagraphics has agreed that it will, among other things: (1) not solicit or initiate proposals from, provide information to or hold discussions with any party concerning a merger, consolidation, business combination, liquidation or any sale of assets or any capital stock or similar transaction subject to the fiduciary obligations of the Summagraphics' Board of Directors and the possibility of having to pay damages for breach of contract in the nature of a termination fee as contemplated by the Exchange Agreement; (2) not take any action that would prevent the Exchange from qualifying as a tax free exchange under Section 368(a)(1)(B) of the Code; (3) give Lockheed Martin and CalComp reasonable access to Summagraphics' business operations to verify the accuracy of the representations and warranties made by Summagraphics; (4) consult with Lockheed Martin and CalComp prior to making any press release regarding the Exchange and any matters contained in the Exchange Agreement; (5) promptly inform Lockheed Martin and CalComp of certain events related to the Exchange Agreement and the transactions contemplated thereby; (6) use its best efforts to take all necessary actions or cause to be done all things necessary to consummate the transactions contemplated by the Exchange Agreement as soon as practicable, including seeking or making all required filings, orders, consents or authorizations required under applicable law or consents from any governmental bodies or parties to any material contracts; (7) prepare and file this Proxy and Information Statement with the SEC; (8) cause a meeting of its stockholders to be duly called and held to vote on the Exchange and the various matters related thereto and use its best efforts to obtain stockholder approval of such; (9) enter into each of the Intercompany Agreements; (10) consult with Lockheed Martin and CalComp with respect to material business decisions affecting Summagraphics' business; (11) take all necessary action to list the Exchange Shares with the NASDAQ National Market System; (12) except to the extent that such requirement would restrict manufacturing or sales prior to Closing, give advance notice of facility closing under the WARN Act to all necessary recipients when directed by CalComp; (13) to the greatest extent possible, eliminate the use of temporary employees; (14) negotiate the cancellation of purchase orders for certain product lines; and (15) except to the extent that such requirement would restrict manufacturing or sales prior to Closing, to the greatest extent possible, eliminate all co-operative advertising expenses related to certain product lines.

  Certain Covenants of CalComp and Lockheed Martin. Pursuant to the Exchange Agreement, CalComp and Lockheed Martin have agreed that they will, among other things: (1) consult with Summagraphics prior to making any press release regarding the Exchange and any matters contained in the Exchange Agreement; (2) promptly inform Summagraphics of certain events related to the Exchange Agreement and the transactions contemplated thereby;
(3) use their best reasonable efforts to take all necessary actions or cause to be done all things necessary to consummate the transactions contemplated by the Exchange Agreement as soon as practicable, including seeking or making all required filings, orders, consents or authorizations required under applicable law or consents from any governmental bodies or parties to any material contracts; and (4) enter into each of the Intercompany Agreements.

  Conditions to the Obligations of Summagraphics. The obligation of Summagraphics to consummate the Exchange is subject to the following conditions, among others (unless waived where permissible): (1) the representations and warranties of Lockheed Martin and CalComp are true and correct in all material respects as of the Closing Date; (2) performance and compliance by Lockheed Martin and CalComp in all material respects with the undertakings and covenants required by the Exchange Agreement prior to the Closing Date; (3) approval of the Exchange by Summagraphics stockholders; (4) stockholder approval of the Restated Charter; (5) stockholder approval of the Stock Option Plan; (6) no action or proceeding against the consummation of the transactions contemplated by the Exchange Agreement shall have been instituted or threatened or any investigations or inquiries undertaken that in the reasonable judgment of Summagraphics could result in substantial damages or as a result of which Summagraphics could be deprived of any of the material benefits of the transaction contemplated by the Exchange Agreement; (7) the receipt of the required legal opinion; (8) the receipt of the Needham Opinion; and (9) the receipt of a secretary's certificate from CalComp in a form reasonably satisfactory to Summagraphics.

  Conditions to the Obligations of CalComp and Lockheed Martin. The obligation of Lockheed Martin and CalComp to consummate the Exchange is subject to the following conditions, among other things (unless waived where permissible):
(1) the representations and warranties of Summagraphics are true and correct in all material respects as of the Closing Date; (2) Summagraphics has complied in all material respects with the undertakings and covenants required by the Exchange Agreement prior to the Closing Date; (3) no action or proceeding against the consummation of the transactions contemplated by the Exchange Agreement shall have been instituted or threatened or any investigations or inquiries undertaken that in the reasonable judgment of Lockheed Martin could result in substantial damages or as a result of which Lockheed Martin could be deprived of any of the material benefits of the transactions contemplated by the Exchange Agreement; (4) the receipt of the required legal opinion; (5) Summagraphics shall have executed and delivered to Lockheed Martin each of the Intercompany Agreements; (6) the Exchange, the Restated Charter and the CalComp Technology, Inc. 1996 Stock Option Plan shall have been approved by the stockholders of Summagraphics and the Restated Charter shall have been duly filed and accepted of record by the Secretary of State of the State of Delaware; (7) the Exchange Shares shall have been listed on the NASDAQ National Market System; (8) receipt of a secretary's certificate from Summagraphics in a form reasonably satisfactory to Lockheed Martin; (9) all applicable securities, antitrust and other laws shall have been complied with in connection with the transactions contemplated by the Exchange Agreement; and (10) obtaining all consents and approvals necessary to consummate the Exchange.

  Ability to Satisfy Conditions. While the respective managements of Summagraphics, CalComp and Lockheed Martin do not at present believe that any of the stated conditions will not be satisfied or that the Exchange will not be consummated, no assurance can be given that events will not occur, many of which are outside the control of the parties, that would give any of the parties the right to decline to close or to terminate the Exchange Agreement. See "Risk Factors--Conditions to Closing; Risk of Insolvency if Exchange Not Consummated," "Summary--Market Price Data" and "Market Price of Summagraphics Common Stock."

  The business uncertainties attendant to the announcement of the Exchange have adversely affected Summagraphics' relationships with certain employees, vendors and distributors. Lockheed Martin has agreed to use its reasonable efforts to work with Summagraphics to remedy these problems, but Lockheed Martin has expressly retained its right to terminate the Exchange Agreement if, despite such efforts, a Material Adverse Effect results.

  Expenses. Except as discussed under "Termination Fee" below, whether or not the Exchange is consummated, all costs and expenses incurred in connection with the Exchange Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs. CalComp has agreed to pay the Hart-Scott- Rodino filing fee and the filing fee required by the Securities and Exchange Commission in connection with the filing of this Proxy and Information Statement.

  Amendments; Waiver; Termination. The Exchange Agreement may be amended by the parties at any time before or after approval by the stockholders of Summagraphics, provided that no amendment may be made after stockholder approval that adversely effects the rights of Summagraphics stockholders without further approval of the affected stockholders.

  The Exchange Agreement also provides that each of Summagraphics, Lockheed Martin and CalComp may (i) waive any inaccuracies in the representations and warranties contained therein or any document delivered pursuant to such Exchange Agreement and (ii) waive compliance with any of the agreements or conditions contained in the Exchange Agreement. Upon consummating the Exchange, all conditions will be deemed to have been fulfilled or duly waived and any rights to assert subsequently that any such conditions were not fulfilled will be deemed waived. Except for such deemed waivers, all waivers must be in writing.

  The Exchange Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date: (1) by mutual consent of Summagraphics and Lockheed Martin; (2) by Summagraphics or Lockheed Martin in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Exchange Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; (3) by either party hereto if the FTC or the Antitrust Division, as the case may be, denied approval of the Exchange under the HSR Act and the time period for all appeals or requests for reconsideration has run; (4) by either Summagraphics or Lockheed Martin in the event the Closing has not occurred by July 31, 1996;
(5) in the event that any of the conditions precedent to the obligations of such party to consummate the Exchange cannot be satisfied or fulfilled; (6) by Summagraphics if the holders of more than fifty percent of the outstanding shares of Summagraphics Common Stock fail to vote for the Exchange; (7) by the Board of Directors of Summagraphics if Summagraphics receives an Acquisition Proposal (as defined below) which the Board of Directors of Summagraphics determines in good faith that it must consider, and which Acquisition Proposal a majority of the full Board of Directors of Summagraphics further determines to approve and to recommend to the stockholders of Summagraphics for approval.

  Termination Fee. In the event that any of the parties terminates the Exchange Agreement in breach thereof, the terminating party will pay the reasonable fees and expenses of third-party consultants, accountants and attorneys that are actually incurred (including any fees and expenses relating to fairness opinions) of the non-terminating party in connection with the Exchange. In addition, in the event that the Exchange is not consummated because of a breach of the Exchange Agreement by Summagraphics and within twelve months thereafter Summagraphics enters into an agreement with respect to an Acquisition Proposal or the consummation of the transactions contemplated by any Acquisition Proposal occurs or Summagraphics solicits or initiates proposals from, provides information to or holds discussions with any person with respect to any Acquisition Proposal, which would be in breach of the Exchange Agreement, then Summagraphics (or successor corporation, including the acquiror of any substantial portion of the assets of Summagraphics or any of its subsidiaries) will pay $1,250,000 to Lockheed Martin.

  As used in this section, an Acquisition Proposal means any third party proposal concerning any merger, share exchange, consolidation, sale of any substantial portion of the assets of Summagraphics, tender offer, sale of control or similar transaction involving Summagraphics, other than a third party proposal to acquire Summagraphics' CAD Warehouse business or SummaJet or SummaChrome product lines or to secure license rights to such products.

DIRECTORS AND OFFICERS LIABILITY INSURANCE

  In the Exchange Agreement, Lockheed Martin agreed to use reasonable efforts to cause to be maintained in effect, for a period of six years following Closing, the current policies of directors and officers liability insurance maintained by Summagraphics (provided that Lockheed Martin may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events that occurred prior to the Closing, provided, that Lockheed Martin will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date of the Exchange Agreement.

MANAGEMENT OF NEW CALCOMP AFTER THE EXCHANGE

  As contemplated by the Exchange Agreement, certain of the current officers and each of the current directors of Summagraphics will resign their positions on the Closing Date. After the Closing Date, the Board of Directors of New CalComp will be elected by Lockheed Martin by written consent and will consist of Messrs. Peter B. Teets, Gary R. Long, Gary P. Mann, Terry F. Powell, and Gerald W. Schaefer, (the "Lockheed Martin Designees"). In addition, Lockheed Martin will elect by written consent Messrs. Neil A. Knox and Kenneth R. Ratcliffe to serve as directors independent of Lockheed Martin and New CalComp (the "Independent Directors"), as contemplated by the Corporate Agreement. For a description of the background and experience of the Lockheed Martin Designees and the Independent Directors see "Management of New CalComp After the Exchange." After Closing, the executive officers of New CalComp will be appointed by the Board of New CalComp. See "Risk Factors--Relationship with Lockheed Martin."

ACCOUNTING TREATMENT

  Lockheed Martin will own a majority of the outstanding Summagraphics Common Stock upon consummation of the Exchange. The Exchange will be accounted for under the purchase method of accounting with CalComp as the acquiror (such a transaction is commonly referred to as a reverse acquisition) in accordance with generally accepted accounting principles and applicable accounting rules of the Securities and Exchange Commission. Accordingly, the purchase price will be allocated to the tangible and intangible assets of Summagraphics purchased, as well as liabilities assumed, based on their respective fair values. For accounting purposes, the purchase price of Summagraphics will be determined based on the market price of Summagraphics Common Stock at Closing. See "Unaudited Pro Forma Condensed Financial Information."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The discussion of certain federal income tax consequences of the Exchange set forth below is included for general information purposes only. This discussion is based on currently existing provisions of the Code, existing Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change could alter the tax consequences to Summagraphics stockholders, Summagraphics, Lockheed Martin or CalComp. Holders of Summagraphics Common Stock should consult their tax advisors regarding the particular tax consequences of the Exchange to them, including any income tax return reporting obligations and the applicability and effect of foreign, state, local and other laws.

  Summagraphics believes that the following are the material federal income tax consequences of the Exchange, based on oral advice of its tax professionals. No formal written tax opinion has been requested from Summagraphics' tax professionals.

  Because the Summagraphics' stockholders are not exchanging their Summagraphics Common Stock and are not directly receiving anything with respect to such stock, the Exchange will not have any federal income tax effect on the Summagraphics stockholders. Each Summagraphics stockholder will hold the same Summagraphics Common Stock immediately after the Exchange as was held immediately before the Exchange, and the tax basis of the Summagraphics Common Stock so held will remain the same.

  The Exchange is intended to qualify as a "tax-free" reorganization under
Section 368(a) of the Code for Federal income tax purposes. Accordingly, no gain or loss will be recognized for Federal income tax purposes (i) by Summagraphics with respect to the parties to the Exchange, (ii) by Lockheed Martin, or (iii) by CalComp, as a result of the Exchange.

  Specifically, for Federal income tax purposes, Summagraphics will recognize no gain or loss on the issuance of Common Stock to Lockheed Martin or upon receipt of the CalComp common stock in the Exchange, and CalComp will recognize no gain or loss for Federal income tax purposes upon Lockheed Martin's transfer of CalComp stock to Summagraphics in the Exchange.

  Neither Lockheed Martin, CalComp nor Summagraphics intends to seek a ruling from the Internal Revenue Service (the "IRS") with respect to the tax consequences of the Exchange. In addition, it is not a condition to the consummation of the Exchange that either Summagraphics, Lockheed Martin or CalComp obtain an opinion of counsel that the Exchange will constitute a "tax-free" reorganization.

  SUMMAGRAPHICS STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE.

REGULATORY FILINGS AND APPROVALS

  Under the Exchange Agreement, the obligations of Summagraphics, Lockheed Martin and CalComp are conditioned upon the receipt of all necessary and required approvals of applicable regulatory authorities. There can be no assurance that any applicable regulatory authority will approve or take other required action with respect to the Exchange or as to the date of such regulatory approval or other action. Summagraphics, Lockheed Martin and CalComp are not aware of any regulatory filings, consents or approvals that are required in order to consummate the Exchange except those that have already been made or granted or as described below. Should any other approval be required, Summagraphics, Lockheed Martin and CalComp have agreed to use their best reasonable efforts to obtain it. There can be no assurance as to whether or when any such other approval, if required, could be obtained.

  The parties' obligations to close the Exchange are subject to the condition that the waiting period applicable under the HSR Act and applicable foreign antitrust regulations have expired and that no action has been instituted by the FTC or the Antitrust Division challenging or seeking to enjoin the consummation of the transactions contemplated by the Exchange Agreement. Summagraphics and Lockheed Martin have submitted their respective applications under the HSR Act to the FTC and the Antitrust Division, and the applicable waiting period expired under the HSR Act on April 12, 1996. Clearance from applicable foreign anti-trust regulatory authorities that require pre-merger notification with respect to the Exchange also has been received.

  Summagraphics has agreed to use its best efforts to file a listing application with the NASDAQ National Market System covering the Exchange Shares. Summagraphics has filed the listing application with the NASDAQ National Market System.

  Lastly, the Restated Charter must be filed with the Secretary of State of the State of Delaware in order to consummate the Exchange.

INTERCOMPANY AGREEMENTS

  In connection with the execution of the Exchange Agreement, Summagraphics issued to Lockheed Martin the Convertible Debenture, which is secured by certain assets of Summagraphics, to provide Summagraphics with financing of up to $2.5 million to fund Summagraphics' operations prior to and pending the Closing of the Exchange. This Convertible Debenture bears interest at 9 1/4% per annum and is convertible into shares of Summagraphics Common Stock at a conversion price of $2.00 per share, unless the Exchange Agreement is terminated as a result of a material breach by Lockheed Martin, in which case the conversion rate is increased to $3.00 per share of Common Stock.

  In connection with the Exchange, Summagraphics and Lockheed Martin have agreed to enter into each of the following Intercompany Agreements, which will govern certain aspects of New CalComp's relationship with Lockheed Martin effective upon the Closing: (i) a Registration Rights Agreement pursuant to which the Exchange Shares to be issued to Lockheed Martin in connection with the Exchange will have certain "demand" and "piggyback" registration rights;
(ii) an Intercompany Services Agreement pursuant to which Lockheed Martin will provide certain services to New CalComp following the Closing which Lockheed Martin had previously provided to CalComp; (iii) a Cash Management Agreement pursuant to which Lockheed Martin will manage the cash receipts and disbursements, on a daily basis, of New CalComp and provide up to $2 million of credit; (iv) a Tax Sharing Agreement pursuant to which Lockheed Martin and New CalComp will allocate their respective tax liabilities and tax attributes, and establish procedures to be followed for tax years for which New CalComp and its subsidiaries will be included in consolidated Federal income tax returns of Lockheed Martin's consolidated group; (v) a Revolving Credit Agreement pursuant to which Lockheed Martin will provide borrowings in an aggregate principal amount of approximately $28 million to New CalComp after the Closing for payment of certain outstanding indebtedness, including, but not limited to, amounts outstanding under the Convertible Debenture, at Closing and general working capital purposes; and (vi) a Corporate Agreement pursuant to which Lockheed Martin and New CalComp will agree, among other things, that for so long as Lockheed Martin owns at least 50% of the common stock of New CalComp, at least two thirds of the members of the Board of Directors will consist of Lockheed Martin designees and at least two directors will be "independent" of both Lockheed Martin and New CalComp, and that New CalComp will not take any actions which would violate, or cause an event of default by Lockheed Martin under, provisions of applicable law or regulation, any credit agreement or other material agreement of Lockheed Martin, or any judgment, order or decree of a governmental body or court applicable to Lockheed Martin.

  See "Relationship with Lockheed Martin" for further description of each of the Intercompany Agreements. In addition, the Restated Charter will contain certain provisions relating to the allocation of business opportunities that may be suitable for either Lockheed Martin or New CalComp. See "The Restated Charter."

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

  The Board of Directors of Summagraphics, with the consent of Lockheed Martin, has approved certain modifications to existing employment arrangements and benefit plans of Summagraphics and has adopted a retention plan, which are intended to provide certain management and employees with financial incentives to continue their employment with Summagraphics at least through the Closing of the Exchange, and to treat fairly employees of Summagraphics whose employment may be terminated after the Closing of the Exchange. Messrs. Michael S. Bennett, David G. Osowski, Robert B. Sims, Dennis Jolly and Darius
C. Power are parties to agreements with Summagraphics that include change of control provisions that will be triggered by the Exchange. In addition, Summagraphics has entered into severance agreements with certain management personnel that provide for specified payments to them if their employment is terminated after the Exchange. These arrangements generally require that the affected employee continue employment until terminated by New CalComp to receive payment.

  A retention plan (the "Retention Plan") has been adopted that will result in up to specified maximum payment amounts to specified members of management if certain specified objectives are met, as determined by the Board of New CalComp in its sole discretion. Among the objectives are: (i) that the affected employees assist in providing a smooth transition, including being reasonably available to consult at the request of New CalComp after the Exchange is closed; (ii) that May 31, 1996 backlog in certain product lines be at least $3.0 million; and (iii) that the aggregate Material Adverse Effect under the Exchange Agreement, including aggregate operating losses but excluding foreign currency translation adjustments, be less than $2.0 million.

  The existing Summagraphics Stock Option Plans and the outstanding option agreements thereunder have been modified to allow employees whose employment terminates after the Exchange to exercise their vested options at any time prior to November 15, 1996, rather than sixty days after a termination of employment as would otherwise be the case. This will allow any covered employees who may be terminated after the Exchange to vest as to one-third of the options granted on September 28, 1995, which otherwise might have lapsed. See "Summagraphics Executive Compensation and Other Information" for a description of the affected plans. In addition, the option agreements held by members of senior management provide that upon a change of control, the exercise period after any termination of employment is extended from sixty days to two years, and that all unvested options will automatically vest.

  Certain management employees are entitled under these agreements and plans to receive benefits beyond regular severance payments upon any termination of employment after the Closing of the Exchange. Messrs. Michael S. Bennett, David G. Osowski, Robert B. Sims, Dennis Jolly and Darius C. Power will, if their employment is terminated after the Closing of the Exchange, be entitled to receive payments of up to $859,624, $391,481, $260,672, $225,920 and
$181,301, respectively. Similarly, Messrs. Bennett, Osowski, Sims, Jolly and Power are parties to option agreements pursuant to which previously unvested options will vest as to 108,334, 15,001, 15,001, 15,000 and 20,000 shares, respectively, upon the Closing.

  These arrangements may create a conflict of interest between the affected employees and Summagraphics. The Board of Directors of Summagraphics was aware of these arrangements when the Exchange Agreement and related transactions were approved and does not believe they will have an adverse effect upon Summagraphics, and in fact, that such arrangements are necessary to provide reasonable assurance that the business of Summagraphics will continue to operate in the ordinary course so that the Exchange may be consummated.

                                 PROPOSAL II:

                             THE RESTATED CHARTER

PROPOSAL

  The following is a summary of the proposed Fourth Amended and Restated Certificate of Incorporation of Summagraphics (the "Restated Charter"). This description does not purport to be complete and is qualified in its entirety by reference to the text of the Restated Charter, a copy of which is attached to this Proxy and Information Statement as Appendix C and is incorporated herein by reference.

  Pursuant to the Restated Charter, Summagraphics' name would be changed to "CalComp Technology, Inc." and the number of shares of authorized Common Stock would be increased to 60,000,000. The number of shares of authorized preferred stock would remain at 5,000,000.

  The Restated Charter provides that except as Lockheed Martin may otherwise agree in writing, Lockheed Martin shall have no duty to refrain from (i) engaging in the same or similar business activities or lines of business as New CalComp or (ii) doing business with any client or customer of New CalComp. Accordingly, neither Lockheed Martin nor any officer, director or employee of Lockheed Martin will be liable to New CalComp or to its stockholders for breach of any fiduciary duty by reason of any such activities. Lockheed Martin is not under any duty to present any corporate opportunity to New CalComp that may be a corporate opportunity for both Lockheed Martin and New CalComp, and Lockheed Martin will not be liable to New CalComp or its stockholders for breach of any fiduciary duty as a stockholder of New CalComp by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity (other than from New CalComp) for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to New CalComp.

  The Restated Charter provides that where corporate opportunities are offered to persons who are directors, officers or employees of both New CalComp and Lockheed Martin, such directors, officers or employees of New CalComp shall act in good faith in a manner consistent with the following policy:

    (i) a corporate opportunity offered to any person who is an officer or employee (whether or not a director) of New CalComp and who is also a director but not an officer or employee of Lockheed Martin shall belong to New CalComp, unless such opportunity is expressly offered to such person primarily in his capacity as a director of Lockheed Martin, in which case such opportunity shall belong to Lockheed Martin;

    (ii) a corporate opportunity offered to any person who is a director but not an officer or employee of New CalComp and who is also an officer or employee (whether or not a director) of Lockheed Martin shall belong to Lockheed Martin unless such opportunity is expressly offered to such person primarily in his capacity as a director of New CalComp, in which case such opportunity shall belong to New CalComp; and

    (iii) a corporate opportunity offered to any other person who is either an officer or employee of both New CalComp and Lockheed Martin or a director of both New CalComp and Lockheed Martin shall belong to Lockheed Martin or to New CalComp, as the case may be, if such opportunity is expressly offered to such person primarily in his capacity as an officer, employee or director of Lockheed Martin or of New CalComp, respectively; otherwise, such opportunity shall belong to either Lockheed Martin or New CalComp as a majority of the directors of New CalComp who are not officers or employees of either Lockheed Martin or New CalComp or directors of Lockheed Martin shall determine in their good faith judgment, taking into account all the facts and circumstances with respect to such opportunity.

  For the purposes of the Restated Charter, "corporate opportunities" do not include any business opportunities that New CalComp is not financially able to undertake, or that are not in the line of New CalComp's business or are of no practical advantage to it or are opportunities in which New CalComp has no interest or reasonable expectancy.

  The Restated Charter also provides that Lockheed Martin shall not be liable to New CalComp or its stockholders for breach of any fiduciary duty by reason of the fact that Lockheed Martin takes any action, exercises any rights, or gives or withholds any consent to any activity of New CalComp required to be obtained under the Intercompany Agreements, or under any other agreement between Lockheed Martin and New CalComp.

  The Restated Charter provides that New CalComp shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of New CalComp or is or was serving at the request of New CalComp as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. New CalComp shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of New CalComp. In addition, the Restated Charter limits the liability of directors for monetary damages in connection with a breach of fiduciary duty to the fullest extent permitted by the DGCL.

  Section 203 of the DGCL ("Section 203") prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless; (i) prior to such date, the Board of Directors of the Delaware corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder (as defined below) owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employees do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 defines a business combination to include: (i) any merger or consolidation involving the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
(iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may elect not to be subject to Section 203 by having its stockholders approve an amendment to its certificate of incorporation or bylaws to such effect. The Restated Charter provides that Section 203 will not apply to New CalComp. In addition, prior to the time Lockheed Martin became an interested stockholder, the Board of Directors of Summagraphics approved the Exchange and the transaction pursuant to which Lockheed Martin will become an interested stockholder, and, accordingly, Section 203 does not apply to any business combination involving Lockheed Martin and Summagraphics or New CalComp.

REASON FOR THE PROPOSAL

  Approval of the Restated Charter by the Board of Directors and stockholders of Summagraphics is a condition to the obligation of Lockheed Martin to consummate the Exchange. Based upon the Board's conclusion that the Exchange and the related transactions, including adoption of the Restated Charter, are in the best interests of Summagraphics and its stockholders, the Board of Directors has approved the provisions of the Restated Charter.

  The Board of Directors believes that it is in the best interests of Summagraphics and its stockholders to authorize additional shares of Common Stock in order to provide sufficient authorized shares to consummate the Exchange and provide New CalComp's Board of Directors with the flexibility in the future to authorize the issuance of shares for financing New CalComp's business, acquiring other businesses and forming strategic partnerships and alliances. Of the 20,000,000 currently authorized shares of Common Stock, 4,642,395 shares of Common Stock were outstanding as of the Record Date and of the 5,000,000 authorized shares of Preferred Stock, no shares were outstanding as of the Record Date. The Exchange Agreement requires the issuance of approximately 40.7 million shares of Common Stock. In addition, the increased number of authorized shares of Common Stock may also be used for stock dividends, stock splits, director and employee stock option plans and other employee benefit plans. See "The Stock Option Plan."

  The adoption of the Restated Charter will not result in the issuance of any shares of Common Stock other than in connection with the Exchange. Approval of the Restated Charter, however, will permit the Board of Directors to issue additional shares of Common Stock, without further approval of stockholders and upon such terms and at such times as it may determine unless stockholder approval is required by the Restated Charter or by applicable law or stock market or exchange requirements. Although New CalComp may from time to time review various transactions that could result in the issuance of Common Stock, the Board of Directors has no present plans to issue additional shares of Common Stock except for the shares of Common Stock as may be required in connection with the Exchange and the exercise of existing outstanding warrants and options. Holders of shares of Summagraphics Common Stock have no preemptive rights to subscribe for the Exchange Shares issued in connection with the Exchange or New CalComp's capital stock that may be issued in the future.

  The Board of Directors has determined that the provisions addressing potential conflicts of interest between New CalComp and Lockheed Martin and regulating and defining the conduct of transactions of New CalComp as they involve Lockheed Martin and its subsidiaries, directors and officers are in New CalComp's best interests in recognition of (i) the benefits to be derived by New CalComp through its continued contractual, corporate and business relations with Lockheed Martin (including the service of officers, directors and employees of Lockheed Martin as directors of New CalComp) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties inherent in the relationship between New CalComp and Lockheed Martin after the Exchange.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Restated Charter. If the Exchange is not consummated, the Restated Charter will not be adopted notwithstanding stockholder approval of such proposal. Approval of the Restated Charter by Summagraphics stockholders is a condition to the consummation of the Exchange. If the proposal is approved by the stockholders, the Restated Charter will become effective upon the filing of the Restated Charter with the Delaware Secretary of State in connection with the Closing of the Exchange.

  SUMMAGRAPHICS' BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE RESTATED CHARTER.

                                 PROPOSAL III:

                             THE STOCK OPTION PLAN

THE PROPOSAL

  The following is a summary of the proposed CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (with Stock Appreciation Rights) (the "Stock Option Plan"). This description does not purport to be complete and is qualified in its entirety by reference to the text of the Stock Option Plan, a copy of which is attached to this Proxy and Information Statement as Appendix D and is incorporated herein by reference.

  General. The Stock Option Plan provides for grants of stock options ("Options") and stock appreciation rights ("Rights") to key salaried employees of New CalComp. The Stock Option Plan will be administered by a committee (the "Stock Option Committee") designated by the Board of Directors. The composition of the Stock Option Committee is intended to comply with the disinterested administration provisions of Rule 16b-3 under the Exchange Act, as well as the requirements of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.

  Amendments to the Stock Option Plan. The Board may amend or discontinue the Stock Option Plan at any time subject to certain restrictions set forth in the Stock Option Plan. However, in light of applicable securities and tax laws, Summagraphics anticipates that any amendment that would materially increase the benefits under the Stock Option Plan, materially increase the number of securities that may be issued under the Stock Option Plan or materially modify the eligibility requirements will be submitted to the stockholders for their approval. No amendment or discontinuance may adversely affect any previously granted Option or Right without the consent of the recipient thereof.

  Shares Issuable through the Stock Option Plan. A total of 2,000,000 Options and 2,000,000 Rights are authorized to be issued under the Stock Option Plan. No more than ten percent of the Options and Rights available under the Stock Option Plan may be granted to a single participant. Proportionate adjustments will be made to the number of shares of Common Stock subject to the Stock Option Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. Shares of Common Stock subject to Options or Rights that are canceled, terminated or forfeited will again be available for issuance under the Stock Option Plan.

  Administration of the Stock Option Plan. The Stock Option Committee will administer the Stock Option Plan and has authority to select the participants that will be granted Options and Rights, to determine, subject to the authority of the Board of Directors to terminate the plan or accelerate vesting of Options and Rights, the nature, extent, timing, exercise price and duration of Options and Rights, to prescribe all other terms and conditions consistent with the Stock Option Plan, to interpret the Stock Option Plan, to establish any rules or regulations relating to the Stock Option Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Stock Option Plan.

  Stock Options. The Stock Option Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Stock Option Committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of an Option will also be determined by the Stock Option Committee, provided that the term of an Option may not exceed 10 years. No Option may be exercised within one year following the date of grant, subject to acceleration upon a change in control or amendment by the Board of Directors. The Stock Option Plan provides that each grant of Options is to be divided into three approximately equal installments which will vest on the first, second and third anniversaries of the date of grant.

  The option exercise price may be paid in cash, or, if authorized by the Stock Option Committee, in shares of Common Stock, in a combination of cash and shares of Common Stock, through a reduction in the number of shares of Common Stock subject to Options or in the amount payable pursuant to a Right, or by delivery of a promissory note.

  Stock Appreciation Rights. The terms and conditions of the Stock Option Plan governing the issuance of Rights are generally the same as apply to issuances of Options, except that a Right represents the right to receive upon exercise a cash payment equal to the excess of the fair market value of a share of New CalComp Common Stock on the date of exercise over the fair market value of a share of New CalComp Common Stock set on the date of the grant. The term of Rights will be set by the Stock Option Committee, but may not exceed ten years.

  Termination of Employment. If a participant dies or becomes disabled, all unvested Options and Rights will be automatically vested, and may be exercised at any time within three years (or their remaining term if less). If a participant's employment is terminated due to a layoff, or early or normal retirement, all unvested Options and Rights outstanding 18 months or more will vest as though the participant had remained in the employ of New CalComp (and, along with other vested options and rights, may be exercised during the remaining term), and all other unvested Options and Rights will be forfeited. In all other cases of a participant's resignation or termination of employment by New CalComp, all non-vested Options and Rights are forfeited (and any vested Options and Rights must be exercised within six months).

  Change of Control. In the event of a "Change of Control," the vesting date of all outstanding Options and Rights will be accelerated. For purposes of the Stock Option Plan, a "Change of Control" means one of the following events:

  (i) a tender offer or exchange offer is consummated for the ownership of securities of New CalComp representing 25% or more of the combined voting power of New CalComp's then outstanding voting securities entitled to vote in the election of directors;

  (ii) New CalComp is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not subsidiaries and, as a result, less than 75% of the outstanding voting securities of the surviving or resulting corporation are thereafter owned in the aggregate by the stockholders of New CalComp (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event);

  (iii) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of New CalComp representing 25% or more of the combined voting power of New CalComp's then outstanding securities entitled to vote in the election of directors;

  (iv) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" cease to constitute at least a majority of the authorized number of members of the Board. "Incumbent Directors" means the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated); or

  (v) The stockholders approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the business and/or assets of New CalComp as an entirety to an entity that is not a subsidiary of New CalComp.

  Transferability. Options and Rights are not transferable except (a) by will, or (b) by the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

  The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local and foreign income tax consequences applicable to transactions involving Options or Rights. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an Incentive and does not address special rules that may be applicable to directors and officers.

  Stock Options. Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will New CalComp normally receive any deduction for federal income tax purposes, in the year such Option is granted.

  When a non-qualified stock option granted pursuant to the Stock Option Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the Common Stock as to which the option is exercised and the aggregate fair market value of the Common Stock on the exercise date, and New CalComp will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income, subject to the limitations imposed by
Section 162(b) of the Code.

  An employee generally will not recognize any income upon the exercise of an incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is treated as short term or long term gain or loss depending on how long the shares are held. New CalComp will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the required holding periods.

  If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

  Rights. In general, stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options. Accordingly, a participant will not recognize income upon the grant of a Right. Upon exercise of the Right, the holder will recognize ordinary compensation income equal to the excess of the fair market value of New CalComp common stock on the date the Right is exercised over the exercise price for such Right. New CalComp will be entitled to a deduction at the time the holder recognizes income in an amount equal to the amount of income recognized by the holder.

  Excise Tax on Parachute Payments. If, upon a change in control of New CalComp, the exercisability or vesting of an Option granted under the Stock Option Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment, and New CalComp will be denied any deduction with respect to such Excess Parachute Payment.

NEW PLAN BENEFITS

  The Stock Option Plan will only be adopted if the Exchange is consummated. Any awards that will be made under the Stock Option Plan will be in the discretion of the Board of Directors (or committee appointed by the Board) of New CalComp. The Stock Option Committee of New CalComp has not been appointed and, accordingly, no compensation policy has been formulated. Further, it is not expected that such a policy will be adopted until the Exchange has occurred and the new Stock Option Committee is appointed. Until such time, it is not possible to determine the identity of all of the recipients of awards under the Stock Option Plan, or of the number of awards that will be made to any individual or group. Accordingly, none of the benefits or amounts that actually will be received under the Stock Option Plan are determinable at this time nor are the amounts that would have been received had the Stock Option Plan been in effect in the last fiscal year.

REASON FOR PROPOSAL

  Approval of the Stock Option Plan by the Board of Directors and stockholders of Summagraphics is a condition to the obligation of Lockheed Martin to consummate the Exchange. Based upon the Board's conclusion that the Exchange and the related transactions, including adoption of the Stock Option Plan, are in the best interests of Summagraphics and its stockholders, the Board of Directors has approved the provisions of the Stock Option Plan.

  The purpose of the Stock Option Plan is to increase stockholder value and to advance the interests of Summagraphics and New CalComp by furnishing equity incentives designed to attract, retain and motivate key employees and to strengthen the mutuality of interest between such employees and New CalComp stockholders. It is expected that the existing stock option plans of Summagraphics will be terminated and no further options issued thereunder after consummation of the Exchange.

VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL

  The affirmative vote of the holders of a majority of the total votes cast with respect to the Stock Option Plan Proposal is required to approve the Stock Option Plan Proposal. If the Exchange is not consummated, the Stock Option Plan will not be adopted, notwithstanding Summagraphics' stockholder approval of such proposal. Approval of the Stock Option Plan by Summagraphics' stockholders is a condition to the Exchange.

  SUMMAGRAPHICS' BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE STOCK OPTION PLAN.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma condensed financial information gives effect to the Exchange. The unaudited pro forma condensed financial information has been prepared utilizing the historical financial statements of Summagraphics as of and for the twelve months ended November 30, 1995 and the three months ended February 29, 1996, and the historical financial statements of CalComp as of March 31, 1996 and for the year ended December 31, 1995 and the three months ended March 31, 1996. Adjustments have been made to reflect the financial impact of purchase accounting and other items which would have been effected had the acquisitions taken place on December 26, 1994 and January 1, 1996 with respect to the operating data for the year and three months ended December 31, 1995 and March 31, 1996, respectively and March 31, 1996 with respect to the balance sheet data. The pro forma adjustments are described in the accompanying notes and are based upon preliminary estimates and certain assumptions by management of CalComp that are believed to be reasonable in the circumstances.

  The unaudited pro forma condensed financial information is for comparative purposes only and does not purport to be indicative of the results which would actually have been obtained had the acquisitions been effected on the pro forma dates, or of the results which may be obtained in the future.

  Because the Exchange is a reverse acquisition for accounting and financial reporting purposes, CalComp is considered to be the acquiror and the net assets of Summagraphics are revalued to their estimated fair market values under Accounting Principles Board Opinion No. 16 ("Business Combinations").

  The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements of Summagraphics and CalComp and the notes thereto appearing elsewhere in this Proxy and Information Statement.

                          NEW CALCOMP AND SUBSIDIARIES

                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                               HISTORICAL        PRO FORMA ADJUSTMENTS           PRO FORMA
                         ----------------------- ---------------------------     ---------
                         CALCOMP   SUMMAGRAPHICS   DEBIT           CREDIT
                         --------  ------------- ----------      -----------
                                             (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash
   equivalents.......... $ 14,161     $   916    $    2,666 E, F                 $  17,743
  Accounts receivable...   55,040      15,672                    $      530 E       70,182
  Inventories...........   46,576      11,460                         8,463 D, E    49,573
  Other current assets..    4,081       1,049                            22 E        5,108
                         --------     -------                                    ---------
    Total current
     assets.............  119,858      29,097                                      142,606
                         --------     -------                                    ---------
Property and equipment,
 net....................   51,724       4,252                         2,084 D, E    53,892
Goodwill................   49,587       7,982        39,768 D         7,982 D       89,355
Investment in CAD
 Warehouse..............        0           0           699 E                          699
Other assets............   14,023         561                                       14,584
                         --------     -------                                    ---------
    Total assets........ $235,192     $41,892                                    $ 301,136
                         ========     =======                                    =========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...... $ 16,204     $ 9,637          843 E                     $  24,998
  Accounts payable to
   CAD Warehouse........        0           0        1,265 E          1,921 E          656
  Revolving line of
   credit payable to
   affiliate............        0           0                        14,548 F       14,548
  Notes payable to
   banks................        0       9,957         9,957 F                            0
  Current portion of
   long-term debt.......        0         768           768 F                            0
  Other current
   liabilities..........   41,466       7,340            47 E        16,000 D       64,759
                         --------     -------                                    ---------
    Total current
     liabilities........   57,670      27,702                                      104,961
                         --------     -------                                    ---------
Other liabilities.......    8,649       3,159                                       11,808
Long-term debt..........        0       1,323         1,323 F                            0
                         --------     -------                                    ---------
    Total liabilities...   66,319      32,184                                      116,769
                         --------     -------                                    ---------
Stockholders' accounts:
  Common stock..........  265,650          47       265,243 A                          454
  Additional paid in
   capital..............        0      39,155        29,484 C       271,029 A, D   280,700
  Accumulated deficit...  (80,900)    (29,863)       24,270 B        29,863 C     (105,170)
  Cumulative translation
   adjustment...........    8,393         844           844 C                        8,393
  Treasury stock........        0        (465)                          465 C            0
  Stockholder note
   receivable...........        0         (10)                                         (10)
  Net receivable from
   parent...............  (24,270)          0                        24,270 B            0
                         --------     -------                                    ---------
    Total stockholders'
     equity.............  168,873       9,708                                      184,367
                         --------     -------                                    ---------
    Total liabilities
     and stockholders'
     equity............. $235,192     $41,892                                    $ 301,136
                         ========     =======                                    =========

     See accompanying notes to the unaudited pro forma condensed financial statements.

                          NEW CALCOMP AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                HISTORICAL          PRO FORMA ADJUSTMENTS               PRO FORMA
                         -------------------------- ---------------------------        -----------
                           CALCOMP    SUMMAGRAPHICS   DEBIT           CREDIT
                         -----------  ------------- ----------      -----------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue............. $   281,655   $   73,454   $   14,553 E                       $   340,556
Cost applicable to
 revenue................     202,668       58,384                   $   12,997 E           248,055
Selling, product
 development, and
 general and
 administrative
 expenses...............      88,075       26,201        3,842 G, J      6,684 E, H, I     111,434
                         -----------   ----------                                      -----------
Operating loss..........      (9,088)     (11,131)                                         (18,933)
Other income and
 expense:
  Interest income.......         268           13                                              281
  Interest expense......           0       (1,014)                                          (1,014)
  Miscellaneous, net....       1,674       (2,357)                                            (683)
                         -----------   ----------                                      -----------
Loss before income
 taxes..................      (7,146)     (14,489)                                         (20,349)
Income tax provision....       3,572          187                                            3,759
                         -----------   ----------                                      -----------
Net loss................ $   (10,718)  $  (14,676)                                     $   (24,108)
                         ===========   ==========                                      ===========
Weighted average number
 of common shares
 outstanding............       1,000    4,589,000                                       45,250,000
Net loss per common
 share.................. $(10,718.00)  $    (3.20)                                     $     (0.53)
                         ===========   ==========                                      ===========


     See accompanying notes to the unaudited pro forma condensed financial statements.

                          NEW CALCOMP AND SUBSIDIARIES

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                              HISTORICAL        PRO FORMA ADJUSTMENTS          PRO FORMA
                         ---------------------- ------------------------      -----------
                         CALCOMP  SUMMAGRAPHICS   DEBIT        CREDIT
                         -------  ------------- ----------   -----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net revenue............. $55,852   $   14,106   $    3,537 E                  $    66,421
Cost applicable to
 revenue................  41,383       10,795                $    3,113 E          49,065
Selling, product
 development, and
 general and
 administrative
 expenses...............  23,323        4,694          564 G      1,658 E,H,I      26,923
                         -------   ----------   ----------   ----------       -----------
Operating loss..........  (8,854)      (1,383)                                     (9,567)
Other income and
 expense:
 Interest income........     548            6                                         554
 Interest expense.......       0         (328)                                       (328)
 Miscellaneous, net.....      92          111                                         203
                         -------   ----------                                 -----------
Loss before income
 taxes..................  (8,214)      (1,594)                                     (9,138)
Income tax provision....    (901)           0                                        (901)
                         -------   ----------                                 -----------
Net loss................ $(9,115)  $   (1,594)                                $   (10,039)
                         =======   ==========                                 ===========
Weighted average number
 of common shares
 outstanding............   1,000    4,618,000                                  45,280,000
Net loss per common
 share.................. $(9,115)  $    (0.35)                                $     (0.22)
                         =======   ==========                                 ===========


     See accompanying notes to the unaudited pro forma condensed financial statements.

                         NEW CALCOMP AND SUBSIDIARIES

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. HISTORICAL

  The historical balances represent the financial position and results of operations for each company and were derived from the respective financial statements. Because CalComp is considered the acquirer for accounting purposes, the statements reflect the adoption of CalComp's year end of December 31. The financial position and results of operations for CalComp are as of and for the periods indicated. The historical balances of Summagraphics are as of February 29, 1996 and for the year and quarter ended November 30, 1995 and February 29, 1996, respectively. Summagraphics' statement of operations for the year ended November 30, 1995 was derived by combining the results of the four quarters in the period then ended. In the opinion of Summagraphics' management, the Summagraphics' unaudited financial statements reflect all adjustments, consisting solely of normal recurring accruals, necessary to present fairly its financial position and results of operations. In the opinion of CalComp's management, the CalComp unaudited financial statements reflect all adjustments, consisting solely of normal recurring accruals, necessary to present fairly its financial position and results of operations.

2. EXCHANGE OF STOCK OF CALCOMP FOR STOCK OF SUMMAGRAPHICS

  The Exchange of CalComp's shares for shares of Summagraphics will result in Lockheed Martin having a majority ownership of New CalComp. The Exchange will be accounted for under the purchase method of accounting, with CalComp treated as the acquirer (reverse acquisition). The purchase price of Summagraphics will be determined as of the date of the announcement of the letter of intent. The estimated total purchase price is $15,494,000, which consists of the following: (i) the $15,194,000 market value of the outstanding shares of Summagraphics Common Stock plus assumed issuances of shares for options and warrants calculated using the treasury stock method (4,675,000 fully diluted shares multiplied by $3.25 per share, the approximate average closing price of the Summagraphics Common Shares for a one week period surrounding the date of the announcement of the letter of intent) and (ii) estimated transaction costs of $300,000 incurred by CalComp (does not include approximately $1,200,000 of estimated transaction costs to be incurred by Summagraphics which will be reflected in operations in the period incurred). The estimated total purchase price has been allocated to the fair market value of the assets acquired and liabilities assumed, based on the operating plans of the combined entity. The pro forma adjustments do not consider deferred taxes in the balance sheet or the income tax effect of adjustments to the statement of operations because of the operating losses incurred by the combined entity on a pro forma basis.

  The number of shares to be issued and the number of Summagraphics shares assumed to be outstanding on a fully diluted basis are estimates based on a market price of $3.25 and an exchange ratio that will result in the ownership by Lockheed Martin of 89.7% of the outstanding shares on a fully diluted basis. The actual number of shares to be issued will be determined based on the number of common shares outstanding at the date of the Exchange, and the number of options and warrants outstanding at the date of the Exchange, taking into account their exercise price and the average closing price of the stock for five days preceding the Exchange.

  The following pro forma adjustments are reflected in the balance sheet as if the Exchange had occurred on March 31, 1996, and in the statement of operations for the year ended December 31, 1995 as if the Exchange had occurred on December 26, 1994, and in the statement of operations for the quarter ended March 31, 1996 as if the Exchange had occurred on January 1, 1996:

    (A) The reclassification of $265,243,000 from common stock to additional paid in capital reflects the recapitalization of CalComp based on the issuance by Summagraphics of approximately 40.7 million shares at a par value of $.01 per share.

    (B) The reclassification of the net receivable from parent to accumulated deficit reflects the deemed dividend of CalComp's net receivable to Lockheed Martin.

    (C) The $29,484,000 adjustment to additional paid in capital reflects the elimination of certain of Summagraphics equity accounts, including an accumulated deficit of $29,863,000, treasury stock of $465,000 and deferred gains on the liquidation of foreign operations, represented by a cumulative translation adjustment of $844,000. These entries reflect a new basis of accounting, due to the application of purchase accounting.

    (D) This entry reflects the preliminary estimate of the revaluation (aggregating $5,786,000) of Summagraphics' assets, net of liabilities and existing goodwill, to $15,494,000 (the market value of the Common Stock outstanding prior to the Exchange on a fully diluted basis) and $300,000 in costs incurred in connection with the transaction. Additionally, the entry records the preliminary estimate of certain costs associated with consolidating operations and exiting certain activities. All costs of consolidation and exit plans relate to the operations of Summagraphics. Both of these estimates are subject to change based on the final number of shares outstanding, calculated on a fully diluted basis, and CalComp's further assessment of exit costs. The revaluation reflects anticipated discontinuance of certain product lines and the attendant write-off of related inventories estimated at $8,000,000, and disposals of certain property, plant and equipment, estimated at $2,000,000. Additionally, $6,500,000 in severance, $4,700,000 in lease terminations and $3,300,000 in facility restorations and other personnel costs are included in amounts accrued. Calcomp's management expects that the enumerated actions will result in annual cost savings of approximately $15,000,000. There is no assurance that these savings will be realized. It is anticipated that such actions will be funded by operations and the credit facility available from Lockheed Martin. Amounts accrued also include transaction costs of $1,200,000 to be incurred by Summagraphics. The excess of the purchase price over the fair value of the assets and liabilities, representing goodwill, is recorded at $39,768,000.

    (E) Subsequent to the Exchange, New CalComp does not intend to operate the CAD Warehouse business of Summagraphics. Accordingly, the pro forma financial information includes an adjustment which assumes that the net assets of CAD Warehouse will be disposed of for approximately book value, with no gain or loss on disposal. The entry reclassifies the balances of CAD Warehouse's assets and liabilities to "Investment in CAD Warehouse." As a result of the deconsolidation of CAD Warehouse, a balance payable by Summagraphics to CAD Warehouse of $656,000 is recorded. The operations of CAD Warehouse, included in the Summagraphics historical data presented for the year ended December 31, 1995, consist of net revenue of $14,553,000, costs applicable to revenue of $12,997,000, and selling, general and administrative expenses of $1,637,000. The net effect of this adjustment to the pro forma statement of operations for the year ended December 31, 1995 is a reduction of $81,000 in the operating loss incurred. The operations of CAD Warehouse included in the historical data presented for the three months ended March 31, 1996, consist of net revenue of $3,537,000, costs applicable to revenue of $3,113,000, and selling, general and administrative expenses of $396,000. The net effect of this adjustment to the pro forma statement of operations for the quarter ended March 31, 1996 is an increase of $28,000 in the operating loss incurred.

    (F) In connection with the Exchange, Lockheed Martin has agreed to loan the combined company up to $28 million under a Revolving Credit Agreement. See "The Exchange Agreement--Intercompany Agreements." It is anticipated that currently outstanding debt will be repaid with funds available under the line of credit. The entry also reflects the proceeds of a loan of $2,500,000 made to Summagraphics by Lockheed Martin pursuant to the Convertible Debenture.

    (G) Goodwill from the transaction will be amortized over a fifteen year period, at an annual expense of $2,533,000 (quarterly expense of $663,000). This entry records amortization of the goodwill arising from the Exchange and removes annual amortization of goodwill of approximately $396,000 (quarterly amortization of $99,000) that is recorded in Summagraphics' historical statements of operations.

    (H) Entry (D), as described above, contemplates a $2,000,000 reduction in the carrying amount of certain property and equipment to record such assets at their fair value. This entry reflects a decrease in annual depreciation expense of $400,000 (quarterly expense of $100,000) as a result of the reduction, assuming an average asset life of five years.

    (I) Lockheed Martin has billed CalComp $4,647,000 and $1,162,000 for the year and quarter ended December 31, 1995 and March 31, 1996, respectively, for interest based on Lockheed Martin's cost of borrowed funds. Future interest charges will be based on average borrowings under the Revolving Credit Agreement. See "The Exchange Agreement--Intercompany Agreements" Therefore, an adjustment has been recorded to remove the allocated interest charges from Lockheed Martin.

    (J) Effective January 1, 1996, CalComp reduced the original life of goodwill from 40 years to 25 years on a prospective basis. The reduction conforms the remaining amortization period for CalComp's goodwill to the life assigned to the goodwill resulting from the Exchange (see entry G). CalComp's management considered the reduction appropriate in light of the current operating environment, and the similarities of the businesses of CalComp and Summagraphics. The effect of the change in amortization period, reflected in CalComp's historical results, is $426,000 for the quarter ended March 31, 1996. An adjustment of $1,705,000 is reflected in the pro forma results for the period ended December 31, 1995.

                                 SUMMAGRAPHICS

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  The selected statement of operations and balance sheet data for the five fiscal years ended May 31, 1991, 1992, 1993, 1994 and 1995 are derived from Summagraphics' audited consolidated financial statements. The selected statement of operations for the nine month periods ended February 28, 1995 and February 29, 1996 and balance sheet data as of February 29, 1996 set forth below are derived from the unaudited consolidated financial statements of Summagraphics and, in the opinion of management, reflect all adjustments necessary for a fair presentation of its results of operations and financial condition. All such adjustments are of a normal recurring nature. The results of operations for an interim period are not necessarily indicative of results that may be expected for a full year or any other interim period. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Summagraphics" and the Consolidated Financial Statements of Summagraphics and related notes thereto included elsewhere in this Proxy and Information Statement.

                                    YEAR ENDED MAY 31,                    NINE MONTHS ENDED
                         -------------------------------------------  -------------------------
                                                                      FEBRUARY 28, FEBRUARY 29,
                          1991    1992      1993     1994     1995        1995         1996
                         ------- -------  --------  ------- --------  ------------ ------------
                                                                             (UNAUDITED)
                                    (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA:
Net sales............... $80,794 $77,295  $ 81,404  $77,755 $ 78,494    $61,343      $48,138
Operating income
 (loss).................   7,644     810   (16,750)   2,664  (10,623)     1,297       (3,338)
Income (loss) before
 extraordinary gain and
 cumulative effect of
 change in accounting
 method.................   4,673  (1,231)  (16,835)   2,142  (11,599)       867       (3,984)
Extraordinary gain......     --      --        --       645      --         --           --
Cumulative effect of
 change in accounting
 for income taxes.......     --      --        411      --       --         --           --
Net income (loss)....... $ 4,673 $(1,231) $(16,424) $ 2,787 $(11,599)   $   867      $(3,984)
Net income (loss) per
 common share:
Income (loss) before
 extraordinary gain and
 cumulative effect of
 change in accounting
 method................. $  1.14 $ (0.30) $  (3.89) $  0.47 $  (2.56)   $  0.18      $ (0.87)
Extraordinary gain......     --      --        --      0.14      --         --           --
Cumulative effect of
 change in accounting
 for income taxes.......     --      --       0.09      --       --         --           --
Net income (loss) per
 common share........... $  1.14 $ (0.30) $  (3.80) $  0.61 $  (2.56)   $  0.18      $ (0.87)
Weighted average shares
 used in computing net
 income (loss) per
 common share...........   4,116   4,113     4,323    4,519    4,537      4,802        4,605

                                         MAY 31,
                         -----------------------------------------  FEBRUARY 29,
                          1991    1992    1993     1994     1995        1996
                         ------- ------- -------  -------  -------  ------------
                                                                    (UNAUDITED)
                                            (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital....... $16,421 $23,982 $11,329  $11,923  $ 5,613    $ 1,395
  Total assets..........  59,594  61,086  52,276   47,336   53,601     41,892
  Long-term debt........   5,370   5,261   3,627      947    1,579      1,323
  Retained earnings
   (accumulated
   deficit).............   2,443   1,213 (15,661) (13,830) (25,879)   (29,863)
  Stockholders' equity.. $39,519 $39,039 $22,314  $24,077  $14,404    $ 9,708

                                    CALCOMP

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  The selected historical financial data for CalComp as of December 1994 and 1995 and for each of the three years in the period ended December 31, 1995 has been derived from CalComp's consolidated financial statements, included elsewhere herein, which have been audited by Ernst & Young LLP, independent auditors. The selected historical financial data as of March 31, 1996, December 1991, 1992 and 1993 and for each of the quarters ended March 26, 1995 and March 31, 1996 and for each of the two years in the period ended
December 27, 1992 have been derived from CalComp's unaudited financial statements that, in management's opinion, include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. This information should be read in conjunction with CalComp's consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations of CalComp" included elsewhere herein. The financial information includes the effects of corporate interest charges from Lockheed Martin that will not be charged to New CalComp in the future, should the Exchange be consummated. See discussion of interest charges at "Pro Forma Condensed Statement of Operations." In 1992, CalComp adopted Statement of Financial Accounting Standard No. 106 "Employers' Accounting for Postretirement Benefits Other Then Pensions" and No. 109 "Accounting for Income Taxes."

                                                     YEAR ENDED                             THREE MONTHS ENDED
                          ---------------------------------------------------------------- ---------------------
                          DECEMBER 29, DECEMBER 27, DECEMBER 26, DECEMBER 25, DECEMBER 31, MARCH 26,  MARCH 31,
                              1991         1992         1993         1994         1995       1995       1996
                          ------------ ------------ ------------ ------------ ------------ --------- -----------
                                     (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)                  (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
 Net revenue............    $328,145     $335,467     $300,151     $294,548     $281,655    $71,576   $ 55,852
 Loss from operations...      (9,196)      (9,180)     (48,622)     (23,464)      (9,088)    (6,492)    (8,854)
 Net loss...............      (5,855)     (16,585)     (46,639)     (23,226)     (10,718)    (6,612)    (9,115)
 Shares used in
  computing per share
  amount................       1,000        1,000        1,000        1,000        1,000      1,000      1,000
 Net loss per share.....      (5,855)     (16,585)     (46,639)     (23,226)     (10,718)    (6,612)    (9,115)
                          DECEMBER 29, DECEMBER 27, DECEMBER 26, DECEMBER 25, DECEMBER 31,            MARCH 31,
                              1991         1992         1993         1994         1995                  1996
                          ------------ ------------ ------------ ------------ ------------           -----------
                                                   (IN THOUSANDS)                                    (UNAUDITED)
BALANCE SHEET DATA:
 Total assets...........    $293,297     $292,183     $257,746     $228,312     $231,564              $235,192
 Long-term liabilities..       7,880        5,409        4,967        8,548        8,720                 8,649

  The selected financial data for 1991 excludes the results of operations and the assets of a division that was transferred to Lockheed Martin at the beginning of 1992. The division had revenues, operating income, and assets as of and for the year ended in December 1991 of $95.0 million, $2.5 million, and $78.1 million, respectively.

  CalComp has a net receivable from Lockheed Martin of $24.3 million at March 31, 1996. This amount will be treated as a dividend to Lockheed Martin upon consummation of the Exchange.

  CalComp has paid no cash dividends to Lockheed Martin, its parent corporation, during the five-year period ended December 31, 1995.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF SUMMAGRAPHICS

  The following table sets forth, for the periods indicated, items in the consolidated statements of operations of Summagraphics as percentages of net sales. The table and the subsequent discussion should be read in conjunction with the consolidated financial statements and related notes thereto of Summagraphics included elsewhere in this Proxy and Information Statement.

PERCENTAGE OF NET SALES

                                YEAR ENDED MAY 31,            NINE MONTHS ENDED
                               ------------------------   -------------------------
                                                          FEBRUARY 28, FEBRUARY 29,
                                1993     1994     1995        1995         1996
                               ------   ------   ------   ------------ ------------
   Net Sales.................     100%     100%     100%      100%         100%
   Cost of Sales.............      64       65       74        66           75
     Gross Profit............      36       35       26        34           25
   Selling, general and
    administrative...........      37       24       28        24           25
   Research and development..      10        7        9         8            6
   Restructuring and other
    charges..................      10       --        3        --           --
     Operating income
      (loss).................     (21)       3      (14)        2           (7)
   Interest income (expense),
    net......................       *        *       (1)        *           (2)
   Miscellaneous, net........       *        *        *         *            *
   Income (loss) before
    income taxes,
    extraordinary gain and
    cumulative effect of
    change in accounting
    method...................     (21)       3      (15)        1           (8)
   Provision for income
    taxes....................      --       --        *        --           --
   Income (loss) before
    extraordinary gain and
    cumulative effect of
    change in accounting
    method...................     (21)       3      (15)        1           (8)
   Extraordinary gain........      --        1       --        --           --
   Cumulative effect of
    change in accounting for
    income taxes.............       1       --       --        --           --
     Net income (loss).......     (20)       4      (15)        1           (8)

  --------
  *  Not meaningful or less than 1%

COMPARISON OF THE NINE MONTHS ENDED FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

  For the nine months ended February 29, 1996, net sales decreased 22% to $48,138,000 from $61,343,000 in the prior year. Sales in Europe were up slightly over last year, while the sales decline occurred in the North America and Asia/Pacific sales regions. The increased sales in Europe represent an increase in cutter sales and the introduction of Summagraphics' SummaChrome Vinyl printer. Summagraphics has continued to experience lower than expected sales of pen plotters and has not been able to offset this sales decline with sales of its SummaJet Inkjet printer which was introduced later than scheduled and has hindered efforts to recover its delayed market opportunity. Sales were significantly lower in the third quarter due principally to the lack of product availability precipitated by Summagraphics' liquidity position.

  For the nine month period gross margin decreased to 25% compared to 34% in the prior year due to lower sales volume.

  For the nine month period ended February 29, 1996, selling, general and administrative expenses as a percentage of net sales (25%) increased one percent from last year ($14,868,000 and $12,198,000, respectively). This percentage increase was due to lower sales levels during the current fiscal year and was minimized by continued strong cost controls.

  For the nine months ended February 29, 1996, research and development expenditures as a percentage of net sales decreased from 8% to 6% in the nine months ended February 28, 1996 ($4,904,000 and $2,992,000, respectively). This reduction reflects cost reduction programs put in place by Summagraphics as well as the absence of any major development programs for output products in the current year.

  For the nine months ended February 29, 1996, interest expense increased to $800,000 compared to $327,000 in the prior year. This increase reflects the increase in average short-term debt outstanding from the prior period.

  For the nine months ended February 29, 1996, other miscellaneous income and expense reflected income of $220,000 compared to loss of $122,000 in the prior year. This change in miscellaneous income and expense is primarily due to currency transaction gains and losses.

  For the nine months ended February 29, 1996, Summagraphics had a pre-tax loss of $3,984,000 compared to pre-tax income of $867,000 in the prior year.

  Summagraphics did not record a tax provision for the nine month period ended February 29, 1996 as a result of the current period losses recorded by Summagraphics.

COMPARISON OF THE FISCAL YEARS ENDED MAY 31, 1995 AND 1994

  Net sales increased 1% from 1994 to 1995. The net sales increase reflects record European net sales, positive results of new distribution alliances in Asia, and an increase in sales by CAD Warehouse. These increases were offset by a decline in Summagraphics' North American region, due to the accelerating erosion of the large format pen plotter market, a later-than-planned introduction of Summagraphics' ink jet plotter (SummaJet), the loss of certain digitizer OEM business and the final sell out of large format scanners, which were discontinued in 1994.

  Summagraphics' gross profit margin declined to 26% in 1995 from 35% in 1994, due to high startup and manufacturing costs related to the new large format ink jet plotter, as well as lower selling prices for Summagraphics' older line of pen plotters. The reduction in gross margin also reflects the costs, including severance, of outsourcing the manufacturing of its ink jet product, which is expected to be completed during the first quarter of fiscal 1996 as well as significant charges for reserves for obsolete and excess inventories. Summagraphics signed a manufacturing outsourcing contract in September 1995 for its ink jet product which it expects will result in improved gross profit margins for this product in 1996.

  Selling, general and administrative expenses as a percentage of net sales increased from 24% or $18,934,000 in 1994 to 28% or $21,940,000 in 1995. This
increase reflects increased promotional costs related to the delayed introduction of Summagraphics' ink jet plotter and the lower than expected sales volume generated by the product. Additional selling costs were also incurred on other products in order to offset the lower revenues of the ink jet product. Summagraphics expects sales and promotional costs to decline in 1996, but still be negatively impacted by continued efforts to increase demand for its ink jet product.

  Summagraphics' research and development expenses, as a percentage of net sales, increased from 7% in 1994 to 9% in 1995 principally due to the increased spending associated with the development of the new large format ink jet plotters introduced in 1995, new digitizer products and the conversion of its SummaChrome product from primarily a paper printer to a vinyl media printer targeted at the sign making market where Summagraphics' cutter products are sold. Summagraphics anticipates that its research and development costs, as a percentage of net sales, will decline in fiscal 1996 due to a reduction in major product introductions planned for Summagraphics' printer/plotter product lines.

FOURTH QUARTER 1995 CHARGES

  In the fourth quarter of fiscal 1995, Summagraphics incurred various non-recurring/unusual charges, including charges related to lease abandonment, manufacturing outsourcing, unusual new product introduction costs and excess inventory allowances.

  A lease abandonment charge of approximately $2.2 million was incurred related to Summagraphics' decision to move substantially all remaining activities at its Connecticut facility to Austin, Texas. This charge reflects the remaining lease obligations, leasehold improvement and operating costs associated with the lease which expires in November 1998.

  Summagraphics incurred approximately $1.4 million in charges, primarily for severance, related to the outsourcing of its ink jet and large format digitizer manufacturing and general downsizing of its North American operations.

  Delays in the initial introduction and subsequent manufacturing of the SummaJet product resulted in approximately $2.2 million in charges in the fourth quarter for air freighting of materials required for production and for delivery to customers where orders were fulfilled later than requested, price credits to distributors for in-stock inventories related to competitive price reductions to which Summagraphics responded in the fourth quarter, rework related to adding a product feature to aid in the marketing of the product, additional promotional expenses to relaunch the product after the delayed introduction and write downs of superseded parts inventories.

  Summagraphics recorded write-downs for unused fixed assets and for excess and obsolete parts and products inventories of approximately $3.2 million primarily related to discontinued and or excess plotter product lines and for parts and supplies for its large format thermal wax printer that are not required for the vinyl sign making application to which the product is now targeted.

  As a result of the factors described above, Summagraphics had an operating loss of $10,623,000 in 1995 compared to operating income of $2,664,000 in 1994.

  Interest expense increased from $421,000 in 1994 to $609,000 in 1995. This increase reflects an increase in average outstanding debt in 1995 as compared to 1994. The increased debt is related primarily to the increased inventory levels maintained by Summagraphics in 1995.

  Summagraphics had pre-tax loss of $11,412,000 in 1995 versus income of $2,142,000 in 1994.

  Summagraphics recorded a deferred tax provision of $187,000 related to one of Summagraphics' Belgium subsidiaries which was profitable in 1995.

COMPARISON OF THE FISCAL YEARS ENDED MAY 31, 1994 AND 1993

  Net sales declined 4% from 1993 to 1994. The decline in sales resulted primarily from a change in channel inventory management practices in North America, continuing erosion of the large format pen plotter market, primarily as a result of competition from ink-jet plotters, and the discontinuance of sales of large format scanners.

  Summagraphics' gross profit margin declined from 36% in 1993 to 35% in 1994 due to lower sales volume, reduced selling prices and increased freight charges caused by lower inventory levels, offset by cost reductions implemented as part of the consolidation of Summagraphics' North American manufacturing operations and generally tighter spending controls.

  Selling, general and administrative expenses as a percentage of net sales decreased from 37% in 1993 to 24% in 1994 despite the decline in net sales. Two percent of the decline was due to the elimination of approximately $1,950,000 of litigation expenses incurred in 1993 as a result of the favorable settlement of a patent litigation suit against Summagraphics in early 1994. The favorable settlement, net of related expenses resulted in a gain of approximately $120,000. The absence of large bad debt and intangible asset write-offs were achieved through a combination of general personnel reductions, elimination of personnel and expense redundancies as a result of the consolidation of certain functions at Summagraphics' Texas facility and tighter expense controls in all areas. Summagraphics' research and development expenses, as a percentage of net sales, decreased from 10% in 1993 to 7% in 1994 principally due to general personnel reductions, tighter spending controls and the absence of major product development expenditures as incurred in 1993 for products that were introduced late in 1993 and early 1994.

  In 1993, Summagraphics incurred a restructuring charge of $8,487,000. No like charges were incurred in 1994.

  As a result of the factors described above, Summagraphics had operating income for $2,664,000 in 1994 compared to an operating loss of $16,750,000 in 1993.

  Miscellaneous, income and expense decreased from income of $220,000 in 1993 to an expense of $206,000 in 1994. This decrease is primarily due to the absence of favorable foreign currency transaction gains realized in 1993.

  Summagraphics had pre-tax income of $2,142,000 in 1994 versus a loss of $16,835,000 in 1993.

  In the fourth quarter of 1994 Summagraphics realized a $645,000 extraordinary gain on the early retirement of its remaining $2,500,000 of 8% convertible subordinated debt.

LIQUIDITY AND CAPITAL RESOURCES

  Summagraphics' sources of liquidity consist of on-hand cash balances, a $4,000,000 revolving credit facility in Belgium, vendor credit and cash generated from operations. Summagraphics' availability under its Belgian bank credit line is calculated based upon percentages, as determined by the bank, of certain eligible receivables and to a lesser extent inventories. Summagraphics does not have any availability under its current domestic credit facility and is funding operations from operating cash flows. As of November 30, 1995 cash and short-term investments totaled $584,000 and $1,137,000 was available under its Belgian revolving credit line. As of March 1996, Summagraphics had drawn $3,719,000 under the Belgian credit line and no further amount was available.

  During the first six months of Summagraphics' fiscal year, Summagraphics utilized its cash balances and bank credit facilities to fund operations, working capital, capital expenditures and other costs. Charges against the restructuring reserve established in 1993 and the lease abandonment reserve established in 1995, both related to the former corporate office lease space in Connecticut, for the period ended November 30, 1995 were $523,000.

  Summagraphics experienced a significant loss in the first six months of fiscal 1996 and reported a significant operating loss for the quarter ended February 29, 1996. As part of its efforts to address its continuing losses, Summagraphics retained the services of Broadview to assist Summagraphics with matters relating to its strategic direction, and has entered into the Exchange Agreement with Lockheed Martin described elsewhere in this Proxy and Information Statement, in connection with which Lockheed Martin agreed to loan Summagraphics $2.5 million to help alleviate Summagraphics' lack of liquidity.

  As a result of its U.S. operating losses during fiscal 1996, Summagraphics violated certain financial covenants with its U.S. bank, the landlord of its Texas facility and a loan agreement for Summagraphics' capital expenditures. In September 1995, all parties agreed to waive all events of default and to revise the respective agreements, as previously disclosed in Summagraphics' Form 10-K for the fiscal year ended May 31, 1995. The U.S. bank agreement was executed in January 1996. Significant new provisions of this agreement included an extension of the agreement until September 30, 1996, repayment of the loan based on remittance of certain percentages of daily cash collections, no new loan advances except for one minor exception, additional loan repayments required to be made based upon any proceeds from asset sales or equity proceeds, an increased borrowing rate, new financial covenants and the granting to the bank of warrants to purchase 37,500 shares of Summagraphics Common Stock at $1.75 per share.

  Summagraphics reported a net loss of $1.6 million for the third quarter ended February 29, 1996. This loss was caused primarily by Summagraphics' inability to finance inventory purchases during the quarter due to a severe tightening of vendor credit in the U.S., the bankruptcy of a key European cutter supplier late in the quarter and the discontinuance of a contract manufacturing relationship in the third quarter that resulted in delayed and reduced product deliveries. As a result of this loss, Summagraphics breached certain financial covenants as revised by an amendment to the credit agreement effective in December 1995. In a further modification to the credit agreement made in March 1996, concurrent with the execution of the Exchange Agreement with Lockheed Martin, the U.S. bank agreed to forebear against declaring default with respect to certain financial covenants for the period ending February 29, 1996 until the maturity of the debt, the date of which is variable, depending upon certain circumstances.

  The revised Texas lease agreement was executed in March 1996 and also contains revisions to certain financial covenants to accommodate the third quarter loss. New provisions of this agreement include a rent reduction through September 30, 1996 and the granting of warrants to purchase 15,000 shares of Common Stock at a price of $2.00 per share as well as revised financial covenants. Summagraphics is currently in compliance with the revised terms and conditions of the amended lease agreement. The capital expenditure credit line was also amended in March 1996 to accommodate the third quarter loss.

  In February 1996, Summagraphics announced that it had signed a letter of intent with Lockheed Martin with respect to the Exchange and on March 19, 1996, Summagraphics and Lockheed Martin signed the Exchange Agreement. The Exchange Agreement calls for Summagraphics to issue to Lockheed Martin approximately 40.7 million shares of Summagraphics Common Stock in exchange for all of the capital stock of CalComp. As a result of this share issuance, Lockheed Martin will own approximately 89.7% of the outstanding Common Stock (on a fully diluted basis) of Summagraphics. The Exchange Agreement was amended by the parties on April 30, 1996, and pursuant to Amendment No. 1, additional shares of Common Stock may be issued to Lockheed Martin, if the sum of the Backlog and Material Adverse Effect Variances (as defined in Amendment No. 1) is less than zero. Pursuant to Amendment No. 2 to the Exchange Agreement dated June 5, 1996, the number of Exchange Shares may be reduced if the CalComp Material Adverse Effect Variance (as defined in the Amendment No.
2) is greater than zero. The Exchange Agreement, among other items, includes a provision for Lockheed Martin to provide $2.5 million of financing to Summagraphics during the period from the signing of the Exchange Agreement until the closing of the Exchange. The initial funding under this Agreement was received by Summagraphics in late March and has been used primarily to finance inventory purchases in the fourth quarter. Lockheed Martin has agreed to provide New CalComp with a $28 million revolving credit facility upon the closing of the Exchange, which Summagraphics believes will mitigate its liquidity problems. However, if the Exchange is not consummated, it is likely that Summagraphics will be subjected to continuing liquidity constraints which could, if not resolved, have a material adverse effect on the business of Summagraphics or force it to seek protection under the United States Bankruptcy Code.

  Summagraphics expects that the interim financing provided by Lockheed Martin, the European bank credit facility and internally generated cash will be sufficient to ensure a reasonable product supply during the fourth quarter. Additionally, Summagraphics has found a replacement for the bankrupt European supplier and is in the process of transitioning the manufacturing of large format digitizers from the previous supplier.

FOREIGN CURRENCY EXCHANGE RATES

  Because Summagraphics sources a substantial portion of its production from Far East manufacturers, the cost of imported product can be affected by fluctuations in the value of the U.S. dollar and import duties or restrictions. Summagraphics does a substantial portion of its business internationally. Summagraphics' products are priced in U.S. dollars in all North American, Latin American, Asian and Pacific Rim countries. In Europe, Summagraphics prices its products in local currencies in Germany, England, France, Belgium and in U.S. dollars in other European and Middle Eastern countries. Approximately 50% of sales are denominated in local currencies and 50% in U.S. dollars. The European operations incur approximately the same percentages of their expenses in either local currencies or dollars. Accordingly, Summagraphics believes that it effectively matches cash inflows and outflows and is not subject to material cash flow impacts due to currency fluctuations.

NEW ACCOUNTING STANDARDS

  During March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of." Summagraphics is required to adopt Statement 121 in the fiscal year beginning June 1, 1996. Statement 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Summagraphics has not completed all of the analyses required to estimate the impact of the new statement; however, the adoption of Statement 121 is not expected to have a material adverse impact on the Summagraphics' financial position or the results of its operations at the time of adoption. In the event the Exchange is consummated, any effect of Statement 121 will be included as part of CalComp's purchase price allocation of Summagraphics.

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation," which requires adoption of the disclosure provisions no later than fiscal years beginning after December 15, 1995. Companies are permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25. "Accounting for Stock Issued to Employees," but will be required to disclose in a note to the financial statements pro forma net earnings and earnings per share as if the company had applied the new method of accounting, as outlined in SFAS No. 123. Although Summagraphics has not yet determined the effect the new standard will have on net earnings and earnings per share, should it elect to make such a change, it does not anticipate the implementation of SFAS No. 123 will have a material adverse impact on Summagraphics' financial position or results of operations.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS OF CALCOMP

  The following table sets forth, for the periods indicated, revenue by type as a percentage of total revenue and cost of revenue as a percentage of the related revenue. Operating expenses are expressed as a percentage of total revenue. The table and the subsequent discussion should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements of CalComp contained elsewhere herein.

PERCENTAGE OF NET REVENUES

                                       YEAR ENDED               THREE MONTHS ENDED
                         -------------------------------------- -------------------
                         DECEMBER 26, DECEMBER 25, DECEMBER 31, MARCH 26, MARCH 31,
                             1993         1994         1995       1995      1996
                         ------------ ------------ ------------ --------- ---------
Revenues:
  Hardware & Supplies...      75%          74%          67%         73%       68%
  Service...............      20           19           20          19        22
  Sales to affiliates...       5            7           13           8        10
                             ---          ---          ---         ---       ---
    Total Revenues......     100          100          100         100       100
Cost of Revenues:
  Hardware & Supplies...      69           73           74          74        73
  Service...............      67           69           66          65        77
  Cost of sales to
   affiliates...........      68           70           73          75        76
                             ---          ---          ---         ---       ---
    Total Cost
     applicable to
     Revenue............      68           72           72          72        74
Gross Profit:
  Hardware & Supplies...      33           28           28          28        27
  Service...............      28           26           28          30        23
  Sales to affiliates...      32           30           27          25        24
                             ---          ---          ---         ---       ---
    Total Gross Profit..      32           28           28          28        26
Operating Expenses:
  Selling & Marketing...      23           19           16          17        21
  Product Development...      10            7            6           6         9
  General and
   Administrative.......      11            6            6          11         8
  Corporate expenses
   from Parent..........       5            4            3           3         4
                             ---          ---          ---         ---       ---
    Total Operating
     Expenses...........      49           36           31          37        42
Loss from operations....     (16)          (8)          (3)         (9)      (16)
Interest income.........       0            0            0           0         1
Other income (expense),
 net....................      (1)           0            0           2         0
                             ---          ---          ---         ---       ---
Loss before income
 taxes..................     (17)          (8)          (3)         (7)      (15)
Provision for (benefit
 of) income taxes.......       1            0           (1)         (2)       (2)
                             ---          ---          ---         ---       ---
Net loss................     (16)          (8)          (4)         (9)      (17)
                             ===          ===          ===         ===       ===

GENERAL

  CalComp's products and services compete in several markets including Computer Aided Design ("CAD"), Presentation Graphics, Graphics Arts, and Printing and Publishing. Each of these markets has several competitors, some of them larger than CalComp. CalComp's ability to successfully market its products requires adapting new technologies and leveraging the channels of distribution in order to remain competitive.

  On March 19, 1996, CalComp and Lockheed Martin, its parent, entered into a definitive agreement with Summagraphics Corporation, a competitor in several of CalComp's product lines, whereby Lockheed Martin would exchange all of the capital stock of CalComp for a number of shares of Summagraphics Common Stock which after such issuance, will be equal to 89.7% of the issued and outstanding Common Stock of Summagraphics, on a fully diluted basis. Additional shares of Common Stock may be issued to Lockheed Martin, pursuant to Amendment No. 1, if the sum of the Backlog and Material Adverse Effect Variances (as defined in Amendment No. 1) is less than zero. The number of Exchange Shares issuable to Lockheed Martin may be reduced if the CalComp Material Adverse Effect Variance (as defined in Amendment No. 2) is greater than zero. The proposed transaction is subject to the approval of Summagraphics' stockholders and certain regulatory agencies. Management believes that through this transaction the combined company will be able to compete more effectively in its markets. New CalComp is expected to accrue restructuring costs relating to the integration of the two companies of approximately $25 million as part of the accounting for the purchase of Summagraphics. The restructuring expenses are expected to be comprised of costs and write-downs relating to the reduction of product line and work force redundancies, and the elimination of duplicate facilities. These assets are not believed by management to be impaired prior to the Exchange, and as a result, anticipated write-downs are believed to be solely the result of the proposed integration of the two companies.

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 26, 1995

  Net Revenues. Net revenues for the three months ended March 31, 1996 declined $15.7 million, or 22%, to $55.9 million from the three months ended March 26, 1995 with product revenues down 27% and service revenues down 9%. Product revenues for the first quarter of 1996 were adversely impacted primarily by competitive actions and by difficulties associated with a new product introduction. In January 1996, one of CalComp's competitors increased sales promotion efforts for certain products in anticipation of introducing its next generation products while another competitor introduced a new product providing the market increased price performance benefits. The effect of these competitive actions was principally experienced in reduced United States product revenues and to a lesser extent international revenues. As a result, CalComp was required to take pricing actions to remain competitive. Additionally, in late 1995 CalComp introduced a new inkjet product and sold it into its distribution channels. Prior to significant sales being made to end-users, this product was found to contain minor product defects requiring distributors to return $0.8 million of the product to CalComp in the first quarter of 1996. These products are being reworked and are expected to be resold commencing in the second quarter of 1996. Service revenues in the first quarter of 1996 continued the decline experienced in 1995 resulting from the transition to lower cost products, which traditionally do not capture the same level of service contract revenue as higher cost products, and a lower rate of service contract renewals as older generation products are retired from service.

  The significant pricing pressure experienced in the first quarter is expected to continue through the remainder of 1996 and until benefits from the introduction of new products, which traditionally carry higher margins, are realized. As a result of such pressures, CalComp experienced a loss of $4.8 million in April, 1996. Losses are expected to continue through at least the second and third quarters of 1996. In response, management has undertaken actions to reduce operating expenses and continues to focus on planned new product introductions scheduled for the third and fourth quarters of 1996.

  Gross Margin. CalComp's gross margin for the three months ended March 31, 1996 decreased to 26% from 28% for the three months ended March 26, 1995. The gross margin decline is due principally to a $1.3 million decrease in service margins, which resulted primarily from decreased service revenues without corresponding cost reductions. The gross margin percentage for product sales increased 0.6% in the three months ended March 31, 1996 as compared to the three months ended March 26, 1995 due to a change in product mix favoring higher margin products.

  The companies that participate in the industry are highly competitive. Reduced unit selling prices and shortened product life cycles are expected to continue to place pressure on CalComp margins.

  Operating Expenses. Total operating expenses were $23.3 million for the three months ended March 31, 1996, a 11% reduction from the three months ended March 26, 1995. Selling expenses increased to 21% of revenues for the three months ended March 31, 1996 from 17% for the three months ended March 26, 1995, and general and administrative expenses decreased $4.1 million or to 8% of revenues for the three months ended March 31, 1996 from 12% for the three months ended March 26, 1995. CalComp increased the proportion of each sales dollar spent on promotional expenditures in the first quarter of 1996 to respond to the pricing actions of certain competitors discussed above. General and administrative expenses were lower in the three months ended March 31, 1996 as compared to the three months ended March 26, 1995 because the 1995 period included $4.5 million of expenses related to facilities closures and workforce reductions. This decrease was offset in part by increased goodwill amortization of $0.4 million resulting from a decision to shorten on a prospective basis the original goodwill amortization period from an original term of 40 years (with approximately 30 years remaining) to 15 years prospectively effective January 1, 1996. Corporate expenses from Lockheed Martin increased $0.4 million for the three month period ended March 31, 1996 as a result of changes in the amounts billed to CalComp by Lockheed Martin for certain allocated corporate general and administrative expenses.

  Product development expenses increased $0.8 million or to 9% of revenues for the three months ended March 31, 1996 from 6% for the three months ended March 26, 1995 as a result of ongoing new product development.

  Interest and Other Income (Expenses). Interest income of $0.6 million recognized in the three months ended March 31, 1996 resulted from a favorable determination by U.K. taxing authorities that CalComp is entitled to interest on amounts refunded and recognized as a benefit in its provision for foreign income taxes for the year ended December 31, 1995. Other income decreased $1.1 million for the three months ended March 31, 1996 from the three months ended March 26, 1995 primarily as a result of a $0.7 million reduction in foreign currency gains and a reduction in the profitability of CalComp's minority interest in its Japanese joint venture, which is accounted for on the equity method in other income.

  Income Taxes. Income taxes of $.9 million for the three months ended March 31, 1996, resulted primarily from provision of foreign income taxes for profitable foreign CalComp locations. Deferred taxes relate to United States income. CalComp has provided a valuation allowance for one hundred percent of its net deferred tax assets based primarily on the requirement of the relevant accounting standard to give significant weight to the existence of cumulative losses in recent years in assessing the likelihood of generating sufficient future U.S. taxable income, within the period such deferred tax assets must be utilized, to permit the net deferred tax assets to be realized.

COMPARISON OF 1995 TO 1994

  Net Revenues. Net revenues for 1995 declined $12.9 million, or 4%, to $281.7 million from the previous year with Hardware and Supplies and Sales to Affiliates (collectively "Product Revenue") down 4% and Service down 5%. For purposes of Management's Discussion and Analysis of the Results of Operations, revenues and gross margins from sales to affiliates have been grouped with other hardware and supplies revenues and gross margins, since such sales have been consummated at prices and terms that are consistent with prices and terms available from unrelated third parties. The decline in Product Revenue resulted from CalComp's exit during 1993 and 1994 from certain of its printer product lines and obsolete pen and electrostatic products. Also contributing to the decline in revenue was CalComp's introduction in 1995 of its ChannelWorks two-tiered distribution program which focused a majority of hardware revenues through a limited number of national distributors at larger discounts. When fully implemented, ChannelWorks should allow CalComp to improve total revenue by moving more product, more efficiently through the extensive dealer base and leveraging the logistical capabilities of these distributors while at the same time reducing CalComp's channel management expenses. Management estimates approximately $2.0 million of the Product Revenue decline is due to the ChannelWorks distribution program. This decline was significantly offset by revenue growth in limited new product offerings in inkjet and LED technologies including, revenue of $75.0 million recorded in the last quarter of fiscal 1995 due in part to the introduction of a number of new products and stocking shipments to the distributors. Service revenue declines resulted from the drop in after-market service contract sales resulting from the decline in hardware sales and the transition to lower cost products, which traditionally do not capture the same level of service contract revenue as higher cost products.

  Gross Margin. CalComp's 1995 gross margin of 28% remained unchanged from 1994. Management continued its focus on reducing costs through the implementation of the ChannelWorks initiative and continuing efforts to design lower cost products. Improved service gross margins were primarily due to the benefits of 1994 cost saving actions which negatively impacted 1994 costs but resulted in lower direct costs during 1995.

  The companies that participate in the industry are highly competitive. Reduced unit selling prices and shortened product life cycles are expected to continue to place pressure on CalComp margins.

  CalComp purchases certain components from an affiliate, Lockheed Martin Commercial Electronics. Purchases amounted to $10.5 million and $9.8 million for the years ended December 1995 and 1994, respectively. Purchases from Lockheed Martin Commercial Electronics were made at prices and terms similar to those available from unrelated vendors.

  Operating Expenses. Total operating expenses were $88.1 million in 1995, a 17% reduction from 1994. Selling expenses declined $10.9 million or from 19% of revenues in 1994 to 16% in 1995. General and administrative expenses decreased $0.8 million or remaining at 6% of revenue in 1995 and 1994. These selling, general and administrative expense decreases reflect the benefits of continued product focus, the decline in costs resulting from facility and consolidation actions completed in 1995, and the Channel Works distribution strategy. Corporate expenses from Lockheed Martin decreased $2.2 million as a result of changes in the amounts billed to CalComp by Lockheed Martin for certain allocated corporate, general and administrative expenses.

  Due to the more focused concentration of product offerings in 1995 and the continuing transition from pen and electrostatic technologies to inkjet, CalComp's product development expenses decreased $4.2 million or from 7% of revenues in 1994 to 6% in 1995. CalComp anticipates maintaining product development expenditures at current levels as a percentage of revenue.

  Other Income (Expense), Net. Other income rose $1.4 million to $1.7 million in 1995 from 1994, primarily as a result of the increased profitability of CalComp's minority interest in its Japanese joint venture which is accounted for on the equity method in other income.

  Income Taxes. Income taxes of $3.6 million for 1995 relate primarily to foreign taxes from CalComp's foreign operations. As CalComp sustained a net loss in 1995, no federal income tax provision was necessary, nor was a tax benefit recorded as management determined that it was appropriate to increase the valuation allowance. It is the intention of management to assess the continued need for the valuation allowance each quarter. In 1994, CalComp's provision for income tax was $0.3 million. This provision included a $1.8 million provision for foreign taxes, offset by a benefit of $1.5 million for state taxes. The state tax benefit resulted from the reversal of state accruals that were no longer required.

COMPARISON OF 1994 TO 1993

  Net Revenues. Net revenues for 1994 declined $5.6 million, or 2%, to $294.5 million from the previous year with Product Revenue down 1% and Service down 6%. Lower printer revenues resulting from CalComp's 1993 decision to exit certain printer product lines combined with slightly lower plotter sales in traditional pen and electrostatic products were partially offset by revenue increases in digitizers, up 17%, supplies, up 5%, and new revenues resulting from the introduction of ink jet products. Service revenue declined due to the transition to lower cost products, which traditionally do not capture the same level of service contract revenue as higher cost products, as well as from hardware revenue declines which impacted the number of units subject to service contract capture.

  Gross Margin. CalComp's 1994 gross margin decreased to 28% from 32% in 1993 as a result of the revenue shift to lower priced products, an aggressive pricing strategy on CalComp's entry into the established ink jet market, competitive service pricing on lower priced products and one time costs, primarily severance and facilities related, associated with outsourcing some of CalComp's service capabilities to third party service providers.

  CalComp purchases certain components from an affiliate, Lockheed Martin Commercial Electronics. Purchases amounted to $9.8 million and $10.7 million for the years ended December 1994 and 1993, respectively. Purchases from Lockheed Martin Commercial Electronics were made at prices and terms similar to those available from unrelated vendors.

  Operating Expenses. Total operating expenses were $106.2 million in 1994, a 26% reduction from 1993. Selling expenses declined $12.5 million or from 23% of total revenues in 1993 to 19% in 1994. General and administrative expenses declined $14.8 million from 11% of total revenues in 1993 to 6% in 1994. Corporate expenses from Lockheed Martin decreased $2.9 million as a result of changes in the amounts billed to CalComp by Lockheed Martin for certain allocated corporate, general and administrative expenses.

  During 1994 and 1993, management undertook a series of actions aimed at sizing CalComp's operations to its revenues and enhancing its operational efficiencies. Expenses in 1993 included charges aggregating approximately $17 million related to functional consolidations, headcount reductions and inventory and product line adjustments. Expenses in 1994 included charges aggregating $4 million primarily related to the downsizing or elimination of CalComp sales and service locations and the transition to third party service providers for some of CalComp's service obligations. These charges made possible the significant expense reductions achieved in 1994 and CalComp's participation in lower-cost, lower-margin new technology product markets. The actions undertaken were substantially complete at the end of 1995.

  CalComp's product development expenses decreased $7.6 million or from 10% of total revenues in 1993 to 7% in 1994. Reduced costs associated with discontinuing development activity related to certain printer product lines and transitioning out of pen and electrostatic technologies more than offset expense increases resulting from the increased product focus in ink jet development and other products.

  Other Income (Expense), Net. Other income rose $3.2 million to $0.3 million in 1994 from negative $2.9 million in 1993. Other income (expense) in 1993 included approximately $2.5 million of foreign exchange transaction losses resulting from the strength of the U.S. dollar and its impact on CalComp's international subsidiaries' U.S. dollar denominated liabilities.

  Income Taxes. CalComp's provision for income taxes was $0.3 million in 1994. This provision included a $1.8 million provision for foreign taxes, offset by a benefit of $1.5 million for state taxes. The state tax benefit resulted from the reversal of state tax accruals that were no longer required. As CalComp sustained a net loss in 1994, no federal income tax provision was necessary, nor was a tax benefit recorded as management determined that it was appropriate to increase the valuation allowance. In 1993, CalComp recorded a benefit provision of $4.3 million. This provision included a $1.6 million foreign provision and a federal benefit of $6.0 million. The federal benefit resulted from losses that were able to be carried back for which a benefit was obtained by CalComp under a tax sharing agreement with Lockheed Martin.

LIQUIDITY AND CAPITAL RESOURCES

  When possible, CalComp finances its working capital needs and capital expenditure requirements from internally generated funds. At March 31, 1996, CalComp had cash and cash equivalents of $14.2 million, consisting primarily of foreign cash balances. Lockheed Martin has a centralized domestic cash management system whereby CalComp's domestic cash surplus is transferred to Lockheed Martin accounts on a daily basis. Cash disbursements are funded by Lockheed Martin, as needed, to maintain the disbursement account at a zero balance. Cash generated from international internally generated funds as well as CalComp's participation in the Lockheed Martin cash management system has provided the sole source of liquidity during the three months ended March 31, 1996 and each of the years ended December 1995, 1994 and 1993.

  In connection with the Exchange, New CalComp will have continuing access to funding from Lockheed Martin. Cash shortfalls of up to $2 million will be funded by Lockheed Martin on an overnight basis pursuant to the Cash Management Agreement. In addition, up to $28 million of general purpose financing, including, without limitation, financing the working capital needs of New CalComp, will be available from Lockheed Martin pursuant to the Revolving Credit Agreement. It is anticipated that immediately following the Closing, New CalComp's liquidity requirements will be higher than in previous periods as a result of costs incurred to integrate Summagraphics operations with and into those of CalComp. However, management believes that cash generated from operations and funds available under the Revolving Credit and Cash Management Agreements with Lockheed Martin will be sufficient to fund New CalComp's anticipated operating needs for the foreseeable future.

  During 1996, CalComp has spent $1.1 million through March 31, 1996 and expects to spend an additional $2.0 million in the development and implementation of its new information system. At March 31, 1996, CalComp had no other significant commitments for capital expenditures.

NEW ACCOUNTING STANDARD

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This standard was implemented by CalComp effective January 1, 1996. The application of this standard did not have a material impact on its consolidated financial position or results of operations.

                       RELATIONSHIP WITH LOCKHEED MARTIN

  Upon the consummation of the Exchange, Lockheed Martin will beneficially own approximately 89.7% of all the outstanding Common Stock of New CalComp. For so long as Lockheed Martin continues to beneficially own more than 50% of the outstanding voting stock of New CalComp, Lockheed Martin will be able, among other things, to approve any corporate action requiring majority stockholder approval, including the election of the entire Board of Directors of New CalComp, and to effect amendments to New CalComp's Restated Charter and Bylaws or to approve any other matter submitted to a vote of the stockholders without the consent of the other stockholders of New CalComp. In addition, through its control of the Board of Directors, Lockheed Martin will be able to control certain decisions, including decisions with respect to New CalComp's dividend policy, New CalComp's access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), mergers or other business combinations involving New CalComp, the acquisition or disposition of assets by New CalComp and any change in control of New CalComp. The retention by Lockheed Martin of more than 50% of the outstanding voting stock of New CalComp will preclude any change in control of New CalComp not favored by Lockheed Martin. See "Risk Factors--Relationship with Lockheed Martin" for a discussion of the potential conflicts that may arise between New CalComp and Lockheed Martin following the consummation of the Exchange.

  In connection with the Exchange, New CalComp and Lockheed Martin have agreed to enter into each of the Intercompany Agreements, all of which are described below, which will govern certain aspects of New CalComp's relationship with Lockheed Martin. In addition, the Restated Charter will contain provisions relating to the allocation of business opportunities that may be suitable for either Lockheed Martin or New CalComp. See "The Restated Charter."

  Interim Financing. In connection with the execution of the Exchange Agreement, Lockheed Martin provided Summagraphics with a loan of up to $2.5 million to fund Summagraphics' operations pending the Closing of the Exchange (the "Interim Financing"). The Interim Financing is provided pursuant to a secured convertible debenture (the "Convertible Debenture") bearing interest at 9 1/4% per annum that is convertible upon an Event of Default (as defined therein) into shares of Common Stock (the "Conversion Shares") at a conversion price of $2.00 per share, unless the Exchange Agreement is terminated as a result of a material breach by Lockheed Martin, in which case the conversion rate is increased to $3.00 per share of Common Stock. The Convertible Debenture is secured by a lien on certain of Summagraphics' assets. The maturity of the Convertible Debenture will be at the earlier of (i) the Closing, (ii) the termination of the Exchange Agreement by either party under certain circumstances, or (iii) July 31, 1996; provided that, if the Exchange Agreement is terminated as a result of a material breach by Lockheed Martin, the maturity date is extended to the first anniversary of the termination. In connection with the issuance of the Convertible Debenture, Summagraphics entered into a registration rights agreement with Lockheed Martin relating to the Conversion Shares (the "Debenture Registration Rights"). Subject to certain limitations, the Debenture Registration Rights entitle Lockheed Martin (or its assignees) to cause Summagraphics to include Conversion Shares in any registration statement filed by Summagraphics or to cause Summagraphics to file and use its best efforts to cause to become effective a registration statement under the Securities Act of 1933, as amended, in connection with any public offering of Conversion Shares by Lockheed Martin.

  Revolving Credit Agreement. In connection with the Exchange, New CalComp and Lockheed Martin will enter into a revolving credit agreement (the "Revolving Credit Agreement") pursuant to which Lockheed Martin will provide, from time to time, financing of up to $28 million for repayment of specified indebtedness and general corporate purposes, including, without limitation, financing the working capital needs of New CalComp and its subsidiaries. The Revolving Credit Agreement has a term of two years from the date of its execution, but is terminable after the first anniversary of the date of the Revolving Credit Agreement, at New CalComp's or Lockheed Martin's option, upon at least 120 days' prior written notice of termination, which notice may be given not more than 120 days prior to the first anniversary. There is no required prepayment or scheduled reduction of availability of loans under the Revolving Credit Agreement.

  Loans outstanding under the Revolving Credit Agreement will bear interest, at New CalComp's option, either at (i) a rate per annum equal to the higher of the federal funds rate as published in the Federal Reserve System statistical release H-15 plus 0.5% or the rate publicly announced from time to time by Morgan Guaranty Trust Company of New York in New York as its "prime" rate or
(ii) LIBOR plus 1.0%. In addition, New CalComp is required to pay Lockheed Martin a commitment fee equal to 0.35 % per annum on the amount of the available but unused commitment under the Revolving Credit Agreement.

  The Revolving Credit Agreement sets forth certain negative and affirmative covenants binding New CalComp. These covenants include, without limitation,
(i) a maximum ratio of debt to the sum of tangible net worth plus debt of 32%;
(ii) a minimum ratio of earnings from continuing operations (before deductions for interest expense, depreciation, amortization and income taxes) to interest expense and preferred dividends of 3.5 to 1 for the first full fiscal quarter following the date of the Revolving Credit Agreement, 3.5 to 1 for the first two fiscal quarters after the date of the Revolving Credit Agreement, 3.5 to 1 for the first three fiscal quarters from the date of the Revolving Credit Agreement and commencing with the fourth full fiscal quarter after the date of the Revolving Credit Agreement and on each March 31, June 30, September 30 and December 31 thereafter, 4.0 to 1 for the preceding four quarters; (iii) a minimum ratio of cash, cash equivalents and trade accounts receivable to total current liabilities (excluding borrowings under the Revolving Credit Agreement) of at least 0.75 to 1; (iv) a prohibition (subject to certain exceptions) on liens and sale-leaseback transactions; (v) a prohibition on mergers, consolidations, other business combinations and bulk asset sales; and
(vi) a requirement of compliance with applicable laws, including ERISA and all environmental laws. The foregoing restrictions will limit New CalComp's ability to incur indebtedness, to pay dividends, or to otherwise achieve corporate objectives.

  The Revolving Credit Agreement also sets forth certain events of default. The events of default include, without limitation, (i) failure to pay interest or principal when due, (ii) material breach of any representation or warranty,
(iii) failure to perform certain covenants, (iv) failure to pay other indebtedness when due or breach of any other term contained in other agreements or instruments relating to other indebtedness, (v) commencement of bankruptcy or reorganization proceedings, (vi) an event of default under the Cash Management Facility or (vii) the occurrence of certain events the result of which could reasonably be expected to have a Material Adverse Effect. In the case of an Event of Default, Lockheed Martin may, by notice in writing to New CalComp, terminate the Revolving Credit Agreement and demand payment of amounts owing thereunder.

  Pursuant to the Revolving Credit Agreement, Lockheed Martin will have the right to set off, appropriate and apply against any and all cash transferred from New CalComp to Lockheed Martin in accordance with the Cash Management Agreement and any and all credits, indebtedness or claims at any time held or owing by Lockheed Martin to or for the credit or account of New CalComp.

  Cash Management Agreement. New CalComp and Lockheed Martin will enter into a cash management agreement (the "Cash Management Agreement") pursuant to which Lockheed Martin will provide cash advances to New CalComp. The term of the Cash Management Agreement will extend from the date of its execution through June 1, 1998, but will be terminable by either party after one year on 90 days' prior written notice. In accordance with the terms of the Cash Management Agreement, excess cash balances of New CalComp will first be deemed to be a repayment of outstanding principal indebtedness under the Revolving Credit Agreement, with any excess being applied against advances or held as an investment by Lockheed Martin on an overnight basis. The aggregate principal amounts of cash invested with Lockheed Martin will bear interest at a rate per annum equal to the Federal Funds Rate as in effect from time to time. Cash shortfalls, up to $2 million, will be funded by Lockheed Martin on an overnight basis, and will bear interest at a rate per annum equal to the Federal Funds Rate as in effect from time to time. Pursuant to the terms of the Cash Management Agreement, Lockheed Martin will have the right to set off, appropriate and apply against any and all cash transferred from New CalComp to Lockheed Martin under the Cash Management Agreement and any and all credits, indebtedness or claims at any time held or owing by Lockheed Martin to or for the credit or account of New CalComp.

  Intercompany Services Agreement. New CalComp and Lockheed Martin will enter into an intercompany services agreement (the "Services Agreement") with respect to the services to be provided by Lockheed Martin. The Services Agreement provides that Lockheed Martin will furnish to New CalComp a package of services in exchange for a services fee, which will be determined by Lockheed Martin recognizing to the extent practicable, (i) Lockheed Martin's percentage ownership of New CalComp, (ii) New CalComp's requirements for certain services for which CalComp or Summagraphics was previously charged by Lockheed Martin or other third parties and (iii) costs of obtaining services from third parties that previously were provided to CalComp by Lockheed Martin. The Services Agreement will expire two years after the date of its execution, but may be terminated by Lockheed Martin, at its option, upon not less than 90 days' prior written notice to New CalComp, provided that Lockheed Martin no longer owns Common Stock representing more than 50% of all of the issued and outstanding Common Stock of New CalComp. New CalComp may terminate the Services Agreement by providing not less than 90 days prior written notice to Lockheed Martin at any time that Lockheed Martin owns less than 25% of all of the issued and outstanding Common Stock of New CalComp. The amount of the fees to be paid by New CalComp under the provisions of the Services Agreement will not be finally determined prior to the stockholders meeting. Consistent with past practices, the method used to determine amounts to be charged New CalComp will be in accordance with the requirements of Cost Accounting Standard 9904.403 ("CAS 403") "Allocation of Home Office Expenses to Segments." CAS 403 establishes the formulas and criteria for the allocation of home office expenses to organizational segments and is promulgated by the Cost Accounting Standards Board and used by contractors to the United States Government. Lockheed Martin's allocations are reviewed for compliance with the promulgated standards by the Department of Defense. In each of 1995, 1994 and 1993, Lockheed Martin billed CalComp $7.6 million, $11.0 million and $14.3 million, respectively, for certain services provided by Lockheed Martin in each of those years. The management of Lockheed Martin has informed Summagraphics that it does not expect that the method of determining the amounts to be charged for such services in 1996 will be materially different from that used in 1995. However, there can be no assurance that the amounts charged to New CalComp under the Services Agreement will not be less favorable to New CalComp than would be available on arms' length terms from unrelated parties. See "Note 4 to the Notes to Consolidated Financial Statements of CalComp Inc." contained elsewhere in this Proxy and Information Statement.

  The services to be provided by Lockheed Martin include certain tax services; corporate control and audit services; insurance planning and advice; health, safety and environmental management services; human resources and employee relations services; legal services; employee benefit plans administration and services; and treasury services.

  In addition to the identified services, Lockheed Martin has agreed to use reasonable efforts to cause New CalComp to be covered under Lockheed Martin's insurance policies including, without limitation, property, casualty, directors and officers liability and workers' compensation policies. New CalComp will reimburse Lockheed Martin for the portion of Lockheed Martin's premium cost and other charges with respect to such insurance that is attributable to coverage of New CalComp, including an allocation of Lockheed Martin's overhead costs related to providing such insurance. Either Lockheed Martin or New CalComp (subject to certain conditions) may terminate any and all such coverage under Lockheed Martin policies at any time on 90 days' prior written notice to the other party, subject to the terms of the insurance coverage.

  Also in addition to the identified services, Lockheed Martin has agreed to allow employees of New CalComp who were employees of CalComp immediately prior to the Closing and employees hired by New CalComp after the Exchange to participate in the employee benefit plans sponsored by Lockheed Martin. In addition to the services fee, New CalComp proposes to reimburse Lockheed Martin for the direct costs (including any contributions and premium costs, and administration and management fees of third party providers and internal personnel) associated with the plans in which CalComp's or New CalComp's employees participate. Either New CalComp or Lockheed Martin may terminate participation by New CalComp's or CalComp's employees in any plan sponsored by Lockheed Martin by giving 180 days' written notice to the other party, except that the date of termination may be shortened or extended by either party if the termination of New CalComp's or CalComp's employees' participation would adversely affect the tax qualification of the plan or its compliance with regulatory requirements.

  New CalComp will agree to indemnify Lockheed Martin, except in certain limited circumstances, against liabilities that Lockheed Martin may incur that are caused by or arise in connection with New CalComp's failure to fulfill its obligations under the Services Agreement.

  Corporate Agreement. New CalComp and Lockheed Martin will enter into a corporate agreement (the "Corporate Agreement"). Under the terms of the Corporate Agreement, New CalComp will agree that, for so long as Lockheed Martin continues to own 50 percent or more of the Common Stock of New CalComp, New CalComp will propose, at each election of directors (including elections to fill vacancies) a slate of directors or individual directors such that at least 66 percent of the Board of Directors of New CalComp is comprised of persons designated by Lockheed Martin. The Corporate Agreement also obligates Lockheed Martin and New CalComp to use their good faith efforts to cause at least two individual directors of New CalComp to be independent of both New CalComp and Lockheed Martin within the meaning of the rules of the New York Stock Exchange regarding who may serve on the audit committee of a company listed on such exchange. Subject to these agreements, Lockheed Martin will be able to elect 100% of the directors for so long as Lockheed Martin owns more than 50% of the combined voting power of New CalComp.

  In addition, the Corporate Agreement provides that for so long as Lockheed Martin maintains ownership of 50 percent or more of the Common Stock, New CalComp may not take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time, or otherwise, in a contravention or event of default by Lockheed Martin of (i) any provision of applicable law or regulation, including, but not limited to provisions pertaining to ERISA, (ii) any provision of Lockheed Martin's Charter or Bylaws, (iii) any credit agreement or other material instrument binding upon any Lockheed Martin entity, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Lockheed Martin entity. Additionally, for so long as Lockheed Martin continues to own 50 percent or more of the Common Stock of New CalComp, New CalComp may not take any action reasonably expected to result in a material increase in liabilities required to be included in its consolidated financial statements, nor may it materially increase its obligations under any employee benefit plan, without the prior written consent of Lockheed Martin. The Corporate Agreement also provides that nothing contained in the Corporate Agreement is intended to limit or restrict in any way the ability of Lockheed Martin to control or limit any action or proposed action of New CalComp, including but not limited to, the incurrence by New CalComp of indebtedness, based upon Lockheed Martin's internal policies or other factors.

  Registration Rights Agreement. New CalComp will enter into a registration rights agreement (the "Registration Rights Agreement") with Lockheed Martin. Under the Registration Rights Agreement, until Lockheed Martin or its assignees can sell all of the registrable securities then owned in a single market transaction pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), in the case of any proposed registration of shares of capital stock or other securities of New CalComp, Lockheed Martin or its assignees shall have the right, subject to certain limitations contained therein, to elect to include in such registration statement all or a part of their registrable securities (a "Piggyback Registration").

  Under the Registration Rights Agreement, at any time after the date of the Registration Rights Agreement and from time to time thereafter, Lockheed Martin (or an assignee owning in the aggregate at least 25% of the Common Stock issued to Lockheed Martin as of the date of the execution of the Registration Rights Agreement) may cause New CalComp to use its best efforts to file a registration statement to register under the Securities Act for sale to the public all or a portion of the registrable securities of Lockheed Martin or its assignees, and thereafter use its best efforts to file any and all amendments as may be necessary to cause the registration statement to be declared effective. New CalComp will have no obligation, however, to register any securities under the Registration Rights Agreement unless the reasonably anticipated aggregate offering price to the public of such securities, as stated by Lockheed Martin or its assignees in their written registration request, equals or exceeds $15 million. In addition, New CalComp will have no obligation to file more than three registration statements on a form other than Form S-3 and in no event will it be required to file more than four registration statements in total. The costs and expenses (other than underwriting discounts, commissions and similar payments) of all registrations will be borne by New CalComp.

  The Registration Rights Agreement contains indemnification and contribution provisions (i) by Lockheed Martin and its assignees for the benefit of New CalComp and related persons, (ii) by New CalComp for the benefit of Lockheed Martin and the other persons entitled to effect registrations of Common Stock pursuant to its terms and (iii) related persons.

  Tax Sharing Agreement. New CalComp and Lockheed Martin will enter into a tax sharing agreement (the "Tax Sharing Agreement"), which would be effective on the date the Exchange is consummated. Pursuant to the Tax Sharing Agreement, New CalComp and Lockheed Martin will make payments between them such that, with respect to any period, the amount of taxes to be paid by New CalComp or any refund payable to New CalComp will be determined as though New CalComp were to file separate federal, state and local income tax returns (including any amounts determined to be due as a result of a redetermination of the tax liability of Lockheed Martin arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than a consolidated subsidiary of Lockheed Martin. Under the Tax Sharing Agreement, for so long as New CalComp remains part of the Lockheed Martin combined consolidated group for federal income tax purposes, New CalComp will be entitled to the benefit of any tax attribute attributable to New CalComp that could be used by New CalComp if it were not part of the Lockheed Martin combined consolidated group. At such time as New CalComp ceases to be included in the Lockheed Martin combined consolidated group for federal income tax purposes, New CalComp shall no longer be entitled to the benefit of any tax attribute created while part of the Lockheed Martin combined consolidated group that would otherwise have been attributable to New CalComp.

  In determining the amount of tax sharing payments, Lockheed Martin will prepare a pro forma consolidated return for New CalComp that reflects the same positions and elections used by Lockheed Martin in preparing the returns for the Lockheed Martin consolidated group. Lockheed Martin will continue to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for New CalComp in any and all matters relating to the income tax liability of New CalComp, will have sole and exclusive responsibility for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and will have the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim or refund on behalf of New CalComp. Interest required to be paid by or to New CalComp with respect to any federal income tax pursuant to the Tax Sharing Agreement shall be computed at the rate and in the manner provided in the Internal Revenue Code of 1986 for interest on underpayments and overpayments, respectively, of federal income tax for the relevant period. Any interest required to be paid by or to New CalComp with respect to any state or local income tax or franchise tax return shall be computed at the rate and in the manner as provided under the applicable state or local statute for interest on underpayments and overpayments, respectively, of such tax for the relevant period.

  Under the Tax Sharing Agreement, New CalComp will reimburse Lockheed Martin for any outside legal and accounting expenses incurred by Lockheed Martin in the course of the conduct of any audit or contest regarding the Lockheed Martin consolidated group, and for any other expenses incurred by Lockheed Martin in the course of any litigation relating thereto, to the extent such costs are reasonably attributable to an issue relating to New CalComp or its subsidiaries; provided, however, that prior to incurring any such expenses, Lockheed Martin shall consult with New CalComp and shall consider New CalComp's views with regard to the retention of outside professional assistance.

  Vendor and Customer Relationships. Effective May 15, 1996, CalComp transferred its ownership interest in AGT Holdings, Inc., the parent of Access Graphics, to Lockheed Martin. CalComp sells computer graphics equipment to Access Graphics for resale. Sales to Access Graphics amounted to $19.8 million, $7.3 million and $4.2 million for CalComp in 1995, 1994 and 1993, respectively. It is expected that the customer relationship with Access Graphics will continue after the Exchange. Summagraphics sold approximately $1.6 million in products to Access Graphics and, through its CAD Warehouse subsidiary, purchased $1.5 million in products from Access Graphics during the period between December 1, 1994 and November 30, 1995. CalComp also purchases certain components from Lockheed Martin Commercial Electronics, an affiliate of Lockheed Martin. Purchases amounted to $10.5 million, $9.8 million and $10.7 million for 1995, 1994 and 1993, respectively. This relationship is expected to continue after the consummation of the Exchange. See "Note 4 of the Notes to Consolidated Financial Statements of CalComp Inc."

                  MARKET PRICE OF SUMMAGRAPHICS COMMON STOCK

  Summagraphics Common Stock currently is traded on the NASDAQ National Market System under the symbol "SUGR." Following the Exchange, it is anticipated that the trading symbol will be changed to "CLCP." The following table sets forth the high and low closing bid prices of Summagraphics Common Stock for the periods indicated as reported by the NASDAQ National Market System.

                                                                     HIGH   LOW
                                                                    ------ -----
Fiscal Year Ended May 31, 1995
  First Quarter....................................................    8   6 3/8
  Second Quarter................................................... 9 1/8  6 3/4
  Third Quarter.................................................... 8 3/4  6 1/2
  Fourth Quarter................................................... 6 5/8  2 5/8
Fiscal Year Ended May 31, 1996
  First Quarter.................................................... 3 5/8  2 5/8
  Second Quarter................................................... 3 3/8  1 1/2
  Third Quarter.................................................... 3 5/8  1 1/2
  Fourth Quarter................................................... 3 5/16 2 5/8
Fiscal Year Ending May 31, 1997
  First Quarter (through June 14, 1996)............................ 3 3/8  2 7/8

  On February 2, 1996, the last full trading day prior to the public announcement of the Exchange, the last sales price of Summagraphics Common Stock as reported on the NASDAQ National Market System was $2 7/8. On June 14, 1996, the most recent date for which it was practicable to obtain market price information prior to the printing of this Proxy and Information Statement, such sale price was $3 3/8. It is anticipated that the Common Stock will continue to trade on the NASDAQ National Market System after consummation of the Exchange, under the new symbol "CLCP." On May 16, 1996, Summagraphics received an inquiry from the NASDAQ Stock Market as to whether Summagraphics continued to meet the listing requirements for the National Market System. Pursuant to correspondence and subsequent telephone conversations, the NASDAQ Stock Market has agreed to delay their determination until consummation of the Exchange, and has indicated that New CalComp will have to meet the initial listing requirements for New CalComp Common Stock to continue to trade on the NASDAQ National Market System. Two of the requirements for initial listing on the National Market System is that a total market capitalization of common stock held by non-affiliates is equal to or exceeds $15,000,000 and that the bid price of the listed security is equal to or exceeds $3.00. Since no public market exists for the stock of CalComp and no public market will exist for New CalComp Common Stock until such time as the Exchange is consummated, a determination as to whether the initial listing requirements will be satisfied cannot be made. Lockheed Martin has indicated that it intends to use reasonable efforts to cause the Common Stock to continue to be listed on the NASDAQ National Market System after the Exchange. In the event that the Common Stock does not continue to be listed on the NASDAQ National Market System, the trading volume of the Common Stock may decrease and an active trading market may not develop or be sustained following the Exchange. In the event that the Common Stock does not continue to be listed on the NASDAQ National Market System after the Exchange, Lockheed Martin has indicated that it intends to use reasonable efforts to cause the Common Stock to be listed on the NASDAQ SmallCap Market.

  The quotations set out above represent prices between dealers and do not include retail mark-up, mark- down or commission. They do not represent actual transactions. These quotations have been supplied by the National Association of Securities Dealers, Inc.

  As of the Record Date, there were 349 record holders of Summagraphics Common Stock (which shares are believed to be beneficially owned by approximately 2,000 persons).

                                DIVIDEND POLICY

  Summagraphics has never paid any dividends with respect to its Common Stock. Following the Exchange, any future payment of dividends will be at the discretion of the Board of Directors and will depend on the financial condition and capital requirements of New CalComp, as well as other factors that the Board of Directors deem relevant. It is currently anticipated that following the Exchange, New CalComp will retain future earnings, if any, to finance the operation and growth of New CalComp's business. After the Exchange, and for as long as Lockheed Martin owns 50 percent or more of the Common Stock, Lockheed Martin will be able to elect the entire Board of Directors of New CalComp, and therefore, will be able to control all decisions with respect to New CalComp's dividend policy.

                           BUSINESS OF SUMMAGRAPHICS

GENERAL

  Summagraphics is engaged in the manufacture and sale of digitizing tablets, large format plotters, thermal transfer printers, and graphic cutters.

  A digitizer is a computer graphics input device, functionally similar to a keyboard or mouse, consisting of an electronic stylus or cursor and a tablet containing a grid of sensors which translate engineering drawings, maps and other graphic information into digital form for entry into a computer.

  A pen plotter is a computer graphics output device, functionally similar to a printer, but used to automatically draw lines, symbols, diagrams and other graphics output.

  An ink jet plotter is a computer graphics output device, functionally similar to a printer and pen plotter, but it uses ink jet technology rather than ink pen technology to automatically draw lines, symbols, diagrams and other graphics output.

  A thermal transfer printer, capable of interfacing with PostScript(TM) and other industry standard software, uses Summagraphics' patented techniques to produce brilliantly colored, high quality images up to 24^ x 40^ for sign-making applications.

  A cutter performs a function similar to a plotter, but rather than drawing an image onto a sheet of paper it accurately cuts on various media (such as vinyl) along a programmed image employing the same technique as a plotter except using a knife instead of a pen.

  Summagraphics' products are used in applications with high-performance computer graphics systems, including computer-aided design, manufacturing, engineering, publishing and graphic arts.

  Summagraphics added pen plotters and cutters to its pre-existing digitizer product lines in May 1990 with the acquisition of the Houston Instrument Division ("Houston Instrument") of Ametek, Inc. ("Ametek"). This acquisition broadened Summagraphics' presence in the U.S. market, provided Summagraphics with a manufacturing facility in Belgium and expanded Summagraphics' U.S., European and Far Eastern distribution networks. Approximately 56% of Summagraphics' net sales for the fiscal year ended May 31, 1995 was attributable to overseas markets.

  Summagraphics' products are sold by its sales force primarily through distributors and also to OEMs which incorporate Summagraphics' products into their own computer products. Summagraphics' products may be integrated with most personal computers, including IBM-compatible personal computers and Apple personal computers, workstations from Sun Microsystems and Digital Equipment, and publishing systems from Scitex, and are compatible with most industry standard CAD and graphics software applications.

  Summagraphics' strategy is: to pursue sales and market share growth for its existing product lines, through product enhancements and new product introductions; to devote resources to research and development of new products; and, as and if appropriate opportunities arise, to acquire or develop one or more complementary product lines or businesses serving the computer graphics markets.

  In March 1992, Summagraphics restructured its North American operation by combining the management and administrative processes of its digitizer and Houston Instrument into a single operating unit; and established an administrative headquarters in Europe responsible for cutter manufacturing, and sales, distribution and service of all Summagraphics' products for the European market.

  Further restructuring was initiated in May 1993, associated with the arrival of a new President and Chief Executive Officer who joined Summagraphics in April 1993. The restructuring included a reduction in work force, asset write-downs, consolidation of manufacturing operations in Summagraphics' Austin, Texas facility, changes in some of Summagraphics' senior executives, and a redeployment of assets to apply them more effectively. Also, North America and Asia Pacific sales, manufacturing, and engineering administration is now based in Austin, Texas.

  During fiscal year 1995, Summagraphics changed its corporate headquarters from Seymour, Connecticut to Austin, Texas, and in late fiscal year 1995 undertook additional organizational actions which included a reduction in force and abandonment of the remaining portion of Summagraphics' Connecticut lease.

DIGITIZERS

  Market And Applications. Digitizers have accounted for approximately forty percent (40%) of the sales of Summagraphics in each of its last three fiscal years. Summagraphics' primary markets for digitizers are in computer-aided design, engineering and manufacturing (CAD/CAE/CAM). Digitizers typically are used with personal computers and workstations and support a broad range of software applications which include high-end computer aided publishing, construction management and costing, graphics design and animation, mapping and geographic information systems (GIS) and geological/seismic analysis. They also are used frequently with software systems such as AutoCAD. Newspaper publishers, for example, use Summagraphics' digitizers as part of their complete computer-aided publishing systems for publication layout. Engineers and architects use Summagraphics' digitizers in estimating construction costs rapidly and accurately from blueprints and site plans while in the field. Animation and graphics design uses for Summagraphics' digitizers vary widely and include use in cinema productions, colorization of black and white movies and television weather and sport analysis. Digitizers offer significant benefits of speed and efficiency to the user in CAD design over other input methodologies such as computer mice and on-screen menus.

  Uses for digitizers include desktop publishing, image processing and pen-based computing. See "Product Development."

  Technology. Digitizers are capable of determining the absolute location of a stylus or cursor to within several thousandths of an inch on a grid of sensors imbedded in a tablet. Depending upon the technology used, this is accomplished by pulsing either the grid or the cursor with an electric current causing a reciprocal electrical flow in the cursor or the grid. This reciprocal flow is measured, converted into a set of digital X-Y coordinates and transmitted to a host computer for processing.

  Digitizers can offer significant advantages over other entry devices such as keyboards, mice, trackballs, lightpens, joystick and touchpanels in graphics intensive applications due to their high level of precision, greater functionality and increased productivity. Keyboards are primarily used for inputting text and numerical information and are not well suited for graphics applications. Mice are low accuracy, relative pointing devices commonly used with icon-based operating systems and low-resolution graphics applications. By contrast, digitizers are capable of inputting X-Y coordinate data to communicate an absolute position. Absolute positioning allows accurate drawing and selection of discrete points on the surface of the digitizing tablet. The latter is critical to high accuracy tasks such as digitizing a map or an existing CAD drawing.

  Summagraphics' digitizer products are primarily based on electromagnetic technology whereby a cursor or a grid generates an electromagnetic field which is measured by built-in electronic instruments. These methods produce digitizers capable of higher resolution than other commonly-used technologies (magnetostrictive and resistive). Electromagnetic tablets offer the additional advantage of being relatively unaffected by temperature, humidity, electrical noise and conductive materials on the digitizing surface.

  Products. Summagraphics offers three series of electromagnetic digitizers: desktop, industry standard tablets (the SummaSketch Series); low-cost, large-format tablets (the Summagrid(R) Series); and large-format, high accuracy tablets (the Microgrid(R) Series). Digitizers are offered in standard configurations for the distribution market and are customized to meet specific OEM and foreign market specifications. All are supported by a broad range of accessory products including styli, cursors, pressure sensitive pens, power supplies, cabling and software templates. Digitizers may be software or hardware configured to meet various requirements.

  The SummaSketch Series electromagnetic tablets, sold under the trade names SummaSketch III and SummaSketch III Professional, comprises a majority of Summagraphics' digitizer sales. These tablets are constructed using a single printed circuit Board housing the X-Y grid and the control and interface electronics. Applications include desktop CAD, CAM, CAE, graphic arts design and general purpose computing.

  The Summagrid (SG) Series electromagnetic tablets are constructed of a single large printed circuit Board containing the X-Y grid and control interface circuitry housed in a separate chassis common to all sizes. The Summagrid Series offers customers a large format tablet with similar accuracy and resolution to a desktop unit but at a significantly lower cost than the Microgrid Series. Applications include cost estimation, facilities management and low-end CAD or mapping. Both the Summagrid and the Microgrid Series of digitizers are available in backlit versions for high-end medical and tracing applications.

  The Microgrid (MG) Series electromagnetic tablets are constructed of a single large printed circuit board containing the X-Y grid. Control and interface electronics are integrated into the tablet in a chassis common to all sizes of tablets. Applications include high-end CAD, CAE, cartography and civil and mechanical engineering, which require greater accuracy and line resolution than desktop models offer. Each Microgrid tablet is tested on Summagraphics' laser interferometer test bed to guarantee accuracy.

  Summagraphics introduced a product enhancement in fiscal year 1993 which enables the user to utilize at their discretion the cursor or stylus as either a corded or battery powered cordless (convertible) version. Cordless cursors are an added convenience to users of large tablets where the large tablet surface otherwise necessitates a long cord. The cordless technology used on Summagrid represents core technology for Summagraphics which can be applied to new and existing digitizer products to offer unique customer benefits. Additionally, Summagraphics introduced its Microgrid(R) Ultra Series large-format tablet which is an upgrade of Summagraphics' Microgrid Series high-accuracy tablets for applications requiring precise formatting devices such as GIS mapping, electronic design and CAD.

  In fiscal year 1995, Summagraphics introduced the Summa Expression, a high performance desktop tablet designed for graphic arts applications such as drawing, painting, illustration and animation. This tablet features a small 6^ x 8^ active area footprint and allows drawing with high precision and flexibility using 256 levels of pressure sensitivity and customizable menu buttons. This tablet is the first of a planned series of high performance small-format tablets dedicated to address the needs of the professional graphics user. The SummaPad(TM) was also introduced in fiscal year 1995. This tablet features a 4^ x 5^ active area and also provides pressure sensitivity.

PLOTTERS

  Market And Applications. Summagraphics began to market plotters in May 1990 with the acquisition of Houston Instrument. In each of the last three fiscal years, plotters have accounted for approximately thirty percent (30%) of Summagraphics' sales. Summagraphics' primary markets for plotters are in computer-aided design and engineering. Its pen plotter products are used extensively by architects and mechanical, electrical electronic and civil engineers to create complex drawings and specifications. Pen plotters are also used with computerized mapping, geographical exploration and geographic information systems, where precise high quality hard-copy output is required. Summagraphics' plotters are also used extensively in many other application areas, including medical, scientific, business and educational presentation graphics. Pen plotters remain the most cost effective means to create high quality wide format, permanent line drawings.

  Summagraphics introduced in fiscal year 1994, a large-format, color thermal wax transfer printer--SummaChrome(TM)--for use in in-house design departments of corporations and retail chains, advertising agencies, graphic design firms, and sign, copy and photo shops servicing both businesses and consumers.

Applications include the production of colored signs, presentation materials, photo enlargements, design renderings, maps, and satellite images. In fiscal year 1995, Summagraphics re-evaluated the resources required to sell this product and decided to focus its energy on the segment of the graphics market where they were already positioned for success--sign-making. Recognizing their unique opportunity to offer the first large-format digital printing solution that can print directly on vinyl without any additional process for UV or water resistance, Summagraphics shifted its marketing focus to take advantage of this technological advantage. Summagraphics already had the sign-making channel in place to support its SummaSign Series of high performance cutters/plotters. This shift in market focus is more cost effective to execute.

  In fiscal year 1995, Summagraphics introduced its SummaJet(TM) 2 Series of ink jet plotters for the CAD market. The SummaJet 2 entry took advantage of a void in the existing ink jet market for low cost color printing.

  Technology. All types of plotters function by creating images on hard-copy media such as paper or polyester film. Pen plotters may be distinguished from other hard-copy output devices, because pen plotters create hard copy of vector, or point-to point lines, while other plotters produce raster, which constructs an image as a series of dots, a print band at a time.

  Pen plotters function by receiving plot commands downloaded from a computer and, by following these instructions, moving one of a selection of pens relative to paper, film or other media, thereby generating a drawing. The media is driven bi-directionally on one axis while the pen is driven on the other axis.

  Both functions are microprocessor controlled, highly responsive, closed-loop servo systems that permit accurate and precise graphic creation.

  Summagraphics has developed significant expertise in relevant software, servo, paper handling and mechanical design technologies.

  Summagraphics' line of feature-enhanced pen plotters called the HiPlot(R) 7000 Series in A-to D-size and A- to E- size plotters, improving speed of throughput and plot quality.

  Summagraphics introduced in fiscal year 1994 its SummaChrome(TM) Imaging System, a color thermal transfer printer, which produces large-format color output images up to 24" x 40" direct on vinyl. The product is intended for sign-makers who produce large-format vinyl or screen print signs. Since it prints directly on vinyl, it eliminates the need for transferring images and enabling the user to make vivid, fine-lined large-format signs which are durable in outdoor applications for up to three to five years.

  Summagraphics introduced in fiscal year 1995 its SummaJet plotter which is Summagraphics' entry into the color D- and E- size ink jet market. The product is both raster and vector compatible and intended to address the CAD market with features like replot, automatic pilot, printing, automatic scaling and mirror functions.

  Products. Summagraphics offers a series of large-format plotters and small format plotters. Summagraphics' offering of large-format plotters include high performance, high speed CAD pen plotters.

  Summagraphics introduced the HiPlot 7000 Series of pen plotters in late fiscal year 1993. The HiPlot Series offers users additional features of faster plot completion, a primary application requirement and, in addition, improved plotting quality and a new feature called HIQueue(TM), a plot management package for networked multi-user environments. The ability to effectively manage plot data in a networked multi-user environment is a strong requirement among users.

  SummaChrome, Summagraphics' color thermal transfer printer for the sign market, produces color prints up to 24" x 40" of exceptional clarity and brilliance. Its patented Ribbon Printing(TM) mechanism permits highly precise registration and increased resolution to 400 dpi from thermal's traditional desktop 300 dpi range.

CUTTERS

  Cutters are output devices, similar in construction to a pen plotter, but employ a knife in place of a pen to cut vinyl for signs and banners, artfilm for screen printing, and various stencil materials for etching text and images into glass, wood and stone via an abrasive etching process. Cutter performance is primarily measured by speed, acceleration, and guaranteed accuracy. Additional features include knife type, tool pressure and software compatibility. Speed is measured by how many inches the knife moves per second. Acceleration is how quickly the knife reaches its top speed, this is important since most signs consist of short lines. Guaranteed accuracy depends on the drive mechanism, either friction or sprocket, in the cutter. There are currently two types of knife systems used to cut material; drag and tangential. Drag knife units typically cost less, have less knife pressure capability, and are used for general sign applications. Tangential knife units are typically more expensive, with more knife pressure, greater precision cutting abilities and the ability to cut a wider variety of material.

  Summagraphics markets a line of precision cutters designed to produce low-cost, computer-generated letter and graphics for sign and display making applications. During late fiscal year 1993, Summagraphics introduced two new tangential cutters, the T1000 and the T600. In fiscal year 1994, Summagraphics introduced three new drag knife cutters, the D610, D750 and the D1300. These cutters primarily differ in the width of sign media they handle, the type of knife used and the features they contain. In fiscal year 1995, Summagraphics introduced the SummaSign cutter (the SummaSign 1010 Plus). This high performance cutter combines an advanced media handling system, offers both sprocket drive and friction drive and is therefore capable of handling plain media as well as half-inch industry-standard punched media. Summagraphics also introduced the low cost, small-format SummaCut Series of cutters designed for small, independent sign shops who produce a limited quantity of vinyl signs.

AFTER MARKET SERVICE AND SUPPORT

  Summagraphics' customer service group provides customer support for Summagraphics' products via depot, on-site or on an exchange basis with standard warranty protection programs which include Limited Lifetime Warranty, 48-Hour Priority Response(TM) in the first year after purchase, along with additional warranty options for 24-Hour Priority Response(TM) and multiple product leasing options. This group also sells a wide range of plotting media and a variety of pens for use with its plotters. Summagraphics also offers a library of CAD digitizer templates for use with AutoCAD. Summagraphics' templates simplify the use of CAD programs and increase productivity by permitting the user to bypass nested menus and access necessary commands quickly.

PRODUCT DEVELOPMENT

  During fiscal year 1993, 1994 and 1995 Summagraphics' research and development expenses were $8,003,000, $5,631,000, and $6,761,000, respectively.

  During fiscal year 1993, Summagraphics acquired joint ownership of a broad patent for incorporating a digitizer into a liquid crystal display (LCD) without the use of a separate digitizer X-Y grid. This allows for a very cost effective approach to "writing on the screen" pen computer systems. Summagraphics has been investigating relationships with LCD manufacturers to pursue this technology further, and recently entered into a license agreement with Sharp Corporation to enable them to enhance their product line of combined displays and input panels.

MARKETING AND CUSTOMERS

  Summagraphics seeks to offer a broad line of application-compatible computer peripheral products for graphics input and output and to develop strong brand recognition. Summagraphics has developed a world-wide sales network including OEMs, distributors and manufacturers' representatives and maintains sales offices in the United States, Belgium, France and Germany.

  Summagraphics also maintains a support and technical assistance program for third-party software developers in emerging markets and has on occasion entered into several joint marketing support arrangements with developers of selected applications. No single customer of Summagraphics accounts for ten percent (10%) or more of Summagraphics' yearly sales.

  Summagraphics' network of distributors consists of national, vertical and regional distributors. National distributors in the United States, such as Ingram Micro, Inc. and Merisel, and Computer 2000 in Europe, sell to retail accounts and account for a large percentage of Summagraphics' sales. Vertical distributors sell to retail accounts. They carry a line of Summagraphics' products and specialize in integrating Summagraphics' standard products into specialized systems for vertical markets. Regional distributors focus on an area typically composed of five to seven states and specialize in applications and accounts which require a greater amount of service and technical skill in making the sale. Summagraphics attempts in most instances to have more than one distributor in foreign countries. Summagraphics believes that by avoiding reliance upon exclusive distributorship arrangements it broadens the market for its products and fosters constructive competition among its distributors.

  Summagraphics also sells its products directly to OEMs for incorporation into systems manufactured by them and indirectly to smaller OEMs through a network of manufacturer representatives. Many of these sales are customized products which are incorporated into the OEMs design cycles.

  Summagraphics' CAD Warehouse, Inc. subsidiary sells Summagraphics products and products of other companies, advertises through trade publications and its own catalog, and sells through orders. Lockheed Martin and CalComp have advised Summagraphics that New CalComp does not currently intend to continue operation of the CAD Warehouse business following Closing. The operations of the CAD Warehouse business included in the Summagraphics historical financial information consist of revenues of $14,553,000, costs applicable to revenue of $12,997,000, and selling, general and administrative expense of $1,637,000. The net effect of the disposition of the CAD Warehouse business to the Unaudited Pro Forma Condensed Statement of Operations contained elsewhere in this Proxy and Information Statement is a reduction in the operating loss incurred. See "Note E to the Notes to the Unaudited Pro Forma Condensed Financial Statements."

  See Note 7 of the Notes to the Consolidated Financial Statements of Summagraphics for information on Summagraphics' foreign and domestic sales. Summagraphics maintains domestic sales/service offices in Seymour, Connecticut; Austin, Texas; and Huntington Beach, California. Summagraphics has foreign sales subsidiaries located in Brussels, Belgium; London, England; Munich, Germany; and a foreign sales office located in Paris, France.

  Summagraphics' marketing and sales organization consists of these groups: product/management, distribution sales, marketing communications, and customer service. Product management is responsible for market research, new product planning and pricing strategies. The North America/Asia Pacific sales group, headquartered in Austin, Texas, includes regional sales managers covering domestic and foreign territories who are responsible for both direct and indirect OEM account relationships, and distribution managers who work with national, regional and vertical distributors. The European sales group is headquartered in Brussels, Belgium and operates in a manner similar to its North America/Asia Pacific counterpart. Each of the North America/Asia Pacific and European sales and service groups has a marketing communications group responsible for trade shows, advertising, product sales, literature and customer relations, and a customer service support capability responsible for customer service and assisting customers with technical issues.

MANUFACTURING OPERATIONS, QUALITY CONTROL AND WARRANTIES

  Summagraphics has certain of its manufacturing performed outside the United States to take advantage of lower manufacturing costs, while allowing Summagraphics to maintain high standards of quality.

  Summagraphics maintains a manufacturing facility in Gistel, Belgium for the manufacture of cutters and distribution of all of its products sold in the European market. In order to reduce manufacturing costs, Summagraphics recently entered into agreements to outsource manufacturing of its SummaJet ink jet product line and its large-format digitizer product line and has an ongoing program of investigating the outsourcing of manufacturing of its remaining products.

  Final assembly of products takes place either at the outsourcing manufacturing locations or at Summagraphics' facilities in Austin, Texas and Gistel, Belgium where there is also product warehousing. Summagraphics also does product warehousing and distribution at its Seymour, Connecticut location.

  Summagraphics generally purchases devices, components and sub-assemblies from more than one source both domestically and internationally where alternative sources are available and economical; however, Summagraphics uses sole suppliers for certain components. Summagraphics believes that it maintains adequate inventories of sole source items and that alternative components or sources for those items could be readily incorporated into Summagraphics' products.

  Summagraphics' present manufacturing capacity is adequate to meet its anticipated production requirements for the foreseeable future. If required, Summagraphics has the ability to increase purchases under its existing manufacturing and second source agreements or to manufacture domestically products currently manufactured offshore.

  Summagraphics maintains quality control procedures for products manufactured both domestically and offshore. These procedures include quality testing during design, prototype and pilot stages of production, inspection of incoming raw materials, inspection of sub-assemblies and testing of finished product using automatic test equipment. Finished products undergo burn-in testing to provide for long-term, reliable operation.

  Summagraphics warrants its products for periods ranging from ninety days to the life of the product. Summagraphics makes available extended warranties, spare parts and out-of-warranty repair service in the United States and Europe. To date, warranty costs have been insignificant.

COMPETITION

  The markets in which Summagraphics sells it products are highly competitive. Summagraphics faces actual and potential competition from a number of established manufacturers, both domestic and international, including Summagraphics' largest competitors, CalComp and Hewlett-Packard Co., which have significantly greater financial, technical, manufacturing and marketing resources than Summagraphics; and Mutoh America Corporation, Wacom Company, Ltd., Encad, Inc., and Oce. CalComp competes primarily with Summagraphics' digitizer and plotter products; Mutoh competes primarily with Summagraphics' cutter products; and Hewlett-Packard competes primarily with Summagraphics' plotter products. Summagraphics' lower cost products face competition from manufacturers of mice and tablets, including Logitech, Inc. Summagraphics recently entered into an OEM agreement with Mutoh for the production and sale of certain products of each of those companies by the other, to enhance Summagraphics' product offerings.

  Summagraphics believes that its competitive ability also depends on the quality, pricing, performance and support of its products, manufacturing costs and Summagraphics' technical capability and successful introduction of new products and product enhancements. See "Product Development." Summagraphics believes that it offers a number of important attributes, including its product price and performance, market presence, technological expertise, quality of its product line, relationships with certain OEMs and its well-developed distribution channels. Inability to match product introductions or enhancements or price/performance of competitors' products could adversely affect Summagraphics' market share and profitability.

BACKLOG

  Summagraphics manufactures on the basis of its forecast of near-term demand and maintains inventories of finished products in anticipation of firm orders from its customers. Summagraphics typically ships within thirty days of receipt of orders. While certain OEMs and distributors place orders for scheduled deliveries, most of Summagraphics' customers currently order products on an as-needed basis. For this reason, and because customers may cancel or reschedule orders with little or no penalty, or may place orders on shipment hold, and because Summagraphics may decline to ship to customers for credit reasons, Summagraphics believes that it has no backlog orders that are firm, and, in any event, that the level of such orders is not indicative of sales.

EMPLOYEES

  As of June 14, 1996, Summagraphics employed approximately 194 people, 113 domestically and 81 internationally. None of the employees are covered by a collective bargaining agreement, although Summagraphics' employees in Belgium are covered by government mandated benefits. Summagraphics believes that relations with its employees are good.

PATENTS AND PROPRIETARY INFORMATION

  Summagraphics attaches importance to its portfolio of patents, trademarks, copyrights, trade secrets and know-how. In the course of research and development, Summagraphics engineers at times devise inventions which Summagraphics may elect to patent if it would provide a clear-cut market advantage, inhibit competitors or generate a source of licensing revenues. Summagraphics has approximately fifty patents and twenty patents pending in the United States and in a number of foreign countries. Summagraphics also relies on trade secrets, know-how, contracts, copyrights, trademarks and patents to establish and protect its proprietary rights and to maintain the confidentiality of trade secrets, proprietary information and creative developments.

  As part of Summagraphics' strategy for protecting its technology and market position, it will announce certain inventions that it intends to use but does not intend to patent in order to prevent competitors and others from obtaining patent protection on such inventions. As a matter of cost control, Summagraphics may allow certain patents that it judges to be obsolete to lapse. Summagraphics believes that its proprietary information is protected to the fullest extent practicable. There can be no assurance that the confidentiality agreements upon which Summagraphics relies to protect its trade secrets and know-how would be upheld by the courts. Moreover, patents relating to particular products do not necessarily preclude competitors from successfully marketing substitute products to compete with patented products. Summagraphics believes that the loss of any particular patent, or group of patents, will not have a material adverse effect on Summagraphics' financial position and results of operations. Other companies may also obtain patents covering configurations and processes relating to Summagraphics' products, which would require Summagraphics to obtain licenses. There can be no assurance that Summagraphics will be able to acquire such licenses, if required, on commercially reasonable terms.

PROPERTIES

  Summagraphics' executive offices are located in Austin, Texas in a leased building having a total of 96,400 square feet of space. The lease will expire in June 2010. In addition, Summagraphics leases a building in Seymour, Connecticut (the lease will expire in November 1998), which is being vacated, and owns a building in Gistel, Belgium, and those buildings have a total of 84,000 and 43,180 square feet of space, respectively. Summagraphics also leases office space for selling operations in Huntington Beach, California and Macedonia, Ohio, and in three foreign countries (Germany, France and Belgium). Except for the Seymour, Austin and Gistel facilities, these locations function primarily as sales, training and field service centers for their regions. See
Note 9 of Notes to Summagraphics' Consolidated Financial Statements for information regarding Summagraphics' obligations under leases.

LEGAL PROCEEDINGS

  Summagraphics is a party to several legal actions arising in the normal course of business. Summagraphics believes that the disposition of these matters will not have a material adverse affect on its financial position or results of operations taken as a whole.

                              BUSINESS OF CALCOMP

GENERAL

  CalComp, which prior to the Exchange is a wholly owned subsidiary of Lockheed Martin, is a supplier of both input and output computer graphics peripheral products consisting of (i) large format LED, direct imaging, vector and inkjet plotters, (ii) digitizers, (iii) large format scanners and (iv) large format color printers. In general, CalComp's products are designed for use in the CAD/CAM, printing and publishing, and graphic arts markets, both domestically and internationally. CalComp maintains service product support and technical assistance programs for its customers and sells software and supplies and after-warranty service.

HISTORY

  The businesses of CalComp derive from California Computer Products, Inc. ("CCP") which was incorporated in September 1958 to manufacture and market computer graphics products for the U.S. Government's NIMBUS Weather Satellite Program. In 1959, CCP introduced the world's first drum plotter, which translated computer output into visual data such as drawings, charts and graphics. CCP expanded its product offerings by introducing new plotters and controllers through the 1960's and 1970's. CCP added its first electrostatic plotter to its product line in 1979. During the 1980's and 1990's, CCP, and subsequently CalComp, continued to expand its product line through adapting various technologies to new products, including thermal transfer technology in printers, laser technology in printers/plotters, LED technology in plotters, bubble inkjet in plotters, and direct thermal technology in printers and plotters. CCP added the digitizer product line in 1980 through the acquisition of Talos Systems Inc.

  In 1980, CCP was acquired by Sanders Associates, Inc., a defense electronics company in Nashua, New Hampshire. At the end of 1983, CCP was merged with and into Sanders Associates, Inc. and the business was conducted thereafter under the name of CalComp Group, Sanders Associates, Inc. Sanders Associates was acquired by Lockheed Corporation ("Lockheed") in 1986 at which time CalComp Group became an operating unit of Lockheed's Information Systems Group. CalComp Inc. was incorporated in 1987 under California law to acquire the assets and liabilities of CalComp Group from Sanders Associates, Inc., at which time it became a separate legal entity and a wholly owned indirect subsidiary of Lockheed. In March 1995, the businesses of Lockheed and the businesses of Martin Marietta Corporation were combined to form Lockheed Martin Corporation. CalComp is now a subsidiary of Lockheed Martin in the Commercial Systems Group of the Information & Technology Services Sector.

PRODUCTS

  CalComp produces graphics peripheral products targeted at the CAD/CAM, printing and publishing, and the Graphic Arts markets. CalComp products fall into two primary product lines: (1) hardcopy output products, consisting of inkjet plotters and printers, direct imaging plotters, dry film imaging products, L.E.D. products, vector plotters, and thermal transfer printers; and
(2) input devices, consisting of digitizers and scanners. CalComp also sells after-warranty service and supplies which support its product lines.

HARD-COPY OUTPUT DEVICES

  CalComp produces and sells a wide variety of hard-copy output devices which accounted for approximately 35% of CalComp's revenues in 1995. Output devices consist of plotters and printers. Plotters are devices that translate computer output data into hard-copy media, such as schematics, charts, maps, drawings, pictures, and other images. The basic unit consists of a microprocessor, a controller, and a marking mechanism. Pen plotters are distinguished from other plotters by the fact that pen plotters create point-to-point lines while other plotters utilize raster data to construct an image as a series of dots, one print band at a time. Printers are units that place raster images on output media, either paper or film, by placing small marks, or dots, on the media. These output devices are often interchangeable, with the difference between plotters and printers often being the firmware-based connectivity solutions.

  Inkjet Plotters and Printers. CalComp produces bubble-jet technology based equipment consisting of both color and monochrome plotters for the wide format market, sold under the names TechJet Color (R) and TechJet (R) Designer.

  Direct Imaging Plotters. CalComp sells the DrawingMaster (R) monochrome plotter which is particularly suitable for network environments or other applications where medium to high volume plotting is required.

  Dry Film Imaging Products. CalComp manufactures and sells a direct imaging system for use in placing images on dry film or paper. The unit can be used to produce film separations for many kinds of screen printing without the need for any darkroom equipment. The units are compatible with several Raster Image Processors as well as PostScript(TM) and other datastream output formats.

  L.E.D. Plotters. CalComp sells a line of L.E.D. plotters. L.E.D. plotters are designed for environments that require high volumes, such as networks, reprographics and document management operations.

  Vector Plotters. CalComp manufactures and sells the DesignMate line of pen plotters. These products are compatible with a wide variety of interfaces common in the CAD/CAM market.

  Thermal Transfer Printers. CalComp produces and sells printers that produce high-quality color output on paper or transparency media. These units are based on a thermal transfer technology, utilizing a ribbon which transfers the color to the media. These units are PostScript(TM) language compatible and are used as printers for presentation graphics and other applications where high-quality color images are required.

INPUT DEVICES

  CalComp manufactures and sells digitizers and sells a family of scanners. Digitizer sales accounted for approximately 13% and scanner sales approximately 4% of CalComp's total revenues for 1995. A digitizer is an input device which consists of a tablet and a pen or cursor. A digitizer translates drawings, maps and other graphic information into digital format that can then be entered into a computer. The device is designed to quickly determine and follow the position of the pen or cursor when placed on top of the tablet, for uses such as tracing, drawing, or other applications where precise control of the absolute input position is important. The devices are also capable of detecting relative position, similar to a mouse input device. A scanner is a device that detects an image on an input media and translates the image into raster data to a computer.

  DrawingBoard(TM) III Digitizer Tablets. CalComp manufactures and sells a family of high performance, low cost digitizer tablets which are designed for CAD, mapping, and GIS applications, and can be used in drawing, tracing, and presentation graphics applications. These digitizers come in a range of sizes and accuracies. CalComp also produces a backlit version of this tablet.

  Estimat Flexible Graphics Tablets. CalComp manufactures a lightweight, flexible tablet which can be rolled up for transport or storage.

  DrawingSlate(TM) II Digitizer Tablets. This family of small format digitizers is thin and lightweight. It has a pressure sensitive, cordless pen for variable line weight input. These tablets are particularly useful with graphics software where variations in pen pressure may translate to line width, color blend, opaqueness, or various other attributes.

  Large Format Scanners. CalComp markets a family of large format scanners capable of fast, high volume scanning. These units, which can scan documents up to 36" wide, come in resolutions from 300 to 1000 dpi.

SERVICE AND SUPPORT

  CalComp, through its North American Channels group and its international subsidiaries, provides an extensive range of customer service and technical support for CalComp's products. Technical support and customer service are provided through a twenty-four hour telephone response network that provides customers with continuous access to trained technical support personnel. In addition, CalComp provides product support and service through repair, exchange or replacement of products sent to its Anaheim headquarters. CalComp also maintains a staff of service technicians that are available for on-site service calls.

RESEARCH AND DEVELOPMENT

  During each of the years 1993, 1994 and 1995, CalComp expended funds for research and development activities of $29.1 million, $21.5 million and $17.3 million, respectively. CalComp intends to continue to invest funds to develop technologies that are expected to expand its product offerings. A significant portion of research and development funds in the output device market involve expanding inkjet technology and related platforms, with an emphasis on improving CalComp's position in the area of core marking and printing technology used in the CAD, Graphic Arts and Printing and Publishing markets. Additionally, significant funds are expected to be utilized to develop proprietary after-market output products such as inks and media. Research and development funds in the digitizer market, where CalComp has proprietary core technology, are expected to be devoted to improving product performance while maintaining competitive pricing.

PATENTS AND PROPRIETARY INFORMATION

  CalComp owns numerous patents and patent applications which are used in the operation of CalComp's business and has developed a variety of proprietary information that is necessary for its business. While such patents, patent applications and other proprietary information is, in the aggregate, important to the operation of CalComp's business, management of CalComp does not believe that any individual patent, patent application or other intellectual property right is of such significance to the business of CalComp that its loss or termination would materially affect the business of CalComp.

SALES AND DISTRIBUTION

  CalComp sells hardware, supplies and service through a variety of distribution channels. In 1995, CalComp introduced its ChannelWorks two-tiered distribution network. Through ChannelWorks, CalComp limited the number of its domestic distributors to those with broader market penetration capabilities and reduced the cost of distributing products. Under ChannelWorks, products are generally sold through a limited number of distributors, with some additional sales through original equipment manufacturers (OEMs) and systems integrators. Supplies and certain specialized products are sold through dealers.

  Internationally, sales and distribution activities are determined by CalComp's subsidiaries in an attempt to ensure that sales and distribution efforts are appropriate for the markets in the particular country in which that subsidiary operates. In countries where CalComp does not have a subsidiary, sales are handled by either a local distributor or under a master distributor relationship out of CalComp's headquarters in Anaheim, California.

COMPETITION AND RISKS

  CalComp encounters extensive competition in all of its lines of business with numerous other parties, depending on the particular product. CalComp's business involves rapidly changing technologies and the markets in which its products are sold are characterized by rapid movement to higher performance and lower priced product offerings. CalComp competes not only with other manufacturers of similar technologies but also with firms that make products that may be substituted or exchanged for CalComp products. The parties with whom CalComp competes are determined based on whether the product at issue is in the hard-copy output market or input market as well as the specific requirements of the relevant customer.

  Hard-Copy Output Devices. The wide-format hard copy output market is comprised of professional output products having media handling capability of greater than 17^ width. CalComp competes in the market with the following five technologies: Pen Plotter, Inkjet, Direct Thermal, L.E.D. and Thermal Transfer. The parties with whom CalComp competes in plotters sales varies depending on the nature of the technology involved. CalComp competes with a wide variety of competitors in both product performance and price in connection with sales of its hard-copy output products. Traditional competitors in the hard-copy output device market are: Hewlett Packard, Xerox, Encad, Summagraphics, JDL, Oce, JRL, and Mutoh.

  Input Devices. There are many suppliers of input devices with which CalComp competes. A myriad of other signal-sensing devices are all capable of direct computer input and, to some extent, are interchangeable with other input devices. Various features distinguish the competitive products in this market. The input device selected by a customer will vary based upon intended application, price and performance. Traditionally, customers using CAD applications, mapping applications and GIS applications have perceived the need for the high precision input offered by digitizers. Graphic Arts applications have in the past favored mouse input devices. Customers in the graphic arts market have recently begun broader use of digitizers, which use is expected to continue to expand.

  Major vendors in the worldwide digitizer market include CalComp, along with Wacom, Summagraphics, Seiko and Hitachi. In addition, there are many smaller companies such as ACECAD, Mutoh, GTCO and Graphtec. CalComp is also a provider of large format scanners. CalComp is one of the largest providers of both small and large format digitizers. Wacom is the largest worldwide provider of small format tablets for the Graphic Arts market, while CalComp and Summagraphics are large suppliers in the CAD market.

  The large format monochrome scanner addresses the needs of users who have to transfer hard copy drawings into a digital form. Applications for large format scanning include Architectural Engineering and Construction (AEC), Document Management, Mapping/GIS, and Facilities Management. Traditionally, converting to a digital form has been accomplished by either totally re-creating the original drawing, utilizing a Computer Aided Drafting package within the computer, or digitizing the original drawing using a large format digitizer. CalComp offers a full line of monochrome scanners called the ScanPlus III. Also included with the hardware is software which allows the end user to view and manipulate the items being scanned. Other major providers in this market are Vidar, Ideal, Contex and Oce. Market position is usually dictated by advertising, pricing and channel awareness rather than product differentiators.

  International Sales. Approximately 63% and 59% of CalComp's sales in 1995 and 1994, respectively, were made internationally. International sales involve risks that are not necessarily applicable to domestic activities, such as exposure to currency fluctuations, offset obligations and changes in foreign economic and political environments. In addition, international transactions often involve increased financial and legal risks arising from widely different legal systems, customs and mores.

ORGANIZATION

  CalComp is organized geographically for sales and service, and functionally for product development, manufacturing, and support. CalComp's Product Management Organization is responsible for defining product requirements and, once accepted, has product managers who remain responsible for the product through development, manufacturing and sales to provide continuity to CalComp's market commitment. Product Development is charged with the design of an economically manufacturable product which meets the specifications originated by Product Management. The Manufacturing Organization performs all of the manufacturing operations, including purchasing, receiving, manufacturing/assembly, testing, packaging, storage and shipping. The Input Technologies Division is located in Scottsdale, Arizona and performs all of its own product management, product development and manufacturing.

  North American Channels is responsible for the selection, management and support of the North American channels of distribution for all of CalComp's products in the United States, Canada and Mexico. In addition, North American Channels manages the sales to the portions of the world outside of North America, Asia/Pacific, and Europe where CalComp has no operating subsidiaries or distributors through Budde International, Inc., a Master Distributor located in Anaheim, California.

  CalComp's European operations are headquartered in Neuss, Germany. CalComp's activities in the Asia/Pacific region are conducted through subsidiaries in Australia, Hong Kong, and China. CalComp is a party to a Joint Venture in Japan in which it has a 44% equity interest, Nippon Steel Corporation owns 51%, and Sumitomo Corporation owns 5%. The Joint Venture, NS CalComp Corp., is the exclusive distributor for nearly all of CalComp's products in Japan.

EMPLOYEES

  As of June 14, 1996, CalComp employed approximately 1,080 people worldwide, of which 425 employees are involved in product development, manufacturing, marketing and headquarters operations in Anaheim, California. Approximately 160 employees are employed in the sales and service of CalComp's products and are located at various strategic sites throughout North America, with many located in Anaheim, California. CalComp employs approximately 170 people in support of its digitizer operations in Scottsdale, Arizona. In addition, there are approximately 290 employees in Europe and 35 employees in Asian operations, primarily involved with the importation, sales and service of CalComp's products into their local geographic region. Employees located in foreign subsidiaries are nearly always residents of the local country. CalComp has fewer than 5 expatriates at any time.

PROPERTIES

  CalComp's World Headquarters are located on a 27 1/2 acre, company-owned parcel in Anaheim California. This facility consists of 10 buildings totaling 433,165 square feet. CalComp also owns its Input Technology Division facility in Scottsdale, Arizona which is comprised of a 68,000 square foot building on 7 acres of land. CalComp leases space at several field locations in the United States. These leased facilities are located in San Jose, California; Schaumburg, Illinois; Livonia, Michigan; Greensboro, North Carolina; Florham Park, New Jersey; Bensalem, Pennsylvania; Dallas, Texas; and Houston, Texas and total approximately 16,433 square feet. CalComp's Canadian subsidiary leases 22,192 square feet of space in Downsview, Toronto. CalComp leases 96,542 square feet of space in Europe, at locations in Vienna, Austria; Neuss, Germany; Bologna, Spain; Milano, Italy; Twyford, Berkshire, England; Paris, France; Madrid, Spain; Sollentuna, Sweden; and Amstelveen, Netherlands. Asian operations occupy 11,851 square feet of space collectively in Sydney and Melbourne, Australia; Quarry Bay, Hong Kong; and Peking, China.

SUBSIDIARIES

  CalComp has an extensive network of foreign subsidiaries operated almost exclusively by nationals. The foreign subsidiaries (with country and year of establishment) are as follows:

  CalComp B.V. (Netherlands, 1963);
  CalComp G.m.b.H. (Germany, 1967);
  CalComp Ltd. (England, 1968);
  CalComp S.A. (France, 1969);
  CalComp S.p.A. (Italy, 1973);
  CalComp Canada, Inc. (Ontario, Canada, 1977);
  CalComp Europe Ltd. (England, 1979);
  N.V. CalComp S.A. (Belgium, 1979);
  CalComp A.B. (Sweden, 1980);
  CalComp Espana S.A. (Spain, 1982);
  NS CalComp Corp. (Japan, 1983, later converted to a Joint Venture with Nippon Steel Corporation and Sumitomo Corporation);
  CalComp Asia Pacific Limited (Hong Kong, 1985);
  CalComp A/S (Norway, 1989);
  CalComp Ges.m.b.H. (Austria, 1990);
  CalComp Australia Pty. Limited (Australia, 1990);
  CalComp Europe B.V. (Netherlands, 1991); and
  CalComp Graphic Peripherals (China) Limited (Hong Kong, 1991).

LEGAL PROCEEDINGS

  CalComp is party to several legal actions in the normal course of its business. Management of CalComp does not believe that the disposition of these matters will have a material affect of the business of CalComp.

                 MANAGEMENT OF NEW CALCOMP AFTER THE EXCHANGE

DIRECTORS

  As contemplated by the Exchange Agreement, immediately after the Exchange each of the current directors of Summagraphics will resign and Lockheed Martin, as the owner of a majority of the outstanding shares of Common Stock, will adopt a resolution by written consent increasing the size of the Board of Directors from six to seven members and electing seven directors. The following table sets forth information as to the persons who are expected to serve as directors of New CalComp following the Exchange:

                  NAME                    AGE              POSITION
                  ----                    ---              --------
LOCKHEED MARTIN DESIGNEES:
Peter B. Teets...........................  54 Chairman of the Board of Directors
Gary R. Long.............................  64              Director
Gary P. Mann.............................  50              Director
Terry F. Powell..........................  49              Director
Gerald W. Schaefer.......................  49              Director
INDEPENDENT DIRECTORS:
Neil A. Knox.............................  43              Director
Kenneth R. Ratcliffe.....................  49              Director

  Peter B. Teets, the Chairman of the Board of Directors, has served as President and Chief Operating Officer, Information & Technology Services Sector, Lockheed Martin Corporation, since March 1995. Mr. Teets also served as President, Space Group, Martin Marietta Corporation, from 1993 to 1995. From 1987 to 1993, Mr. Teets served as President, Astronautics Group, Martin Marietta Corporation.

  Gary R. Long was named President of CalComp in January 1994, after serving as Senior Vice President of CalComp's Digitizer Products Division since 1988. From 1980, he was Vice President and General Manager of that division, with overall responsibility for product development, product sales management, manufacturing operations, product assurance, finance and personnel functions.

  Gary P. Mann has served as President, Commercial Systems Group, Information & Technology Services Group, Lockheed Martin Corporation, since February 1996. From March 1995 to January 1996, Mr. Mann served as Vice President, Business Development, Information & Technology Services Sector, Lockheed Martin Corporation. Mr. Mann has also served as Vice President and General Manager, Martin Marietta Information Systems Company, from 1993 to March 1995. From 1991 to 1993, Mr. Mann served as President, Martin Marietta Technical Services.

  Terry F. Powell has served as Vice President, Human Resources, Information & Technology Services Sector, Lockheed Martin Corporation, since March 1995. Mr. Powell has also served as Vice President Human Resources, Lockheed Aeronautical Systems Company, from 1987 to 1995.

  Gerald W. Schaefer has served as Vice President, Finance, Information & Technology Services Sector, Lockheed Martin Corporation, since March 1995. Mr. Schaefer also served as Vice President, Finance, Space Group, Martin Marietta Corporation from 1993 to 1995. From 1989 to 1993, Mr. Schaefer served as Manager, Finance, Aerospace Operations Division, GE Aerospace.

  Neil A. Knox has served as Vice President and General Manager of Sun Microsystems, Internet Products Group, a business unit of Sun Microsystems Computer Company since October 1995. Prior to that time, Mr. Knox served as Vice President of Reseller Channels in Sun Microsystems United States field operations.

  Kenneth R. Ratcliffe has served as President and Chief Operating Officer, PC Connection, Inc., from 1994 to 1995. Mr. Ratcliffe has also served as Vice President, Finance and Operations, Apple Computer, from 1987 to 1993.

  Following the Exchange, New CalComp will have a Board of Directors consisting of seven members. Mr. Long will be the President and Chief Executive Officer of New CalComp. Messrs. Teets, Mann, Schaefer, and Powell are officers or employees of Lockheed Martin Information & Technology Sector and are members of management to whom Mr. Long reports as President of CalComp. Under the terms of the Corporate Agreement, Lockheed Martin and New CalComp will agree to use good faith efforts to cause at least two members of New CalComp's Board to be directors not associated with Lockheed Martin or New CalComp. Two members, Messrs. Knox and Ratcliffe are neither directors, officers nor employees of Lockheed Martin nor officers or employees of New CalComp. Subject to the terms of the Corporate Agreement, Lockheed Martin will have the ability to change the size and composition of New CalComp's Board of Directors and committees of the Board, although Lockheed Martin has advised Summagraphics that it currently has no plans to do so.

  The members of the Board of Directors elected following the Exchange would serve for terms beginning at the time Lockheed Martin elects them by written consent, which is expected to occur immediately following the Exchange, and expiring upon the election of directors at the first annual meeting of stockholders following the Exchange. It is currently contemplated that the first annual meeting of stockholders following the Exchange would occur in April 1997. None of the persons expected to be elected by Lockheed Martin to serve as New CalComp's Board of Directors has served as a director of Summagraphics prior to the date of this Proxy and Information Statement.

COMPENSATION OF DIRECTORS

  Directors, other than employees or officers of New CalComp or Lockheed Martin, initially will receive $10,000 annually for service on New CalComp's Board of Directors, $1,000 per Board meeting attended and $500 per committee meeting attended. Directors will be reimbursed for expenses incurred in connection with attendance at New CalComp Board and committee meetings. Directors who are officers or employees of New CalComp or Lockheed Martin will not be compensated separately for service on the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

  The New CalComp Board of Directors will have an Audit Committee and a Compensation Committee. The Audit Committee will review the results and scope of the audit and other services provided by New CalComp's independent auditors. The Compensation Committee will review the structure, performance and compensation of New CalComp's management as well as annually nominate a slate of officers. The Stock Option Committee will be a subcommittee of the Compensation Committee and will administer stock option plans of New CalComp, including the 1996 CalComp Technology, Inc. Stock Option Plan. The New CalComp Board of Directors will appoint members to these committees immediately after the Closing.

OFFICERS

  As of the date of this Proxy and Information Statement, the persons who are expected to serve as executive officers of New CalComp, including a chief financial and accounting officer, have not been finally determined. Immediately following the Exchange, certain of the then current officers of Summagraphics will resign and the Board of Directors elected by Lockheed Martin will appoint new officers. Set forth below are certain of the persons who are expected to serve as officers of New CalComp following the Exchange:

              NAME            AGE OFFICE
              ----            --- ------
   Gary R. Long..............  64 President and Chief Executive Officer
   Winfried Rohloff..........  43 Senior Vice President, World Wide Sales
   Harold W. Simeroth........  52 Senior Vice President, Digital Imaging Systems
   James R. Bell.............  54 Senior Vice President, Input Technologies
   Philip W. Loberg, Jr......  38 Vice President and Controller

  Gary R. Long was named President of CalComp in January 1994, after serving as Senior Vice President of CalComp's Digitizer Products Division since August 1988. From 1980, he was Vice President and General Manager of that division, with overall responsibility for product development, product sales management, manufacturing operations, product assurance, finance and personnel functions.

  Winfried Rohloff was promoted to Vice President of CalComp Europe in August 1994. Prior to that appointment, Mr. Rohloff was director of CalComp's Central Europe region. Mr. Rohloff has held a variety of sales and marketing positions since joining CalComp in 1980.

  Harold W. Simeroth joined CalComp as Vice President, Product Development in November 1995. Before accepting that position, Mr. Simeroth was Vice President of Engineering at Encad for the previous two years. Mr. Simeroth has been in the computer industry since 1969 in a number of key engineering and management positions.

  James R. Bell has been Vice President of CalComp's Input Technologies Division (formerly Digitizer Division) since the beginning of 1994. Mr. Bell returned to CalComp after serving for nearly two years as Vice President of Business Development for Lockheed Commercial Electronics Co. Mr. Bell first joined CalComp in 1983 and was named Vice President of Operations of the Display Products Division in 1988.

  Philip W. Loberg, Jr. was appointed Vice President, Controller of CalComp in March 1996 and Controller in February 1995. Mr. Loberg has held a variety of finance and accounting positions since joining CalComp in 1988.

COMPENSATION OF CALCOMP EXECUTIVE OFFICERS

  The following tables show annual and long-term compensation from CalComp and Lockheed Martin for services in all capacities to CalComp of the Chief Executive Officer and the next four most highly compensated executive officers of CalComp for the year ended December 31, 1995 (the Summary Compensation Table includes information for the years ended December 25, 1994 and December 26, 1993). As noted above, Messrs. Long, Rohloff and Bell are expected to become executive officers of New CalComp after the Exchange. Mr. Baessler retired from CalComp effective May 10, 1996. Mr. Baessler has been temporarily retained as a consultant, primarily to conduct integration planning relating to the Exchange. The information set forth in the tables captioned "Option Grants in Last Fiscal Year," "Aggregated Option/SAR Exercises in Last Fiscal Year" and "Fiscal Year-End Option/SAR Values" relate to options to purchase shares of Lockheed Martin common stock granted under plans sponsored by Lockheed Martin. CalComp does not currently maintain any stock option plans; nor are there any options to purchase CalComp capital stock by any named executive officer. Accordingly, securities granted under these plans are options exercisable for the common stock of Lockheed Martin. It is anticipated that certain of the executive officers of CalComp named above may continue to participate in the compensation and benefit plans described below. See "Relationship with Lockheed Martin--Services Agreement." The information set forth in this "Compensation of CalComp Executive Officers" relates to the historical compensation of CalComp, is provided for informational purposes only and is not intended to be indicative of the executive compensation policies of New CalComp after the Exchange.

                                 CALCOMP INC.
                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION          LONG TERM COMPENSATION
                              ------------------------------ -----------------------------
                                                                    AWARDS         PAYOUTS
                                                             --------------------- -------
                                                                        NUMBER OF
                                                                        SECURITIES
          NAME                                  OTHER ANNUAL RESTRICTED UNDERLYING  LTIP
     AND PRINCIPAL                                COMPEN-      STOCK     OPTIONS/  PAYOUTS    ALL OTHER
        POSITION         YEAR SALARY(1)  BONUS  SATION(2)(3)   AWARDS    SARS(4)     ($)   COMPENSATION(5)
     -------------       ---- --------- ------- ------------ ---------- ---------- ------- ---------------
Gary R. Long             1995 $265,208  $90,000   $    --       --        7,000    $  --       $12,988
 President               1994  248,408   21,000    69,283       --          --        --        11,924
                         1993  161,600   28,000       --        --          --     46,200        7,757
Ernest J. Baessler       1995  206,750   61,400     8,422       --        3,500       --        10,126
 Exec. Vice              1994  191,250   75,700    44,533       --        2,119       --         9,180
 President               1993      --       --        --        --        2,119       --         6,801
 Finance/Admin.
Winfried Rohloff         1995  201,426   50,300       --        --        3,500       --           --
 Vice President          1994  192,986   63,685       --        --          --        --           --
 Europe                  1993  146,348   37,946       --        --          --     10,300          --
James R. Bell            1995  164,519   48,800    36,048       --        2,700       --         8,497
 Vice President/         1994  151,799   38,100   166,685       --          --        --         7,118
 General Manager         1993      --       --        --        --          --        --         5,808
James L. Volkmar         1995  142,704   50,000    53,862       --        3,500       --           --
 Vice President          1994      --       --        --        --          --        --           --
 North American Channels 1993      --       --        --        --          --        --           --

- --------
(1) The Corporation started biweekly payment of wages in 1995; therefore, yearly salary differences reflect differences in compensation as well as variations, if any, in the number of pay periods.
(2) During 1995, some executive officers of the Corporation received certain personal benefits from the Corporation. The cost of the personal benefits furnished to each named executive officer with the exceptions of Messrs. Bell and Volkmar did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of that executive officer as reported in the above table. The amount reported for Mr. Bell for 1995 includes payments of $16,500 for a country club membership and $10,904 for tax reimbursements, health club dues and car telephone expenses. The amount reported for Mr. Volkmar represents payments for relocation expenses. All payments of perquisites and other personal benefits to the named executive officers, including relocation expenses, were made in accordance with CalComp's policies and procedures.
(3) The amount reported for Mr. Long in 1994 includes payments of $67,632 for relocation expenses and $1,651 for financial services and airline memberships. The amount reported for Mr. Baessler in 1994 included payments of $43,232 for relocation expenses and $1,301 for financial services and airline memberships. The amount reported for Mr. Bell in 1994 includes payments of $153,155 for relocation expenses and $13,530 for financial services, health club dues, airline memberships and the use of a company car. All payments of perquisites and other personal benefits to the named executive officers, including relocation expenses, were made in accordance with CalComp's policies and procedures.
(4) The referenced options were granted under the Lockheed Martin Corporation Amended Omnibus Securities Award Plan in 1995 or under Lockheed Corporation stock option plans in prior years. The options relate to shares of common stock of Lockheed Martin. No SARs were granted to the named executive officers.
(5) Amounts include Lockheed Martin's (for 1995) and Lockheed Corporation's (for 1993 and 1994) matching contributions under the Lockheed Salaried Employees Savings Plan Plus for Messrs. Long, Baessler and Bell of $23,635, $19,879 and $19,992, respectively, and Lockheed Martin's (for
    1995) and Lockheed Corporation's (for 1993 and 1994) contributions to the Lockheed non-qualified supplemental plan for Messrs. Long, Baessler and Bell of $9,034, $6,228 and $1,431, respectively.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

  Shown below is information relating to grants of options to purchase shares of Lockheed Martin Common Stock awarded pursuant to the Lockheed Martin Corporation Omnibus Securities Award Plan ("Omnibus Plan")(2) to the executive officers of CalComp named in the CalComp Inc. Summary Compensation Table for the fiscal year ended December 31, 1995.

                                                                          POTENTIAL REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL RATES OF
                                                                           STOCK PRICE APPRECIATION
                            INDIVIDUAL GRANTS                                 FOR OPTION TERM (3)
- ------------------------------------------------------------------------- ---------------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES  OPTIONS/SARS
                          UNDERLYING   GRANTED TO  EXERCISE OR
                         OPTIONS/SARS  EMPLOYEES   BASE PRICE  EXPIRATION
          NAME             GRANTED      IN 1995     PER SHARE     DATE         5%            10%
          ----           ------------ ------------ ----------- ---------- ------------- -------------
Gary R. Long............    7,000         0.31%      $59.375   05/04/2005 $     261,400 $     662,400
Ernest J. Baessler......    3,500         0.16%       59.375   05/04/2005       130,700       331,200
Winfried Rohloff........    3,500         0.16%       59.375   05/04/2005       130,700       331,200
James R. Bell...........    2,400         0.11%       59.375   05/04/2005        89,617       227,108
James L. Volkmar........    3,500         0.16%       59.375   05/04/2005       130,700       331,200

- --------
(1) No SARs were granted to the named executive officers in the last fiscal year.
(2) Awards were granted at the discretion of the Compensation Committee of Lockheed Martin, a disinterested committee of the Board of Directors of Lockheed Martin upon the recommendation of management. The Omnibus Plan requires that awards under the Omnibus Plan be evidenced by an award agreement setting forth the number and type of stock-based awards and the terms and conditions applicable to the award as determined by the Compensation Committee of Lockheed Martin. Under the 1995 Award Agreements, options vest and become exercisable in two equal increments on the first and second anniversary dates of the grant. Options awarded in 1995 expire 186 days following termination of employment except in instances of death, disability, layoff or retirement. In the event of death all outstanding options vest immediately and will expire at the end of their remaining term or three years following death, whichever is earlier. In instances of disability, all outstanding options vest immediately and expire on the normal expiration date, ten years following the date of grant. In instances of layoff the award agreement states that the terms of all outstanding options will be unaffected by such layoff. In instances of retirement which occurs on or after the first vesting date, options remaining on the second vesting date will vest as though the employee had remained employed through the second vesting date. In the event of a change in control of Lockheed Martin, the options would vest to the extent not already vested.
(3) The dollar amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of Lockheed Martin's common stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  Shown below is information relating to the exercise of options for the purchase of shares of Lockheed Martin common stock and stock appreciation rights (SARs) relating to Lockheed Martin common stock during the last completed fiscal year and the fiscal year-end value of unexercised options for Lockheed Martin common stock and SARs for the executive officers of CalComp named in the CalComp Inc. Summary Compensation Table.

                                                 NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISABLE          VALUE OF UNEXERCISED
                          NUMBER OF           OPTIONS/SARS AT FISCAL YEAR      IN-THE-MONEY OPTIONS/SARS
                           SHARES                         END                     AT FISCAL YEAR END
                          ACQUIRED    VALUE   ------------------------------   -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- -------------   --------------   ----------- -------------
Gary R. Long............      --         --               --           7,000/0       --      $137,340
Ernest J. Baessler......    2,608    $70,273          6,438/0          3,500/0  $290,191       68,670
                            1,712     61,126
                              652     23,612
Winfried Rohloff........      --         --               --           3,500/0       --        68,670
James R. Bell...........      --         --           3,505/0          2,400/0    60,487       47,088
James L. Volkmar........      --         --               --           3,500/0       --        68,670

                                 PENSION PLAN

  The executive officers of CalComp named in the CalComp Inc. Summary Compensation Table set forth above, with the exception of Mr. Rohloff who does not participate, participate in the Sanders Pension Plan (the "Pension Plan"), which covers all of CalComp's executive officers and substantially all of the salaried employees of CalComp on a contributory basis. Set forth below is a pension table, which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Pension Plan. The following information does not apply to Mr. Rohloff who is covered under a pension plan sponsored by the German government.

                                                  YEARS OF SERVICE
                                    --------------------------------------------
      FINAL AVERAGE EARNINGS           15       20       25       30       40
      ----------------------        -------- -------- -------- -------- --------
$100,000........................... $ 21,912 $ 29,220 $ 35,064 $ 40,908 $ 52,752
 150,000...........................   33,168   44,220   53,064   61,908   79,752
 200,000(1)........................   44,412   59,220   71,064   82,908  106,752
 300,000(1)........................   66,912   89,220  107,064  124,908  160,752
 400,000(1)........................   89,412  119,220  143,064  166,908  214,752
 500,000(1)........................  111,912  149,220  179,064  208,908  268,752

- --------
(1) Benefits payable under the Pension Plan may be limited by Sections 401(a)(17) and 415 of the Internal Revenue Code. The maximum annual amount payable under the Pension Plan as of December 31, 1995 in accordance with
    Section 415(b) was $120,000, at age 65 for someone born before January 1, 1938.

  Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive compensation awards and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of retirement benefits under the Pension Plan is generally based upon an annual accrual rate, average compensation for the highest five years of the ten years preceding retirement, and the number of years of service. Maximum benefits payable under the Pension Plan are subject to current limits on benefits under the Internal Revenue Code. The executive officers named in the CalComp Inc. Summary Compensation Table participate in the Sanders Supplemental Executive Retirement Plan, which provides for the payment of benefits in excess of those limits. Amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offsets.

  As of December 31, 1995, the estimated annual benefits payable upon retirement at age 65 for the executive officers named in the compensation table, based on continued employment at current compensation levels, are as follows: Mr. Long $86,904; Mr. Baessler $65,340; Mr. Bell $61,740; and Mr. Volkmar $44,016. The years of credited service upon assumed retirement at age 65 for Mr. Long, Mr. Baessler, Mr. Bell and Mr. Volkmar were 18.7, 17.1, 19.3, 13.1, respectively. Mr. Baessler is covered under both the Lockheed Martin Corporation Pension Plan and the Sanders Pension Plan.

  Messrs. Long, Baessler and Bell participate in the Lockheed Salaried Employees Savings Plan Plus (the "Lockheed Savings Plan"). Under the Lockheed Savings Plan, participants may save 2% to 12% of their base compensation on an after-tax or pretax basis (the "Participant's Contribution"). Lockheed Martin matches 60% of up to the first 8% of compensation contributed on behalf of the employee (the "Matching Contribution").

  Participants in the Lockheed Savings Plan may direct the investment of the Participant's Contribution among four different investment options, of which Lockheed Martin common stock is one option. Prior to January 1, 1996, a participant could not invest more than 25% of the Participant's Contribution in the common stock Fund. Effective January 1, 1996, that limitation was removed. Lockheed Martin's Matching Contribution is invested in Lockheed Martin common stock to the extent determined by the Board of Directors of Lockheed Martin. During certain periods prior to July 1, 1995, 50% of the Matching Contribution was invested in the Lockheed Martin Common Stock Fund and the remaining 50% was invested in the same funds as the Participant's Contribution. Commencing with Matching Contributions made after July 1, 1995, 100% of the Matching Contribution is invested in the Lockheed Martin Common Stock Fund.

  Effective March 27, 1989, the Lockheed Savings Plan was amended to create the Lockheed (ESOP Feature) Trust (the "ESOP Trust") to fund a portion of the Matching Contribution. On April 4, 1989, Lockheed Corporation (predecessor to Lockheed Martin) sold to the ESOP Trust 10,613,458 shares of Lockheed Corporation common stock for an aggregate purchase price of $500 million. The ESOP Trust financed the purchase of the stock through a loan payable over fifteen years. As the loan is repaid, shares of stock are released from a suspense account for allocation to the accounts of participants. The common stock portion of the Matching Contribution is fulfilled, in part, with the stock allocated from the suspense account (approximately 1,200,000 shares of Lockheed Martin common stock per year). The balance of the stock portion of the Matching Contribution is fulfilled through purchases of common stock on the open market or from participants who terminate employment by retirement or otherwise.

  Participant's accounts may be distributed upon termination of employment, except that all or portions of the Matching Contribution are forfeited if the participant terminates employment prior to having earned five years of service except if the termination is on account of retirement, disability, death, commencement of military service or layoff.

  Because of the limitations on annual contributions to the Lockheed Savings Plan contained in the Internal Revenue Code, certain employees are not allowed to elect to contribute the maximum 12 percent of compensation otherwise permitted by the Lockheed Savings Plan. A supplemental savings plan has been established for Lockheed Savings Plan participants affected by these limits. Additional matching contributions that become payable under a Termination Benefits Agreement are also payable through this plan. The supplemental savings plan provides for payment in a lump sum or up to 20 annual installments upon termination of employment, subject to restrictions similar to those contained in the Lockheed Savings Plan, of amounts deferred by the employee in excess of the Internal Revenue Code's deferral limit, the corresponding Matching Contribution (if applicable) and the income on both. All amounts accumulated and unpaid under this supplemental plan must be paid in a lump sum within fifteen calendar days following a change in control, as defined in the plan document. For this purpose, the Exchange was not a change in control.

  CalComp entered into an agreement with Gary Long on November 8, 1995 under the provisions of the Sanders Supplemental Executive Retirement Plan ("SERP"). Pursuant to this agreement, Mr. Long will continue in the employ of CalComp until January 31, 1997 at which time he will be eligible for certain SERP benefits, including: (i) one year of salary continuation plus the average of the three prior years' incentive compensation with all benefits and perquisites to which he was entitled as President of CalComp continuing; (ii) payment of a consulting fee equal to 35% of his base salary at retirement for a one-year period following salary continuation; and (iii) a one-time relocation benefit payable within one year of retirement. Additionally, at the end of the salary continuation period, Mr. Long will be entitled to certain retirement benefits, including CalComp retiree life insurance coverage of $3,000, dental coverage and retiree medical plan benefits.

                      CURRENT MANAGEMENT OF SUMMAGRAPHICS

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the names of the current executive officers and directors of Summagraphics and their respective ages and positions with Summagraphics.

         NAME        AGE                       POSITION
         ----        ---                       --------
   Michael S.
    Bennett           43 President, Chief Executive Officer and Director
   David G. Osowski   43 Senior Vice President, Controller and Treasurer
   Dennis Jolly       45 Senior Vice President of Sales, Marketing and Service
   Darius C. Power    49 Senior Vice President of Worldwide Manufacturing
   Robert B. Sims     53 Senior Vice President, General Counsel and Secretary
   Andrew Harris      40 Director
   G. Glenn Henry     53 Director
   Stephen J. Keane   67 Director
   Dennis G. Sisco    49 Director

  Michael S. Bennett joined Summagraphics in April 1993 as President and Chief Executive Officer and as a director. Previously he was Vice President, PC Systems, of Dell Computer Corporation since December 1990, and before that served as Vice President and General Manager of Dell Marketing Corporation. Earlier, he was President and CEO of Printronix, Inc., before that served as President and CEO of Interlan, Inc., and prior to that he was employed for twelve years by Digital Equipment Corporation in various managerial positions in manufacturing and sales in the United States and in Europe.

  David G. Osowski joined Summagraphics in September 1986 as Corporate Controller. In May 1990, he became Corporate Controller and Vice President of Summagraphics' Digitizer Division and in May 1991, he was promoted to Senior Vice President, Controller and Treasurer of Summagraphics. Prior to joining Summagraphics, Mr. Osowski served as Assistant Controller at Boehringer Ingelheim Pharmaceuticals, Inc. and before that was an audit supervisor at Price Waterhouse.

  Dennis Jolly joined Summagraphics in September, 1995 as a Senior Vice President of Sales, Marketing, and Service handling the sales, marketing and support organizations and responsibilities for non-Europe areas. Previously, Mr. Jolly was with Dell Computer Corporation for seven years in various capacities, most recently as Group Vice President, Indirect Channel, USA of Dell Computer Corporation. Prior thereto, he was Director of Marketing for Fourth Shift Corporation, a manufacturing software company, and before that was employed by Apple Computer for five years in various capacities, lastly as Regional Sales Manager.

  Darius C. Power joined Summagraphics as Senior Vice President of Worldwide Manufacturing in July, 1995. Prior to joining Summagraphics, Mr. Power was Vice President of Manufacturing for Leading Edge Products, Inc. and prior thereto, he was Managing Director of Manufacturing Operations for AST Research, Inc.

  Robert B. Sims joined Summagraphics as Vice President, General Counsel and Secretary in June 1984. In May 1990, he was promoted to Senior Vice President, General Counsel and Secretary. Mr. Sims has served in corporate counsel capacities at Mathematical Applications Group, Inc., Lever Brothers Company, Raymark Corporation and General Signal Corporation and has been associated with the law firms of Whitham and Ransom and Cahill Gordon & Reindel. Mr. Sims is director of Raytech Corporation.

  Andrew Harris has served as a director of Summagraphics since January 1995. Mr. Harris is the director of TechDirect International Ltd., a position he had held since January 1994. Prior to that time Mr. Harris served as President of Dell International from 1987 to 1994.

  G. Glenn Henry has served as a director of Summagraphics since August 1993. Mr. Henry has served as PC Director of MIPS Technologies, Inc., Chief Technical Officer of Dell Computer Corp. and Senior Vice President--Product Group of Dell Computer Corp. since 1993, 1992 and 1989, respectively.

  Stephen J. Keane has served as a director of Summagraphics since July 1985. Mr. Keane also serves as a director of Storage Technology Corp., a producer of information storage and retrieval subsystems and network products, and Maxserv, Inc., a supplier of telephonic technical support services.

  Dennis G. Sisco served as a director of Summagraphics since October 1983. Mr. Sisco is a Senior Vice President of Dunn & Bradstreet Corp., a position he has served since July 1993. Prior to that he served as President of D&B Enterprises since December 1988.

  In the event that Summagraphics stockholders do not approve each of the proposals set forth in this Proxy and Information Statement, and therefore, the Exchange is not consummated, the above listed directors shall remain directors of Summagraphics until the next annual meeting of Summagraphics stockholders or until their successors are elected and qualified.

BOARD OF DIRECTORS AND MEETINGS

  The Board of Directors of Summagraphics held six regular and eight special meetings during the fiscal year ended May 31, 1996. During fiscal year 1996, no director attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors.

  The Board of Directors of Summagraphics has a standing Compensation Committee and a standing Audit Committee. The Compensation Committee, which consists of Messrs. Sisco and Keane, determines the compensation of Summagraphics' executive officers and met two times in fiscal 1996. The Audit Committee, which consists of Messrs. Harris, Henry and Sisco, oversees the accounting and financial functions of Summagraphics, including matters relating to the appointment and activities of Summagraphics' independent auditors, and met once in fiscal 1996.

COMPENSATION OF DIRECTORS

  Fees. Each director of Summagraphics who is not an officer or employee of Summagraphics receives an annual fee of $10,000 for his services as a director and $1,000 for each meeting the director attends and each committee meeting attended on a day other than when the Board of Directors meets. An additional fee of $3,000 per year is payable to committee chairmen.

  Directors Stock Plan. The 1988 Non-Employee Director Stock Option Plan, as amended (the "Directors Plan") was adopted by the Board of Directors on June 28, 1988 and approved by the stockholders of Summagraphics on September 27, 1988. The purpose of the Directors Plan is to promote the interests of Summagraphics by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of Summagraphics to serve as members of the Board of Directors and to demonstrate Summagraphics' appreciation for their service upon Summagraphics' Board of Directors.

  The Directors Plan currently authorizes the grant of options to purchase an aggregate of 75,000 shares of Common Stock. Adjustments in the number of shares issuable will be made in the event of a recapitalization, stock split, merger, consolidation, Exchange, combination, liquidation, stock dividend or similar transaction.

  Options are granted under the Directors Plan only to members of the Board of Directors of Summagraphics who are not officers or employees of Summagraphics. Each eligible member of Summagraphics' Board of Directors is automatically granted on October 31 of each year, without further action by the Board, an option to purchase 3,000 shares of Common Stock. Each person who is neither an employee nor an officer of Summagraphics who is first appointed to the Board of Directors by the Board of Directors is automatically granted, on the date of such appointment without further action by the Board of Directors, an option to purchase 3,000 shares of Common Stock.

  The exercise price per share of options granted under the Directors Plan is one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted. Options granted under the Directors

Plan expire five years from the date of grant. One-third of the shares covered by the option become exercisable on each anniversary of the option grant commencing with the first anniversary of the option grant.

  Payment of the exercise price of an option granted under the Directors Plan may be made in cash, shares of Common Stock or any combination thereof. In no event, however, will the optionholder receive shares of Common Stock upon exercise of his option with an aggregate fair market value in excess of the difference between the fair market value of the Common Stock and the option exercise price times the number of shares purchasable under the option.

  An option granted under the Directors Plan is exercisable, during the optionholder's lifetime, only by the optionholder, and is not transferable by him except by will or by the laws of descent and distribution.

  During Summagraphics fiscal year ended May 31, 1994, options to purchase an aggregate of 15,000 shares of Common Stock were granted under the Directors Plan to five eligible directors at an exercise price of $4.38 per share. During fiscal year ended May 31, 1995, options to purchase an aggregate of 21,000 shares of Common Stock were granted under the Directors Plan to six eligible directors, of which 18,000 shares were granted by an exercise price of $8.63 per share, and 3,000 shares were granted at an exercise price of $7.00 per share. During fiscal year ended May 31, 1996, options to purchase an aggregate of 12,000 shares of Common Stock were granted under the Directors Plan to four eligible directors at an exercise price of $2.50 per share.

          SUMMAGRAPHICS EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid during Summagraphics' fiscal year ended May 31, 1996 to Summagraphics' Chief Executive Officer and each of Summagraphics' other most highly compensated executive officers who earned in excess of $100,000, based on salary and bonus earned during fiscal 1996 (the "Named Executive Officers").

                                         ANNUAL COMPENSATION
                                        ----------------------
                               FISCAL                               LONG TERM
                             YEAR ENDED                        COMPENSATION AWARDS  OTHER ANNUAL
NAME AND PRINCIPAL POSITION   MAY 31,   SALARY($) BONUS ($)(1)    OPTIONS(#)(2)    COMPENSATION($)
- ---------------------------  ---------- --------- ------------ ------------------- ---------------
Michael S. Bennett.......       1996     253,000        --           10,000              --
 President and Chief            1995     250,000        --           10,000              --
 Executive Officer              1994     250,000        --           31,250              --
David G. Osowski.........       1996     132,600        --           10,000              --
 Senior Vice President,         1995     120,000        --           10,000              --
 Controller and Treasurer       1994     120,000      6,600          28,500              --
Robert B. Sims...........       1996     132,600        --           10,000              --
 Senior Vice President,         1995     132,000        --           10,000              --
 General Counsel and
  Secretary                     1994     132,000      6,600          28,500              --
Dennis Jolly(3)..........       1996      76,000     13,332          15,000              --
 Senior Vice President of
  Sales,                        1995         --         --              --               --
 Marketing and Service          1994         --         --              --               --
Darius C. Power(4).......       1996     131,600        --           20,000              --
 Senior Vice President          1995         --         --              --               --
 of Worldwide
  Manufacturing                 1994         --         --              --               --

- --------
(1) Includes bonus payments accrued and paid during indicated fiscal year and includes bonus payments which had accrued during prior fiscal year but were paid in indicated fiscal year, all under Summagraphics' management bonus plan and as discretionary bonus authorized by Summagraphics' Board of Directors.
(2) See also "Option Grant Table" for option grants.
(3) Mr. Jolly was not employed by Summagraphics during fiscal years 1994 or 1995.
(4) Mr. Power was not employed by Summagraphics during fiscal years 1994 or 1995.

OPTIONS GRANTED DURING 1996 FISCAL YEAR

  The following table sets forth certain information related to options granted to the Named Executive Officers during fiscal 1996.

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                    ANNUAL RATES OF STOCK PRICE
                                                                      APPRECIATION FOR OPTION
                         INDIVIDUAL GRANTS                                    TERM(1)
- ------------------------------------------------------------------- ----------------------------
                                    % OF TOTAL
                                     OPTIONS
                                    GRANTED TO EXERCISE
                                    EMPLOYEES   OR BASE
                          OPTIONS   IN FISCAL    PRICE   EXPIRATION
          NAME           GRANTED(2) YEAR 1996  ($/SHARE)    DATE         5%            10%
          ----           ---------- ---------- --------- ---------- ------------- --------------
Michael S. Bennett......   10,000        5%      $2.75    09/27/05  $      17,295 $      43,828
David G. Osowski........   10,000        5%       2.25    09/27/05         17,295        43,828
Robert B. Sims..........   10,000        8%       2.75    06/28/04         17,295        43,828
Dennis Jolly............   15,000        5%       2.75    09/27/05         25,942        65,742
Darius C. Power.........   15,000        8%       3.50    09/27/05         33,017        83,671
                            5,000        3%       2.75    06/27/05          8,647        21,914

- --------
(1) The "Potential Realizable Value" portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Common Stock at the Exercise Price over the term of the options. The exercise price of each option was at least equal to the fair market value of the Common Stock on the date of grant.
(2) The options granted are non-qualified and are exercisable as set forth in related option agreements.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

  The following table sets forth information concerning each exercise of options during fiscal 1996 by each of the Named Executive Officers. Summagraphics does not have any outstanding stock appreciation rights.

                                                                           VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED       IN-THE-MONEY
                                                   OPTIONS/SARS AT FISCAL OPTIONS/SARS AT FISCAL
                            SHARES                       YEAR-END;              YEAR-END;
                         ACQUIRED ON     VALUE          EXERCISABLE/           EXERCISABLE/
          NAME           EXERCISE (#) REALIZED ($)    UNEXERCISABLE(#)       UNEXERCISABLE(1)
          ----           ------------ ------------ ---------------------- ----------------------
Michael S. Bennett......     -0-          -0-         114,583/111,667         $61,050/3,125
David G. Osowski........     -0-          -0-           53,499/22,001             -0-/3,125
Robert B. Sims..........     -0-          -0-           57,999/22,001             -0-/3,125
Dennis Jolly............     -0-          -0-              -0-/15,000             -0-/4,688
Darius C. Power.........     -0-          -0-              -0-/20,000             -0-/1,563

- --------
(1) The closing price for the Common Stock as reported on the NASDAQ National Market System on May 31, 1996 was $3 1/16. Value is calculated on the basis of the (a) difference between the option exercise price of "in the money" options and $3 1/16 multiplied by (b) the number of shares of Common Stock underlying the option.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

  On April 16, 1993, Summagraphics and Michael S. Bennett entered into an employment agreement with an initial term through April 15, 1996, which was subsequently extended through April 15, 1997. Salary thereunder was payable at a rate of $250,000 per annum through May 31, 1994. Salary adjustments for the remainder of the term are determined by the Board of Directors. The agreement also entitles Mr. Bennett to an annual bonus in an amount determined by the Board of Directors. Mr. Bennett's employment agreement provides for his participation in insurance, retirement and other employee benefit plans offered generally by Summagraphics to its employees.

  Mr. Bennett's employment agreement also provides for payment of his salary, retirement benefits and specified insurance benefits for the remainder of the term of the agreement and severance in the event that notice of termination is given by Summagraphics for reasons other than cause, death or disability, or is given by Mr. Bennett for "good reason" after a "change of control" of Summagraphics. For purposes of the agreement, "change of control" is defined to include transactions which would be required to be reported to stockholders in a statement complying with the Securities Exchange Act of 1934, as amended (the "Exchange Act") provided that by any such transaction a person becomes the beneficial owner, directly or indirectly, of securities of Summagraphics representing twenty-five percent (25%) or more of Summagraphics' outstanding securities. "Good reason" is defined to include the assignment of Mr. Bennett to duties inconsistent with his status as President and Chief Executive Officer, a reduction in his salary and the failure to continue in effect his participation in existing benefit plans.

  Summagraphics has entered into severance agreements with David G. Osowski, Robert B. Sims, Dennis Jolly and Darius C. Power. These agreements provide for a lump-sum payment to each officer of an amount equal to the officer's highest total compensation for any twelve month period prior to the termination of the officer's employment by Summagraphics without cause or by the officer for good reason subsequent to a

"change in control" of Summagraphics. A "change in control" of Summagraphics is defined in the agreement to include transactions which would be required to be reported to stockholders in a statement complying with the Exchange Act and also (i) an acquisition by any person, directly or indirectly, of securities of Summagraphics representing twenty percent (20%) or more of the voting power of Summagraphics' outstanding securities, or (ii) the failure of the current members of the Board of Directors to constitute a majority of the Board of Directors unless the election or nomination of new directors was approved by two-thirds of the directors then in office who are current members of the Board of Directors.

  In connection with the Exchange, a number of key management employees, including each of Messrs. Bennett, Osowski, Sims, Jolly and Power, have entered into arrangements approved by the Board of Directors of Summagraphics, with the consent of Lockheed Martin, with respect to, among other things, the above referenced change of control agreements, existing benefit plans and an incentive bonus plan. For a description of these arrangements and the amount of consideration to be received by such individuals in connection with the Exchange, see "The Exchange Agreement--Interests of Certain Persons in the Exchange."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Sisco and Keane served as members of the Compensation Committee during the last fiscal year. There are no relationships of a nature required to be disclosed.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires Summagraphics' directors and executive officers, and persons who own more than ten percent (10%) of a registered class of Summagraphics' equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Summagraphics. Executive officers, directors and greater than ten-percent (10%) stockholders are required by regulation promulgated by the Securities and Exchange Commission to furnish Summagraphics with copies of all Section 16(a) forms they file.

  To Summagraphics' knowledge, based solely on review of the copies of such reports furnished to Summagraphics during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent (10%) beneficial owners were complied with.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of Summagraphics, consisting of two Directors, make this report on its compensation policies applicable to the executive officers and the basis for the Chief Executive Officer's compensation for the last complete fiscal year.

  The compensation philosophy of the Compensation Committee is based upon the premise that all salaried personnel should be paid a salary making it possible for Summagraphics to attract and retain the services of highly qualified individuals who should be eligible to receive additional compensation for outstanding contributions to Summagraphics. Compensation consists of the following two elements: a fixed base salary and a management incentive in variable amounts in accordance with levels of eligibility and performance criteria. The objectives under this philosophy are to maintain a compensation opportunity which recognizes the compensation practices of other employees with whom Summagraphics competes for executives, to provide for aggregate compensation related to performance achievement, to maintain an effective system of salary planning control, and to provide executives with the opportunity to earn additional compensation on achievement of certain goals of Summagraphics and its stockholders attributable to excellence in management.

  To accomplish the compensation objectives, all salaried positions, including the Chief Executive Officer, are graded to reflect levels of responsibility inherent in the position and market value. The judgment takes into account the following factors: organizational relationships, knowledge requirements, impact potential on responsibility requiring direction. Among other specific skills taken into account for the Chief Executive Officer and executive officers are management capability, financial acumen and human resources ability. The Compensation Committee considers all such factors but places no relative weight on any of the factors. Although the determination of executive compensation is performed using documented criteria as referenced below, the Compensation Committee retains full discretionary authority in establishing executive compensation.

  The base salary for executive officers is set in relation to the base salary policy and bonus practice of others in the computer industry and also other employers with whom Summagraphics competes for employees. The data sources for determining the base salary practice of bonus paying employers are compensation reports published by the American Management Association; compensation reports published by the American Electronics Association; compensation reports published by other associations (such as those to which engineers and others of Summagraphics' managerial personnel belong) which periodically report on compensation practices across the country; miscellaneous industry surveys and surveys on specific geographic areas. The data sources were selected as models for executives' salaries based upon the similarities of industry, operations and products to Summagraphics and the prestige of the sponsoring firms. Special surveys may be conducted if the Compensation Committee deems it appropriate in its discretion and one was performed by KPMG Peat Marwick LLP in 1990. The Compensation Committee has endeavored to compare its compensation practices to other companies whose operations, products and job responsibilities are closest and most fitting in type to Summagraphics. The base salaries of executive officers of Summagraphics, including the Chief Executive Officer, were considered by the Compensation Committee to be reasonable in light of companies who are considered appropriate bases for comparison with the compensation practices of Summagraphics. To strengthen the executives' commitment to improve on the financial performance of Summagraphics, the amount available for distribution as variable compensation in any year is determined by Summagraphics' level of achievement of its operating income as predetermined and set forth in its business plan for each fiscal year. The formula necessitates that Summagraphics achieve the stipulated level before variable compensation is paid. In addition, certain employees were eligible for task bonuses, related to their accomplishment of specific projects unrelated to Summagraphics' overall performance designed to achieve a significant benefit for Summagraphics.

  In accordance with the philosophy recited above, the Board stipulated operating income goals in each of the fiscal years 1994, 1995 and 1996 based upon the Board approved business plan for each year. The stipulated goal was not achieved, in 1996 and 1995 and in part in 1994, resulting in bonus to the executive officers, as well as other employees, in amounts established in the variable compensation plan to be paid for fiscal year 1994 but not for fiscal years 1996 and 1995, except to certain individuals who met specific task assignments unrelated to Summagraphics' overall performance but which were designed to achieve a significant contribution for Summagraphics if the elements of the task were achieved.

  The basis for the Chief Executive's compensation reported for the last completed fiscal year was in accordance with the salary and variable compensation plans recited above.

  Summagraphics' contributions under the defined contribution 401(k) plan to the executive officers, including the Chief Executive Officer, are made to all participants in the plan in accordance with operative provisions of said plan. Such provisions, which apply to all participants, provide a matching Company contribution and a supplemental Company contribution. Only the supplemental Company contribution is discretionary under the plan and, if granted, is made to all participants. During fiscal year 1994, Summagraphics' matching contributions to the plan were superseded for economic reasons and have not yet been reinstated.

  The grant of stock options in fiscal year 1996 to the executive officers, including the Chief Executive Officer, was made by the Board on the basis of a 1987 non-qualified plan approved by the stockholders, wherein the purpose as indicated in the plan is to promote the interest of Summagraphics by encouraging officers, directors and other key employees to invest in Summagraphics' Common Stock, and to remain in the employ of Summagraphics, thereby increasing their personal interest in its continued success and progress. The criterion used to determine the number of options granted to the executive officers and the Chief Executive Officer, as well as all other participants, was a formula established by the Compensation Committee based upon the responsibility level of the executive and the individual's impact on profitability, in its discretion.

CORPORATE PERFORMANCE GRAPH

  The following Performance Graph compares Summagraphics' cumulative total stockholder return on its common stock with certain indexes and peer groups for a five-year period:


                                    [GRAPH]

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Lockheed Martin and New CalComp have advised Summagraphics that New CalComp does not currently intend to continue the operation of Summagraphics' CAD Warehouse business following the Closing of the Exchange, and the disposition of CAD Warehouse by Summagraphics prior to Closing is part of the performance criteria of the Incentive Plan. See "The Exchange Agreement--Interests of Certain Persons in the Exchange," "Notes to the Unaudited Pro Forma Condensed Financial Information" and "Business of Summagraphics."

  On May 15, 1996, CalComp transferred its ownership interest in AGT Holdings, Inc., the parent of Access Graphics, to Lockheed Martin. CalComp sells computer graphics equipment to Access Graphics for resale. Sales to Access Graphics amounted to $19.8 million, $7.3 million and $4.2 million for CalComp in 1995, 1994 and 1993, respectively. It is expected that the customer relationship with Access Graphics will continue after the Exchange. Summagraphics sold approximately $1.6 million in products to Access Graphics and, through its CAD Warehouse subsidiary, purchased $1.5 million in products from Access Graphics during the period between December 1, 1994 and November 30, 1995. CalComp also purchases certain components from Lockheed Martin Commercial Electronics, an affiliate of Lockheed Martin. Purchases amounted to $10.5 million, $9.8 million and $10.7 million for 1995, 1994 and 1993, respectively. This relationship is expected to continue after the consummation of the Exchange. See "Note 4 of the Notes to Consolidated Financial Statements of CalComp."

  Lockheed Martin has in the past provided various services to CalComp through informal arrangements for which Lockheed Martin has charged CalComp fees determined by Lockheed Martin. See "Note 4 to the Notes to Consolidated Financial Statements of CalComp Inc." for a description of the services provided and the amounts charged to CalComp by Lockheed Martin during 1995, 1994 and 1993. Lockheed Martin will continue to provide certain services after the Exchange pursuant to a number of Intercompany Agreements between Lockheed Martin and New CalComp. For a description of the Intercompany Agreements and New CalComp's relationship with Lockheed Martin after the Exchange, see "Relationship with Lockheed Martin."

  Certain officers and key employees of Summagraphics are parties to various employment, severance and benefit arrangements under which they will or have the potential to receive additional compensation as a consequence of the Exchange. For a description of such arrangements and the consideration to be received by certain executive officers of Summagraphics under such arrangements, see "The Exchange Agreement--Interests of Certain Persons in the Exchange."

                    PRINCIPAL STOCKHOLDERS OF SUMMAGRAPHICS

  The following table sets forth certain information regarding beneficial ownership of Summagraphics Common Stock as of the Record Date, before and after giving effect to the Exchange by (i) each stockholder known by Summagraphics to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each current director and each named executive officer of Summagraphics, and (iii) all current directors and executive officers of Summagraphics as a group. Except as otherwise indicated, Summagraphics believes that the beneficial owners of Summagraphics Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. As of the Record Date, Summagraphics had 4,642,395 shares of Common Stock outstanding.

                                            SUMMAGRAPHICS                  SUMMAGRAPHICS
                                             COMMON STOCK                  COMMON STOCK
                                      BENEFICIALLY OWNED BEFORE      BENEFICIALLY OWNED AFTER
                                             THE EXCHANGE                  THE EXCHANGE
                                      -----------------------------  ----------------------------
                                         NUMBER        PERCENTAGE       NUMBER        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER   OF SHARES        OF SHARES     OF SHARES       OF SHARES
- ------------------------------------  --------------- -------------  --------------- ------------
Bessemer Venture                              306,562           6.6%         306,562            *
 Funds(2)...............
 1025 Old Country Road
 Suite 205
 Westbury, New York
 11590
C.L. King & Associates..                      244,500           5.3%         244,500            *
 9 Elk Street
 Albany, New York 12207-
 1102
Michael S. Bennett(3)...                      126,168           2.7%         126,168            *
Andrew Harris...........                          --             --              --            --
G. Glenn Henry..........                        8,000             *            8,000            *
Stephen J. Keane........                       16,000             *           16,000            *
Dennis G. Sisco.........                        9,000             *            9,000            *
David G. Osowski(4).....                       74,500           1.6%          74,500            *
Robert B. Sims(5).......                       71,999           1.6%          71,999            *
Dennis Jolly............                       20,000             *           20,000            *
Darius C. Power.........                          --             --              --            --
All directors and all
 executive officers as
 group(6)...............                      356,667           7.7%         252,081            *
Lockheed Martin                             1,250,000          21.3%      40,733,319         89.7%
 Corporation(7)(8)......
 6801 Rockledge Drive
 Bethesda, Maryland
 20817

- --------
*  Less than 1%.
(1) Except as otherwise noted, each person or group named in the table has sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such person or group.
(2) Includes shares held by Bessemer Venture Partners I, L.P., shares held by Bessemer Venture Partners II, L.P., shares held by G. Felda Hardymon and shares held by affiliated parties. Mr. Hardymon was a director of Summagraphics who retired.
(3) Includes 121,249 shares which Mr. Bennett has the right to acquire pursuant to the exercise of stock options which are exercisable on the Record Date or within (60) days thereafter.
(4) Includes 67,499 shares which Mr. Osowski has the right to acquire pursuant to the exercise of stock options which are exercisable on the Record Date or within sixty (60) days thereafter.
(5) Consist solely of options to purchase 71,999 shares which are exercisable on the Record Date or within sixty (60) days thereafter.

(6) Includes 291,747 shares which all directors and all executive officers as a group have the right to acquire pursuant to the exercise of stock options which are exercisable on the Record Date or within sixty (60) days thereafter.
(7) Shares issuable upon the conversion of the Convertible Debenture issued to Lockheed Martin by Summagraphics. The Convertible Debenture is only convertible into Summagraphics Common Stock after the occurrence of an event of default thereunder. See "Relationship with Lockheed Martin." Lockheed Martin expressly disclaims beneficial ownership of these shares, because no such event of default has occurred as of the date of this Proxy and Information Statement. With respect to those shares owned by Lockheed Martin prior to the Exchange, "percentage of shares" assumes conversion of the Convertible Debenture at the rate of $2.00 per share.
(8) Pursuant to the Exchange Agreement, Summagraphics has agreed to issue to Lockheed Martin a number of shares of its Common Stock which, following the Exchange, will equal approximately 89.7% of the issued and outstanding Common Stock, on a fully diluted basis, in exchange for all of the outstanding capital stock of CalComp. The actual amount of shares of Common Stock to be issued to Lockheed Martin may be adjusted in certain limited circumstances. See "The Exchange Agreement." For purposes of the Exchange, "fully diluted basis" means a basis whereby the aggregate number of shares of Common Stock for such determination includes (i) all Common Stock then issued and outstanding, (ii) all Common Stock that would be issued and outstanding upon the exercise, conversion or exchange of all outstanding warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock (or rights to acquire any such warrants, options or other rights), regardless of whether such warrants, options or other rights are then exercisable, convertible or exchangeable, (iii) all Common Stock which would be outstanding upon the exercise, conversion or exchange of all outstanding evidences of indebtedness, shares of capital stock or other securities (or rights to acquire any of the foregoing) which are or may be exercisable, convertible or exchangeable into shares of Common Stock, regardless of whether such evidences of indebtedness, shares of stock or other securities are then exercisable, convertible or exchangeable, and (iv) the Exchange Shares issuable upon such determination but excluding Common Stock issuable upon conversion of the Convertible Debenture. For purposes of subsections (ii) and (iii) above, the number of shares of Common Stock issuable pursuant to options, warrants and rights of conversion that will be deemed to be outstanding will be determined using the "Treasury Stock Method" of accounting as defined in APB Opinion 15 based on an average of the closing prices, as reported in The Wall Street Journal, for the five days preceding the Closing Date. In addition, upon an Event of Default under the Convertible Debenture, Lockheed Martin would have the right to convert principal and interest into shares of Common Stock at a conversion price of $2.00 per share, subject to certain adjustments upon a breach of the Exchange Agreement by Lockheed Martin. Additional shares of Common Stock may be issued to Lockheed Martin, pursuant to Amendment No. 1, if the sum of the Backlog and Material Adverse Effect Variances (as defined in Amendment No. 1) is less than zero. The number of additional shares of stock issuable to Lockheed Martin pursuant to Amendment No. 1 shall be determined by dividing the sum of Backlog and Material Adverse Effect Variances, if negative, by the average closing prices, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding Closing. The number of Exchange Shares issuable to Lockheed Martin may be reduced, pursuant to Amendment No. 2, if the CalComp Material Adverse Effect Variance (as defined in Amendment No. 2) is greater than zero. The reduction in the number of Exchange Shares pursuant to Amendment No. 2 shall be determined by dividing the CalComp Material Adverse Effect Variance, if any, by the average closing prices of Common Stock, as reported in The Wall Street Journal--NASDAQ National Market Issues, for the five days preceding Closing.

            DESCRIPTION OF SUMMAGRAPHICS/NEW CALCOMP CAPITAL STOCK

  The authorized capital stock of Summagraphics consists of 25,000,000 shares, of which 20,000,000 shares are Common Stock, par value $.01 per share, and 5,000,000 shares are Preferred Stock, par value $.01 per share. As of the Record Date, there were 4,642,395 shares of Common Stock issued and outstanding. No shares of Preferred Stock are currently outstanding. In the event the Exchange is consummated, the number of authorized shares of Common Stock will be increased to 60,000,000 and approximately 45.4 million shares of Common Stock will be outstanding, of which Lockheed Martin will own approximately 89.7%, subject to adjustment in certain circumstances. See "Risk Factors--Relationship with Lockheed Martin; and--Future Sales of Large Amounts of Common Stock by Lockheed Martin May Negatively Affect Prevailing Market Prices."

EFFECT OF THE EXCHANGE ON THE HOLDERS OF COMMON STOCK

  Each currently issued and outstanding share of Common Stock will remain outstanding and unchanged after the Exchange. Current holders of Common Stock will continue to hold shares of New CalComp Common Stock after the Exchange. Current Summagraphics stockholders are not being asked to tender their share certificates in connection with the Exchange.

COMMON STOCK

  All outstanding shares of Common Stock are, and the Exchange Shares will be when issued, duly authorized, validly issued, fully paid and nonassessable. Subject to the rights of the holders of any outstanding shares of Preferred Stock and any restrictions that may be imposed by any lender, holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors out of legally available funds. It is currently anticipated that following the Exchange, New CalComp will retain future earnings, if any, to finance the operation and growth of New CalComp's business. See "Risk Factors--No Dividends" and "Dividend Policy." In the event of the liquidation, dissolution or winding up of New CalComp, holders of Common Stock will be entitled to share equally and ratably, based on the number of shares held, in the assets, if any, remaining after payment of all of New CalComp's debts and liabilities and the liquidation preference of any outstanding preferred stock.

  Holders of Common Stock are entitled to one vote per share for each share held of record on any matter submitted to the holders of Common Stock for a vote. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting can elect all the directors. After the Exchange, Lockheed Martin will be able to elect all of the members of the New CalComp Board of Directors and exercise a controlling influence over the business and affairs of New CalComp, including any determinations with respect to mergers or other business combinations involving New CalComp, the acquisition or disposition of assets by New CalComp, the incurrence of indebtedness by New CalComp, the issuance of any additional Common Stock or other equity securities, and the payment of any dividends with respect to the Common Stock. In addition, Lockheed Martin, by virtue of its controlling ownership, will have the power to approve matters submitted to a vote of New CalComp's stockholders (or by written consent in lieu of a meeting) without the consent of New CalComp's other stockholders; will have the power to prevent a change in control of New CalComp; and could seek to cause New CalComp to pay dividends, enter into business or financial transactions with Lockheed Martin, sell assets, or take other actions that might be favorable to Lockheed Martin. See "Risk Factors--Relationship with Lockheed Martin."

  The shares of Common Stock are neither redeemable nor convertible, and the holders thereof have no preemptive rights to subscribe for or purchase any additional shares of capital stock.

PREFERRED STOCK

  Summagraphics is authorized to issue shares of Preferred Stock in one or more series, and to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including voting, redemption and conversion rights. The Board of Directors also may designate dividend rights and preferences in liquidation.

It is not possible to state the actual effect of the authorization and issuance of additional series of Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock. Such effects, however, might include, among other things, granting the holders of Preferred Stock priority over the holders of Common Stock with respect to the payment of dividends; diluting the voting power of the Common Stock; or granting the holders of Preferred Stock preference with respect to liquidation rights. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the securities or the removal of incumbent management. The provisions of the Certificate of Incorporation relating to Preferred Stock are not being modified in any material respect by the Restated Charter.

SECTION 203 OF THE DGCL

  Summagraphics is currently subject to Section 203 of the DGCL ("Section 203"), which prohibits certain persons ("Interested Stockholders") from engaging in a "business combination" with a Delaware corporation for three years following the date such persons become Interested Stockholders. Interested Stockholders generally include: (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation; and
(ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a "business combination" includes, among other things: (i) mergers or consolidations; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (iii) transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder; or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees pledges or other financial benefits provided by or through the corporation.

  Section 203 does not apply to a business combination if: (i) before a person becomes an Interested Stockholder, the Board of Directors of the corporation approves the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences (other than certain excluded shares); or (iii) following a transaction in which the person became an Interested Stockholder, the business combination is (a) approved by the Board of Directors of the corporation, and (b) authorized at a regular or special meeting of stockholders (and not by written consent) by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

  By virtue of the Board of Directors of Summagraphics approval of the Exchange, Section 203 will not apply to any business combination involving Lockheed Martin and Summagraphics. In addition, the Restated Charter provides that Section 203 will not apply to New CalComp after the Exchange. See "The Restated Charter."

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

  The Restated Charter contains certain provisions that may have the effect of deterring a future acquisition of New CalComp. Although such provisions do not have substantial practical significance to investors while Lockheed Martin controls New CalComp, such provisions could become significant if Lockheed Martin reduces its ownership interest in New CalComp such that it no longer controls New CalComp. See "The Restated Charter."

APPLICABILITY OF CALIFORNIA CORPORATION LAW TO NEW CALCOMP AFTER THE EXCHANGE

  Section 2115 of the General Corporation Law of the State of California (the "CGCL") makes certain provisions of the CGCL applicable to corporations not incorporated in California which have specified minimum contacts with the State of California (a "quasi-California corporation"). Summagraphics is not currently subject to Section 2115 and Summagraphics currently is (and after the Exchange will continue to be) a Delaware corporation and will have a charter and bylaws containing provisions at variance with the CGCL. While it is not expected that New CalComp will become subject to Section 2115, the extent of CalComp's contacts with the State of California presents the possibility that New CalComp could in the future become subject to Section 2115. Because California law is generally regarded as being more stockholder protective than Delaware law, if New CalComp became subject to Section 2115, New CalComp stockholders may have certain additional stockholder rights to the extent that Section 2115 is applicable. It is likely that Lockheed Martin and New CalComp will seek to avoid becoming subject to Section 2115.

TRANSFER AGENT AND REGISTRAR

  Bank of Boston is the transfer agent and registrar for the Common Stock.

                             INDEPENDENT AUDITORS

  The consolidated balance sheets of Summagraphics as of May 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1995 included in this Proxy and Information Statement have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the May 31, 1993 financial statements refers to a change in the method of accounting for income taxes in 1993. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The consolidated financial statements of CalComp Inc. as of December 31, 1994 and December 25, 1995 and for each of the three years in the period ended December 31, 1995 included in this Proxy and Information Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  In light of the Exchange, Summagraphics has not yet selected independent auditors to serve as Summagraphics' independent auditors for the fiscal year ended May 31, 1996. In the event the Exchange is consummated, however, it is expected that the fiscal year will be changed to a calendar basis to coincide with CalComp's current year end, and that Ernst & Young LLP will be selected as the independent auditors to serve as New CalComp's independent auditors for the year ending December 31, 1996.

                             AVAILABLE INFORMATION

  Summagraphics is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400 Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                          FORWARD LOOKING STATEMENTS

  This Proxy and Information Statement contains statements which, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward looking statements involve risks and uncertainties. The forward looking statements in this document are intended to be made subject to the safe harbor protections provided by Section 27A and 21E.

                             STOCKHOLDER PROPOSALS

  In the event that holders of Summagraphics Common Stock approve the Exchange, the Restated Charter and the Stock Option Plan and the Exchange is consummated, New CalComp intends to change its fiscal year from May 31 to December 31. In that event, it is expected that the 1997 Annual Meeting of Stockholders will be held on April 15, 1997. In the event that the Exchange occurs, stockholder proposals to be considered for inclusion in the proxy statement of New CalComp must be received by New CalComp at its principal office in Anaheim, California on or before November 5, 1996.

  In the event that the Exchange does not occur, it is expected that the next Annual Meeting of Stockholders of Summagraphics will be held in September, 1996. If the Exchange does not occur, in order for stockholder proposals for the next Annual Meeting of Stockholders of Summagraphics to be eligible for inclusion in the proxy statement of Summagraphics, they must be received by Summagraphics at its principal office in Austin, Texas by July 31, 1996.

                                OTHER BUSINESS

  Action may be taken on the business to be transacted at the Meeting on the date provided in the Notice of the Special Meeting or any date or dates to which an original or later adjournment of such meeting may be adjourned. As of the date of this Proxy and Information Statement, Summagraphics management does not know of any other matters to be presented at the Meeting. If, however, other matters properly come before the Meeting, whether on the original date provided in the Notice of Special Meeting or any dates to which any original or later adjournment of such Meeting may be adjourned, it is intended that the holders of the proxy will vote in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Michael S. Bennett
                                          President and Chief Executive
                                           Officer

Austin, Texas
June 24, 1996

                           SUMMAGRAPHICS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
SUMMAGRAPHICS CORPORATION
Report of Independent Auditors............................................   F-2
Consolidated Balance Sheets at May 31, 1994 and 1995......................   F-3
Consolidated Statements of Operations for the fiscal years ended May 31,
 1993, 1994 and 1995......................................................   F-4
Consolidated Statements of Stockholders' Equity for the fiscal years ended
 May 31, 1993, 1994 and 1995..............................................   F-5
Consolidated Statements of Cash Flows for the fiscal years ended May 31,
 1993, 1994 and 1995......................................................   F-6
Notes to Consolidated Financial Statements................................   F-7
Consolidated Balance Sheets as of May 31, 1995 and February 29, 1996
 (unaudited)..............................................................  F-18
Consolidated Statements of Operations for the nine months ended February
 28, 1995 and February 29, 1996 (unaudited)...............................  F-19
Consolidated Statements of Cash Flows for the nine months ended February
 28, 1995 and February 29, 1996 (unaudited)...............................  F-20
Notes to Unaudited Consolidated Financial Statements......................  F-21
CALCOMP INC.
Report of Independent Auditors............................................  F-23
Consolidated Balance Sheets at December 25, 1994 and December 31, 1995....  F-24
Consolidated Statements of Operations for the years ended December 26,
 1993, December 25, 1994 and December 31, 1995............................  F-25
Consolidated Statements of Shareholder's Accounts for the years ended
 December 26, 1993, December 25, 1994 and December 31, 1995...............  F-26
Consolidated Statements of Cash Flows for the years ended December 26,
 1993, December 25, 1994 and December 31, 1995............................  F-27
Notes to Consolidated Financial Statements................................  F-28
Consolidated Balance Sheets at December 31, 1995 and March 31, 1996
 (unaudited)..............................................................  F-41
Consolidated Statements of Operations for the three months ended March 26,
 1995 and March 31, 1996 (unaudited)......................................  F-42
Consolidated Statements of Cash Flows for the three months ended March 26,
 1995 and March 31, 1996 (unaudited)......................................  F-43
Notes to Unaudited Consolidated Financial Statements......................  F-44

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Summagraphics Corporation:

  We have audited the accompanying consolidated balance sheets of Summagraphics Corporation and subsidiaries as of May 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summagraphics Corporation and subsidiaries as of May 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended May 31, 1995, in conformity with generally accepted accounting principles.

  As discussed in note 8 to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993.


                                          KPMG Peat Marwick LLP
Austin, Texas
June 27, 1995, except as to notes 5 and 9 which are as of September 20, 1995.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             MAY 31,
                                                    --------------------------
                                                        1994          1995
                                                    ------------  ------------
ASSETS
Current assets:
 Cash.............................................. $    819,000  $    560,000
 Accounts receivable (less allowance for doubtful
  accounts of $1,113,000 in 1994
  and $954,000 in 1995)............................   17,914,000    18,039,000
Inventories:
 Materials.........................................    5,269,000     9,881,000
 Work-in process...................................    1,043,000     2,504,000
 Finished goods....................................    5,224,000     6,998,000
                                                    ------------  ------------
                                                      11,536,000    19,383,000
                                                    ------------  ------------
 Prepaid expenses and other current assets.........    1,117,000     1,136,000
   Total current assets............................   31,386,000    39,118,000
                                                    ------------  ------------
FIXED ASSETS:
 Land..............................................      290,000       344,000
 Building..........................................    1,319,000     1,616,000
 Machinery and equipment...........................   12,133,000    13,861,000
 Furniture and fixtures............................    1,228,000     1,241,000
 Leasehold improvements............................    1,009,000     1,044,000
 Construction-in-progress..........................      187,000       389,000
                                                    ------------  ------------
                                                      16,166,000    18,495,000
Less: accumulated depreciation and amortization....   (9,725,000)  (13,188,000)
                                                    ------------  ------------
   Net fixed assets................................    6,441,000     5,307,000
Intangible and other assets, net of accumulated
 amortization (note 3).............................    9,509,000     9,176,000
                                                    ------------  ------------
                                                    $ 47,336,000  $ 53,601,000
                                                    ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.................................. $  9,583,000  $ 12,500,000
 Accrued liabilities (notes 2 and 4)...............    9,274,000    10,619,000
 Notes payable (note 5)............................          --      9,548,000
 Current portion of long-term debt (note 5)........      148,000       561,000
 Current obligations under capital leases..........      458,000       277,000
                                                    ------------  ------------
   Total current liabilities.......................   19,463,000    33,505,000
                                                    ------------  ------------
Long-term liabilities, less current portion:
 Long-term debt (note 5)...........................      947,000     1,579,000
 Capital lease obligations.........................      535,000       282,000
 Deferred gain on sale of building.................      510,000       476,000
 Deferred tax liability (note 8)...................          --        498,000
 Restructuring, lease abandonment and other
  charges (note 2).................................    1,804,000     2,857,000
                                                    ------------  ------------
   Total long-term liabilities.....................    3,796,000     5,692,000
                                                    ------------  ------------
Commitments and contingencies (note 9)
Stockholders' equity (note 6):
 Preferred stock, $.01 par value, authorized
  5,000,000 shares.................................          --            --
 Common stock, $.01 par value, authorized
  20,000,000 shares, issued 4,546,000 shares in
  1994 and 4,645,000 shares in 1995................       45,000        46,000
 Additional paid-in capital........................   38,639,000    39,111,000
 Retained earnings (accumulated deficit)...........  (13,830,000)  (25,879,000)
Cumulative translation adjustment..................     (302,000)    1,601,000
                                                    ------------  ------------
                                                      24,552,000    14,879,000
                                                    ------------  ------------
Less: Treasury stock, at cost--49,000 shares in
 1994 and 1995.....................................     (465,000)     (465,000)
 Stockholder note receivable.......................      (10,000)      (10,000)
                                                    ------------  ------------
   Total stockholders' equity......................   24,077,000    14,404,000
                                                    ------------  ------------
                                                    $ 47,336,000  $ 53,601,000
                                                    ============  ============

          See accompanying notes to consolidated financial statements.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               YEARS ENDED MAY 31,
                                       --------------------------------------
                                           1993         1994         1995
                                       ------------  -----------  -----------
Net sales............................. $ 81,404,000  $77,755,000  $78,494,000
Cost of sales.........................   51,772,000   50,526,000   58,188,000
                                       ------------  -----------  -----------
  Gross profit........................   29,632,000   27,229,000   20,306,000
Selling, general and administrative...   29,892,000   18,934,000   21,940,000
Research and development..............    8,003,000    5,631,000    6,761,000
Restructuring, lease abandonment and
 other charges
 (note 2).............................    8,487,000          --     2,228,000
                                       ------------  -----------  -----------
  Operating income (loss).............  (16,750,000)   2,664,000  (10,623,000)
                                       ------------  -----------  -----------
Other income (expense):
  Interest income.....................      124,000      105,000       21,000
  Interest expense....................     (429,000)    (421,000)    (609,000)
  Miscellaneous, net..................      220,000     (206,000)    (201,000)
                                       ------------  -----------  -----------
                                            (85,000)    (522,000)    (789,000)
                                       ------------  -----------  -----------
  Income (loss) before income taxes,
   extraordinary gain and cumulative
   effect of change in accounting
   method.............................  (16,835,000)   2,142,000  (11,412,000)
Provision for income taxes (note 8)...          --           --       187,000
                                       ------------  -----------  -----------
  Income (loss) before extraordinary
   gain and cumulative effect of
   change in accounting method........  (16,835,000)   2,142,000  (11,599,000)
Extraordinary gain (note 5)...........          --       645,000          --
Cumulative effect of change in method
 of accounting for income taxes.......      411,000          --           --
                                       ------------  -----------  -----------
  Net income (loss)................... $(16,424,000) $ 2,787,000  (11,599,000)
                                       ============  ===========  ===========
Net income (loss) per common share:
Income (loss) before extraordinary
 gain and cumulative effect of change
 in accounting method................. $      (3.89) $      0.47  $     (2.56)
Extraordinary gain....................          --          0.14          --
Cumulative effect of change in method
 of accounting for income taxes.......         0.09          --           --
                                       ------------  -----------  -----------
  Net income (loss) per common share.. $      (3.80) $      0.61  $     (2.56)
                                       ============  ===========  ===========
  Weighted average shares used in
   computing net income (loss) per
   common share.......................    4,323,000    4,519,000    4,537,000

          See accompanying notes to consolidated financial statements.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED MAY 31, 1993, 1994 AND 1995

                            COMMON STOCK                                          TREASURY
                          -----------------              RETAINED                   STOCK
                           NUMBER           ADDITIONAL   EARNINGS    CUMULATIVE      AND
                             OF              PAID-IN   (ACCUMULATED  TRANSLATION STOCKHOLDER STOCKHOLDERS'
                           SHARES   AMOUNT   CAPITAL     DEFICIT)    ADJUSTMENT     NOTE        EQUITY
                          --------- ------- ---------- ------------  ----------- ----------- -------------
   Balance at May 31,
    1992................  4,268,000 $43,000 37,921,000   1,213,000      154,000   (292,000)    39,039,000
Sale of common stock....    146,000   1,000     58,000         --           --         --          59,000
Sale of common stock
 pursuant to the 1987
 Employee Stock Plan....      3,000     --      18,000         --           --         --          18,000
Imputed benefit from the
 granting of options
 below fair market
 value..................        --      --      75,000         --           --         --          75,000
Sale of common stock
 pursuant to the 1988
 Employee Stock Purchase
 Plan...................     59,000   1,000    276,000         --           --         --         277,000
Awards granted pursuant
 to the 1987 stock
 plan...................      5,000     --      35,000         --           --         --          35,000
Net loss................        --      --         --  (16,424,000)         --         --     (16,424,000)
Sale of treasury stock
 at $8.00 per share.....        --      --      14,000         --           --     186,000        200,000
Purchase of treasury
 stock at $7.69 per
 share..................        --      --         --          --           --    (369,000)      (369,000)
Unrealized translation
 loss...................        --      --         --          --      (147,000)       --        (147,000)
Dividends paid to
 stockholders of CAD
 Warehouse, Inc., an S-
 corporation............        --      --         --     (450,000)         --         --        (450,000)
                          --------- ------- ---------- -----------    ---------   --------    -----------
   Balance at May 31,
    1993................  4,481,000  45,000 38,397,000 (15,661,000)       7,000   (475,000)    22,313,000
                          --------- ------- ---------- -----------    ---------   --------    -----------
Sale of common stock
 pursuant to the 1987
 Employee Stock Plan....     11,000     --      42,000         --           --         --          42,000
Sale of common stock
 pursuant to the 1988
 Employee Stock Purchase
 Plan...................     47,000     --     165,000         --           --         --         165,000
Awards granted pursuant
 to the 1987 stock
 plan...................      7,000     --      35,000         --           --         --          35,000
Net income..............        --      --         --    2,787,000          --         --       2,787,000
Unrealized translation
 loss...................        --      --         --          --      (309,000)       --        (309,000)
Dividends paid to
 stockholders of CAD
 Warehouse, Inc., an S-
 corporation............        --      --         --     (956,000)         --         --        (956,000)
                          --------- ------- ---------- -----------    ---------   --------    -----------
   Balance at May 31,
    1994................  4,546,000  45,000 38,639,000 (13,830,000)    (302,000)  (475,000)    24,077,000
                          --------- ------- ---------- -----------    ---------   --------    -----------
Sale of common stock
 pursuant to the 1987
 Employee Stock Plan....     59,000   1,000    304,000         --           --         --         305,000
Sale of common stock
 pursuant to the 1988
 Employee Stock Purchase
 Plan...................     37,000     --     150,000         --           --         --         150,000
Awards granted pursuant
 to the 1987 stock
 plan...................      3,000     --      18,000         --           --         --          18,000
Net loss................        --      --         --  (11,599,000)         --         --     (11,599,000)
Unrealized translation
 gain...................        --      --         --          --     1,903,000        --       1,903,000
Dividends paid to
 stockholders of CAD
 Warehouse, Inc., an S-
 corporation............        --      --         --     (450,000)         --         --        (450,000)
                          --------- ------- ---------- -----------    ---------   --------    -----------
   Balance at May 31,
    1995................  4,645,000 $46,000 39,111,000 (25,879,000)   1,601,000   (475,000)    14,404,000
                          ========= ======= ========== ===========    =========   ========    ===========

          See accompanying notes to consolidated financial statements.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                YEARS ENDED MAY 31,
                                       ---------------------------------------
                                           1993         1994          1995
                                       ------------  -----------  ------------
Cash flows from operating activities:
  Net income (loss)..................  $(16,424,000) $ 2,787,000  $(11,599,000)
Adjustments to reconcile net income
 (loss) to net cash provided by (used
 in) operating activities:
  Gain on retirement of debt.........           --      (645,000)          --
  Cumulative effect of change in
   accounting method.................      (411,000)         --            --
  Depreciation and amortization......     5,536,000    3,580,000     3,629,000
  Restructuring, lease abandonment
   and other charges.................     8,487,000          --      2,228,000
  (Gain) loss on sale of fixed
   assets............................       253,000       (4,000)       14,000
  Compensation in form of stock......       110,000       35,000        18,000
  Changes in assets and liabilities:
    Accounts receivable..............     2,360,000       34,000       864,000
    Inventories......................    (1,111,000)     644,000    (6,985,000)
    Prepaid and other current
     assets..........................       126,000       (8,000)       56,000
    Accounts payable.................    (1,424,000)   4,465,000     2,670,000
    Accrued liabilities..............      (198,000)  (4,828,000)      883,000
    Other liabilities................           --      (321,000)       18,000
                                       ------------  -----------  ------------
  Net cash (used in) provided by
   operating activities..............    (2,696,000)   5,739,000    (8,204,000)
                                       ------------  -----------  ------------
Cash flows from investing activities:
  Capital expenditures...............    (2,782,000)  (1,528,000)   (1,927,000)
  Proceeds from sale of fixed
   assets............................        29,000       55,000        10,000
  Intangible assets..................      (516,000)      38,000       644,000
                                       ------------  -----------  ------------
  Net cash used in investment
   activities........................    (3,269,000)  (1,435,000)   (1,273,000)
                                       ------------  -----------  ------------
Cash flows from financing activities:
  Cash dividends paid to stockholders
   of CAD Warehouse, Inc.............      (450,000)    (956,000)     (450,000)
  Proceeds from long-term
   borrowings........................       983,000          --        855,000
  Proceeds from short-term
   borrowings........................     2,805,000          --      9,323,000
  Proceeds from sales of common
   stock.............................       354,000      208,000       455,000
  Purchases of treasury stock........      (369,000)         --            --
  Repayment of short-term debt.......           --    (2,805,000)          --
  Repayment of long-term debt and
   capital lease obligations.........    (2,864,000)  (2,623,000)     (466,000)
                                       ------------  -----------  ------------
  Net cash (used in) provided by
   financing activities..............       459,000   (6,176,000)    9,717,000
                                       ------------  -----------  ------------
Effect of exchange rate changes on
 cash................................      (322,000)      42,000      (499,000)
                                       ------------  -----------  ------------
Net change in cash...................    (5,828,000)  (1,830,000)     (259,000)
Cash at beginning of year............     8,477,000    2,649,000       819,000
                                       ------------  -----------  ------------
Cash at end of year..................  $  2,649,000  $   819,000  $    560,000
                                       ============  ===========  ============

          See accompanying notes to consolidated financial statements.

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MAY 31, 1993, 1994, AND 1995

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The Company is primarily engaged in the manufacture and sale of digitizing tablets (computer input devices), and plotters (computer output devices). These products are used in applications with high performance computer graphics systems such as computer-aided design (CAD). The Company engages in the manufacture and sale of cutters. The Company also owns a mail-order distributor of CAD related equipment and software. The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated.

 Cash Equivalents

  For the purpose of cash flows, the Company considers all highly liquid investments with maturities of three (3) months or less to be cash equivalents. The Company had no cash equivalents at May 31, 1994 and 1995.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is applied on a first-in, first-out (FIFO) basis; market is determined on the basis of estimated net realizable value. The Company reserves for inventory that is determined to be obsolete or substantially in excess of forecasted demand.

 Fixed Assets

  Fixed assets acquired are stated at cost. Equipment and furniture under capital leases are stated at the lower of the present value of future minimum lease payments or fair value at the inception of the lease.

  Building depreciation is provided on the straight-line method over a period of fifteen (15) years, depreciation of furniture and fixtures and machinery and equipment (including amortization of assets covered by capital leases) is provided on the straight-line method, based on estimated useful lives ranging from three (3) to ten (10) years. Amortization of leasehold improvements is provided over the lesser of estimated useful life of the improvement or the life of the lease. Maintenance and repairs are charged to operations as incurred; significant betterments are capitalized.

 Intangible Assets

  Goodwill represents the amount by which the cost to purchase Houston Instrument exceeded the fair market value of the related net assets. The Company assesses the recoverability of its intangible assets by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through projected future operating cash flows before interest over the remaining amortization period. As a result of this ongoing review, the Company reduced the original life of the goodwill from forty (40) to twenty-five (25) years. The effect of the change in fiscal 1995, which was recorded prospectively, is $53,000.

  Other acquired identifiable intangible assets are amortized using the straight-line method over lives not exceeding seven and one-half (7.5) years.

 Warranty Reserve

  The Company provides warranties on its products for various periods. The Company reserves for future warranty costs based on historical failure rates and repair costs.

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995

 Revenue Recognition

  The Company recognizes revenue when product is shipped to customers. Under contract, certain customers may return a small percentage of the prior quarter's net purchases provided the product is in resale condition and a new order of equal value is placed for delivery within thirty (30) days. The Company carries reserves for these and other returns based on historical trends.

 Income Taxes

  Effective June 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109) which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Prior to June 1, 1992, the Company recorded taxes under the provisions set forth in Statement of Financial Accounting Standards No. 96.

 Per Share Data

  Net income (loss) per common and common equivalent share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options and warrants, calculated by using the Treasury Stock method.

 Foreign Exchange

  Assets and liabilities of foreign subsidiaries generally are translated into U.S. Dollars at exchange rates in effect at the end of the year whereas revenues and expenses are translated using average exchange rates that prevailed during the year. Gains and losses that result from this process are shown as an adjustment in stockholders' equity.

 Reclassifications

  Certain reclassifications have been made to conform to prior years' data to the current presentation.

 Basis of Presentation

  The consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with CAD Warehouse, Inc., an S-- Corporation, on November 10, 1994 in exchange for 510,000 shares of the Company's common stock. The merger was accounted for using the pooling of interest method.

NOTE 2: RESTRUCTURING, LEASE ABANDONMENT AND OTHER CHARGES

  In the fourth quarter of 1993, the Company incurred an $8,487,000 restructuring charge in response to the difficult worldwide economic conditions as well as to maximize cost efficiencies. The restructuring charge was provided to cover costs of reductions in workforce, and the relocation of the Company's Connecticut manufacturing operations to its Texas facility. The charge included a provision of $248,000 for fixed assets write-downs due to the consolidation, $2,606,000 of lease and leasehold improvement costs for the unused portion of its Connecticut facility, $2,629,000 for severance and related charges due to a fifteen percent (15%) reduction of workforce in June, 1993, and $1,636,000 for manufacturing consolidation costs consisting of moving, relocation,

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995
and severance. At May 31, 1995, $1,804,000 of this liability, related to the Connecticut lease, remained. This remaining amount will be utilized over the approximately four (4) years remaining on the lease.

  In the fourth quarter of 1995, the Company decided to abandon its leased facility in Connecticut, and accordingly recorded a liability of $2,228,000 related to the furtherance of the Company's consolidation of operations to Austin, Texas. This abandoned lease liability relates to the remaining lease and leasehold improvement costs associated with the Company's Connecticut facility. This liability will be funded over the approximately four (4) years remaining on the lease.

NOTE 3: INTANGIBLE AND OTHER ASSETS

  Significant components of intangible and other assets at May 31, 1994 and 1995 are as follows:

                                                          1994        1995
                                                       ----------- -----------
   Goodwill........................................... $ 9,570,000 $ 9,912,000
   Other acquired intangibles.........................   2,789,000   2,941,000
                                                       ----------- -----------
                                                        12,359,000  12,853,000
   Less accumulated amortization......................   3,232,000   3,903,000
                                                       ----------- -----------
                                                         9,127,000   8,950,000
   Other assets.......................................     382,000     226,000
                                                       ----------- -----------
                                                       $ 9,509,000 $ 9,176,000
                                                       =========== ===========

NOTE 4: ACCRUED LIABILITIES

  Significant components of accrued liabilities at May 31, 1994 and 1995 are as follows:

                                                          1994        1995
                                                       ----------- -----------
   Payroll and other compensation..................... $ 1,461,000 $ 1,223,000
   Federal, state, foreign, and payroll withholding
    taxes.............................................     774,000     444,000
   Sales returns and allowances.......................   1,040,000   3,026,000
   Restructuring and lease abandonment costs..........   2,081,000   1,039,000
   Other..............................................   3,918,000   4,887,000
                                                       ----------- -----------
                                                       $ 9,274,000 $10,619,000
                                                       =========== ===========

NOTE 5: INDEBTEDNESS AND LIQUIDITY

A. LONG-TERM DEBT

  Long-term debt at May 31, 1994 and 1995 consists of the following:

                                                          1994        1995
                                                       ----------- -----------
   Convertible subordinated note (i).................. $       --  $       --
   Other (ii).........................................   1,095,000   2,140,000
                                                       ----------- -----------
                                                         1,095,000   2,140,000
   Less current portion...............................     148,000     561,000
                                                       ----------- -----------
                                                       $   947,000  $1,579,000
                                                       =========== ===========

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995

  The aggregate maturities of long-term debt are as follows:

   1996.............................................................. $  561,000
   1997..............................................................    490,000
   1998..............................................................    352,000
   1999..............................................................    105,000
   2000 and thereafter...............................................    632,000
                                                                      ----------
                                                                      $2,140,000
                                                                      ==========

  (i)Convertible Subordinated Note

    In connection with the acquisition of Houston Instrument, the Company issued to the seller an 8%, five-year, interest only, $5,000,000 convertible subordinated note due on May 1, 1995. The note was convertible at anytime after May 1, 1991 into 333,333 shares of common stock of the Company at $15.00 per share, subject to adjustment, through the exercise of attached warrants. In July, 1992, the Company exercised its option to prepay $2,500,000, thereby reducing the remaining note balance to $2,500,000. In May, 1994, the Company repurchased the note (with a remaining balance of $2,500,000) for $1,800,000, resulting in an extraordinary gain of $645,000. In connection with the note repayment, the Company canceled the existing 333,000 warrants and issued 300,000 new warrants to purchase shares of the Company's common stock (150,000 of which expired on May 1, 1995 and 150,000 of which are exercisable at $9.00 a share, subject to adjustment, and expire on May 1, 1997).

  (ii)Other

    Consists of local borrowings of a Belgian subsidiary, including a $1,054,000 mortgage due in the year 2005, on the subsidiary's facility in Gistel, Belgium. Interest rates on this debt range from 7.55% to 10% per annum.

    Also, in December 1994, the Company entered into a loan agreement (Loan Agreement) that provides financing for capital expenditures through May 31, 1995, to a maximum amount of $2,500,000. The Company received funding under this agreement in the amount of $1,153,000, through May 31, 1995, which is payable over a period of three (3) years at a rate based on London InterBank Offered Rate (LIBOR). In May 1995, the agreement was extended to August 31, 1995. Under the terms of the agreement, the Company is subject to certain covenants and restrictions. At May 31, 1995, the Company was in default with respect to certain of the covenants. On September 18, 1995, the Company executed an agreement which waives the existing events of default and provides for amendments to the financial covenants acceptable to both the lender and the Company.

B. REVOLVING CREDIT AGREEMENTS

  On October 12, 1992, one of the Company's Belgian subsidiaries entered into a $4,000,000 Credit Agreement. This agreement has no defined expiry date and requires the bank to give six (6) months notice of termination, if no defaults exist. Borrowings under this agreement may be in the form of various bank instruments, in various currencies and at various rates, at the Company's option, and are secured by essentially all of the subsidiary's assets except real property. Under the terms of the agreement, the subsidiary is subject to certain covenants and restrictions. As of May 31, 1995, the subsidiary was in compliance with all covenants and restrictions. At May 31, 1995, $1,452,000 was available under this agreement.

  In July, 1994, the Company entered into an $8,000,000 Credit Agreement (U.S. Credit Agreement) with a new bank replacing the $6,000,000 facility in place at May 31, 1994. Under the terms of the agreement, the

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995
Company is subject to certain covenants and restrictions. Borrowings under this agreement may be in the form of various bank instruments at rates based on the bank's base rate and are secured by substantially all of the Company's North American assets. At May 31, 1995, the Company was in default under the terms of the Credit Agreement.

  On September 18, 1995 the Company received a commitment to amend the existing Credit Agreement to extend the maturity date to September 30, 1996, waive the existing events of default, reduce the facility to $7,000,000, and to adjust the facility pricing and covenants and restrictions. At May 31, 1995, there was no incremental availability under this agreement. In return for the commitment, the Company has agreed to issue, at market value, warrants to acquire shares of the Company's common stock and to apply a portion of proceeds from certain cash inflows outside the ordinary course of business, if any, to outstanding principal.

C. LIQUIDITY

  The Company experienced a significant loss in 1995 as a result of its decision to abandon its lease in Connecticut, the delayed introduction of a significant new product, charges related to downsizing operations in North America, write-offs of idle fixed assets and excess or obsolete inventories and significant competitive pressures primarily related to its plotter product lines. The Company has developed a plan to return to profitable levels during fiscal 1996 which includes outsourcing certain of its manufacturing and distribution requirements as well as reducing expenditures in all areas. The waiver received on the U.S. Credit Agreement was based, in part, on management's projections of future operations and cash flows. The ability of the Company to achieve its projections is dependent upon various factors, some of which may be outside the control of the Company. In addition, management is considering various alternatives to raise additional funds including additional debt or equity financing and/or sales of certain operating assets. However, there can be no assurance that any such alternatives can be successfully consummated.

NOTE 6: STOCKHOLDERS' EQUITY

A. COMMON STOCK RESERVED

  The following shares of common stock are reserved for issuance at May 31, 1995:

Stock option plans:
Employee stock plan................................................... 1,213,000
Non-employee director stock option plan...............................    75,000
Performance unit plan.................................................    50,000
                                                                       ---------
                                                                       1,338,000
Warrants..............................................................   150,000
Employee stock purchase plan..........................................    35,000
                                                                       ---------
                                                                       1,523,000
                                                                       =========

B. STOCK OPTION PLANS

  The Company's 1987 Stock Option Plan provides for the granting to directors, consultants, officers, and other employees of options to purchase a total of 1,350,000 shares of common stock.

  The Company's 1988 Non-Employee Director Stock Option Plan ("Directors' Plan") for outside directors provides for the issuance of options for 75,000 shares of common stock exercisable for a period of ten (10) years

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995
from date of the option grant. Under the Directors' Plan, each member of the Board of Directors ("Board") who is neither an employee nor an officer of the Company will be automatically granted on October 31 of each year an option to purchase 3,000 shares of the Company's common stock.

  In addition to these two plans, the Board may also grant qualified and non-qualified options, stock purchase rights, and stock awards.

  Any options, awards, etc., granted under these plans are required to be at prices which are not less than the fair market value per share of common stock on the date of grant. The options, awards, etc., shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board may specify. Each option shall expire on the date specified by the Board, subject to earlier termination provisions, but not more than, under 1987 Stock Plan, ten (10) years and one day and, under the Directors' Plan, ten (10) years, from the date of grant.

  A summary of changes in stock issuable under employee and non-employee option plans follows:

                                                                    RANGE OF
                                                        SHARES   EXERCISE PRICES
                                                       --------  ---------------
Outstanding at May 31, 1992...........................  501,000   $6.00--$13.25
  Granted.............................................  285,000    3.75--  9.00
  Exercised...........................................   (8,000)   4.00--  9.00
  Canceled............................................ (152,000)   7.00-- 12.00
                                                       --------   -------------
Outstanding at May 31, 1993...........................  626,000    3.75-- 13.25
                                                       --------   -------------
  Granted.............................................  543,000     .01--  7.13
  Exercised...........................................  (18,000)   3.50--  7.13
  Canceled............................................ (202,000)   3.13-- 11.50
                                                       --------   -------------
Outstanding at May 31, 1994...........................  949,000     .01-- 13.25
                                                       --------   -------------
  Granted.............................................  182,000    3.13--  8.63
  Exercised...........................................  (62,000)   3.13--  8.00
  Canceled............................................ (225,000)   3.13-- 13.25
                                                       --------   -------------
Outstanding at May 31, 1995...........................  844,000   $ .01--$ 9.00
                                                       ========   =============

  At May 31, 1995, 424,000 options were exercisable at prices ranging from $.01 to $9.00 a share.

C. EMPLOYEE STOCK PURCHASE PLAN

  The 1988 Employee Stock Purchase Plan, which was approved by stockholders in 1989, provides that eligible employees may authorize payroll deductions between 2% and 10% of their regular pay to purchase up to a maximum of 2,000 shares of the Company's common stock in a fiscal year. The purchase price of the stock is the lesser of 85% of the average market price of the Company's common stock on either the first or last business day of the Payment Period. Payment Periods begin on June 1 and December 1 each year. The aggregate number for shares which may be purchased under this plan is 250,000, of which 215,000 have been purchased to date.

D. PERFORMANCE UNIT PLAN

  The 1989 Performance Unit Plan which was approved by stockholders in fiscal 1990, provides that officers and key employees of the Company may be granted performance units by the Board or a committee comprised

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995
of at least three (3) Board members (no such committee has been appointed). Performance units, which are the equivalent of $100 each, may be granted either in cash or shares of common stock or any combination thereof, to participants upon the attainment of certain achievement objectives as established by the Board. No performance units have been granted to date.

NOTE 7: FOREIGN AND DOMESTIC OPERATIONS, EXPORT SALES, AND MAJOR CUSTOMERS

  Sales, operating income (loss), and identifiable assets of the Company by geographical area are as follows:

                                                YEARS ENDED MAY 31,
                                       ---------------------------------------
                                           1993         1994          1995
                                       ------------  -----------  ------------
Sales to unaffiliated customers:
  United States....................... $ 45,147,000  $42,175,000  $ 34,228,000
  Europe..............................   21,881,000   21,435,000    27,381,000
  Other...............................   14,376,000   14,145,000    16,885,000
                                       ------------  -----------  ------------
                                       $ 81,404,000  $77,755,000  $ 78,494,000
                                       ============  ===========  ============
Operating Income (Loss):
  United States....................... $(11,367,000) $ 1,426,000  $ (9,647,000)
  Europe..............................   (4,255,000)     954,000     2,208,000
  Other...............................   (1,128,000)     284,000    (3,184,000)
                                       ------------  -----------  ------------
                                       $(16,750,000) $ 2,664,000  $(10,623,000)
                                       ============  ===========  ============
                                                BALANCE AT MAY 31,
                                       ---------------------------------------
                                           1993         1994          1995
                                       ------------  -----------  ------------
Identifiable Assets:
  United States....................... $ 38,237,000  $35,082,000  $ 34,898,000
  Europe..............................   20,066,000   18,751,000    21,987,000
  Eliminations........................   (6,028,000)  (6,497,000)   (3,284,000)
                                       ------------  -----------  ------------
                                       $ 52,275,000  $47,336,000  $ 53,601,000
                                       ============  ===========  ============

  During 1993, 1994, and 1995, export sales were $14,376,000, $14,145,000, and
$16,885,000, respectively. No one customer accounted for greater than ten percent (10%) of net sales in any of these years.

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995

NOTE 8: INCOME TAXES

  A $187,000 provision for income taxes was recorded in 1995 (none was recorded in 1994 or 1993). The provision (benefit) for income taxes consists of the following for 1993, 1994, and 1995:

                                                   YEAR ENDED MAY 31, 1993
                                                 ------------------------------
                                                  CURRENT   DEFERRED    TOTAL
                                                 ---------  --------  ---------
Federal......................................... $(411,000) $789,000  $ 378,000
State...........................................       --    (88,000)   (88,000)
Foreign.........................................       --   (290,000)  (290,000)
                                                 ---------  --------  ---------
  Total......................................... $(411,000) $411,000  $     --
                                                 =========  ========  =========
                                                   YEAR ENDED MAY 31, 1994
                                                 ------------------------------
                                                  CURRENT   DEFERRED    TOTAL
                                                 ---------  --------  ---------
Federal......................................... $     --      $ --   $     --
State...........................................       --        --         --
Foreign.........................................       --        --         --
                                                 ---------  --------  ---------
  Total......................................... $     --   $    --   $     --
                                                 =========  ========  =========
                                                   YEAR ENDED MAY 31, 1995
                                                 ------------------------------
                                                  CURRENT   DEFERRED    TOTAL
                                                 ---------  --------  ---------
Federal......................................... $(400,000) $    --   $(400,000)
State...........................................       --        --         --
Foreign.........................................    21,000   566,000    587,000
                                                 ---------  --------  ---------
  Total......................................... $(379,000) $566,000  $ 187,000
                                                 =========  ========  =========

  Effective June 1, 1992, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                          MAY 31, 1993, 1994, AND 1995

  The components of the net deferred tax asset (liability) as of May 31, 1994 and 1995 were as follows:

                                                        AS OF MAY 31, 1994
                                                      ------------------------
                                                      U.S. FEDERAL
                                                        & STATE      FOREIGN
                                                      ------------  ----------
Deferred tax assets:
  Other assets....................................... $    328,000  $      --
  Inventory reserves.................................    1,495,000         --
  Restructuring accruals.............................    1,261,000     354,000
  Other miscellaneous items..........................    1,180,000     197,000
  Tax credit carryforwards...........................    1,986,000         --
  Net operating loss carryforwards...................    1,708,000   2,085,000
  Valuation allowance................................   (7,440,000)   (901,000)
                                                      ------------  ----------
    Total deferred tax asset.........................      518,000   1,735,000
                                                      ------------  ----------
Deferred tax liabilities:
  Property, plant, and equipment.....................      518,000         --
  Tax deductible goodwill............................          --    1,735,000
                                                      ------------  ----------
    Total deferred tax liability.....................      518,000   1,735,000
                                                      ------------  ----------
Net deferred tax asset (liability)................... $        --   $      --
                                                      ============  ==========
                                                        AS OF MAY 31, 1995
                                                      ------------------------
                                                      U.S. FEDERAL
                                                        & STATE      FOREIGN
                                                      ------------  ----------
Deferred tax assets:
  Other assets....................................... $    944,000  $  153,000
  Inventory and warranty reserves....................    1,792,000         --
  Restructuring accruals.............................    2,283,000      51,000
  Accounts receivable and return reserves............    1,201,000         --
  Tax credit carryforwards...........................    1,689,000         --
  Net operating loss carryforwards...................    3,598,000   2,361,000
  Valuation allowance................................  (10,518,000)    (79,000)
                                                      ------------  ----------
    Total deferred tax asset.........................      989,000   2,486,000
                                                      ------------  ----------
Deferred tax liabilities:
  Property, plant, and equipment.....................      989,000         --
  Tax deductible goodwill............................          --    2,984,000
                                                      ------------  ----------
    Total deferred tax liability.....................      989,000   2,984,000
                                                      ------------  ----------
Net deferred tax asset (liability)................... $        --   $ (498,000)
                                                      ============  ==========

  The valuation allowance for deferred tax assets as of June 1, 1994 was $8,341,000. The net change in the valuation allowance for the year ended May 31, 1995 was an increase of $2,256,000. Subsequently recognized tax benefits relating to the valuation allowance for deferred tax assets as of May 31, 1995 will be allocated as follows:

   Income tax benefit that would be reported in the consolidated statement of operations...................................... $10,343,000
   Goodwill......................................................     254,000
                                                                  -----------
                                                                  $10,597,000
                                                                  ===========

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995

  The provision for income taxes varies from the amounts computed by applying the U.S. Federal Income Tax rate of thirty-four percent (34%) as follows:

                            1993               1994               1995
                           AMOUNT       %     AMOUNT      %      AMOUNT       %
                         -----------  -----  ---------  -----  -----------  -----
Computed "expected" tax
 expense (benefit)...... $(5,724,000) (34.0) $ 947,000   34.0  $(3,880,000) (34.0)
Increase (reduction)
 resulting from:
 Benefit of Subchapter S
 Corporation status.....    (169,000)  (1.0)  (333,000) (11.9)    (156,000)  (1.4)
Change in the beginning
 of the year balance of
 the valuation allowance
 for deferred tax assets
 allocated to income tax
 expense................   6,298,000   37.4   (690,000) (24.8)   2,256,000   19.8
Differing foreign tax
 rates..................    (166,000)  (1.0)    57,000    2.0      104,000    0.9
State taxes--net of
 federal benefit........    (223,000)  (1.3)       --     --           --     --
Amortization of
 goodwill...............      28,000     .2     26,000     .9    2,099,000   18.4
Other differences.......     (44,000)   (.3)   (7,000)    (.2)    (236,000)  (2.1)
                         -----------  -----  ---------  -----  -----------  -----
                         $       --     --   $     --     --   $   187,000    1.6
                         ===========  =====  =========  =====  ===========  =====

  At May 31, 1995, the Company had available NOL carryforwards of approximately $10,584,000 and $5,874,000 for U.S. and foreign tax reporting purposes, respectively. The NOL carryforwards for tax reporting purposes expire in varying amounts in the U.S. through the year 2009. The NOL's in foreign jurisdictions carryforward indefinitely. Further, the Company has general business credit carryforwards of approximately $669,000 which expire through the year 2007, foreign tax credits of $514,000 which expire through the year 2000, and alternative minimum tax carryforwards of $322,000 which have no expiration dates.

  U.S. and foreign income (loss) from operations before federal, state, and foreign income taxes are as follows:

                                              1993         1994        1995
                                          ------------  ---------- ------------
     U.S................................. $(13,759,000) $2,326,000 $(13,034,000)
     Foreign.............................   (3,076,000)    461,000    1,622,000
                                          ------------  ---------- ------------
                                          $(16,835,000) $2,787,000 $(11,412,000)
                                          ============  ========== ============

  The Company is currently undergoing an audit of its 1991 through 1993 U.S. Federal income tax returns. There have been no material deficiencies asserted by the IRS for the audit to date.

NOTE 9: COMMITMENTS AND CONTINGENCIES

A. LEASES

  In May, 1992, the Company concluded a sale and leaseback of its Austin, Texas facility. The Company recorded a $612,000 gain on the sale which was deferred and is being amortized over the lease term. The lease is an eighteen
(18) year operating lease expiring in the year 2010. The lease provides for a fixed rental charge, plus additional rent based on increases in the Consumer Price Index. Under the terms of the agreement, the Company is subject to certain covenants and restrictions. At May 31, 1995, the Company was in default with certain of the covenants. On September 20, 1995, the lessor committed to waive defaults at May 31, 1995 and to forbear against exercising remedies to financial covenant violations in exchange for commitments to specific performance by the Company through August 31, 1996.

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                         MAY 31, 1993, 1994, AND 1995

  The Company leases various assets used in its operations, primarily buildings and equipment. Substantially all of the leases provide that the Company pay for maintenance and insurance.

  Future minimum lease payments for leased capital assets total $607,000, of which $48,000 represents interest. Capital leases and non-cancelable operating leases, exclusive of the Connecticut facility, at May 31, 1995 require the following annual minimum lease payments:

                                                            CAPITAL   OPERATING
                                                             LEASES    LEASES
                                                            -------- -----------
     1996.................................................. $312,000 $ 1,049,000
     1997..................................................  270,000   1,009,000
     1998..................................................   25,000     946,000
     1999..................................................      --      899,000
     2000..................................................      --      865,000
     Later years...........................................      --    8,626,000
                                                            -------- -----------
                                                            $607,000 $13,394,000
                                                            ======== ===========

  Rental expense on operating leases for 1993, 1994, and 1995 was $1,803,000, $1,530,000 and $1,686,000, respectively. The original cost and net book value of furniture and equipment under capital lease at May 31, 1995 was $1,776,000 and $164,000, respectively.

B. EMPLOYEE 401(K) PLAN

  The Company's 401(k) Plan covers all full-time employees who have completed six (6) months of continuous employment and are eighteen (18) years of age or older. Under the terms of the plan an employee may contribute up to twenty percent (20%) of annual compensation, up to five percent (5%) of which will be matched by the Company at 25%, 50%, 75% or 100% of the employee contribution depending on years of service. Employee contributions vest fully upon contribution while employer contributions vest twenty percent (20%) per year. Employer contributions for 1993, 1994, and 1995 were $268,000, $0 and $0, respectively. Additional contributions may be authorized by the Board of Directors predicated on Company performance.

C. LITIGATION

  The Company is party to various legal actions and administrative proceedings and subject to various claims arising in the normal course of business. The Company believes that the disposition of these matters will not have a material adverse effect on its financial position or results of operations taken as a whole.

NOTE 10: SUPPLEMENTARY CASH FLOW INFORMATION AND OTHER

  For the years ended May 31, 1993, 1994, and 1995 certain supplementary cash flow information follows:

                                                       1993     1994     1995
                                                     -------- -------- --------
Cash paid during the year for:
  Interest.......................................... $450,000 $421,000 $609,000
  Income taxes......................................  499,000      --       --
Non-cash financing activities, capital leases.......  693,000  175,000   15,000

  In the fourth quarter of fiscal 1995, the Company incurred various non-recurring/unusual charges, including charges related to lease abandonment, manufacturing outsourcing, unusual new product introduction costs and excess inventory allowances which aggregated approximately $9 million.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                      MAY 31,     FEBRUARY 29,
                                                        1995          1996
                                                    ------------  ------------
                                                                  (UNAUDITED)
ASSETS
Current Assets:
Cash............................................... $    560,000  $    916,000
  Accounts receivable (less allowance for doubtful
   accounts: May 31,
   1995--$954,000 and February 29, 1996--
   $921,000).......................................   18,039,000    15,672,000
  Inventories:
    Materials......................................    9,881,000     5,699,000
    Work-in-process................................    2,504,000     1,161,000
    Finished goods.................................    6,998,000     4,600,000
                                                    ------------  ------------
                                                      19,383,000    11,460,000
  Prepaid expenses and other current assets........    1,136,000     1,049,000
                                                    ------------  ------------
      Total current assets.........................   39,118,000    29,097,000
Fixed assets:
  Land.............................................      344,000       324,000
  Building.........................................    1,616,000     1,227,000
  Machinery and equipment..........................   13,861,000    13,440,000
  Furniture and fixtures...........................    1,241,000     1,598,000
  Leasehold improvements...........................    1,044,000       819,000
  Construction-in-progress.........................      389,000       552,000
                                                    ------------  ------------
                                                      18,495,000    17,960,000
  Less: accumulated depreciation and amortization..  (13,188,000)  (13,708,000)
                                                    ------------  ------------
      Net fixed assets.............................    5,307,000     4,252,000
Intangible and other assets, net of accumulated
 amortization......................................    9,176,000     8,543,000
                                                    ------------  ------------
                                                    $ 53,601,000  $ 41,892,000
                                                    ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................. $ 12,500,000  $  9,637,000
  Accrued liabilities..............................   10,619,000     7,050,000
  Notes payable to banks...........................    9,548,000     9,957,000
  Current portion of long-term debt................      561,000       768,000
  Current obligations under capital leases.........      277,000       290,000
                                                    ------------  ------------
  Total current liabilities........................   33,505,000    27,702,000
Long-term liabilities, less current portion:
  Long-term debt...................................    1,579,000     1,323,000
  Capital lease obligations........................      282,000       133,000
  Deferred gain on sale of building................      476,000       451,000
  Restructuring, lease abandonment and other
   charges.........................................    3,355,000     2,575,000
                                                    ------------  ------------
      Total Liabilities............................   39,197,000    32,184,000
                                                    ------------  ------------
Stockholder's equity:
  Preferred stock, $.01 par value, authorized
   5,000,000 shares................................          --            --
  Common stock, $.01 par value; authorized
   20,000,000 shares, issued 4,465,000 and
   4,645,000 shares, respectively..................       46,000        47,000
  Additional paid-in capital.......................   39,111,000    39,155,000
  Accumulated deficit..............................  (25,879,000)  (29,863,000)
  Cumulative translation adjustment................    1,601,000       844,000
  Less: Treasury stock at cost--49,000 shares......     (465,000)     (465,000)
   Stockholder note receivable.....................      (10,000)      (10,000)
                                                    ------------  ------------
  Total stockholder's equity.......................   14,404,000     9,708,000
                                                    ------------  ------------
                                                    $ 53,601,000  $ 41,892,000
                                                    ============  ============

          See accompanying notes to consolidated financial statements.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                                          NINE MONTHS ENDED
                                                      --------------------------
                                                      FEBRUARY 28,  FEBRUARY 29,
                                                          1995          1996
                                                      ------------  ------------
Net sales............................................ $61,343,000   $48,138,000
Cost of sales........................................  40,274,000    36,286,000
                                                      -----------   -----------
  Gross profit.......................................  21,069,000    11,852,000
Selling, general and administrative..................  14,868,000    12,198,000
Research and development.............................   4,904,000     2,992,000
                                                      -----------   -----------
  Operating income (loss)............................   1,297,000    (3,338,000)
Other income (expense):
  Interest income....................................      19,000        14,000
  Interest expense...................................    (327,000)     (880,000)
  Miscellaneous, net.................................    (122,000)      220,000
                                                      -----------   -----------
                                                         (430,000)     (646,000)
                                                      -----------   -----------
  Income (loss) before income taxes and cumulative
   effect of change in accounting method.............     867,000    (3,984,000)
Provision (benefit) for income taxes.................         --            --
                                                      -----------   -----------
  Income (loss) before cumulative effect of change in
   accounting method.................................     867,000    (3,984,000)
Cumulative effect of change in method of accounting
 for income taxes....................................         --            --
                                                      -----------   -----------
    Net income (loss)................................ $   867,000   $(3,984,000)
                                                      ===========   ===========
Net income (loss) per common share:
Income (loss) before cumulative effect of change in
 accounting method................................... $      0.18   $     (0.87)
Cumulative effect of change in method of accounting
 for income taxes....................................         --            --
                                                      -----------   -----------
Net income (loss) per common share................... $      0.18   $     (0.87)
                                                      ===========   ===========
Weighted average shares used in computing net income
 (loss) per common share.............................   4,802,000     4,605,000


          See accompanying notes to consolidated financial statements.

                   SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS REPRESENTING
                         INCREASES (DECREASES) IN CASH
                                   UNAUDITED

                                                         NINE MONTHS ENDED
                                                     --------------------------
                                                     FEBRUARY 28,  FEBRUARY 29,
                                                         1995          1996
                                                     ------------  ------------
Cash flows from operating activities:
  Net income (loss)................................. $   867,000   $ (3,984,000)
  Adjustments to reconcile net income (loss) to net
   cash used in (provided by) operating activities:
  Cumulative effect of change in accounting method..         --             --
  Depreciation and amortization.....................   2,494,000      1,827,000
  Restructuring charges.............................    (361,000)      (361,000)
  Loss (gain) on sale of fixed assets...............      23,000        (80,000)
  Compensation in form of stock.....................      18,000         19,000
  Changes in assets and liabilities:
  Accounts receivable...............................  (3,474,000)     1,938,000
  Inventories.......................................  (7,812,000)     7,574,000
  Prepaid and other current assets..................    (241,000)      (256,000)
  Accounts payable..................................   2,701,000     (2,733,000)
  Accrued liabilities...............................  (2,286,000)    (3,866,000)
                                                     -----------   ------------
    Net cash (used in) provided by operating
     activities.....................................  (8,071,000)        78,000
                                                     -----------   ------------
Cash flows from investing activities:
  Capital expenditures..............................  (1,423,000)      (361,000)
  Proceeds from sale of fixed assets................      10,000         70,000
                                                     -----------   ------------
    Net cash used in investing activities...........  (1,413,000)      (291,000)
                                                     -----------   ------------
Cash flows from financing activities:
  Proceeds from short-term borrowings...............   9,401,000        839,000
  Proceeds from sale of common stock................     332,000         26,000
  Payment of cash dividends to stockholders of CAD
   Warehouse, Inc...................................    (450,000)           --
  Proceeds (repayments) of long-term debt and
   capital lease obligations........................     515,000       (403,000)
                                                     -----------   ------------
  Net cash provided by financing activities.........   9,798,000        462,000
                                                     -----------   ------------
Effect of exchange rate changes on cash.............    (416,000)       107,000
                                                     -----------   ------------
Net change in cash..................................    (102,000)       356,000
Cash at beginning of period.........................     819,000        560,000
                                                     -----------   ------------
Cash at end of period............................... $   717,000   $    916,000
                                                     ===========   ============

          See accompanying notes to consolidated financial statements.

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) FINANCIAL STATEMENT PRESENTATION

  The financial statements of Summagraphics Corporation and its subsidiaries (the "Company") included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, reflect all adjustments necessary to present fairly the financial condition and the results of operations for such interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended May 31, 1995 included elsewhere herein. The results for these interim periods are not necessarily indicative of the results for the respective fiscal years.

(2) SUBSEQUENT EVENTS

  As a result of its U.S. operating losses during fiscal 1996, Summagraphics violated certain financial covenants with its U.S. bank, the landlord of its Texas facility and a loan agreement for Summagraphics' capital expenditures. In September 1995, all parties agreed to waive all events of default and to revise the respective agreements, as previously disclosed in Summagraphics' Form 10-K for the fiscal year ended May 31, 1995. The U.S. bank agreement was executed in January 1996. Significant new provisions of this agreement included an extension of the agreement until September 30, 1996, repayment of the loan based on remittance of certain percentages of daily cash collections, no new loan advances except for one minor exception, additional loan repayments required to be made based upon any proceeds from asset sales or equity proceeds, an increased borrowing rate, new financial covenants and the granting to the bank of warrants to purchase 37,500 shares of Summagraphics Common Stock at $1.75 per share.

  Subsequent to the signing of the bank agreement, Summagraphics expects to report a net loss of approximately $1.6 million in the third quarter ended February 29, 1996. This loss was caused primarily by Summagraphics' inability to finance inventory purchases during the quarter due to a severe tightening of vendor credit in the U.S., the bankruptcy of a key European cutter supplier late in the quarter and the discontinuance of a contract manufacturing relationship in the third quarter that resulted in delayed and reduced product deliveries. As a result of this loss, Summagraphics breached certain financial covenants as revised by an amendment to the credit agreement effective in December 1995. In a further modification to the agreement made in March 1996, concurrent with the execution of the Exchange Agreement with Lockheed Martin, the bank agreed to forebear against declaring default with respect to certain financial covenants for the period ending February 29, 1996 until the maturity of the debt, the date of which is variable, depending upon certain circumstances.

  The revised Texas lease agreement was executed in March 1996 and also contained revisions to certain financial covenants to accommodate the third quarter losses. New provisions of this agreement include a rent reduction through September 30, 1996 and the granting of warrants to purchase 15,000 shares of Common Stock to the landlord at a price of $2.00 per share as well as revised financial covenants. Summagraphics is currently in compliance with the revised terms and conditions of the amended lease agreement. The capital expenditure credit line was also amended in March 1996 to accommodate the third quarter loss.

  In February 1996, Summagraphics announced that it had signed a letter of intent with Lockheed Martin Corporation ("Lockheed Martin") with respect to a proposal acquisition by Lockheed Martin of Summagraphics and on March 19, 1996, Summagraphics and Lockheed Martin signed a Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. ("CalComp") for stock of Summagraphics (the "Exchange Agreement"). The Exchange Agreement calls for Summagraphics to issue to Lockheed Martin approximately 40.7 million shares of Summagraphics common stock in exchange for all of the capital stock of CalComp. As a

                  SUMMAGRAPHICS CORPORATION AND SUBSIDIARIES result of this share issuance, Lockheed Martin will own approximately 89.7% of the outstanding Common Stock (on a fully diluted basis) of Summagraphics. The Exchange Agreement, among other items, includes a provision for Lockheed Martin to provide $2.5 million of financing to Summagraphics during the period from the signing of the Exchange Agreement until the closing of the Exchange. The initial funding under this Agreement was received by Summagraphics in late March and has been used primarily to finance inventory purchases in the fourth quarter.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
CalComp Inc.

  We have audited the accompanying consolidated balance sheets of CalComp Inc. (the Company, a wholly owned subsidiary of Lockheed Martin Corporation (Parent)) (Note 1) as of December 25, 1994 and December 31, 1995, and the related consolidated statements of operations, shareholder's accounts and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As more fully described in Notes 1 and 4, the Company is one of several subsidiaries of Lockheed Martin Corporation and has material transactions with its Parent and affiliates.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 25, 1994 and December 31, 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          Ernst & Young LLP

Orange County, California
February 15, 1996, except for the first paragraph of Note 1, as to which the date is May 15, 1996

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                          CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 25, DECEMBER 31,
                                                          1994         1995
                                                      ------------ ------------
                                                           (IN THOUSANDS)
ASSETS
Current assets:
  Cash...............................................   $ 11,249     $ 14,574
  Accounts receivable, less allowance for doubtful
   accounts of $3,411 and $4,102 in 1994 and 1995,
   respectively......................................     53,880       46,380
  Accounts receivable from affiliates................      4,142       12,232
  Inventories........................................     43,641       40,308
  Other current assets...............................      3,991        3,504
                                                        --------     --------
Total current assets.................................    116,903      116,998
Property, plant and equipment, net...................     49,267       51,060
Investments..........................................      3,902        4,875
Goodwill, net of accumulated amortization of $14,101
 and $15,756 in 1994 and 1995, respectively..........     52,082       50,427
Other assets.........................................      6,158        8,204
                                                        --------     --------
Total assets.........................................   $228,312     $231,564
                                                        ========     ========
LIABILITIES AND SHAREHOLDER'S ACCOUNTS
Current liabilities:
  Accounts payable...................................   $ 19,537     $ 17,592
  Deferred revenue...................................     12,800       10,122
  Accrued salaries and related expenditures..........      8,500        7,594
  Sales and value added tax payable..................      3,500        3,784
  Income taxes payable...............................        387        1,321
  Other liabilities..................................     12,558       15,688
                                                        --------     --------
Total current liabilities............................     57,282       56,101
Other long-term liabilities..........................      4,607        5,080
Accumulated postretirement benefit obligation........      3,941        3,640
Commitments and contingencies........................        --           --
Shareholder's accounts:
  Shareholder's equity:
    Common stock, no par value, 1,000 shares
     authorized, issued and outstanding..............    265,650      265,650
    Accumulated deficit..............................    (61,067)     (71,785)
    Cumulative translation adjustment................      5,955        8,531
                                                        --------     --------
  Total shareholder's equity.........................    210,538      202,396
  Net receivable from Parent.........................    (48,056)     (35,653)
                                                        --------     --------
Total shareholder's accounts.........................    162,482      166,743
                                                        --------     --------
Total liabilities and shareholder's accounts.........   $228,312     $231,564
                                                        ========     ========

          See accompanying Notes to Consolidated Financial Statements.

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      YEAR ENDED
                                        --------------------------------------
                                        DECEMBER 26, DECEMBER 25, DECEMBER 31,
                                            1993         1994         1995
                                        ------------ ------------ ------------
                                                    (IN THOUSANDS)
Net revenue:
  Hardware and supplies................   $224,219     $216,520     $188,880
  Service..............................     61,339       57,855       54,860
  Sales to affiliates..................     14,593       20,173       37,915
                                          --------     --------     --------
Total net revenue......................    300,151      294,548      281,655
Cost applicable to revenue:
  Hardware and supplies................    150,404      154,875      135,880
  Service..............................     44,362       42,847       39,233
  Cost of sales to affiliates..........      9,938       14,069       27,555
                                          --------     --------     --------
Total cost applicable to revenue.......    204,704      211,791      202,668
                                          --------     --------     --------
Gross profit...........................     95,447       82,757       78,987
Expenses:
  Selling..............................     68,411       55,856       44,943
  Product development..................     29,128       21,526       17,343
  General and administrative...........     33,166       18,416       17,564
  Corporate expenses from Parent.......     13,364       10,423        8,225
                                          --------     --------     --------
Loss from operations...................    (48,622)     (23,464)      (9,088)
Interest income........................        638          260          268
Other income (expense), net............     (2,983)         253        1,674
                                          --------     --------     --------
Loss before income taxes...............    (50,967)     (22,951)      (7,146)
Provision for (benefit of) income
 taxes.................................     (4,328)         275        3,572
                                          --------     --------     --------
Net loss...............................   $(46,639)    $(23,226)    $(10,718)
                                          ========     ========     ========


          See accompanying Notes to Consolidated Financial Statements.

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

               CONSOLIDATED STATEMENTS OF SHAREHOLDER'S ACCOUNTS

                                             RETAINED
                                             EARNINGS   CUMULATIVE      NET
                                   COMMON  (ACCUMULATED TRANSLATION RECEIVABLE
                                   STOCK     DEFICIT)   ADJUSTMENT  FROM PARENT
                                  -------- ------------ ----------- -----------
                                                 (IN THOUSANDS)
Balance, December 27, 1992....... $265,650   $  8,798     $9,102     $(65,420)
  Net decrease in receivable from
   Parent........................      --         --         --        24,314
  Translation adjustment.........      --         --      (5,181)         --
  Net loss.......................      --     (46,639)       --           --
                                  --------   --------     ------     --------
Balance, December 26, 1993.......  265,650    (37,841)     3,921      (41,106)
  Net increase in receivable from
   Parent........................      --         --         --        (6,950)
  Translation adjustment.........      --         --       2,034          --
  Net loss.......................      --     (23,226)       --           --
                                  --------   --------     ------     --------
Balance, December 25, 1994.......  265,650    (61,067)     5,955      (48,056)
  Net decrease in receivable from
   Parent........................      --         --         --        12,403
  Translation adjustment.........      --         --       2,576          --
  Net loss.......................      --     (10,718)       --           --
                                  --------   --------     ------     --------
Balance, December 31, 1995....... $265,650   $(71,785)    $8,531     $(35,653)
                                  ========   ========     ======     ========




          See accompanying Notes to Consolidated Financial Statements.

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED
                          -----------------------------------------------------
                          DECEMBER 26, 1993 DECEMBER 25, 1994 DECEMBER 31, 1995
                          ----------------- ----------------- -----------------
                                             (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss................      $(46,639)         $(23,226)         $(10,718)
Adjustments to reconcile
 net loss to net cash
 provided by (used in)
 operating activities:
  Depreciation and
   amortization.........        16,014            12,199             9,845
  Investee income.......          (498)             (184)           (1,645)
  Net changes in
   operating assets and
   liabilities..........         1,156            21,557            11,406
                              --------          --------          --------
Net cash provided by
 (used in) operating
 activities.............       (29,967)           10,346             8,888
INVESTING ACTIVITIES
Purchase of property,
 plant and equipment....        (5,745)           (8,048)          (10,824)
Cash proceeds from sale
 of property, plant,
 equipment..............           820             1,739               841
Dividend received.......           --                --                672
                              --------          --------          --------
Net cash used in
 investing activities...        (4,925)           (6,309)           (9,311)
FINANCING ACTIVITIES
Net cash received from
 (paid to) Parent.......        25,384            (6,467)            2,978
                              --------          --------          --------
Net cash provided by
 (used in) financing
 activities.............        25,384            (6,467)            2,978
Effect of exchange rate
 changes on cash........        (2,028)              573               770
                              --------          --------          --------
Change in cash..........       (11,536)           (1,857)            3,325
Cash at beginning of
 year...................        24,642            13,106            11,249
                              --------          --------          --------
Cash at end of year.....      $ 13,106          $ 11,249          $ 14,574
                              ========          ========          ========



          See accompanying Notes to Consolidated Financial Statements.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization and Basis of Presentation

  CalComp Inc. (the Company) is a wholly owned subsidiary of Lockheed Martin Corporation (Lockheed Martin or the Parent). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The financial statements do not include the accounts of AGT Holdings, Inc. and Access Graphics, Inc. (Access), which have been transferred to the Parent effective May 15, 1996. This transaction has been treated as a change in the reporting entity since the two entities are in dissimilar businesses to that of the Company and historically have been managed and financed separately by the Parent.

  The acquisition of the Company by Lockheed Martin in August 1986 was accounted for as a purchase and a new basis of accounting was established for the Company's financial statements. This new basis resulted in certain assets and liabilities being recorded at their then fair market value. Accumulated depreciation, retained earnings, and cumulative translation adjustment reflect activity from August 1, 1986. For tax purposes, no revaluation occurred as a result of the business combination.

  The equity method of accounting is used when the Company has a significant, but less than majority ownership interest in another company. Under the equity method, original investments are recorded at cost and adjusted by the Company's share of undistributed earnings or losses of the investee companies, which is recognized as a component of other income (expenses) net in the consolidated statements of operations. The Company's investment in NS CalComp Corporation (NSCC) is accounted for under the equity method. A portion of the profit on product sales to NSCC is deferred until realized through sales to third party customers.

 Use of Estimates

  The development and use of estimates is inherent in the preparation of financial statements that are presented in accordance with generally accepted accounting principles. Significant estimations are made relative to the valuation of accounts receivable, inventories, income taxes, and certain accrued liabilities, including, among others, those for warranties and contingent liabilities where an unfavorable outcome is considered probable and the amount of the loss is estimable. Actual results may differ from amounts estimated.

Business

  The Company develops, manufactures, distributes and supports a wide variety of computer graphics products which it markets in the United States and throughout the world. The Company's principal products are plotters, printers and digitizers. Plotters are devices that translate computer output into hard copy visual data such as schematics, maps, charts and other drawings. Digitizers are devices that convert points, lines and drawings to digital impulses that can be input into a computer. The Company is dependent on certain distributors in North America and Asia through which it transacts a majority of its hardware sales. In management's opinion, other sources of distribution on comparable terms would be available if there was a disruption in the business relationship with these distributors. The Company is dependent on certain limited source suppliers for key technology components used in its products. Loss of such vendor relationships could have a significant impact on the Company's near term operating results. The Company also derives a significant portion of its revenues from the sale of services and supplies related to its hardware products.

 Revenue Recognition

  Revenue is recognized from product sales when shipments are made and from services over the term of the service contract.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 Fiscal Year

  The Company uses a fifty-two, fifty-three week fiscal year which ends on the last Sunday in December. Fiscal 1993 and 1994 each contained fifty-two weeks. Fifty-three weeks were included in fiscal 1995.

 Concentration of Credit Risk

  The Company sells the majority of its products throughout the United States, Canada, Europe and Asia. Sales to the Company's recurring customers are generally made on open account terms while sales to occasional customers are made on a C.O.D. basis. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Reserves are maintained for potential credit losses, and such losses have been within management's expectations. No single customer represented more than 10% of sales in any year presented. Accounts receivable from one of the Company's primary distributors amounted to $1,847,000 and $9,135,000 at December 1994 and 1995, respectively.

 Inventories

  Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market.

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the following estimated useful lives:

   Buildings......................................................      33 years
   Building improvements.......................................... 5 to 15 years
   Machinery and equipment........................................  3 to 8 years
   Furniture and fixtures.........................................  5 to 8 years

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," (SFAS No.
121). This standard was implemented by the Company on January 1, 1996. The standard addresses the accounting for the impairment of long-lived assets, such as property, plant, and equipment, and goodwill related to those assets. If impairment indicators are present, SFAS No. 121 requires an assessment of the recoverability of long-lived assets based on whether the carrying value of the assets could be recovered through undiscounted cash flows over the expected lives of the assets. Adjustments to the carrying value are recorded as a component of operations in the period that an impairment assessment is made. The Company believes that the application of SFAS No. 121 will not have a material impact on its consolidated financial position or results of operations.

 Intangible Assets

  The excess of the Parent's purchase price over the fair value of assets allocated to the Company was $70,420,000. This amount, net of an amount allocated to the sale of a majority interest in NSCC, previously known as Nippon CalComp KK (NCKK), is being amortized on a straight-line basis over 40 years. The Company assesses the recoverability of its intangible assets by determining whether the amortization of the intangible asset over its remaining life can be recovered through undiscounted projected future operating cash flows. Adjustments to the carrying value are recorded as a component of operations in the period that an impairment assessment is made.

 Translation of Foreign Currencies

  The assets and liabilities of the Company's foreign subsidiaries, whose cash flows are primarily in their local currency, have been translated into U.S. dollars using the current exchange rates at each balance sheet date.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
The operating results of these foreign subsidiaries have been translated at average exchange rates during each reporting period. Adjustments resulting from translation of foreign currency financial statements are reflected as cumulative translation adjustments in the consolidated balance sheet.

  Exchange gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than that of the entity's primary cash flow) are included in operations in the period in which they occur.

  In 1995, the Company purchased forward contracts on Yen to hedge its firm purchase commitments with Japanese vendors. Losses from hedge transactions are netted against foreign exchange transaction gains. As of December 31, 1995 all Yen forward positions had been closed.


 Income Taxes

  The Company's operations are included in consolidated federal and combined state income tax returns with the Parent. The provision for income taxes is calculated on a separate return basis, pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). SFAS No. 109 requires recognition of deferred tax assets and liabilities based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

 Advertising Costs

  The Company expenses advertising costs as incurred. Advertising expense for 1993, 1994, and 1995 was $9,473,000, $8,874,000 and $5,847,000, respectively.

 Statement of Cash Flows

  Changes in operating assets and liabilities are as follows:

                                                       YEAR ENDED
                                         --------------------------------------
                                         DECEMBER 26, DECEMBER 25, DECEMBER 31,
                                             1993         1994         1995
                                         ------------ ------------ ------------
                                                     (IN THOUSANDS)
   Changes in operating assets and
    liabilities:
     Accounts receivable...............     $9,245      $ 5,196      $ 9,618
     Accounts receivable from
      affiliates.......................      2,551         (871)      (8,090)
     Inventories.......................     (9,355)      20,541        4,353
     Other current assets..............      3,364         (219)         487
     Other assets......................      1,160         (265)      (2,046)
     Accounts payable..................        200           94       (2,308)
     Accrued salaries and related
      expenditures.....................      3,565      (12,689)        (906)
     Deferred revenue..................     (1,601)       1,619       (2,678)
     Sales and value added tax
      payable..........................     (2,216)       2,343          284
     Other liabilities.................      4,720       (3,275)       2,015
     Income taxes payable..............     (8,968)       5,985        1,080
     Other long-term liabilities.......       (146)       3,673          473
     Accumulated postretirement benefit
      obligation.......................       (296)         (92)        (301)
     Decrease (increase) in net
      receivable from Parent...........     (1,067)        (483)       9,425
                                            ------      -------      -------
   Net changes in operating assets and
    liabilities........................     $1,156      $21,557      $11,406
                                            ======      =======      =======

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Net income taxes paid to (received from) the Parent and foreign governments were $4,754,000, $(5,659,000) and $2,638,000, for 1993, 1994, and 1995,
respectively.

2. BALANCE SHEET INFORMATION

  Additional information for certain balance sheet accounts is as follows:

                                                               1994      1995
                                                             --------  --------
                                                              (IN THOUSANDS)
   Net inventories:
     Raw materials and purchased components................. $ 11,932  $  9,960
     Work in process........................................    2,900     1,628
     Finished goods.........................................   28,809    28,720
                                                             --------  --------
                                                             $ 43,641  $ 40,308
                                                             ========  ========
   Property, plant and equipment:
     Land, buildings and building improvements.............. $ 52,208  $ 52,051
     Machinery and equipment................................   55,349    55,745
     Furniture and fixtures.................................    7,647     7,241
                                                             --------  --------
                                                              115,204   115,037
     Less accumulated depreciation..........................  (65,937)  (63,977)
                                                             --------  --------
                                                             $ 49,267  $ 51,060
                                                             ========  ========

3. OTHER INCOME (EXPENSE)

  Other income (expense) consists of the following components:

                                                          1993    1994    1995
                                                         -------  -----  ------
                                                            (IN THOUSANDS)
   The Company's share of NSCC's earnings............... $   498  $ 184  $1,645
   Foreign exchange transaction gain (loss).............  (2,516)   228     360
   Legal settlement.....................................    (741)   --      --
   Other expense, net...................................    (224)  (159)   (331)
                                                         -------  -----  ------
   Total................................................ $(2,983) $ 253  $1,674
                                                         =======  =====  ======

4. TRANSACTIONS WITH PARENT AND AFFILIATES

  The Parent had billed the Company for certain corporate general and administrative costs under a formula acceptable for the United States Department of Defense contracting purposes. Additionally, the Parent has billed the Company for interest based on the Parent's cost of borrowed funds. Subsequent to the Exchange, interest charges will be based on the terms of the credit agreement with the Parent (Note 10). Amounts charged to the Company were as follows:

                                                          1993    1994    1995
                                                         ------- ------- ------
                                                             (IN THOUSANDS)
   Corporate general and administrative................. $ 6,447 $ 4,390 $3,578
   Interest.............................................   6,917   6,033  4,647
                                                         ------- ------- ------
                                                         $13,364 $10,423 $8,225
                                                         ======= ======= ======

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) Additionally, the Company has entered into informal support agreements with the Parent. The agreements provide, among other things, that the Parent undertake to provide certain services for and at the request of the Company including, but not limited to, administration of the pension and savings plan, legal and other general administrative services and group medical, liability and worker's compensation insurance. Expenses are allocated to the Company based on actual amounts incurred on behalf of the Company plus estimated overhead related to such amounts. Amounts billed to the Company were $7,819,000, $6,556,000, and $3,981,000 for 1993, 1994 and 1995, respectively.
Such amounts are allocated to various cost elements in the financial statements based on relevant factors which include headcount and square footage. Conversely, any expenditures incurred by the Company on behalf of the Parent are billed to the Parent.

  The Parent has a centralized domestic cash management system whereby the Company's cash surplus is transferred to the Parent's accounts on a daily basis and cash disbursements are funded by the Parent, as needed, to maintain the disbursement account at a zero balance.

  The net receivable from Parent represents the net of the following transactions:

  .Cash advances to and from the Parent in connection with the cash management system.

  .Federal and state income taxes payable to the Parent.

  .Other intercompany balances payable.

  .The Company's investment in Access and AGTH.

  It is the Parent's intention upon consummation of the exchange to convert the balance of the net receivable from Parent at the closing date into a constructive dividend to the Parent (Note 10).

  The Company sells computer graphics equipment to Access for resale. Sales amounted to $4,233,000, $7,266,000 and $19,722,000 for the years ended
December 1993, 1994, and 1995, respectively. End user sales to other affiliated companies were $1,343,000, $2,299,000 and $1,378,000 for the years ended December 1993, 1994 and 1995, respectively. Sales to related parties have been consummated at prices and terms consistent with similar transactions with unrelated third parties. Accounts receivable from these affiliates related to such sales aggregated $1,933,000 and $7,961,000 as of December 1994 and 1995, respectively.

  The Company purchases certain components from Lockheed Martin Commercial Electronics, an affiliate. Purchases amounted to $10,707,000, $9,755,000 and $10,503,000 for the years ended December 1993, 1994 and 1995, respectively. Purchases from Lockheed Martin Commercial Electronics were made at prices and terms similar to those available from unrelated vendors.

5. INVESTMENT IN NS CALCOMP KK

  In 1990, the Company sold a 56% interest in a previously wholly owned Japanese subsidiary, Nippon CalComp KK (now referred to as NSCC) to Nippon Steel Corporation (NSC) and Sumitomo Corporation.

  The Company's remaining 44% ownership interest in NSCC is accounted for under the equity method based on financial information for the twelve months ended in November. Summarized financial information for NSCC for the years ended in December is as follows:

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                          1993    1994    1995
                                                         ------- ------- -------
                                                               (UNAUDITED)
                                                             (IN THOUSANDS)
   Balance sheets:
     Current assets..................................... $30,704 $32,358 $35,534
     Total assets.......................................  33,762  36,306  39,581
     Current liabilities................................  18,776  17,805  20,351
     Total liabilities..................................  18,776  18,289  20,813
   Statements of operations:
     Net sales..........................................  50,786  54,375  66,703
     Gross profit.......................................  19,330  21,914  26,872
     Net earnings.......................................     827   1,531   2,727

  As of December 31, 1995, the carrying value of the Company's investment is less than the underlying equity in NSCC's net assets due to the profit in NSCC's inventory that has not been realized through sales to third party customers, a cumulative translation gain and differences resulting from stock sales by NSCC. As of December 31, 1995, $4,864,000 of consolidated retained earnings was represented by the undistributed net earnings of NSCC. Sales to NSCC amounted to $9,017,000, $10,608,000 and $16,815,000 in 1993, 1994, and
1995, respectively. Accounts receivable from NSCC are $2,209,000 and $4,271,000 as of December 1994 and 1995, respectively, and are included in accounts receivable from affiliates in the consolidated balance sheets.

6. COMMITMENTS AND CONTINGENCIES

 Operating Leases

  The Company leases various operating facilities and equipment under noncancelable operating leases. Most leases contain renewal options at stipulated amounts for varying periods. Certain agreements contain options for the purchase of equipment at a stipulated amount, which will approximate market at the end of the lease. Additionally, certain leases provide for periodic rental adjustments based on the Consumer Price Index or fair market values.

  Minimum rental payments under noncancelable operating leases are $3,200,000 in 1996, $2,500,000 in 1997, $1,300,000 in 1998, $600,000 in 1999, $500,000 in
2000 and $700,000 thereafter.

  Rent expense was $6,200,000, $5,600,000 and $3,700,000 in 1993, 1994 and
1995, respectively.

 Legal Proceedings

  The Company is subject to various legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the ultimate liability, if any, with respect to these actions will not materially affect the financial position, results of operations or cash flows of the Company.

 Environmental Matters

  In 1988, the Company submitted a plan to the California Regional Water Quality Control Board (the Water Board) relating to its facility in Anaheim, California. This plan contemplates site assessment and monitoring of soil and ground water contamination. The Company's plan includes monitoring of several ground water sampling wells at the site. No remediation has been ordered or is considered probable of being ordered and therefore no

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) liability has been recorded for any such activities. Due to the nature of the contingency, management is unable to estimate a possible range of costs that might be incurred should remediation be required.

7. TAXES BASED ON INCOME

  The provision (benefit) for income taxes consists of the following:

                                                    1993     1994     1995
                                                   -------  -------  ------
                                                         (IN THOUSANDS)
   Current:
     Federal...................................... $(5,998) $   --   $  --
     State........................................      97   (1,515)    (54)
     Foreign......................................   1,573    1,790   3,626
                                                   -------  -------  ------
                                                   $(4,328) $   275  $3,572
                                                   =======  =======  ======

  The following is a reconciliation of the difference between the actual provision for income taxes and the provision computed by applying the federal statutory tax rate on loss before income taxes and equity in income from subsidiaries excluded from the exchange:

                                                     1993     1994     1995
                                                   --------  -------  -------
                                                        (IN THOUSANDS)
   Computed income taxes using statutory tax
    rate.......................................... $(17,838) $(8,033) $(2,501)
   Increases (reduction) from:
     Foreign taxes at rates other than statutory
      rate........................................     (463)   1,729    1,765
     Foreign withholding tax......................      730      454      484
     Operating losses without current tax bene-
      fit.........................................   12,804    7,165    3,932
     Goodwill amortization........................      550      550      550
     Minority interest............................     (174)     (65)    (576)
     State taxes, net of federal benefit..........       63   (1,525)     (82)
                                                   --------  -------  -------
                                                   $ (4,328) $   275  $ 3,572
                                                   ========  =======  =======

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The primary components of the Company's deferred tax assets and liabilities at December 25, 1994 and December 31, 1995 were as follows:

                                                             1994      1995
                                                           --------  --------
                                                            (IN THOUSANDS)
   Deferred tax liabilities related to:
     Excess of purchase book value over tax basis of
      property, plant, and equipment...................... $  3,093  $  2,896
     Depreciation methods.................................    1,534     1,268
     Prepaid pension costs................................    1,166     1,367
     Other, net...........................................       51        51
                                                           --------  --------
                                                              5,844     5,582
   Deferred tax assets related to:
     Inventories..........................................   13,601    11,250
     Accumulated postretiree medical benefit obligation...    1,754     1,635
     Accrued liabilities..................................    2,577     1,695
     Accrued compensation and benefits....................    1,857     2,018
     Accounts receivable..................................      623       676
     Net operating loss carryover.........................    2,017     4,074
     Foreign tax credit carryover.........................   29,811    32,208
     Other, net...........................................      735       880
                                                           --------  --------
                                                             52,975    54,436
     Valuation allowance for deferred tax assets..........  (47,131)  (48,854)
                                                           --------  --------
                                                           $    --   $    --
                                                           ========  ========

  The Company has provided a valuation allowance for its net deferred tax assets because of the likelihood that it will not be able to realize those assets during their carryforward or turnaround periods.

  The Company has a net operating loss for federal income tax purposes of $11,640,000 expiring in years through 2010. Additionally, the Company has foreign tax credits of $32,208,000 expiring in years 1996 to 2000.

  For financial reporting purposes, loss before income taxes and equity in income from subsidiaries excluded from the exchange included the following components:

                                                     1993      1994      1995
                                                   --------  --------  --------
                                                         (IN THOUSANDS)
   Pretax income (loss):
     United States................................ $(54,696) $(21,832) $(11,079)
     Foreign......................................    3,729    (1,119)    3,933
                                                   --------  --------  --------
                                                   $(50,967) $(22,951) $ (7,146)
                                                   ========  ========  ========

  Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $22,000,000 at December 31, 1995. Approximately $17,000,000 of those earnings are considered to be indefinitely reinvested. Distribution of foreign earnings, including the cumulative translation adjustment component, would not create a residual U.S. tax liability due to the availability of foreign tax credits to offset U.S. taxes. Withholding taxes of

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) approximately $900,000 would be payable upon the remittance of the portion of the foreign earnings which is considered permanently reinvested.

8. EMPLOYEE BENEFIT PLANS

 Defined Benefit Plans

  Substantially all of the Company employees are covered by a contributory defined benefit plan sponsored by the Parent. Normal retirement age is 65, but provision is made for earlier retirement. Benefits are based on salary and years of service. Substantially all benefits are paid from funds previously provided to trustees. The Parent's funding policy is to make contributions that are consistent with U.S. government cost allowability and Internal Revenue Service deductibility requirements, subject to the full funding limits of the Employee Retirement Income Security Act of 1974 (ERISA). Contributions made on behalf of the Company's employees are billed to the Company. In accordance with Statement of Financial Accounting Standards No. 87 "Employers' Accounting for Pensions," (SFAS No. 87), the cumulative net difference for all periods since SFAS No. 87 was adopted between amounts contributed to the plan and amounts recorded as net pension cost is recorded in the consolidated balance sheet.


  The Company has a supplemental executive retirement plan which is not material. Under this plan, benefits are paid directly by the Company and charged against liabilities previously accrued.

  Net pension cost for 1993, 1994 and 1995, as determined in accordance with SFAS No. 87 was:

                                                          1993    1994    1995
                                                         ------  ------  ------
                                                            (IN THOUSANDS)
   Service cost--benefits accrued during the year....... $2,784  $2,827  $1,954
   Interest cost on projected benefit obligation........  2,602   2,626   2,756
   Actual return on plan assets......................... (2,142) (2,500) (2,824)
   Net amortization and deferral........................   (188)   (188)   (341)
   Employee contributions...............................   (614)   (554)   (479)
                                                         ------  ------  ------
                                                         $2,442  $2,211  $1,066
                                                         ======  ======  ======

  An analysis of the funded status of the plan follows:

                                                     DECEMBER 25, DECEMBER 31,
                                                         1994         1995
                                                     ------------ ------------
                                                          (IN THOUSANDS)
   Plan assets at fair value........................   $34,554      $44,716
   Actuarial present value of benefit obligation:
     Vested benefits................................    24,917       30,407
     Nonvested benefits.............................     1,095        2,035
                                                       -------      -------
   Accumulated benefit obligation...................    26,012       32,442
   Effect of future salary increases................     5,054        3,496
                                                       -------      -------
   Projected benefit obligation.....................    31,066       35,938
                                                       -------      -------
   Plan assets in excess of projected benefit
    obligation......................................   $ 3,488      $ 8,778
                                                       =======      =======
   Consisting of:
     Unrecognized net asset at initial application
      of SFAS No. 87................................   $ 1,033      $   772
     Unrecognized prior service cost................      (141)         (95)
     Unrecognized net gain..........................       662        5,120
      Prepaid pension asset.........................     1,934        2,981
                                                       -------      -------
                                                       $ 3,488      $ 8,778
                                                       =======      =======

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  Plan assets consist equally of equity securities and fixed income securities including cash equivalents. Actuarial determinations were based on various assumptions as illustrated in the following table. Net pension costs in 1993, 1994 and 1995 were based on assumptions in effect at the end of the respective preceding year. Benefit obligations as of the end of each year reflect assumptions in effect as of those dates.

                                                                 1993 1994 1995
                                                                 ---- ---- ----
   Discount rate on benefit obligations......................... 7.0% 8.5% 7.5%
   Average of full-career compensation increases for those
    employees whose benefits are affected by compensation
    levels...................................................... 6.0% 6.0% 6.0%
   Expected long-term rate of return on plan assets............. 8.0% 8.0% 8.8%

  Neither the Parent nor the Company has any present intention of terminating any of its pension plans. However, if a qualified defined benefit plan is terminated, the Company would be required to vest all participants and purchase annuities with plan assets to meet the accumulated benefit obligation for such participants.

 Retiree Medical Plans

  The Company currently provides medical benefits under a contributory group medical plan sponsored by the Parent for certain early (pre-65) retirees and under a noncontributory group Medicare supplement plan for retirees aged 65 and over (post-65) with greater than ten years of service.


  Under the accrual accounting methods of Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits other than Pensions," (SFAS No. 106), the present value of the actuarially determined expected future cost of providing medical benefits is attributed to each year of employee service. The service and interest cost recognized each year is added to the accumulated postretiree medical benefit obligation. Net retiree medical benefit costs as determined under SFAS No. 106 were as follows:

                                                          1993   1994   1995
                                                          -----  -----  -----
                                                           (IN THOUSANDS)
   Service cost--benefits earned during the year......... $ 294  $ 386  $ 304
   Interest cost on accumulated postretiree medical
    benefit obligation...................................   414    415    590
   Actual return on plan assets..........................   (50)   (59)  (129)
                                                          -----  -----  -----
                                                          $ 658  $ 742  $ 765
                                                          =====  =====  =====

  In 1993, in response to economic conditions, the Company undertook significant work force reductions. This action resulted in a net curtailment gain of $491,000, representing a reversal of a portion of the previously accrued obligation for future retiree medical costs.

  The Company has implemented funding approaches to help manage future retiree medical costs. A 401(h) trust established under IRS regulations began receiving funding in 1992. At December 31, 1995, this trust held $2,052,000 in short-term investment fund accounts, representing funding in advance of benefit payments. Earnings on trust assets are recorded as a reduction to annual SFAS No. 106 costs.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
  Under SFAS No. 106, actual medical benefit payments to retirees reduce the Company's accumulated postretiree medical benefit obligation, and any trust funding reduces the unfunded portion of this obligation on the Company's balance sheet. An analysis of the funded status of the retiree medical benefit plan follows:

                                                     DECEMBER 25, DECEMBER 31,
                                                         1994         1995
                                                     ------------ ------------
                                                          (IN THOUSANDS)
   Actuarial present value of benefit obligation:
     Retirees.......................................   $ 5,025      $ 4,143
     Employees eligible to retire...................       700          768
     Employees not eligible to retire...............     1,639        1,875
                                                       -------      -------
   Accumulated postretirement benefit obligation....     7,364        6,786
   Plan assets at fair value........................    (1,568)      (2,052)
                                                       -------      -------
   Accumulated postretirement benefit obligation in
    excess of plan assets...........................     5,796        4,734
   Unrecognized net loss............................    (1,355)        (772)
   Unrecognized prior service cost..................       --           178
                                                       -------      -------
   Accrued postretirement benefit unfunded
    liability.......................................   $ 4,441      $ 4,140
                                                       =======      =======

  Actuarial determinations were based on various assumptions, as illustrated in the following table. Net retiree medical costs were based on assumptions in effect at the end of the respective preceding years. Benefit obligations as of the end of each year reflect assumptions in effect as of those dates.

                                                                1993  1994  1995
                                                                ----- ----- ----
   Discount rate...............................................  7.0%  8.5% 7.5%
   Expected long-term rate of return on plan assets............  8.0%  8.0% 8.8%
   Range of medical trend rates:
     Initial:
       Pre-65 retirees......................................... 13.0% 11.0% 8.0%
       Post-65 retirees........................................  9.0%  6.0% 8.0%
     Ultimate:
       Pre-65 retirees.........................................  5.0%  5.0% 4.5%
       Post-65 retirees........................................  2.0%  2.0% 2.0%


  Long-term medical trend rates are applicable to the calculation of benefit obligations for pre-65 and post-65 retirees after 20 and 16 years, respectively, in 1993 and 1994, and 8 and 13 years, respectively, in 1995.

  An increase of one percentage point in the assumed medical trend rates would result in a 13.4% increase in accumulated postretirement benefit obligation to $7,695,000 at December 31, 1995, and a 1995 net retiree medical benefit cost under SFAS No. 106 of approximately $901,000. The Company believes that the cost containment features the Parent has previously adopted and the funding approaches under way will allow it to effectively manage its retiree medical expenses. The Company and the Parent will continue to monitor the costs of retiree medical benefits and may further modify the plans if circumstances warrant.

 Defined Contribution Plan

  The Company's Parent maintains contributory 401(k) savings plans for salaried and hourly employees of the Parent and its subsidiaries, which cover substantially all employees. Employees' eligible contributions are

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) matched by the Parent at a 60% rate. The Parent charged to the Company expenses of $1,704,000, $1,446,000 and $1,152,000 in 1993, 1994 and 1995,
respectively, for contributions made on behalf of the Company's employees.


9. FINANCIAL INFORMATION RELATING TO SEGMENTS AND GEOGRAPHIC AREAS

  The Company operates in one industry segment, the manufacture, sale and support of computer graphics products. A summary of the Company's net sales, loss from operations and identifiable assets by geographic area is as follows (in thousands):

                                          YEAR ENDED DECEMBER 26, 1993
                          --------------------------------------------------------------
                            NORTH             PACIFIC              PARENT
                           AMERICA    EUROPE    RIM   ELIMINATED ALLOCATION CONSOLIDATED
                          ---------  -------- ------- ---------- ---------- ------------
Sales to unaffiliated
 customers..............   $128,559  $140,746 $30,846  $    --    $    --    $ 300,151
Transfers between geo-
 graphical areas........     88,979       --      --    (88,979)       --          --
                          ---------  -------- -------  --------   --------   ---------
Net Sales...............  $ 217,538  $140,746 $30,846  $(88,979)  $    --    $ 300,151
                          =========  ======== =======  ========   ========   =========
Income (loss) from oper-
 ations.................  $ (45,609) $  3,291 $ 4,304  $  2,756   $(13,364)  $ (48,622)
                          =========  ======== =======  ========   ========   =========
Identifiable assets.....  $ 159,986  $ 90,373 $15,112  $ (7,725)  $    --    $ 257,746
                          =========  ======== =======  ========   ========   =========
                                          YEAR ENDED DECEMBER 25, 1994
                          --------------------------------------------------------------
                            NORTH             PACIFIC              PARENT
                           AMERICA    EUROPE    RIM   ELIMINATED ALLOCATION CONSOLIDATED
                          ---------  -------- ------- ---------- ---------- ------------
Sales to unaffiliated
 customers..............   $130,370  $125,114 $39,064  $    --    $    --    $ 294,548
Transfers between geo-
 graphical areas........     77,916       --      --    (77,916)       --          --
                          ---------  -------- -------  --------   --------   ---------
Net Sales...............  $ 208,286  $125,114 $39,064  $(77,916)  $    --     $294,548
                          =========  ======== =======  ========   ========   =========
Income (loss) from oper-
 ations.................  $ (21,493) $  2,916 $ 5,042  $    494   $(10,423)  $(23,464)
                          =========  ======== =======  ========   ========   =========
Identifiable assets.....  $ 138,580  $ 83,625 $15,107  $ (9,000)  $    --    $ 228,312
                          =========  ======== =======  ========   ========   =========
                                          YEAR ENDED DECEMBER 31, 1995
                          --------------------------------------------------------------
                            NORTH             PACIFIC              PARENT
                           AMERICA    EUROPE    RIM   ELIMINATED ALLOCATION CONSOLIDATED
                          ---------  -------- ------- ---------- ---------- ------------
Sales to unaffiliated
 customers..............   $122,177  $116,921 $42,557  $    --    $    --    $ 281,655
Transfers between geo-
 graphical areas........     83,579       --      --    (83,579)       --         --
                          ---------  -------- -------  --------   --------   ---------
Net Sales...............  $ 205,756  $116,921 $42,557  $(83,579)  $    --    $ 281,655
                          =========  ======== =======  ========   ========   =========
Income (loss) from oper-
 ations.................  $ (10,087) $  1,974 $ 6,018  $  1,232   $ (8,225)  $  (9,088)
                          =========  ======== =======  ========   ========   =========
Identifiable assets.....  $ 145,186  $ 78,966 $15,023  $ (7,611)  $    --    $ 231,564
                          =========  ======== =======  ========   ========   =========


  In determining net income (loss) from operations for each geographic area, sales and purchases between geographic areas have been accounted for on the basis of internal transfer prices set by the Company. Identifiable assets by geographic area are those assets that are used in the Company's operations in each location.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

10. SUBSEQUENT EVENT

  On February 5, 1996, the Company and its Parent announced the signing of a letter of intent with Summagraphics Corporation, a competitor in several of the Company's product lines, to enter into a definitive agreement whereby the Parent would exchange the Company's shares for an approximate 90% interest in the combined company. The proposed transaction is subject to the approval of Summagraphics' shareholders and certain regulatory agencies. Prior to consummation of the Exchange, the Company will convert the balance of its net receivable from Parent at the closing date into a constructive dividend to the Parent. In connection with the Exchange, the Company will enter into formal services and credit agreements with the Parent (Note 4).

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                          CONSOLIDATED BALANCE SHEETS

                                                       DECEMBER 31,  MARCH 31,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
                                                            (IN THOUSANDS)
ASSETS
Current assets:
  Cash................................................   $ 14,574    $ 14,161
  Accounts receivable.................................     46,380      44,383
  Accounts receivable from affiliates.................     12,232      10,657
  Inventories.........................................     40,308      46,576
  Other current assets................................      3,504       4,081
                                                         --------    --------
Total current assets..................................    116,998     119,858
Property, plant and equipment.........................     51,060      51,724
Investments...........................................      4,875       4,992
Goodwill..............................................     50,427      49,587
Other assets..........................................      8,204       9,031
                                                         --------    --------
Total assets..........................................   $231,564    $235,192
                                                         ========    ========
LIABILITIES AND SHAREHOLDER'S ACCOUNTS
Current liabilities:
  Accounts payable....................................   $ 17,592    $ 16,204
  Deferred revenue....................................     10,122      12,278
  Accrued salaries and related expenditures...........      7,594       6,536
  Sales and value added tax payable...................      3,784       2,849
  Income taxes payable................................      1,321       1,393
  Other liabilities...................................     15,688      18,410
                                                         --------    --------
Total current liabilities.............................     56,101      57,670
Other long-term liabilities...........................      5,080       5,009
Accumulated postretirement benefit obligation.........      3,640       3,640
Commitments and contingencies.........................        --          --
Shareholder's accounts:
  Shareholder's equity:
    Common stock, no par value, 1,000 shares
     authorized, issued and outstanding...............    265,650     265,650
    Accumulated deficit...............................    (71,785)    (80,900)
    Cumulative translation adjustment.................      8,531       8,393
                                                         --------    --------
  Total shareholder's equity..........................    202,396     193,143
  Net receivable from Parent..........................    (35,653)    (24,270)
                                                         --------    --------
Total shareholder's accounts..........................    166,743     168,873
                                                         --------    --------
Total liabilities and shareholder's accounts..........   $231,564    $235,192
                                                         ========    ========

     See accompanying Notes to Unaudited Consolidated Financial Statements.

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED
                                                            -------------------
                                                            MARCH 26, MARCH 31,
                                                              1995      1996
                                                            --------- ---------
                                                              (IN THOUSANDS)
Net revenue:
  Hardware and supplies....................................  $51,915   $37,814
  Service..................................................   13,704    12,436
  Sales to affiliates......................................    5,957     5,602
                                                             -------   -------
Total net revenue..........................................   71,576    55,852
Cost applicable to revenue:
  Hardware and supplies....................................   37,500    27,539
  Service..................................................    9,641     9,574
  Cost of sales to affiliates..............................    4,450     4,270
                                                             -------   -------
Total cost applicable to revenue...........................   51,591    41,383
Gross profit...............................................   19,985    14,469
Expenses:
  Selling..................................................   11,903    11,710
  Product development......................................    4,321     5,071
  General and administrative...............................    8,308     4,236
  Corporate expenses from Parent...........................    1,945     2,306
                                                             -------   -------
Loss from operations.......................................   (6,492)   (8,854)
Interest income............................................      --        548
Other income, net..........................................    1,204        92
                                                             -------   -------
Loss before income taxes...................................   (5,288)   (8,214)
Provision for income taxes.................................    1,324       901
                                                             -------   -------
Net loss...................................................  $(6,612)  $(9,115)
                                                             =======   =======


     See accompanying Notes to Unaudited Consolidated Financial Statements.

                                  CALCOMP INC.
           (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                      THREE MONTHS ENDED
                                                 -----------------------------
                                                 MARCH 26, 1995 MARCH 31, 1996
                                                 -------------- --------------
                                                        (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss........................................    $(6,612)       $(9,115)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
  Depreciation and amortization.................      2,342          2,432
  Investee income...............................       (460)          (117)
  Net changes in operating assets and
   liabilities..................................     12,514          6,210
                                                    -------        -------
Net cash provided by (used in) operating
 activities.....................................      7,784           (590)
INVESTING ACTIVITIES
Purchase of property, plant and equipment.......     (1,954)        (2,278)
Cash proceeds from sale of property, plant,
 equipment......................................        608             22
                                                    -------        -------
Net cash used in investing activities...........     (1,346)        (2,256)
FINANCING ACTIVITIES
Net cash received from (paid to) Parent.........       (999)         2,523
                                                    -------        -------
Net cash provided by (used in) financing
 activities.....................................       (999)         2,523
Effect of exchange rate changes on cash.........        791            (90)
                                                    -------        -------
Change in cash..................................      6,230           (413)
Cash at beginning of quarter....................     11,249         14,574
                                                    -------        -------
Cash at end of quarter..........................    $17,479        $14,161
                                                    =======        =======


     See accompanying Notes to Unaudited Consolidated Financial Statements.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

             NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1996

1. BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.

  The accompanying unaudited condensed consolidated financial statements do not include certain footnotes and financial presentations normally required under generally accepted accounting principles and, therefore, should be read in conjunction with the audited financial statements.

2. INVENTORIES

  Inventories consist of the following:

                                                          DECEMBER 31, MARCH 31,
                                                              1995       1996
                                                          ------------ ---------
                                                              (IN THOUSANDS)
   Finished goods........................................   $28,720     $32,626
   Work in process.......................................     1,628         923
   Raw materials.........................................     9,960      13,027
                                                            -------     -------
                                                            $40,308     $46,576
                                                            =======     =======

3. STATEMENT OF CASH FLOWS

  Changes in operating assets and liabilities are as follows:

                                                             THREE MONTHS ENDED
                                                             -------------------
                                                             MARCH 26, MARCH 31,
                                                               1995      1996
                                                             --------- ---------
                                                               (IN THOUSANDS)
Changes in operating assets and liabilities:
  Accounts receivable.......................................  $ 3,589   $ 1,954
  Accounts receivable from affiliates.......................   (1,133)    1,575
  Inventories...............................................    9,189    (6,315)
  Other current assets......................................   (1,147)     (577)
  Other assets..............................................   (2,135)     (827)
  Accounts payable..........................................   (3,073)   (1,379)
  Accrued salaries and related expenditures.................   (1,105)   (1,058)
  Deferred revenue..........................................    1,221     2,156
  Sales and value added tax payable.........................     (242)     (935)
  Other liabilities.........................................    7,104     2,774
  Income taxes payable......................................     (319)       53
  Other long-term liabilities...............................       29       (71)
  Decrease (increase) in net receivable from Parent.........      536     8,860
                                                              -------   -------
Net changes in operating assets and liabilities.............  $12,514   $ 6,210
                                                              =======   =======

  Net income taxes paid to (received from) the Parent and foreign governments were ($1,224,000) and $829,000 for the three months ended March 26, 1995 and March 31, 1996, respectively.

                                 CALCOMP INC.
          (A WHOLLY OWNED SUBSIDIARY OF LOCKHEED MARTIN CORPORATION)

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

  The Parent has allocated to the Company $1.2 million for each of the three month periods ended March 26, 1995 and March 31, 1996, for interest based on the Parent's cost of borrowed funds. Subsequent to the Exchange described in
Note 10 of the December 31, 1995 financial statements, interest charges will be based on the terms of the credit agreement with the Parent.

4. INTANGIBLE ASSETS

  The Company assesses the recoverability of its intangible assets by determining whether the amortization of the intangible asset over its remaining life can be recovered through undiscounted projected future operating cash flows. As a result of this ongoing review, projected cash flows were considered sufficient to support the recoverability of intangible assets. However, in light of accelerating changes in technology and the Company's history of losses, the Company's management considered a reduction in the amortization period to be appropriate. Accordingly, management reduced the life of goodwill from an original term of 40 years (with approximately 30 years remaining) to 15 years prospectively, effective January 1, 1996. The effect of the change in amortization period, recorded on a prospective basis, is $426,000 for the quarter ended March 31, 1996.

5. CONTINGENCIES

  In 1988, the Company submitted a plan to the California Regional Water Quality Control Board (the Water Board) relating to its facility in Anaheim, California. This plan contemplates site assessment and monitoring of several ground water sampling wells at the site. No remediation has been ordered or is considered probable of being ordered and therefore, no liability has been recorded for any such activities. Due to the nature of the contingency, management is unable to estimate a possible range of costs that might be incurred should remediation be required.

                                 APPENDIX A-1
                                 ------------




                             PLAN OF REORGANIZATION

                                      and

                     AGREEMENT FOR THE EXCHANGE OF STOCK OF

              CALCOMP INC. FOR STOCK OF SUMMAGRAPHICS CORPORATION

                                  by and among

                          LOCKHEED MARTIN CORPORATION,
                            a Maryland corporation,

                                 CALCOMP INC.,
                            a California corporation

                                      and

                           SUMMAGRAPHICS CORPORATION,
                             a Delaware corporation



                           dated as of March 19, 1996

                               Table of Contents
                               -----------------




                                   ARTICLE I

                                  THE EXCHANGE

                                                           Page
                                                           ----

     1.1  The Exchange....................................  1
     1.2  Closing.........................................  2
     1.3  Determination of Summagraphics Exchange Shares..  2
     1.4  Employee Benefits...............................  3
     1.5  Board of Directors..............................  3
     1.6  Officers........................................  4
     1.7  Name Change.....................................  4
     1.8  Treatment of Stock Options/Severance/Incentive
           Compensation...................................  4
     1.9  Certain Definitions.............................  4

                                   ARTICLE II

                        CERTAIN EVENTS PRECEDING CLOSING
     2.1  Proxy Statement.................................  5
     2.2  Interim Financing...............................  6
     2.3  Transfer of AGT Holdings, Inc. Stock............  6
     2.4  Additional Filings..............................  6

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
     3.1  Representations and Warranties of Summagraphics.  6
          (a) ORGANIZATION AND AUTHORITY..................  6
          (b) CAPITAL STRUCTURE...........................  7
          (c) AUTHORITY...................................  7
          (d) SUBSIDIARIES................................  8
          (e) FINANCIAL STATEMENTS........................  8
          (f) ABSENCE OF UNDISCLOSED LIABILITIES..........  8
          (g) NO MATERIAL ADVERSE CHANGES.................  9
          (h) TAX MATTERS.................................  9
          (i) PROPERTY.................................... 10
          (j) LITIGATION.................................. 10
          (k) CONTRACTS AND COMMITMENTS................... 10
          (l) ACCURACY OF INFORMATION SUPPLIED............ 11
          (m) SUMMAGRAPHICS' EMPLOYEE BENEFIT PLANS....... 12
          (n) ENVIRONMENTAL MATTERS....................... 14
          (o) EMPLOYEES; DIRECTORS AND OFFICERS........... 16
          (p) COMPLIANCE WITH LAWS........................ 16
          (q) INSURANCE................................... 17
          (r) APPLICABLE TAKEOVER LAWS.................... 17

                                      (i)



                                                           Page
                                                           ----


          (s) PRODUCT AND SERVICE WARRANTY...............  17
          (t) SUMMAGRAPHICS COMMON STOCK TO BE ISSUED....  18
          (u) LABOR DISPUTES.............................  18
          (v) TECHNOLOGY.................................  18
          (w) OPINION OF FINANCIAL ADVISOR...............  19
          (x) BOOKS AND RECORDS..........................  19
          (y) FULL DISCLOSURE............................  19
          (z) INVESTMENT REPRESENTATION..................  20
          (aa)BANKS AND FINANCIAL INSTITUTIONS...........  20
          (bb)BACKLOG....................................  20
     3.2  Representations and Warranties of CalComp......  20
          (a) ORGANIZATION, STANDING AND POWER...........  20
          (b) CAPITAL STRUCTURE..........................  21
          (c) AUTHORITY..................................  21
          (d) SUBSIDIARIES...............................  21
          (e) FINANCIAL STATEMENTS.......................  22
          (f) ABSENCE OF UNDISCLOSED LIABILITY...........  22
          (g) NO MATERIAL ADVERSE CHANGE.................  22
          (h) LITIGATION.................................  23
          (i) ACCURACY OF INFORMATION SUPPLIED...........  23
          (j) ENVIRONMENTAL MATTERS......................  23
          (k) COMPLIANCE WITH LAWS.......................  24
          (l) TECHNOLOGY.................................  24
     3.3  Representations and Warranties of Lockheed
           Martin........................................  25
          (a) ORGANIZATION AND STANDING..................  25
          (b) AUTHORITY..................................  25
          (c) LITIGATION.................................  25
          (d) OWNERSHIP OF CALCOMP EXCHANGE SHARES.......  26
          (e) INVESTMENT REPRESENTATION..................  26
          (f) TAX MATTERS................................  26
          (g) ACCURACY OF INFORMATION SUPPLIED...........  27

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING
      4.1  Conduct of the Business of Summagraphics and
            its Subsidiaries' Prior to the Closing.......  27
      4.2  Forbearance...................................  27
      4.3  No Solicitation...............................  29
      4.4  Termination Fee...............................  30
      4.5  Compliance with Tax-Free Provisions...........  30
      4.6  Access and Information; Cooperation...........  30
      4.7  Confidentiality...............................  31
      4.8  Public Announcements..........................  32
      4.9  Consents......................................  32
      4.10 Meeting of Summagraphics Stockholders.........  32


                                     (ii)



                                                          Page
                                                          ----

                                 ARTICLE V

                     ADDITIONAL COVENANTS OF SUMMAGRAPHICS

     5.1  Issuance of Stock..............................  33
     5.2  Intercompany Agreements........................  33
     5.3  Amendment and Restatement of Articles of
           Incorporation.................................  33
     5.4  Preparation of Proxy Statement.................  34
     5.5  Additional Listing Application.................  34
     5.6  Filing of Form 10-C............................  34
     5.7  Hart-Scott-Rodino..............................  34
     5.8  Stock Option Plan..............................  34

                                   ARTICLE VI

                    COVENANTS OF CALCOMP AND LOCKHEED MARTIN

     6.1  Transfer of CalComp Exchange Shares............  34
     6.2  Intercompany Agreements........................  34
     6.3  Preparation of Proxy Statement.................  34
     6.4  Hart-Scott-Rodino..............................  34
     6.5  CalComp Financial Statements...................  35
     6.6  Pre-Closing Assistance.........................  35

                                  ARTICLE VII

                       CONDITIONS PRECEDENT TO CALCOMP'S
                  AND LOCKHEED MARTIN'S OBLIGATIONS HEREUNDER

     7.1  Representations, Warranties, Covenants.........  35
     7.2  No Adverse Canges..............................  36
     7.3  Due Diligence Audit of Summagraphics and its
           Subsidiaries..................................  36
     7.4  Legal Opinion..................................  36
     7.5  No Adverse Proceedings.........................  36
     7.6  Intercompany Agreements........................  36
     7.7  Approval by Stockholders of the Agreement, the
           Stock Option Plan and Amendment and
           Restatement of Summagraphics'
           Articles of Incorporation.....................  36
     7.8  Additional Listing Application.................  37
     7.9  Secretary's Certificate........................  37
     7.10 Compliance With Laws/Government Approvals......  37
     7.11 Backlog........................................  37

                                  ARTICLE VIII

     CONDITIONS PRECEDENT TO SUMMAGRAPHICS' OBLIGATIONS HEREUNDER

     8.1  Representations, Warranties, Covenants.........  37
     8.2  No Adverse Proceedings or Events...............  38

                                     (iii)


                                                           Page
                                                           ----


     8.3  No Adverse Changes.............................  38
     8.4  Legal Opinion..................................  38
     8.5  Fairness Opinion...............................  38
     8.6  Stockholder Approval...........................  38
     8.7  Secretary's Certificate........................  38
     8.8  Intercompany Agreements........................  38

                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

     9.1  Update Disclosure; Breaches....................  38
     9.2  Tax Returns....................................  39
     9.3  Best Efforts and Further Assurances............  39
     9.4  Payoff of Outstanding Indebtedness.............  39
     9.5  Directors and Officers Liability Insurance.....  39
     9.6  CalComp Taxes..................................  40

                                   ARTICLE X

                      TERMINATION, AMENDMENT, SURVIVAL OF
                       REPRESENTATIONS AND MISCELLANEOUS

    10.1  Amendment......................................  40
    10.2  Termination....................................  40
    10.3  Survival of Representations and Covenants......  42
    10.4  Expenses.......................................  42
    10.5  Notices........................................  42
    10.6  Entire Agreement in Effect.....................  43
    10.7  General........................................  43
    10.8  Governing Law..................................  43
    10.9  Counterparts...................................  43


                                     (iv)


List of Schedules and Exhibits
- ------------------------------

Schedule 1.3             Determination of Exchange Shares
Schedule 1.8             Treatment of Stock
                           Options/Severance/Incentive Compensation
Schedule 3.1(a)          Organization and Authority
Schedule 3.1(b)(1)       Capital Structure
Schedule 3.1(c)          Summagraphics Corporation - Corporate
                           Authority
Schedule 3.1(d)          Summagraphics Corporation - Subsidiaries
Schedule 3.1(e)          Summagraphics Corporation - Financial
                           Statements
Schedule 3.1(f)          Summagraphics Corporation - Absence of
                           Undisclosed Liabilities
Schedule 3.1(i)(1)(v)    Summagraphics Corporation - Property
                           (Encumbrances)
Schedule 3.1(j)          Summagraphics Corporation - Litigation
Schedule 3.1(k)          Summagraphics Corporation - Contracts and
                           Commitments
Schedule 3.1(m)          Summagraphics Corporation - Employee
                           Benefit Plans
Schedule 3.1(m)(vii)     Summagraphics Corporation - No Violations
                           of Plan
Schedule 3.1(n)(ii)      Summagraphics Corporation - Violations
Schedule 3.1(n)(iii)     Summagraphics Corporation - Environmental
                           Proceedings
Schedule 3.1(n)(v)       Summagraphics Corporation - Environmental
                           Permits
Schedule 3.1(n)(vi)      Summagraphics Corporation - Environmental
                           Spills
Schedule 3.1(n)(vii)     Hazardous Waste Handling
Schedule 3.1(o)          Summagraphics Corporation - Employees;
                           Directors and Officers
Schedule 3.1(p)          Summagraphics Corporation - Compliance
                           With Laws
Schedule 3.1(s)          Summagraphics Corporation - Product and
                           Service Warranty
Schedule 3.1(u)          Summagraphics Corporation - Labor Disputes
Schedule 3.1(v)          Summagraphics Corporation -Technology
Schedule 3.1(w)          Summagraphics Corporation - Opinion of
                           Financial Advisor
Schedule 3.1(aa)         Summagraphics Corporation - Banks and
                           Financial Institutions
Schedule 3.2(d)          CalComp Inc. - Subsidiaries
Schedule 3.2(e)          CalComp Inc. - Financial Statements
Schedule 3.2(j)          CalComp Inc. - Environmental Matters
Schedule 3.2(k)          CalComp Inc. - Compliance With Laws
Schedule 3.2(l)          CalComp Inc. - Technology
Schedule 4.2             Forbearance

                                      (v)

Exhibit A                Secured Convertible Debenture
Exhibit B                Intercompany Services Agreement
Exhibit C                Cash Management Agreement
Exhibit D                Tax Sharing Agreement
Exhibit E                Revolving Credit Agreement
Exhibit F                Registration Rights Agreement
Exhibit G                Corporate Agreement
Exhibit H                Fourth Amended and Restated Articles of
                           Incorporation
Exhibit I                Stock Option Plan


                                     (vi)

         PLAN OF REORGANIZATION AND AGREEMENT FOR THE EXCHANGE OF STOCK
             OF CALCOMP INC. FOR STOCK OF SUMMAGRAPHICS CORPORATION

          THIS PLAN OF REORGANIZATION AND AGREEMENT FOR THE EXCHANGE OF STOCK OF CALCOMP INC. FOR STOCK OF SUMMAGRAPHICS CORPORATION (this "Agreement"), dated this 19th day of March, 1996, is entered into by and among LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin"), CALCOMP INC., a California corporation ("CalComp") and SUMMAGRAPHICS CORPORATION, a Delaware corporation ("Summagraphics"). Lockheed Martin, CalComp and Summagraphics individually are being referred to herein as a "Party" and collectively are referred to herein as "Parties."

                               W I T N E S E T H:
                               - - - - - - - - -

          WHEREAS, CalComp has an authorized capital of 1,000 shares of Common Stock of which 1,000 shares are issued and outstanding as of the date of this Agreement, all of which are owned by Lockheed Martin;

          WHEREAS, Summagraphics has an authorized capital of 20,000,000 shares of Common Stock, par value $.01 per share, of which 4,623,735 shares are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are outstanding as of the date of this Agreement;

          WHEREAS, the boards of directors of each of Lockheed Martin, CalComp and Summagraphics deem it advisable and in the best interests of the Parties and their stockholders that Lockheed Martin exchange all of the issued and outstanding capital stock of CalComp for a number of newly issued shares of Common Stock of Summagraphics (the "Exchange"), as determined in accordance with the provisions of Section 1.3 below;

          WHEREAS, the Board of Directors of Summagraphics has approved (i) the transactions contemplated by this Agreement, (ii) the Fourth Amended and Restated Articles of Incorporation (as defined in Section 5.3) and (iii) the Stock Option Plan (as defined in Section 5.8) and recommended their submission to the stockholders of Summagraphics for approval;

          WHEREAS, the Parties desire the Exchange to qualify as a "reorganization" under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, the Parties desire to provide for certain undertakings, conditions, warranties, representations and covenants in connection with the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the Parties agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

          1.1  The Exchange.  Upon performance of all covenants and obligations
               ------------
of the Parties contained in this Agreement and upon the terms and conditions contained herein, on the Closing Date (as hereinafter defined) Lockheed Martin agrees to transfer and deliver, or cause to be transferred and delivered, to Summagraphics all of the issued and outstanding CalComp Common Stock (the "CalComp Exchange Shares"), and Summagraphics agrees to issue and deliver to Lockheed Martin (or a direct or indirect wholly owned subsidiary of Lockheed Martin) such number of shares of Summagraphics Common Stock as is determined in accordance with the provisions of Section 1.3 below (the "Summagraphics Exchange Shares"). As a result of the Exchange, Summagraphics shall own 100% of the issued and outstanding capital stock of CalComp and Lockheed Martin (or a direct or indirect wholly owned subsidiary) shall own in the aggregate 89.7% of all of the issued and outstanding shares of Summagraphics Common Stock outstanding immediately following the Exchange (on a Fully Diluted Basis).

          1.2  Closing.  The consummation of the transactions contemplated by
               -------
this Agreement (the "Closing") will take place at such time on a date not prior to May 8, 1996 (the "Closing Date") as shall be mutually agreed to by Lockheed Martin and Summagraphics but in any case shall be as soon as reasonably practicable on or after the date of Summagraphics' special meeting of stockholders called to consider the Exchange. In no event shall the Closing Date be later than May 31, 1996, provided that if Securities and Exchange Commission clearance of the Proxy Statement (as hereinafter defined) occurs after April 26, 1996, the time for the Closing will be extended by a number of days equal to the number of days after April 26, 1996 that such clearance is received, but in no event beyond June 15, 1996.

          1.3  Determination of Summagraphics Exchange Shares.  The number of
               ----------------------------------------------
Summagraphics Exchange Shares delivered to Lockheed Martin shall equal a number of shares of Summagraphics Common Stock determined so that immediately after the Exchange Lockheed Martin owns 89.7% of all of the issued and outstanding capital stock of Summagraphics determined on a Fully Diluted Basis. For purposes of this Agreement, "Fully Diluted Basis" shall mean a basis whereby the aggregate number of shares of Common Stock for such determination includes (i) all Summagraphics Common Stock then issued and outstanding, (ii) all Summagraphics Common Stock that would be issued and outstanding upon the exercise, conversion or exchange of all outstanding warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Summagraphics Common Stock (or rights to acquire any such warrants, options or other rights), regardless of whether such warrants, options or other rights are then exercisable, convertible or exchangeable, (iii) all Summagraphics Common Stock which would be outstanding upon the exercise, conversion or exchange of all outstanding evidences of indebtedness, shares of capital stock or other securities (or rights to acquire any of the foregoing) which are or may be exercisable, convertible or exchangeable into shares of Common Stock, regardless of whether such evidences of indebtedness, shares of stock or other securities are then exercisable, convertible or exchangeable, and (iv) the Summagraphics Exchange Shares issuable upon such determination but excluding Summagraphics Common Stock issuable upon conversion of the Secured Convertible Debenture. For purposes of subsections (ii) and (iii) above, the number of shares of Summagraphics Common Stock issuable pursuant to options, warrants and rights of conversion that will be deemed to be outstanding will be determined using the "Treasury Stock Method" of accounting as defined in APB Opinion 15 based on an average of the closing prices, as reported in the Wall Street Journal -- NASDAQ National Market Issues, for the five days preceding Closing. An example of the calculation provided above is attached as Schedule 1.3.

          1.4  Employee Benefits.  Employees of CalComp and its subsidiaries
               -----------------
(each subsidiary of CalComp is hereinafter referred to as a "CalComp Subsidiary" or collectively as the "CalComp Subsidiaries") immediately prior to the Exchange will be eligible to continue to participate in all of the employee benefit programs of CalComp in which such employees were eligible to participate on the same terms and conditions as were previously applicable; provided, however, that they continue to meet the eligibility requirements of those programs. Employees of Summagraphics and its subsidiaries (each subsidiary of Summagraphics is hereinafter referred to as a "Summagraphics Subsidiary" or collectively as the "Summagraphics Subsidiaries") who are employees of Summagraphics or a Summagraphics Subsidiary immediately prior to the Exchange and who are not made eligible to participate in the employee benefit programs of CalComp following the Exchange will be eligible to continue to participate in all of the employee benefit plans of Summagraphics in which such employees were eligible to participate prior to the Exchange on the same terms and conditions as were previously applicable; provided, however, that they continue to meet the eligibility requirements of those programs. In the event that the Parties shall determine to extend eligibility to participate in the employee benefit programs of CalComp to employees who are employees of Summagraphics immediately prior to the Exchange, (i) service with Summagraphics and Summagraphics Subsidiaries shall be considered service with CalComp for purposes of determining eligibility and vesting under all such CalComp employee benefit programs and (ii) medical plans of CalComp will offer Summagraphics' employees full coverage for pre-existing conditions and credit for deductibles and co-insurance payments to date during the plan year. Notwithstanding the foregoing, nothing contained in this
Section 1.4 shall be deemed to convey any right or benefit upon any employee of CalComp or CalComp Subsidiaries or Summagraphics or Summagraphics Subsidiaries nor shall any such employee be entitled to enforce any provision of this Section
1.4. Nothing contained in this Section 1.4 shall be deemed to prohibit Summagraphics or CalComp or any of their respective Subsidiaries from terminating any employment relationship or any employee benefit program or changing the terms or conditions of employment or any employee benefit program at any time following the Closing.

          1.5  Board of Directors of Summagraphics.  At the Closing,
               -----------------------------------
Summagraphics shall deliver to Lockheed Martin letters effecting the resignation as of Closing of each of the then current directors of Summagraphics whose resignation is requested in writing by Lockheed Martin prior to Closing and Lockheed Martin shall appoint new directors by written consent. Lockheed Martin shall provide information with respect to the composition of the board of directors which it will appoint for use in connection with the Proxy Statement (as hereinafter defined).

          1.6  Officers of Summagraphics.  At the Closing, Summagraphics shall
               -------------------------
deliver to Lockheed Martin letters effecting the resignation as of Closing of each of the then current officers of Summagraphics whose resignation is requested in writing by Lockheed Martin prior to Closing and the new Board of Directors of Summagraphics to be appointed by written consent of Lockheed Martin under Section 1.5 above shall appoint new officers by written consent. Notwithstanding such resignations, it is understood and agreed that the officers are not waiving any rights they otherwise may have under employment and severance arrangements existing as of February 1, 1996 or any additional arrangements approved by Lockheed Martin and CalComp.

          1.7  Name Change.  Effective upon the Closing, Summagraphics shall
               -----------
change its name to CalComp Inc. and CalComp shall change its name to CalComp Technologies, Inc.

          1.8  Treatment of Stock Options/Severance/Incentive Compensation.  The
               -----------------------------------------------------------
manner in which currently outstanding employee stock options, employee severance payments and employee incentive compensation will be treated is as reflected on the letter attached to this Agreement as Schedule 1.8.

         1.9  Certain Definitions.  As used in this
              -------------------
Agreement, the following terms shall have the meanings set forth below:

          (a) "material" means material to Summagraphics or CalComp (as the case may be) and its respective subsidiaries, taken as a whole, and determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement with respect to materiality shall determine materiality in that instance.

          (b) "Material Adverse Effect," with respect to a Party, means an event, change or occurrence which, individually or in the aggregate, (i) is reasonably likely to result in a reduction in the consolidated stockholders' equity of such Party and its subsidiaries, taken as a whole, by the amount equal to or greater than $2,000,000 for Summagraphics and $15,000,000 for CalComp or
(ii) which has a material adverse impact on the ability of such Party to consummate the Exchange contemplated by this Agreement, provided that in determining whether a Material Adverse Effect has occurred under either (i) or
(ii), the effect of foreign currency translations recorded in the Parties equity in accordance with SFAS 52 for the applicable period shall be disregarded and the adverse impact of changes in laws or regulations or accounting rules of general applicability or interpretations thereof shall not be included.

          (c) "person" includes an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization.

          (d) "to the knowledge of" or "to the best of the knowledge of" Summagraphics or CalComp or similar phrases includes the actual knowledge of the current directors, the current executive officers (including the knowledge of the chief executive officer and chief financial officer (or person performing those functions) after reasonable inquiry) and the general counsel of Summagraphics or CalComp, as the case may be. For purposes of determining whether a person has actual knowledge of any fact, event, change or occurrence, such person shall be deemed to have the knowledge relating to such fact, event, change or occurrence which would have been gained had such person undertaken a reasonable inquiry in respect thereto.

          (e) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

          (f) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding) including, but not limited to, income, excise, property, sales, use, gains, transfer, franchise, payroll, value-added, withholding, employment, license fees, customs, duties, and other taxes, assessments and charges imposed by any governmental authority, including any interest, penalties or other additions to tax with respect to such amounts.

                                   ARTICLE II

                        CERTAIN EVENTS PRECEDING CLOSING

          In addition to the conditions precedent set forth in ARTICLES VII and VIII, the following events shall occur:

          2.1  Proxy Statement.  As promptly as practicable after the execution
               ---------------
and delivery of this Agreement, and in any event on or prior to March 25, 1996, the Parties shall prepare, and Summagraphics shall file with the Securities and Exchange Commission (the "SEC"), preliminary proxy materials (in form and content reasonably satisfactory to Lockheed Martin and CalComp) relating to the approval of the Fourth Amended and Restated Articles of Incorporation (as defined in Section 5.3), the Stock Option Plan (as defined in Section 5.8) and the transactions contemplated hereby by the stockholders of Summagraphics and, as promptly as practicable following receipt of SEC comments thereon, if any, Summagraphics shall file definitive proxy materials (the "Proxy Statement") with the SEC, which comply in form and substance with applicable SEC requirements, taking into account such comments and mail the Proxy Statement to its shareholders. The Proxy Statement shall include a recommendation of the Board of Directors of Summagraphics in favor of the Fourth Amended and Restated Articles of Incorporation, the Stock Option Plan and the transactions contemplated by this Agreement which shall not be changed unless the Board of Directors of Summagraphics, upon receipt of an unsolicited written proposal or offer which qualifies as an Acquisition Proposal within the meaning of Section
4.4 hereof or upon delivery of a notice by Summagraphics of termination of this Agreement in accordance with Section 10.2(b) based upon a material breach by Lockheed Martin of a representation, warranty, covenant or agreement contained herein, shall have received an opinion of counsel from Hughes & Luce, L.P. to the effect that to include such recommendation or not withdraw such recommendation if it were previously included is reasonably likely to result in a breach of the Board's fiduciary duty under applicable law. Lockheed Martin and CalComp shall furnish all information concerning CalComp and Lockheed Martin as may be reasonably requested by Summagraphics in connection with the actions contemplated by this Section 2.1.

          2.2  Interim Financing.  Simultaneously with the execution and
               -----------------
delivery of this Agreement, Summagraphics and Lockheed Martin shall execute and deliver the 9-1/4% Secured Convertible Debenture in the form attached hereto as Exhibit A (the "Secured Convertible Debenture") pursuant to which Lockheed Martin will make available borrowings and other forms of credit support in an aggregate principal amount not to exceed $2,500,000 to Summagraphics for the period between the execution and delivery of this Agreement and the Closing.

          2.3  Transfer of AGT Holdings, Inc. Stock.  As soon as practicable
               ------------------------------------
following May 8, 1996 and prior to Closing, CalComp shall distribute all of the issued and outstanding capital stock of AGT Holdings, Inc., a California corporation ("AGT") and wholly owned subsidiary of CalComp, to Lockheed Martin. The Parties acknowledge and agree that Summagraphics shall obtain no interest in the shares of AGT (and, consequently, the shares of Access Graphics Inc. owned by AGT) as a result of the transactions contemplated by this Agreement.

          2.4  Additional Filings.  As promptly as practicable after the
               ------------------
execution and delivery of this Agreement, each of the Parties shall prepare and file, or cause to be filed, any and all filings necessary or appropriate for the consummation of the transactions contemplated by this Agreement, including without limitation, any and all foreign filings and any and all filings under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), as contemplated by Sections 5.7 and 6.4 hereof.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1  Representations and Warranties of Summagraphics.  In order to
               -----------------------------------------------
induce Lockheed Martin and CalComp to enter into this Agreement and to effectuate the transactions contemplated hereby, Summagraphics represents and warrants to Lockheed Martin the following:

           (a) ORGANIZATION AND AUTHORITY. Summagraphics is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Summagraphics Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Each of Summagraphics and the Summagraphics Subsidiaries (as defined in Section 3.1(d)) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Attached hereto as Schedule 3.1(a) for each of Summagraphics and each Summagraphics Subsidiary are complete and correct copies of (1) their charters (or other organizational documents) and all amendments thereto to the date hereof and (2) their bylaws (or other similar governing documents) as amended to the date hereof.

        (b)  CAPITAL STRUCTURE.

          (1) As of the date of this Agreement, the authorized capital stock of Summagraphics consists of 20,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Summagraphics Preferred Stock, $.01 par value per share. As of the date hereof, 4,623,735 shares of Summagraphics Common Stock are outstanding, all of which are validly issued, fully paid and nonassessable. Summagraphics has no outstanding Preferred Stock. As of the date hereof, Summagraphics has outstanding options and warrants to purchase Summagraphics Common Stock as set forth on Schedule 3.1(b)(1).

          (2) Summagraphics has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares (other than those stock options and warrants listed on Schedule 3.1(b)(1)), or giving any person the right to subscribe for or acquire any such shares and no securities or obligations representing such rights are outstanding.

          (3) Since December 31, 1994, Summagraphics has not adjusted or amended the exercise price of any stock option previously awarded to any officer of Summagraphics, whether through amendment, cancellation or replacement grants, or any other means.

          (4) Summagraphics has not issued any stock appreciation right or any similar right entitling any person to any payment based on the value of Summagraphics capital stock.

        (c) AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Summagraphics. Each of the Fourth Amended and Restated Articles of Incorporation (as defined in Section 5.3) and the Stock Option Plan (as defined in Section 5.8) have been approved by the Board of Directors of Summagraphics with the recommendation that, together with the transactions contemplated by this Agreement, they be submitted to the shareholders of Summagraphics for approval. This Agreement is the valid and binding obligation of Summagraphics and no further corporate authorization on the part of Summagraphics is necessary to consummate the transactions contemplated hereby or thereby except the approval by the stockholders of Summagraphics of (i) the Fourth Amended and Restated Articles of Incorporation pursuant to applicable law, (ii) the Stock Option Plan and (iii) the consummation of the Exchange pursuant to the requirements of the National Association of Securities Dealers. Except as otherwise set forth on Schedule 3.1(c), neither the execution and delivery of this Agreement, the consummation in accordance with the terms of this Agreement of the transactions contemplated hereby nor compliance by Summagraphics or any Summagraphics Subsidiary with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of their charters or bylaws (or other governing documents) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Summagraphics or any Summagraphics Subsidiary is a party or by which Summagraphics or any Summagraphics Subsidiary or any of their respective properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Summagraphics or any Summagraphics Subsidiary or any of their respective properties or assets. Except as otherwise disclosed on Schedule 3.1(c), no consent is required in connection with the execution and delivery by Summagraphics of this Agreement or the consummation of the transactions contemplated hereby.

          (d) SUBSIDIARIES. Except as set forth on Schedule 3.1(d), Summagraphics owns all the issued and outstanding shares of capital stock of each of Summagraphics Europe N.V., Summagraphics Belgium, N.V., Summagraphics Ltd., Summagraphics GmbH and CAD Warehouse, Inc. (collectively, the "Summagraphics Subsidiaries"). Except as set forth on Schedule 3.1(d), other than the Summagraphics Subsidiaries, neither Summagraphics nor any Summagraphics Subsidiary owns any shares of capital stock of any corporation or equity interests in any other person, nor does Summagraphics or any Summagraphics Subsidiary have or will have on the Closing Date any other subsidiaries.

          (e) FINANCIAL STATEMENTS. Attached hereto as Schedule 3.1(e) are Summagraphics' Annual Report to Stockholders and Form 10-K for the fiscal year ended May 31, 1995 and Summagraphics' Quarterly Report on Form 10-Q for the period ended November 30, 1995 which includes (1) the Unaudited Consolidated Balance Sheet as of November 30, 1995; (2) the Unaudited Consolidated Statements of Changes in Stockholders' Equity for the six months ended November 30, 1995 and 1994; (3) the Unaudited Consolidated Statement of Income for the six months ended November 30, 1995 and 1994 and (4) the Unaudited Consolidated Statements of Cash Flow for the six months ended November 30, 1995 and 1994 together with the Notes to those Consolidated Statements (the "Summagraphics Financial Statements"). Subject to the absence of certain footnote information in the unaudited statements, the Summagraphics Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated or as more particularly set forth therein. The Unaudited Consolidated Balance Sheets included as a part of the Summagraphics Financial Statements present fairly as of their respective dates the consolidated financial position and assets and liabilities of Summagraphics. The Unaudited Consolidated Statements of Income present fairly the consolidated results of operations of Summagraphics for the periods indicated.

          (f) ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Summagraphics Financial

Statements or as disclosed on Schedule 3.1(f), neither Summagraphics nor any Summagraphics Subsidiary has (i) any liabilities or obligations of any nature or
(ii) any liabilities in the nature of employment contracts with, or agreements to pay bonuses to any of its directors, officers or employees, other than liabilities or obligations incurred in the ordinary course of business or specifically identified in schedules to this Agreement.

          (g) NO MATERIAL ADVERSE CHANGES. Since November 30, 1995, there has been and as of the Closing there will be no material adverse change in the assets or liabilities or in the business or condition (financial or otherwise) of Summagraphics or any Summagraphics Subsidiary.

          (h)  TAX MATTERS.

           (1) Summagraphics and each of the Summagraphics Subsidiaries have filed (or have caused to be filed on their behalf), or will file or cause to be filed, all Tax Returns required to be filed prior to the Closing, and have paid all Taxes required to be paid in respect of the periods covered by such Tax Returns or, where payment of such Taxes is not yet due, have established or will establish prior to the Closing, an adequate reserve for the payment of all Taxes which are accruable prior to the Closing. Summagraphics and the Summagraphics Subsidiaries will not have any material liability for any such Taxes in excess of the amounts so paid or the reserve so established and Summagraphics and the Summagraphics Subsidiaries are not delinquent in the payment of any material assessment of Taxes. No material deficiencies for any assessment of Taxes have been proposed, asserted or assessed against Summagraphics or the Summagraphics Subsidiaries which would not be covered by existing reserves and, as of the date of this Agreement, no requests for waivers of the time to assess any such Taxes are pending. To the best of its knowledge, Summagraphics and each of the Summagraphics Subsidiaries, has complied with all IRS requirements regarding the certification of taxpayer identification numbers of customers and backup withholding.

           (2) There are no liens for any Taxes upon the assets of Summagraphics or any Summagraphics Subsidiary, other than statutory liens for Taxes not yet due and payable.

           (3) Neither Summagraphics nor any Summagraphics Subsidiary is a party to, is bound by, or has any obligation under, a tax sharing agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes.

           (4) Neither Summagraphics nor any Summagraphics Subsidiary is a party to any agreement, contract or other arrangement that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payments" within the meaning of Section 280G of the Code, or any gross-up in connection with such an agreement, contract or arrangement.

     (i)  PROPERTY.

          (1) Summagraphics and the Summagraphics Subsidiaries own all operating real properties reflected as owned by them in the Summagraphics Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever (collectively, "Encumbrances"), except (i) liens for current taxes not yet due and payable, (ii) mortgages, deeds of trust or other Encumbrances reflected in the Summagraphics Financial Statements, (iii) such imperfections of title, easements and other Encumbrances as do not detract from or interfere with the present use of such operating real properties subject thereto or affected thereby, (iv) Encumbrances incurred in the ordinary course of business after the date of this Agreement with the written consent of Lockheed Martin, and (v) Encumbrances disclosed on Schedule 3.1(i)(1)(v) attached hereto.

          (2) As of the date of this Agreement, substantially all tangible real or personal property and assets material to the business operation or financial condition of Summagraphics and the Summagraphics Subsidiaries on a consolidated basis which are owned by them or in which any of them has an interest (other than a security interest) are in good operating condition and repair, ordinary wear and tear excepted.

          (3) All leases material to Summagraphics and the Summagraphics Subsidiaries on a consolidated basis pursuant to which Summagraphics and the Summagraphics Subsidiaries lease real property are valid and effective in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, and there is not, under any such leases, any existing default by Summagraphics or the Summagraphics Subsidiaries or any event which with notice or lapse of time or both would constitute such a material default.

     (j) LITIGATION. Other than as set forth in Schedule 3.1(j), neither Summagraphics nor any of the Summagraphics Subsidiaries is a party to any pending or, to the best of Summagraphics' knowledge, threatened claim, action, suit, investigation or proceeding, nor is Summagraphics or any of the Summagraphics Subsidiaries subject to any order, judgment or decree. Except as set forth on Schedule 3.1(j), neither Summagraphics nor any of the Summagraphics Subsidiaries is subject to any agreement, memorandum of understanding or similar arrangement with any regulatory authority restricting its operations or requiring that certain actions be taken, and, neither Summagraphics nor any of the Summagraphics Subsidiaries has received any notification from any governmental or regulatory authority, or the staff thereof, asserting that it is not in compliance with any statutes, regulations or ordinances which such authority enforces.

     (k) CONTRACTS AND COMMITMENTS.  Except as reflected in the
Summagraphics Financial Statements or as set forth on Schedule 3.1(k), neither Summagraphics nor the Summagraphics Subsidiaries has as of the date hereof and, except to the extent consented to in writing by Lockheed Martin, neither Summagraphics nor any of the Summagraphics Subsidiaries will have on the Closing Date:

          (1) any bonus, stock option or stock appreciation right or similar plans, deferred compensation plans, profit-sharing, retirement arrangements or other fringe benefit plans (other than those terminable at will by Summagraphics or the Summagraphics Subsidiary) nor any outstanding calls, commitments or agreements of any character requiring the issuance of shares of its capital stock;

          (2) any debt obligations for borrowed money (including guaranties or agreements to acquire such debt obligations of others);

          (3) any outstanding loans to any person;

          (4) any agreement for services or for the purchase or disposition of any equipment or supplies except those incurred in the ordinary course of business;

          (5) any lease of personal property with annual rent aggregating $50,000 or more;

          (6) any agreement or contract with any third party for the provision of services to Summagraphics or the Summagraphics Subsidiaries which involves payment by Summagraphics or the Summagraphics Subsidiaries of more than $10,000 per month and which (i) has more than six months to run from the date of this Agreement or (ii) may not be canceled by Summagraphics or the Summagraphics Subsidiaries as appropriate on 180 days notice or less without penalty; or

          (7) any outstanding loans to or loan participations with its officers, directors, significant stockholders (collectively "Insiders"), or to firms, partnerships or corporations in which any Insiders are partners, executive officers, directors or significant stockholders or to any Affiliate of an Insider or any contract, arrangement or understanding with any Insider or any Affiliate of any Insider requiring Summagraphics or any Summagraphics Subsidiaries to perform services or make payments in the future.

          (l) ACCURACY OF INFORMATION SUPPLIED. As of their respective filing dates, Summagraphics' Annual Reports on Form 10-K for the fiscal years ended May 31, 1995 and 1994, and any other filings made from and after the date of such latest Annual Report on Form 10-K with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such filings being collectively referred to herein as the "Summagraphics Filings") complied in all material respects with the regulations of the SEC, and none of the Summagraphics Filings, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. The information that will be included (other than information provided in writing by Lockheed Martin specifically for inclusion in the

Proxy Statement) in the Proxy Statement or any amendment or supplement thereto pertaining to the transactions contemplated hereby that is filed with the SEC, at the time the Proxy Statement is filed and distributed to stockholders of Summagraphics, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements not misleading, provided that information as of a later date shall be deemed to modify information of an earlier date. This representation and warranty is being made solely for the benefit of Lockheed Martin and CalComp and is not intended, nor shall it be deemed to, create any rights in any third party.

         (m) SUMMAGRAPHICS' EMPLOYEE BENEFIT PLANS.  Attached hereto as
Schedule 3.1(m) is a true, correct and complete list of each employee benefit plan (each, a "Plan") to which Summagraphics or any Summagraphics Subsidiaries is a party, together with, as applicable, a true and correct copy of (i) the most recent annual report (Form 5500, 5500-C or 5500-R, as appropriate) filed with the IRS including audited financial reports, if any, (ii) each IRS favorable determination letter or opinion letter for each such Plan (or copies of any current pending correspondence in respect thereof) (iii) all Plan documents for each such Plan, (iv) each applicable Summary Plan Description, and
(v) the most recent actuarial report or valuation relating to each tax-qualified plan, or the equivalent of any of the foregoing under applicable law, if any. Except as set forth on Schedule 3.1(m):

          (1) There are no plans, programs, contracts, understandings or arrangements of any type (whether oral or written) of Summagraphics or a "Commonly Controlled Entity" (within the meaning of Sections 414(b), (c), (m),
(n) or (o) of the Code or regulations thereunder) which provide for pension, profit sharing, savings, executive compensation, incentive compensation, company cars or car allowances, deferred compensation, severance pay, bonuses, stock options, stock purchases, welfare, group insurance, medical disability, life, health, hospitalization, dental, vacation, sick pay, holiday, educational assistance, or any other form of employee or former employee benefits, whether established by contract, policy, custom or course of dealing, (including, but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and neither Summagraphics nor a Commonly Controlled Entity has previously sponsored or contributed to any such plan, program, contract, understanding or arrangement other than as listed and described on Schedule 3.1(m);

          (2) Neither Summagraphics nor any Commonly Controlled Entity has ever maintained a Plan which is subject to Title IV of ERISA;

          (3) Neither Summagraphics nor any Commonly Controlled Entity has ever been a party to any collective bargaining agreement;

          (4) Neither Summagraphics nor any Commonly Controlled Entity has ever maintained a "multi-employer plan" within the meaning of Sections 3(37) and 4001(a)(3) of ERISA, a

"multiple employer plan" within the meaning of Section 413 of the Code, or a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA;

          (5) With respect to the Plans which are "welfare plans" within the meaning of Section 3(1) of ERISA: (i) none of those Plans provide medical or death benefits (whether or not insured) with respect to current or former employees beyond their termination of employment other than as required by applicable law; and (ii) each of those Plans have been operated in material compliance with the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA and all other applicable laws concerning continuation or conversion of coverage; and (iii) none of those Plans have any reserves, assets, surplus or prepaid premiums;

          (6) With respect to each of the Plans: (i) if intended to qualify under Section 401(a) or 403(a) of the Code, the Plan has been maintained and administered at all times in full compliance with its terms and applicable laws and regulations and has been so qualified during the period from its adoption to date and the trust forming a part thereof is exempt from taxation pursuant to
Section 501(a) of the Code, a favorable determination letter as to qualification under Section 401 of the Code has been issued and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and nothing has occurred subsequent to the date of such determination letter that could reasonably be expected to adversely affect the qualified status of such Plan; (ii) no event has occurred and there exists no circumstance under which Summagraphics could directly, or indirectly through a Commonly Controlled Entity, incur any liability with respect to any current or former employee (or any beneficiary of any current or former employee) of Summagraphics or any Commonly Controlled Entity under ERISA, the Code or otherwise (other than the normal cost of benefits occurring in the ordinary course under the unfunded Plans); (iii) there are no actions, suits or claims pending or threatened with respect to any Plan or against any fiduciary or the assets of any Plan (other than claims for benefits in the ordinary course) and there are no facts which could give rise to any such actions, suits or claims, and no Plan is under audit or investigation by any governmental authority; (iv) no event has occurred with respect to any Plan or any employee benefit plan sponsored, maintained or contributed to by Summagraphics or a Commonly Controlled Entity which could be reasonably expected to subject any Plan, Summagraphics or any Party directly or indirectly (through indemnification agreement or otherwise) to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a tax under Section 4971 of the Code; (v) no "reportable event" (as defined in Section 4043 of ERISA) has occurred; (vi) no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code) has occurred; (vii) all contributions required to be made to, or benefit liabilities arising under, any Plan for all periods prior to the date hereof and the Closing Date have been, or will as of the Closing Date be, paid or accrued; (viii) all contributions intended to be deductible have met the requirements for deductibility under the Code; (ix) each Plan is in compliance with the annual reporting requirements under ERISA and the Code; (x) each Plan has been operated in accordance with its terms and with all applicable laws, including, but not limited to ERISA, the Code, federal securities laws and state insurance and health care continuation and conversion laws.

          (7) Except as set forth on Schedule 3.1(m)(vii), consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to any bonus, incentive or severance pay or payments, or (ii) accelerate the time of payment or vesting of any benefit under any Plan, increase the amount of compensation due to any individual from Summagraphics prior to, or after the Closing Date, or increase any benefits otherwise payable under any Plan, (iii) result in the payment of an amount subject to the provisions of Section 280G of the Code, or (iv) give rise to any liability or obligation of Summagraphics pursuant to any Plan.

          (8) Except as previously consented to in writing by Lockheed Martin, since November 30, 1995, neither Summagraphics nor a Commonly Controlled Entity has adopted or communicated to employees of Summagraphics any change to, or termination of, any Plan or the adoption of a new employee benefit plan or arrangement affecting the employees of Summagraphics or their dependents.

          (9) Except in the normal course of business, neither Summagraphics nor any Summagraphics Subsidiaries is bound to make, nor has Summagraphics or any Summagraphics Subsidiary proposed the making of, bonus or incentive or other similar payments to any employees or consultants at any future date or an increase to the compensation of any employee or consultant. None of Summagraphics nor any Summagraphics Subsidiaries will be liable by reason of this Agreement or any of the transactions contemplated hereby, to make payments to employees by way of damages or compensation for loss of office or for redundancy or unfair dismissal or any like payment, other than payments of severance benefits under Plans disclosed in this Agreement as contemplated by
Section 1.8.

      (n) ENVIRONMENTAL MATTERS. (i) For purposes of this Section 3.1(n) and Section 3.2(j), the following terms shall have the indicated meaning:

          "Environmental Law" means any federal, state, local or foreign law (including case or common law), statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation (i) the Comprehensive Environmental Response,

     Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. (S) 9601, et seq; the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. (S) 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. (S) 7401, et seq; the Federal Water Pollution Control act, as amended, 33 U.S.C. (S) 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.(S) 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S) 11001, et seq; the Safe Drinking Water Act, 42 U.S.C.
     (S) 300f, et seq; the Solid Waste Disposal Act, as amended; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance(s)" means any substance that is toxic, ignitable, reactive, corrosive, radioactive, or caustic or is regulated as a hazardous substance, contaminant, toxic substance, toxic pollutant, hazardous waste, or pollutant, including without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or is otherwise regulated under or the subject of applicable Environmental Laws.

          "Remedial Action" means the investigation, removal, clean-up or remediation of contamination, environmental degradation or damage arising from or related to the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, threatened release or emission of Hazardous Substances, including without limitation, investigations, responses and remedial actions under CERCLA, corrective action under RCRA 42 U.S.C. (S)(S)3004(u) and (v), 3008(h) and 7003, and clean-up requirements under Environmental Laws.

          (ii) Except as set forth on Schedule 3.1(n)(ii), neither Summagraphics, any of the Summagraphics Subsidiaries, nor any properties owned or operated by Summagraphics or any of the Summagraphics Subsidiaries or in which any such entity has a security interest, has been, or is, in violation of or liable under any Environmental Law.

          (iii) Except as set forth on Schedule 3.1(n)(iii), there are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted, pending or, to the best knowledge of Summagraphics, threatened, relating to the liability of any properties owned or operated by Summagraphics or any of the Summagraphics Subsidiaries or in which such entity has a security interest under any Environmental Law.

          (iv) The facilities occupied or used by Summagraphics or any of the Summagraphics Subsidiaries and any other real property presently or formerly owned by, used by or leased to or by Summagraphics or any of the Summagraphics Subsidiaries or any predecessor of Summagraphics or any of the Summagraphics Subsidiaries (collectively, the "Property"), the existing and prior uses of such Property and all operations of the businesses of Summagraphics or any of the Summagraphics Subsidiaries or any predecessor of Summagraphics or any of the Summagraphics Subsidiaries comply, and have at all times complied, in all material respects with all Environmental Laws and each of Summagraphics and the Summagraphics Subsidiaries is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such Property or the conduct of its business, any Environmental Law.

          (v) Except as set forth on Schedule 3.1(n)(v), each of Summagraphics and the Summagraphics Subsidiaries has all material permits, registrations, approvals and licenses required by any governmental agency under any Environmental Law.

          (vi) Except as set forth on Schedule 3.1(n)(vi), there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Property of any Hazardous Substances in violation of Environmental Laws or requiring Remedial Action.

          (vii) Except as set forth on Schedule 3.1(n)(vii), there has been no past, and there is no current or anticipated storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials at, upon or from such Property. No asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) are located on such Property.

          (viii) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or, to the best knowledge of Summagraphics, threatened, by any governmental entity or any foreign governmental entity or third party with respect to the business or any in connection with any actual or alleged failure to comply with any requirement of any Environmental Law.

          (o) EMPLOYEES; DIRECTORS AND OFFICERS. Schedule 3.1(o) sets forth a true, correct and complete list of all employees of Summagraphics and each Summagraphics Subsidiary together with current annual or hourly compensation. In addition, Schedule 3.1(o) identifies each director and officer of Summagraphics and each of the Summagraphics Subsidiaries.

          (p) COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.1(p), neither Summagraphics nor any Summagraphics Subsidiaries (i) is in violation of any law, order or permit applicable to its business or (ii) has received any notification or communication from any agency or federal, state or local government or any regulatory authority or the staff thereof (a) asserting that either Summagraphics or any of the Summagraphics Subsidiaries is not in compliance with any law or order; or (b) threatening to revoke any material permits, or (c) requiring either Summagraphics or any Summagraphics Subsidiaries (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding or (2) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

          (q) INSURANCE. Summagraphics and the Summagraphics Subsidiaries are presently insured, and since December 31, 1993 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Summagraphics and the Summagraphics Subsidiaries are in full force and effect, Summagraphics and the Summagraphics Subsidiaries are not in material default thereunder, and all material claims thereunder have been filed in due and timely fashion. Summagraphics and the Summagraphics Subsidiaries have no knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Summagraphics and the Summagraphics Subsidiaries have no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any claim against it not fully covered (except to he extent of any applicable deductible) by the policies or binders referred to above.

          (r) APPLICABLE TAKEOVER LAWS. Summagraphics has taken all necessary action to exempt (i) the transactions contemplated by this Agreement (including, without limitation, the issuance of the Secured Convertible Debenture and the Summagraphics Exchange Shares) and (ii) any transaction between or among Lockheed Martin and any other Party after the Closing (to the extent that applicable law permits the exemption of any such transaction therefrom), from any applicable anti-takeover laws including, without limitation, the provisions of Section 203 of the Delaware General Corporation Law to the extent applicable. In addition, Summagraphics has taken all action necessary or appropriate so that the entering into this Agreement and the consummation of the transactions contemplated by this Agreement will be exempt from any change of control or anti-takeover provisions of the Articles of Incorporation, Bylaws, or other governing instruments of Summagraphics or any Summagraphics Subsidiaries and will not restrict or impair the ability of Lockheed Martin to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Summagraphics or any Summagraphics Subsidiaries that may be acquired or controlled by Lockheed Martin.

          (s) PRODUCT AND SERVICE WARRANTY. Except as set forth on Schedule 3.1(s), no product manufactured, sold, leased or delivered by Summagraphics or any Summagraphics Subsidiaries nor any service rendered by Summagraphics or any Summagraphics Subsidiaries, is subject to any guaranty, warranty, or other indemnity. Each product manufactured, sold, leased, or delivered by Summagraphics, and each service rendered by Summagraphics, has conformed with all applicable contractual commitments and all express and implied warranties. Neither Summagraphics nor any Summagraphics Subsidiary has any liability and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of Summagraphics or any Summagraphics Subsidiary that would be reasonably likely to give rise to any liability or claim for replacement or repair thereof or other damages in connection therewith. There is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Summagraphics or any Summagraphics Subsidiaries that could reasonably be expected to give rise to any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Summagraphics or any of its Subsidiaries or any service rendered by Summagraphics or any of its Subsidiaries.

          (t) SUMMAGRAPHICS COMMON STOCK TO BE ISSUED. Each share of Summagraphics Common Stock to be issued to Lockheed Martin in connection with the consummation of the transactions contemplated by this Agreement, when issued, will be validly authorized and issued, fully paid and non-assessable. Immediately following Closing, Lockheed Martin will own 89.7% of the issued and outstanding capital stock of Summagraphics on a Fully Diluted Basis. There are no existing options, subscriptions, warrants, rights, contracts, commitments, understandings, arrangements, or agreements of any nature to which Summagraphics or any Summagraphics Subsidiaries are a party or by which any of them are bound, relating to the issuance, sale, delivery or transfer of the Summagraphics Exchange Shares other than this Agreement.

          (u) LABOR DISPUTES. There is neither pending nor, to the best knowledge of Summagraphics, threatened, any labor dispute, strike or work stoppage which adversely affects or which may adversely affect Summagraphics' business or the business of any Summagraphics Subsidiaries or which may interfere with the continued operation of Summagraphics' business or the business of any Summagraphics Subsidiaries after Closing. Except as set forth on Schedule 3.1(u) attached hereto, neither Summagraphics nor any agents, representatives or employees of Summagraphics, in connection with its business, has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended, and there is not now pending nor, to the knowledge of Summagraphics, threatened any unfair labor practice charge against Summagraphics or any Summagraphics Subsidiaries within the jurisdiction of the National Labor Relations Board or any representative thereof or the jurisdiction of any similar state, local or foreign authority. Except as set forth on
Schedule 3.1(u), (i) there are no employment agreements, collective bargaining agreements or other agreements relating to employment between Summagraphics or any Summagraphics Subsidiaries and any of their respective employees, and (ii) no employee of Summagraphics has any contractual right to continued employment with Summagraphics or any Summagraphics Subsidiaries following consummation of the transactions contemplated by this Agreement.

          (v) TECHNOLOGY. Summagraphics owns, or is licensed or otherwise entitled to use or (with respect to such of the following which pertain only to Summagraphics' business as conducted or proposed to be conducted) can obtain on reasonable terms rights to all patents, trademarks, tradenames, servicemarks, copyrights, schematics, technology, know-how, computer software programs or applications in tangible or intangible proprietary information or material that are used or proposed to be used in the business of Summagraphics or any Summagraphics Subsidiaries as currently conducted or as presently proposed to be conducted by Summagraphics or any Summagraphics Subsidiaries (the "Summagraphics Intellectual Property Rights"). Schedule 3.1(v) lists all patents, patent applications, trademarks, tradenames, and servicemarks including all registrations for, and pending applications to register, such trademarks, tradenames and servicemarks, included in the Summagraphics Intellectual Property Rights, together with a list of all Summagraphics' currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Patent & Trademark Office. Except as set forth on Schedule 3.1(v), no claims with respect to the Summagraphics Intellectual Property Rights have been asserted, or to the knowledge of Summagraphics, are threatened by any person nor does Summagraphics or any Summagraphics Subsidiary know of any valid grounds for any bona fide claim (i) to the effect that the manufacture, sale or use of any product or process as now used or offered or proposed for use or sale by Summagraphics or any Summagraphics Subsidiary infringes on any patents of any person, (ii) against the use by Summagraphics or any Summagraphics Subsidiary of any trademarks, tradenames, trade secrets, copyrights, technology, know-how, processes or computer software programs and applications used in the business of Summagraphics and the Summagraphics Subsidiaries as currently conducted or presently proposed to be conducted or (iii) challenging the ownership, validity or effectiveness of any of the Summagraphics Intellectual Property Rights. To Summagraphics' knowledge, all granted and issued patents and all registered trademarks listed on Schedule 3.1(v) and all copyrights held by Summagraphics are valid and existing. To Summagraphics' knowledge, there is no unauthorized use, infringement or misappropriation of any of the Summagraphics Intellectual Property Rights by any third party, employee or former employee.

          (w) OPINION OF FINANCIAL ADVISOR. Summagraphics has been advised in writing by its financial advisor, Needham & Company, Inc., that in its opinion, as of the date hereof, the terms of the transactions described herein are fair, from a financial point of view, to Summagraphics and its stockholders. A copy of that opinion is attached hereto as Schedule 3.1(w).

          (x) BOOKS AND RECORDS. The books of account, stock records, minute books and other records of Summagraphics and the Summagraphics Subsidiaries are complete and correct in all material respects and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the Summagraphics Financial Statements.

          (y) FULL DISCLOSURE. No statement contained in any certificate or schedule furnished or to be furnished by Summagraphics to Lockheed Martin or CalComp in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

          (z) INVESTMENT REPRESENTATION. Summagraphics is aware that the CalComp Exchange Shares are not registered under the Securities Act of 1933 (the "Securities Act"). Summagraphics possesses such knowledge and experience in business matters that it is capable of evaluating the merits and risks of its investments hereunder. Summagraphics has been provided access to all information and personnel as Summagraphics deems necessary or advisable in connection with its investment decision hereunder. Summagraphics is acquiring the CalComp Exchange Shares for its own account, for investment purposes only and not with a view to distribution thereof. Summagraphics agrees not to sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the CalComp Exchange Shares, without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

          (aa) BANKS AND FINANCIAL INSTITUTIONS. Schedule 3.1(aa) sets forth a true, correct and complete list of each bank or financial institution from which Summagraphics currently has outstanding indebtedness together with the aggregate amount outstanding as of the date of this Agreement. Attached to schedule 3.1(aa) is a true, correct and complete copy of each agreement listed thereon.

          (bb) BACKLOG. At and as of May 31, 1996, Summagraphics shall have received bona fide purchase orders for sales in the "input" and "cutter" portions of Summagraphics business ("Backlog") which management of Summagraphics reasonably believes will result in net sales of not less than $2,750,000 and which Backlog is reasonably expected to be filled in accordance with the terms thereof. In the event that the Closing occurs prior to May 31, 1996, Summagraphics shall have Backlog which, together with prospective orders expected by May 31, 1996, management reasonably believes will result in Backlog of not less than $2,750,000 in the aggregate as of May 31, 1996.

     3.2  Representations and Warranties of CalComp.  In order to induce
          -----------------------------------------
Summagraphics to enter into this Agreement and to consummate the transactions contemplated hereby, CalComp represents and warrants to Summagraphics as follows:

          (a) ORGANIZATION, STANDING AND POWER. CalComp is a corporation duly organized, validly existing and in good standing under the laws of the State of California and, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the CalComp Subsidiaries has all requisite power and authority to own, lease and operate the properties and to carry on its business as now being conducted.

         (b)  CAPITAL STRUCTURE.

          (i) As of the date hereof, the authorized capital stock of CalComp consists of 1,000 shares of Common Stock of which 1,000 shares are issued and outstanding. As of the date hereof and as of the Closing Date, all outstanding shares of capital stock of CalComp have been validly issued and are fully paid and nonassessable. Lockheed Martin owns 100% of the issued and outstanding shares of capital stock of CalComp.

          (ii) CalComp has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares, or giving any person the right to subscribe for or acquire any such shares and no securities or obligations representing such shares are outstanding.

         (c) AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of the Board of Directors and sole stockholder of CalComp and this Agreement is the valid and binding obligation of CalComp. Except for the Joint Venture (as defined in Section 3.2(d) below), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby, nor compliance by CalComp and the CalComp Subsidiaries with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of CalComp's Articles of Incorporation or Bylaws, or conflict with or result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument, or violate the provisions of any agreement to which CalComp is a party or by which it or any of its properties or assets may be bound in any instance in which such right of termination, cancellation, or acceleration if exercised or such violation would have a Material Adverse Effect, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CalComp or any CalComp Subsidiaries or any of its properties or assets. Except for CalComp's Joint Venture affiliate, no consent or approval by any governmental authority is required for the execution and delivery by CalComp of this Agreement and the consummation of the transactions contemplated hereby, except for the approval of all the applicable regulatory agencies and meeting of conditions herein set forth.

         (d) SUBSIDIARIES. Schedule 3.2(d) sets forth a true, correct and complete list of each corporation of which CalComp directly or indirectly owns all of the issued and outstanding shares of capital stock (collectively, the "CalComp Subsidiaries"). In addition, CalComp owns 1,706 shares (out of a total of 3,887 shares) of NS CalComp Corporation (Japan) as part of a joint venture with Nippon Steel Corporation (which owns 1,978 Shares) and Sumitomo Corporation (which owns 194 Shares) (the "Joint Venture"). Other than the CalComp Subsidiaries and the Joint Venture, CalComp owns no shares of capital stock of any other corporation or equity interest in any other person, and has and will have on the Closing Date no other subsidiaries. The Parties acknowledge that as of the

Closing, CalComp will not own and will not have any interest in the following subsidiaries: AGT Holdings, Inc., Access Graphics, Inc., Advanced Products Group, Inc. (Georgia), CAD Source, Inc., Access Graphics (U.K.) Ltd., Access Graphics of Canada Inc., Access Graphics B.V. and Access Graphics S.A. de C.V. CalComp is currently dissolving CalComp Foreign Sales Corp. (Barbados) and therefore does not represent that as of the date of signing of this Agreement nor as of the Closing Date that it does or will own such subsidiary.

          (e) FINANCIAL STATEMENTS. Attached hereto as Schedule 3.2(e) are the Consolidated Balance Sheets of CalComp for each of the fiscal years ended December 31, 1995 and 1994, the Consolidated Income Statement of CalComp for each of the years in the three year period ended December 31, 1995, Statement of Shareholders' Equity for each of the years ended in the three year period ended December 31, 1995 and the Consolidated Statement of Cash Flow of CalComp for each of the years in the three year period ended December 31, 1995, each prepared on a basis which treats the disposition of AGT as if it had occurred prior to the date of such financial statements. Subject to the absence of certain footnote information in the financial statements attached as Schedule 3.2(e), those financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated or as more particularly set forth therein. The Balance Sheets of CalComp for each of the fiscal years ended December 31, 1995 and 1994 present fairly as of their respective dates the consolidated financial position and assets and liabilities of CalComp. The Consolidated Income Statement of CalComp for each of the years in the three year period ended December 31, 1995, present fairly the consolidated results of operations of CalComp for the periods indicated. The CalComp Financial Statements to be delivered in accordance with the provisions of Section 6.5 to Summagraphics will, at the time they are so delivered be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the CalComp Financial Statements will be prepared on a basis to reflect the disposition of AGT as contemplated by Section 2.4.

          (f) ABSENCE OF UNDISCLOSED LIABILITY. Except to the extent reflected or reserved against in the CalComp Financial Statements, neither CalComp nor any CalComp Subsidiary as of the date of this Agreement has (i) any liabilities or obligations of any nature or (ii) any liabilities in the nature of employment contracts with, or agreements to pay bonuses to any of its directors, officers or employees, other than liabilities or obligations incurred in ordinary course of business or specifically identified in schedules to this Agreement.

          (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been and as of the Closing there will be no material adverse change in the assets or liabilities or in the business or condition (financial or otherwise), results of operations or prospects of CalComp.

          (h) LITIGATION. There are no actions, proceedings or investigations pending or, to the best of CalComp's knowledge, threatened against CalComp or its Subsidiaries which, in the opinion of CalComp's in-house counsel is likely to have a Material Adverse Effect on the financial conditions or operations of CalComp and its subsidiaries. Neither CalComp nor any of its Subsidiaries is subject to any agreement, memorandum of understanding or similar arrangement with any regulatory authority restricting its operations or requiring that certain actions be taken, and, neither CalComp nor any of its Subsidiaries has received any notification from any governmental or regulatory authority, or the staff thereof, asserting that it is not in compliance with any statutes, regulations or ordinances which such authority enforces, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the financial conditions of CalComp and its Subsidiaries.

          (i) ACCURACY OF INFORMATION SUPPLIED. The information that will be provided in writing by CalComp specifically for inclusion in the Proxy Statement or any amendment or supplement thereto pertaining to the transactions contemplated hereby that is filed with the SEC, at the time the Proxy Statement is filed and distributed to stockholders of Summagraphics will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements not misleading, provided that information as of a later date shall be deemed to modify information of an earlier date. This representation and warranty is being made solely for the benefit of Summagraphics and Lockheed Martin and is not intended, nor shall it be deemed to, create any rights in any third party.

          (j) ENVIRONMENTAL MATTERS. (i) To the best knowledge of CalComp, and except as set forth on Schedule 3.2(j), neither CalComp, any of the CalComp Subsidiaries, nor any properties owned or operated by CalComp or any of the CalComp Subsidiaries or in which any such entity has a security interest, has been or is in violation of or liable under any Environmental Law.

           (ii) Except as set forth on Schedule 3.2(j), there are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted, pending or threatened relating to the liability of any properties owned or operated by CalComp or any of the CalComp Subsidiaries or in which such entity has a security interest under any Environmental Law.

           (iii) To the best knowledge of CalComp, the facilities occupied or used by CalComp or any of the CalComp Subsidiaries and any other real property presently or formerly owned by, used by or leased to or by CalComp or any of the CalComp Subsidiaries or any predecessor of CalComp or any of the CalComp Subsidiaries (collectively, the "Property"), the existing and prior uses of such Property and all operations of the businesses of CalComp or any of the CalComp Subsidiaries or any predecessor of CalComp or any of the CalComp Subsidiaries comply and have at all times complied in all material respects with all Environmental Laws and each of CalComp and the CalComp Subsidiaries is not in violation of nor has it violated, in connection with the ownership, use, maintenance or operation of such Property or the conduct of its business, any Environmental Law.

          (iv) Except as set forth on Schedule 3.2(j), each of CalComp and the CalComp Subsidiaries has all material permits, registrations, approvals and licenses required by any governmental agency or Environmental Law.

          (v) To the best knowledge of CalComp, and except as set forth on
Schedule 3.2(j), there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above such Property or into the environment surrounding such Property of any Hazardous Substances in violation of Environmental Laws or requiring Remedial Action.

          (vi) There are no claims, notices of violations, notice letters, investigations, inquiries or other proceedings now pending or threatened by any governmental entity or any foreign governmental entity or third party with respect to the business or any in connection with any actual or alleged failure to comply with any requirement of any Environmental Law.

         (k) COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.2(k), neither CalComp nor any CalComp Subsidiaries (i) is in violation of any law, order or permit applicable to its business or (ii) has received any notification or communication from any agency or federal, state or local government or any regulatory authority or the staff thereof (a) asserting that either CalComp or any of the CalComp Subsidiaries is not in compliance with any law or order; or
(b) threatening to revoke any material permits, or (c) requiring either CalComp or any CalComp Subsidiaries (1) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding or (2) to adopt any Board resolution or similar undertaking which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its management, or the payment of dividends.

         (l) TECHNOLOGY. CalComp owns, or is licensed or otherwise entitled to use or (with respect to such of the following which pertain only to CalComp's business as conducted or proposed to be conducted) can obtain on reasonable terms rights to all patents, trademarks, tradenames, servicemarks, copyrights, schematics, technology, know-how, computer software programs or applications in tangible or intangible proprietary information or material that are used or proposed to be used in the business of CalComp or any CalComp Subsidiaries as currently conducted or proposed to be conducted by CalComp or any CalComp Subsidiaries (the "CalComp Intellectual Property Rights"). Except as set forth on Schedule 3.2(l), no claims with respect to the CalComp Intellectual Property Rights have been asserted, or to the knowledge of CalComp, are threatened by any person nor does CalComp or any CalComp Subsidiary know of any valid grounds for any bona fide claim (i) to the effect that the manufacture, sale or use of any product or process as now used or offered or proposed for use or sale by CalComp or any CalComp Subsidiary infringes on any patents of any person, (ii) against the use by CalComp or any CalComp Subsidiary of any trademarks, tradenames, trade secrets, copyrights, technology, know-how, processes or computer software programs and applications used in the business of CalComp and any CalComp Subsidiaries as currently conducted or proposed to be conducted or (iii) challenging the ownership, validity or effectiveness of any of the CalComp Intellectual Property Rights. To CalComp's knowledge, all granted and issued patents, all registered trademarks, and all copyrights that constitute part of the CalComp Intellectual Property Rights are valid and existing. To CalComp's knowledge, there is no unauthorized use, infringement or misappropriation of any of the CalComp Intellectual Property Rights by any third party, employee or former employee.

     3.3  Representations and Warranties of Lockheed Martin.  In order to induce
          -------------------------------------------------
Summagraphics to enter into this Agreement and to consummate the transactions contemplated hereby, Lockheed Martin represents and warrants to Summagraphics as follows:

          (a) ORGANIZATION AND STANDING. Lockheed Martin is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and, has all of the requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

          (b) AUTHORITY. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Lockheed Martin and this Agreement is the valid and binding obligation of Lockheed Martin. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Lockheed Martin with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of Lockheed Martin's Charter or Bylaws, or result in a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument, or result in a violation of any material agreement to which Lockheed Martin is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Lockheed Martin or any of its properties or assets. No consent or approval by any governmental authority is required for the execution and delivery by Lockheed Martin of this Agreement or the consummation of the transactions to be consummated by Lockheed Martin hereunder, except for the approval of all the applicable regulatory agencies and meeting of conditions hereinafter set forth.

          (c) LITIGATION. There are no actions, proceedings or investigations pending or, to the best of Lockheed Martin's knowledge, threatened against Lockheed Martin or any Lockheed Martin Subsidiary which, if adversely determined, would have a Material Adverse Effect on the ability of Lockheed Martin to consummate the transactions contemplated by this Agreement. Neither Lockheed Martin nor any of its Subsidiaries is subject to any agreement, memorandum of understanding or similar arrangement with any regulatory authority restricting its operations or requiring that certain actions be taken, and, neither Lockheed Martin nor any of its Subsidiaries has received any notification from any governmental or regulatory authority, or the staff thereof, asserting that it is not in compliance with any statutes, regulations or ordinances which such authority enforces, noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Lockheed Martin to consummate the transactions contemplated by this Agreement.

          (d) OWNERSHIP OF CALCOMP EXCHANGE SHARES. Lockheed Martin owns 100% of the outstanding capital stock of CalComp of record and beneficially, and, as of the Closing, free and clear of any Encumbrance. Upon the Closing of the Exchange and the delivery of the CalComp Exchange Shares to Summagraphics, Summagraphics will acquire the entire legal and beneficial interest in and to all of the CalComp Exchange Shares, free and clear of any Encumbrance other than any Encumbrance which is a result of the terms of any agreement to which Summagraphics is party, or any order, claim or other charge against Summagraphics.

          (e) INVESTMENT REPRESENTATION. Lockheed Martin is aware that the Summagraphics Exchange Shares are not registered under the Securities Act. Lockheed Martin possesses such knowledge and experience in business matters that it is capable of evaluating the merits and risks of its investments hereunder. Lockheed Martin agrees not to sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Summagraphics Exchange Shares, without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

          (f)    TAX MATTERS.

           (i) CalComp and each of the CalComp Subsidiaries have filed (or had filed on their behalf), or will file or cause to be filed, all Tax Returns required to be filed prior to the Closing, and have paid all Taxes required to be paid in respect of the periods covered by such Tax Returns or, where payment of such Taxes is not yet due, have established or will establish prior to the Closing, an adequate reserve for the payment of all Taxes which are accruable prior to the Closing. CalComp and the CalComp Subsidiaries will not have any material liability for any such Taxes in excess of the amounts so paid or the reserve so established and CalComp and the CalComp Subsidiaries are not delinquent in the payment of any material assessment of Taxes. No material deficiencies for any assessment of Taxes have been proposed, asserted or assessed against CalComp or the CalComp Subsidiaries which would not be covered by existing reserves and, as of the date of this Agreement, no requests for waivers of the time to assess any such Taxes are pending. CalComp, and to the best of CalComp's knowledge, each of the CalComp Subsidiaries, has complied with all IRS requirements regarding the certification of taxpayer identification numbers of customers and backup withholding.

          (ii) There are no liens for any Taxes upon the assets of CalComp or any CalComp Subsidiary, other than statutory liens for Taxes not yet due and payable.

          (iii) Neither CalComp nor any CalComp Subsidiary is a party to any agreement, contract or other arrangement that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payments" within the meaning of Section 280G of the Code, or any gross-up in connection with such an agreement, contract or arrangement.

         (g) ACCURACY OF INFORMATION SUPPLIED. The information which will be provided in writing by Lockheed Martin specifically for inclusion in the Proxy Statement pertaining to the transactions contemplated hereby, at the time such information is provided will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements not misleading, provided that information as of a later date shall be deemed to modify information of an earlier date. This representation and warranty is being made solely for the benefit of Summagraphics and is not intended, nor shall it be deemed to, create any rights in any third party.

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

     4.1  Conduct of the Business of Summagraphics and its Subsidiaries' Prior
          --------------------------------------------------------------------
to the Closing.  During the period from the date of this Agreement to the
- --------------
Closing and except as otherwise expressly provided in the last sentence of
Section 4.4, Summagraphics shall, and Summagraphics shall cause the Summagraphics Subsidiaries to, conduct their respective operations according to the ordinary and usual course of business consistent with current practices and use their reasonable best efforts to maintain and preserve their business organizations, employees and advantageous business relationships. Notwithstanding the foregoing, Summagraphics shall not enter into any employee benefit plan or arrangement with any employee, officer or director without the prior consent of CalComp and Lockheed Martin.

     4.2  Forbearance.
          -----------

          (a) During the period from the date of this Agreement to the Closing and except as contemplated by this Agreement (including with respect to Section 4.2(a)(v), (vi) and (viii) below the provisions of the last sentence of Section 4.4) and as set forth on Schedule 4.2, neither Summagraphics nor any Summagraphics Subsidiaries shall without the prior written consent of CalComp and Lockheed Martin:

               (i) make any changes to their respective Articles of Incorporation or Bylaws;

               (ii) adjust, split, combine or reclassify Summagraphics Common Stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of their capital stock or any securities or obligations convertible into or exchangeable for any shares of their capital stock, or grant (or revise the terms or conditions of any previous grant of) any stock options or stock appreciation rights or give any person any right or warrant to acquire any shares of their capital stock;

          (iii) enter any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except in the normal course of business;

          (iv) increase in any manner the compensation or fringe benefits of any of their directors, officers, agents or employees or pay any pension or retirement allowance not required by any existing Plan or agreement to any such directors, officers, agents or employees or become a party to, amend or commit itself to any pension, retirement, profit sharing, welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or officer or other person other than payments consistent with past practices and current incentive compensation plans and other increases consented to by Lockheed Martin and CalComp in writing, which consent shall not be unreasonably withheld;

          (v) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (vi) merge or consolidate or agree to merge or consolidate with or into any other person;

          (vii) materially change the extent or character of its business operations;

          (viii) dissolve, liquidate (completely or partially), acquire any capital assets, or grant to any person a right or option to lease, acquire, or purchase, any material amount of the assets of Summagraphics or any Summagraphics Subsidiary (including any part thereof or any interest therein), except in the ordinary course of business and consistent with past practice or as expressly contemplated by this Agreement;

          (ix) issue any shares of its capital stock or any securities convertible into or exercisable or exchangeable for capital stock;

          (x) incur any indebtedness for borrowings (except the Secured Convertible Debenture, or issue any debt securities or any securities convertible into debt securities or any options to purchase debt securities or other rights in respect thereto or assume, indorse, or guarantee, or become a surety, an accommodation party, or responsible in any other way for, an obligation or indebtedness of another person;

          (xi) discontinue or materially diminish any insurance coverage applicable to its assets, properties, and business operations;

          (xii) commit to a labor or employment contract of any kind whatsoever, or any compensation obligation to any employee that is executory or requires payment after the Closing Date, except as consented to in writing by Lockheed Martin and CalComp, which consent shall not be unreasonably withheld;

          (xiii) mortgage, pledge or subject to any other lien any of its assets;

          (xiv) cancel or compromise any legal right or claim of or debts owed to Summagraphics or any Summagraphics Subsidiaries;

          (xv) engage in any speculative currency transactions; or

          (xvi) agree to do, or acquiesce in, any of the foregoing acts.

          (b) During the period from the date of this Agreement to the Closing, Summagraphics shall maintain itself as a corporation duly incorporated under the laws of the State of Delaware and conduct and maintain its operations according to its usual and ordinary course of business in accordance with past practice.

          (c) During the period from the date of this Agreement to the Closing, Summagraphics shall consult with CalComp and Lockheed Martin with respect to material business decisions affecting Summagraphics' business.

          (d) For purposes of seeking consent to any action to be taken in accordance with the provisions of this Section 4.2, the parties acknowledge and agree that any such request shall be in writing delivered to David B. Minnick at Lockheed Martin Corporation (or such other person as is designated in writing by Lockheed Martin). Upon receipt of a written request from Summagraphics, Lockheed Martin shall provide or withhold its consent to such request as soon as reasonably practicable.

     4.3  No Solicitation.  Summagraphics acknowledges that Lockheed Martin will
          ---------------
devote substantial time and incur substantial out-of-pocket expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. Unless and until the sooner of (i) Lockheed Martin notifies Summagraphics that it no longer wishes to pursue the Transaction, (ii) this Agreement shall have been terminated pursuant to its terms or (iii) June 15, 1996, neither Summagraphics nor any of its subsidiaries nor any of their executive officers, directors, agents (including, without limitation, Broadview Associates, L.P. or Needham & Company, Inc.) or affiliates of any of the foregoing, shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with any person (other than Lockheed Martin) concerning any Acquisition Proposal (as hereinafter defined) or disclose, directly or indirectly, to any person in connection with an Acquisition Proposal any information not customarily disclosed to the public concerning Summagraphics or any of the Summagraphics'

Subsidiaries, afford to any other person access to the properties, books or records of Summagraphics or any of the Summagraphics Subsidiaries in connection with an Acquisition Proposal or otherwise assist any person preparing to make or who has made such an Acquisition Proposal, or enter into any agreement with any third party providing for a business combination transaction, equity investment or a sale of all or any significant amount of assets, except in a situation in which a majority of the full Board of Directors of Summagraphics has determined in good faith, upon advice of counsel, that such Board has a fiduciary duty to consider and respond to a bona fide Acquisition Proposal by a third party (which Acquisition Proposal was not directly or indirectly solicited by Summagraphics or the Summagraphics Subsidiaries or any of their respective officers, directors, representatives, agents or affiliates in violation of this Agreement) and provides written notice of its intention to consider such Acquisition Proposal. Summagraphics will promptly communicate to Lockheed Martin the identity of the offeror and the terms of any Acquisition Proposal which it may receive in respect to any of the foregoing transactions.

     4.4  Termination Fee.  In the event that (i) the Closing does not occur
          ---------------
because of a breach of this Agreement by Summagraphics and within twelve months thereafter Summagraphics enters into an agreement with respect to an Acquisition Proposal or the consummation of the transactions contemplated by any Acquisition Proposal occurs or (ii) Summagraphics breaches the provisions of Section 4.3, Summagraphics (or the survivor of any transaction contemplated by the Acquisition Proposal, which shall include any purchaser of a substantial portion of the assets of Summagraphics or any Summagraphics Subsidiary) shall immediately pay to Lockheed Martin by wire transfer of immediately available funds the sum of $1,250,000 (the "Termination Fee"). For purposes of this Agreement, "Acquisition Proposal" shall mean any third party proposal concerning any merger, share exchange, consolidation, sale of any substantial portion of the assets of Summagraphics and the Summagraphics Subsidiaries, tender offer, sale of control or similar transaction involving Summagraphics or any Summagraphics Subsidiaries. The term "Acquisition Proposal" shall not include, among other things, any third party proposal to acquire Summagraphics' CAD Warehouse business or Summajet or Summachrome product lines or to secure license rights to such products; provided, however, Summagraphics shall obtain written approval from Lockheed Martin prior to entering into any agreement in respect to any of the foregoing, which approval shall not be unreasonably withheld.

     4.5  Compliance with Tax-Free Provisions.  Summagraphics shall not take any
          -----------------------------------
action prior to or after the Closing which would disqualify the Exchange (and the other transactions contemplated hereby) as a tax free reorganization under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     4.6  Access and Information; Cooperation.  Summagraphics and the
          -----------------------------------
Summagraphics Subsidiaries will permit reasonable access to Lockheed Martin and CalComp and their respective representatives, during normal business hours to verify the accuracy from time to time of the representations and warranties contained herein. Such investigation may include an examination of all of Summagraphics' business affairs, contracts, personnel records, premise files, accounts receivable and accounts payable, tax returns, agreements, schedule of assets owned, and all other items deemed necessary by Lockheed Martin to make such examination thereof and to conduct such other investigation as they deem appropriate to verify the representations and warranties of Summagraphics contained herein. Summagraphics and CalComp will each give to the officers, accountants, counsel and authorized representatives of the other Party access to its properties, books and records and those of its subsidiaries (including its audit work papers) and will furnish the other Party with such additional financial and operating data and other information as to its business and properties and those of its subsidiaries as the other Party may from time to time reasonably request. In addition, each shall promptly deliver to the other each internally prepared monthly balance sheet from November 30, 1995 in the case of Summagraphics and December 31, 1995 in the case of CalComp, if any, through Closing and all other internally prepared financial information prepared since November 30, 1995 or December 31, 1995, as the case may be. The Parties will cooperate with each other in the preparation of any documents or other materials which may be required in connection with the preparation of the Proxy Statement as filed with the SEC or in connection with any other documents or materials required by any governmental agency, stock exchange or association of securities dealers. CalComp will cooperate with and furnish such information to, and cause its directors and officers and those of its subsidiaries to cooperate with and furnish such information to, Summagraphics as Summagraphics may reasonably request in connection with the preparation of the Proxy Statement for the special meeting of the stockholders of Summagraphics to consider the transactions contemplated hereby.

     4.7  Confidentiality.  Each of the Parties shall cause its advisers and
          ---------------
agents to maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its Subsidiaries' businesses, operations, and financial positions, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing, each Party shall promptly return all documents and copies thereof, and return or destroy all work papers containing confidential information received from the other Party. In the event that any Party violates any of the terms of this paragraph, they agree that the Party who is not in violation would have an inadequate remedy at law for such violation and may, therefore, seek an injunction without the necessity of bond, to prevent or halt any violation hereof and the parties hereto agree not to raise any defense that the Party who is not in violation of this paragraph has an adequate remedy at law. The Parties further acknowledge and agree that in the event of a violation of the terms and conditions of this paragraph that the party who is not in violation shall have any and all remedies available at law or equity and shall not be limited to the remedy of injunctive relief. The confidentiality provisions of this Section 4.7 are in addition to and shall not be deemed to supersede the agreements contained in

(i) the letter, dated October 12, 1995, from Broadview Associates, L.P. to Lockheed Martin and (ii) the letter agreement, dated December 20, 1995, between Lockheed Martin Corporation and Summagraphics (the "Confidentiality Agreements"). In addition, CalComp agrees that, in the event that this Agreement is terminated for any reason prior to Closing, CalComp shall not for a period of one year from the date hereof, directly or indirectly, recruit any non-clerical employee of Summagraphics with whom CalComp has had contact in connection with CalComp's investigation of Summagraphics from the date hereof to the Closing; provided however, that the foregoing restriction shall not preclude CalComp or Lockheed Martin from employing any such employee who seeks employment with CalComp or Lockheed Martin in response to a general advertisement or other similar method and not in response to any direct solicitation efforts made by CalComp or Lockheed Martin. Any provisions of this Section 4.7 shall survive the Closing or the termination of this Agreement.

     4.8  Public Announcements.  The Parties will consult with each other before
          --------------------
issuing any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release without the prior written consent of the other Party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     4.9  Consents.
          --------

          (a) From the date of this Agreement to the Closing, Summagraphics will use its reasonable best efforts (which efforts shall not include the payment of any money to any third party without the prior consent of Lockheed Martin, other than ordinary filing fees) to obtain the written consents or approvals of all third parties whose consent or approval is required with regard to the transactions contemplated to be performed by Summagraphics by the terms of this Agreement, whether under the terms of any lease, mortgage, indenture or other agreement to which Summagraphics or any of the Summagraphics Subsidiaries is a party or by which any of their assets is bound or otherwise.

          (b) From the date of this Agreement to the Closing, each of Lockheed Martin and CalComp will use their respective reasonable best efforts (which efforts shall not include the payment of any money to any third party, other than ordinary filing fees) to obtain the written consents or approvals of all third parties whose consent or approval is required with regard to the transactions contemplated to be performed by Lockheed Martin or CalComp, as the case may be, by the terms of this Agreement, whether under the terms of any lease, mortgage, indenture or other agreement to which Lockheed Martin or CalComp or any of their respective Subsidiaries is a party or by which any of their assets is bound or otherwise.

          (c) The Parties agree to reasonably cooperate with each other in connection with obtaining the consents contemplated by Section 4.9.

     4.10  Meeting of Summagraphics Stockholders.  Summagraphics will duly call
           -------------------------------------
and within the time set forth in its Bylaws will convene a special meeting of its stockholders to act upon the transactions contemplated hereby, the Board of Directors of Summagraphics (subject to Section 2.1) will recommend approval of this Agreement and the Fourth Amended and Restated Articles of Incorporation to its stockholders, and will use its reasonable best efforts to obtain a favorable vote thereon. The calling and holding of such meetings and all transactions, documents and information related thereto will be in compliance with all applicable laws (including, without limitation, applicable securities laws). The Proxy Statement for the stockholders' meeting of Summagraphics will be in form and content reasonably satisfactory to Lockheed Martin.

                                   ARTICLE V

                     ADDITIONAL COVENANTS OF SUMMAGRAPHICS

     5.1  Issuance of Stock.  Summagraphics will issue and deliver or cause to
          -----------------
be delivered the Summagraphics Exchange Shares to Lockheed Martin (or its designee) as called for by Paragraph 1.1 of this Agreement.

     5.2  Intercompany Agreements.  At the Closing, Summagraphics shall execute
          -----------------------
and deliver to Lockheed Martin each of the following documents (collectively, the "Intercompany Agreements"):

          (a) an intercompany services agreement in the form attached hereto as Exhibit B (the "Services Agreement");

          (b) a cash management agreement in the form attached hereto as Exhibit C (the "Cash Management Agreement");

          (c) a tax sharing agreement in the form attached hereto as Exhibit D (the "Tax Sharing Agreement");

          (d) a revolving credit agreement in the form attached hereto as Exhibit E (the "Revolving Credit Agreement");

          (e) a registration rights agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement"); and

          (f) a corporate agreement in the form attached hereto as Exhibit G (the "Corporate Agreement").

     5.3  Amendment and Restatement of Articles of Incorporation.  Prior to
          ------------------------------------------------------
Closing, Summagraphics shall take all actions necessary or appropriate (including approval of its stockholders) to cause to be filed with the Secretary of State of the State of Delaware an amendment and restatement to its Articles of Incorporation in the form attached as Exhibit H (the "Fourth Amended and Restated Articles of Incorporation") pursuant to which:

          (a) Summagraphics shall change its name to CalComp Inc.;

          (b) Summagraphics shall agree to the allocation of business opportunities by and between it and Lockheed Martin set forth therein; and

          (c) Summagraphics shall increase the number of authorized shares of capital stock to 60,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

     5.4  Preparation of Proxy Statement.  In accordance with the provisions of
          ------------------------------
Section 2.1, Summagraphics shall prepare, file in definitive form and deliver to each of its stockholders the Proxy Statement.

     5.5  Additional Listing Application.  At or prior to Closing, Summagraphics
          ------------------------------
shall take all action necessary or appropriate to cause the Summagraphics Exchange Shares to be listed for trading on the NASDAQ Interdealer Quotations System.

     5.6  Filing of Form 10-C.  Within 10 days of Closing, Summagraphics shall
          -------------------
prepare and have filed with the SEC its report on Form 10-C-Report By Issuer of Securities Quoted on NASDAQ Interdealer Quotations System in respect of the Summagraphics Exchange Shares.

     5.7  Hart-Scott-Rodino.  As soon as practicable following the execution of
          -----------------
this Agreement and no later than 10 days after the execution of this Agreement, Summagraphics shall make its filing of a Notification and Report Form pursuant to, and shall thereafter promptly make any required submissions under the HSR Act with respect to the transactions contemplated by this Agreement. In addition, Summagraphics shall cooperate with Lockheed Martin in connection with Lockheed Martin's filing under the HSR Act in respect of the transactions contemplated by this Agreement.

     5.8  Stock Option Plan.  Summagraphics shall use its reasonable best
          -----------------
efforts to cause the stock option plan in the form attached hereto as Exhibit I (the "Stock Option Plan") to be approved by its shareholders.

                                   ARTICLE VI

                    COVENANTS OF CALCOMP AND LOCKHEED MARTIN

     6.1  Transfer of CalComp Exchange Shares.  At the Closing, Lockheed Martin
          -----------------------------------
will, or will cause its subsidiary to, transfer and deliver the CalComp Exchange Shares to Summagraphics as called for by Section 1.1 of this Agreement.

     6.2  Intercompany Agreements.  At the Closing, Lockheed Martin shall
          -----------------------
execute and deliver to Summagraphics each of the Intercompany Agreements.

     6.3  Preparation of Proxy Statement.  Each of Lockheed Martin and CalComp
          ------------------------------
shall use reasonable efforts to cooperate with Summagraphics in the preparation of the Proxy Statement.

     6.4  Hart-Scott-Rodino.  As soon as practicable following the execution of
          -----------------
this Agreement and no later than 10 days after the execution of the Agreement, Lockheed Martin shall make its filing of a Notification and Report Form pursuant to, and shall thereafter promptly make any required submissions under, the HSR Act with respect to the transactions contemplated by this Agreement. In addition, Lockheed Martin shall cooperate with Summagraphics in connection with the preparation and filing of a Notification and Report Form in respect of the transactions contemplated by this Agreement under the HSR Act by Summagraphics.

     6.5  CalComp Financial Statements.  As soon as practicable following the
          ----------------------------
execution of this Agreement but in no event after March 25, 1996, CalComp shall deliver to Summagraphics for inclusion in the Proxy Statement the following financial statements, audited, with an unqualified opinion by Ernst & Young LLP, CalComp's independent auditors; the consolidated balance sheet of CalComp for each of the fiscal years ended December 31, 1995 and 1994, the consolidated income statement of CalComp for each of the years in the three year period ended December 31, 1995, the statement of shareholders' equity for each of the years ended in the three year period ended December 31, 1995 and the consolidated statement of cash flow of CalComp for each of the years in the three year period ended December 31, 1995 (collectively, the "CalComp Financial Statements"). The CalComp Financial Statements shall be prepared on a basis which treats the disposition of AGT as if it had occurred prior to the CalComp Financial Statements.

     6.6  Pre-Closing Assistance.  Lockheed Martin acknowledges that changes may
          ----------------------
occur in the business of Summagraphics and the Summagraphics Subsidiaries resulting from employee resignations and the deterioration or termination of vendor or customer relations which are a direct result of the announcement or of the transactions contemplated by this Agreement and Lockheed Martin will use reasonable efforts to work with Summagraphics to remedy such occurrences, it being understood that if such occurrences (together with all other events, changes or occurrences) result in a Material Adverse Effect despite Lockheed Martin's efforts, Lockheed Martin would be entitled pursuant to Section 10.2(b) to terminate this Agreement.

                                  ARTICLE VII

                       CONDITIONS PRECEDENT TO CALCOMP'S
                  AND LOCKHEED MARTIN'S OBLIGATIONS HEREUNDER

     Unless waived in writing by Lockheed Martin, in its sole discretion, all obligations of CalComp or Lockheed Martin, as the case may be, hereunder to effect the Exchange shall be subject to the fulfillment prior to or at the Closing of the following conditions:

     7.1  Representations, Warranties, Covenants.  The representations and
          --------------------------------------
warranties of Summagraphics herein contained shall be true in all material respects as of the Closing, shall be deemed made again at and as of the Closing and shall be true in all material respects as if so made again; Summagraphics shall have performed all of the obligations and complied with all of the covenants required by this Agreement to be performed or complied with by it in all material respects on or prior to the Closing Date and Lockheed Martin shall receive from Summagraphics officers' certificates in such detail as Lockheed Martin may reasonably request dated the Closing Date and signed by the chief executive officer, president or secretary of Summagraphics to the foregoing effect.

     7.2  No Adverse Changes.  There shall not have been any material adverse
          ------------------
changes in the financial position, results of operations, assets, liabilities or business of Summagraphics and the Summagraphics Subsidiaries, taken as a whole, from November 30, 1995, the date of the Summagraphics Financial Statements referred to in Paragraph 3.1(e) above, to the Closing Date, which changes, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

     7.3  Due Diligence Audit of Summagraphics and its Subsidiaries.  The tax
          ---------------------------------------------------------
portion of the due diligence audit of Summagraphics and its Subsidiaries conducted pursuant to Paragraph 4.6 shall have confirmed the accuracy of the representations and warranties set forth in Section 3.1(h) and 3.1(n) and the final review of accountant's work papers relating to Summagraphics' Belgium operation shall be reasonably satisfactory to Lockheed Martin.

     7.4  Legal Opinion.  Lockheed Martin shall have received a written opinion,
          -------------
dated as of the Closing Date, from Hughes & Luce, L.P., counsel to Summagraphics, in form reasonably satisfactory to Lockheed Martin, which shall cover matters customary in transactions of this nature.

     7.5  No Adverse Proceedings.  There shall be no order restraining or
          ----------------------
prohibiting the transaction contemplated hereby and no action or proceeding against any of the Parties or their respective Subsidiaries in respect of the consummation of the transactions contemplated by this Agreement shall have been instituted or threatened or any investigations or inquiries undertaken that, in the reasonable judgment of the affected party, could result in substantial damages or as a result of which the affected party could be deprived of any of the material benefit of the contemplated transactions.

     7.6  Intercompany Agreements.  Summagraphics shall have executed and
          -----------------------
delivered to Lockheed Martin each of the Intercompany Agreements referred to in
Section 5.2.

     7.7  Approval by Stockholders of the Agreement, the Stock Option Plan and
          --------------------------------------------------------------------
Amendment and Restatement of Summagraphics' Articles of Incorporation.  This
- ---------------------------------------------------------------------
Agreement, the Fourth Amended and Restated Articles of Incorporation and the Stock Option Plan shall have been submitted to the stockholders of Summagraphics at a special meeting of stockholders duly called and held and each of the transactions contemplated by this Agreement, the Fourth Amended and Restated Articles of Incorporation and the Stock Option Plan shall have been approved, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and the Certificate of Incorporation and Bylaws of Summagraphics, by an affirmative vote of the holders of at least a majority of all the outstanding shares of Summagraphics Common Stock entitled to vote and, with respect to the Exchange and the Stock Option Plan by the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting. Summagraphics shall have duly authorized the filing of, and shall have filed and caused to be accepted of record by the Secretary of State of the State of Delaware, the Fourth Amended and Restated Articles of Incorporation.

     7.8  Additional Listing Application.  Summagraphics shall have caused the
          ------------------------------
Summagraphics Exchange Shares to be listed on the NASDAQ Interdealer Quotation System.

     7.9  Secretary's Certificate.  At the Closing, Summagraphics shall cause to
          -----------------------
be delivered to Lockheed Martin, a secretary's certificate in a form reasonably satisfactory to Lockheed Martin.

     7.10  Compliance With Laws/Government Approvals.  All applicable
           -----------------------------------------
securities, antitrust and other laws shall have been complied with in connection with the transactions contemplated hereby. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authorities necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, such requirements under applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the HSR Act, shall have been filed, occurred or been obtained. All other material consents of third parties shall have been obtained.

     7.11  Backlog.  The representations and warranties set forth in Section
           -------
3.1(bb) shall be true and correct in all respects as of Closing. At the Closing, Summagraphics shall have caused to be delivered to Lockheed Martin, a certificate from Michael S. Bennett and Dave Osowski in such detail as Lockheed Martin may reasonably request, dated the Closing Date, to such effect together with copies of purchase orders evidencing such Backlog.

                                  ARTICLE VIII

          CONDITIONS PRECEDENT TO SUMMAGRAPHICS' OBLIGATIONS HEREUNDER

     Unless waived in writing by Summagraphics, in its sole discretion, all obligations of Summagraphics hereunder to effect the Exchange shall be subject to the fulfillment prior to or at the Closing of the following conditions:

     8.1  Representations, Warranties, Covenants.  The representations and
          --------------------------------------
warranties of each of CalComp and Lockheed Martin herein contained shall be true in all material respects as of the Closing Date, shall be deemed made again at and as of the Closing Date and shall be true in all material respects as if so made again. Each of CalComp and Lockheed Martin shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date in all material respects and Summagraphics shall have received from Lockheed Martin an officer's certificate in such detail as Summagraphics may reasonably request dated the Closing Date and signed by its president, any vice president or other authorized signatory or secretary to the foregoing effect.

     8.2  No Adverse Proceedings or Events.  There shall be no order restraining
          --------------------------------
or prohibiting the transactions contemplated hereby and no action or proceeding against any of the Parties or their respective Subsidiaries in respect of the consummation of the transactions contemplated by this Agreement shall have been instituted or threatened or any investigations or inquiries undertaken that in the reasonable judgment of Summagraphics, could result in substantial damages or as a result of which Summagraphics could be deprived of any of the material benefits of the transactions contemplated by this Agreement.

     8.3  No Adverse Changes.  There shall not have been any material adverse
          ------------------
change in the financial position, results of operations, assets, liabilities or business of CalComp and the CalComp Subsidiaries, taken as a whole, from December 31, 1995, to the Closing Date, which changes, individually or in the aggregate, have or constitute a Material Adverse Effect.

     8.4  Legal Opinion.  Summagraphics shall have received a written opinion,
          -------------
dated as of the Closing Date, of in-house counsel to Lockheed Martin, in form reasonably satisfactory to Summagraphics, which shall cover matters customary in transactions of this nature.

     8.5  Fairness Opinion.  The fairness opinion delivered to the Board of
          ----------------
Directors of Summagraphics by Needham & Company, Inc. in accordance with the provisions of Section 3.1(w) shall not have been rescinded.

     8.6  Stockholder Approval.  The transactions contemplated by this Agreement
          --------------------
and the Fourth Amended and Restated Articles of Incorporation shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Summagraphics Common Stock.

     8.7  Secretary's Certificate.  At the Closing, each of CalComp and Lockheed
          -----------------------
Martin shall cause to be delivered to Summagraphics, a secretary's certificate in a form reasonably satisfactory to Summagraphics.

     8.8  Intercompany Agreements.  Lockheed Martin shall have executed and
          -----------------------
delivered to Summagraphics each of the Intercompany Agreements referred to in
Section 5.2. Sufficient funds shall have been made available to Summagraphics pursuant to the Revolving Credit Agreement at the Closing to allow Summagraphics to repay in full its indebtedness to Silicon Valley Bank and Heller Financial.

                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

     9.1  Update Disclosure; Breaches.  From and after the date hereof until the
          ---------------------------
Closing, each Party shall promptly notify each other Party by written update of
(a) the occurrence, non-
occurrence, or any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (b) any failure of a Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, and (c) any other matter which may occur from and after the date of this Agreement which, if existing on the date hereof, would have been required to be described herein; provided, however, that the delivery of any such notice shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to or on the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice under this Agreement.

     9.2  Tax Returns.  The Exchange shall be reported as a "reorganization"
          -----------
within the meaning of Section 368(a)(i)(B) of the Code in all federal and, to the extent permitted, all state and local tax returns filed after the Closing. Notwithstanding any other provisions of this Agreement, the obligations set forth in this Section 9.2 shall survive the Closing.

     9.3  Best Efforts and Further Assurances.  Each of the Parties to this
          -----------------------------------
Agreement shall use its best reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for affecting completely the consummation of this Agreement and the transactions contemplated hereby. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Lockheed Martin with full right, title and possession of the Summagraphics Exchange Shares or Summagraphics with full right, title and possession of the CalComp Exchange Shares, the officers and directors of each of Lockheed Martin and Summagraphics shall take all such lawful and necessary action.

     9.4  Payoff of Outstanding Indebtedness.  At the Closing, Summagraphics
          ----------------------------------
shall pay, discharge and satisfy all outstanding indebtedness to Silicon Valley Bank and Heller Financial described on Schedule 3.1(aa) and shall deliver to Lockheed Martin evidence satisfactory to Lockheed Martin that such banks or financial institutions have released all Encumbrances which such bank or financial institutions then hold against the properties or assets of Summagraphics or any Summagraphics Subsidiaries. The Parties acknowledge and agree that Summagraphics shall be entitled to borrow funds from Lockheed Martin under the Revolving Credit Agreement at Closing to pay off such amounts.

     9.5  Directors and Officers Liability Insurance.  For a period of six years
          ------------------------------------------
after the Closing, Lockheed Martin shall use reasonable efforts to cause to be maintained in effect the current policies of directors and officers liability insurance maintained by Summagraphics (provided that Lockheed Martin may substitute therefore policies with reputable and financially sound carriers of at least the same coverage in amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Closing; provided, that Lockheed Martin shall not be obligated to make premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by Summagraphics for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Lockheed Martin and Summagraphics shall maintain the most advantageous policies of directors, and officers' insurance obtainable for an annual premium equal to the Maximum Amount.


     9.6  CalComp Taxes.
          -------------

          (a) Lockheed Martin shall reimburse or pay and assume liability for and indemnify and hold harmless Summagraphics and CalComp against (i) any Federal or state income or franchise taxes based on income, including any interest, penalties or other additions to tax with respect to such amounts, payable by or on behalf of CalComp or any of the CalComp Subsidiaries for any period ending on or prior to December 31, 1995 (except in each case to the extent that such liability is properly reflected as an accrued liability in a balance sheet for such company as at the close of business on December 31,
1995), and (ii) any deficiencies in any taxes described in (i) above payable by or on behalf of CalComp or any of the CalComp Subsidiaries with respect to any period ending on or prior to December 31, 1995.

          (b) Lockheed Martin shall be entitled to all refunds of any taxes described in (a)(i) above, together with any interest thereon, with respect to CalComp or any of the CalComp Subsidiaries for any period ending on or prior to December 31, 1995, and Summagraphics shall pay or cause to be paid to Lockheed Martin any such refunds received.

                                   ARTICLE X

                      TERMINATION, AMENDMENT, SURVIVAL OF
                       REPRESENTATIONS AND MISCELLANEOUS

     10.1  Amendment.  This Agreement may not be amended at any time except in
           ---------
writing signed by each of the Parties.

     10.2  Termination.  Notwithstanding any other provision to the contrary of
           -----------
this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Summagraphics, this Agreement and the transactions contemplated hereby may be terminated and the Exchange abandoned (without any obligation (other than the payment of the fee contemplated by Section 4.4 in the event that Summagraphics terminates this Agreement) by Lockheed Martin or Summagraphics to renegotiate the Agreement) at any time prior to the Effective Date:

          (a) By mutual consent of Summagraphics and Lockheed Martin; or

          (b) By Summagraphics or Lockheed Martin (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; provided, however, that, for purposes of this Section 10.2(b), a material breach of a representation or warranty shall be deemed to exist only if, when aggregated with all other such breaches, the breach has or constitutes a Material Adverse Effect; or

          (c) By either Party hereto if the Federal Trade Commission or the Department of Justice, as the case may be, denied approval of the Exchange under the HSR Act and the time period for all appeals or requests for reconsideration has run;

          (d) By either Summagraphics or Lockheed Martin in the event the Closing has not occurred on or before June 15, 1996 or such later date as may be established pursuant to Section 1.2, provided the failure to consummate the Exchange is not caused by or does not result in any breach of the Agreement by the Party electing to terminate; or

          (e) By the Board of Directors of either Summagraphics or Lockheed Martin (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Exchange cannot be satisfied or fulfilled on or before June 15, 1996 or such later date as may be established pursuant to
Section 1.2;

          (f) By Summagraphics, if Lockheed Martin has not on or before the date the Proxy Statement is first mailed to stockholders of Summagraphics delivered written notice to Summagraphics that the conditions set forth in Section 7.3 has been waived or satisfied;

          (g) By Summagraphics if the holders of more than fifty percent of the outstanding shares of Summagraphics Common Stock fail to vote in favor of the transactions contemplated by this Agreement or the Fourth Amended and Restated Articles of Incorporation;

          (h) By the Board of Directors of Summagraphics if Summagraphics receives an Acquisition Proposal which the Board of Directors of Summagraphics determines in good faith in accordance with Paragraph 4.3 that it must consider, and which Acquisition Proposal a majority of the full Board of Directors of Summagraphics further determines to approve and to recommend to the stockholders of Summagraphics for approval; provided however that, in that event, Summagraphics pays to Lockheed Martin the fee contemplated by Section 4.4.

In the event of the termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to this Paragraph 10.2, other than as otherwise expressly provided herein, this Agreement shall become void and have no effect, without any liability on the part of either Party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing contained in this Paragraph 10.2 shall relieve either Party from liability for any breach of this Agreement.

     10.3  Survival of Representations and Covenants.  Except for those
           -----------------------------------------
provisions of this Agreement that by their terms survive the Closing, the respective warranties, representations, obligations and agreements of the Parties hereto shall not survive the Closing.

     10.4  Expenses.  Except as provided in Section 4.4 each party will pay its
           --------
own fees and expenses, including the fees and expenses of accountants, attorneys, investment advisors and other professionals, incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, provided that CalComp shall pay (i) the filing fee associated with the filings of the Parties under the HSR Act and (ii) the filing fee of the SEC associated with the Proxy Statement. Notwithstanding the foregoing, in the event that either Party breaches this Agreement and this Agreement is thereafter terminated, that Party shall pay the reasonable fees and expenses of third-party consultants, accountants and attorneys that are actually incurred (including fees and expenses incurred by Summagraphics relating to the fairness opinion contemplated by Section 3.1(w) and the filing fees to be paid by CalComp pursuant to the proviso contained in the preceding sentence) by the
                           -------
non-terminating party in connection with the preparation and delivery of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, in the event that Lockheed Martin terminates this Agreement in breach of the terms hereof or Summagraphics terminates this Agreement pursuant to Section 10.2(b), Lockheed Martin agrees to pay within five days of receipt of a reasonably detailed statement from Summagraphics, the reasonable fees and expenses of third party consultants, accountants and attorneys which are actually incurred by Summagraphics in connection with the preparation and delivery of this Agreement and the consummation of the transactions contemplated hereby. The obligations of the Parties under this Section will survive any termination of this Agreement pursuant to Section 10.2.

     10.5  Notices.  All notices, requests, demands and other communications
           -------
under or connected with this Agreement shall be in writing and (a) if to Summagraphics shall be addressed to 8500 Cameron Road, Austin, Texas 78754,
Attention: Robert B. Sims, Esquire, General Counsel, with copies to its counsel, Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention: Michael W. Tankersley, Esquire, and (b) if to Lockheed Martin shall be addressed to 6801 Rockledge Drive, Bethesda, Maryland 20817,
Attention: Stephen M. Piper, Esquire, Assistant General Counsel, with a copy to Lockheed Martin Information & Technology Services, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention: Director of Finance and (c) if to CalComp shall be addressed to 2411 West LaPalma Avenue, Anaheim, California 92801,
Attention:  General Counsel.

     10.6  Entire Agreement in Effect.  This Agreement, including the Exhibits
           --------------------------
and Schedules hereto (together with the Confidentiality Agreements), is intended by the Parties to and does constitute the entire agreement of the Parties with respect to the transactions contemplated hereunder. This Agreement including the Exhibits and Schedules attached hereto supersedes any and all other prior understandings and agreements between the Parties hereto (other than the Confidentiality Agreements) and it may not be changed, waived, discharged or terminated orally but only in writing by a party against which enforcement of the change, waiver, or discharge or termination is sought.

     10.7  General.  The paragraph headings contained in this Agreement are for
           -------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and the Exhibits attached hereto may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, all of which shall become one and the same instrument. This Agreement and the Exhibits attached hereto shall inure to the benefit of and be binding upon the parties hereto and their respective successors; it shall not be assigned.

     10.8  Governing Law.  This Agreement shall be construed in accordance with
           -------------
the laws of the State of Maryland.

     10.9  Counterparts.  This Agreement and each of the exhibits or schedules
           ------------
hereto may be executed (by facsimile signature or otherwise) in two or more counterparts, each of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Lockheed Martin, CalComp and Summagraphics have caused this Agreement to be duly executed by their respective chairmen or presidents and their respective seals to be hereunto affixed and attested by their respective secretaries thereunto duly authorized as of the date first written above.


                                    LOCKHEED MARTIN CORPORATION


                                    By:/s/ PETER B. TEETS
                                       ------------------
                                       Peter B. Teets
                                       President - Lockheed
                                         Martin Information &
                                         Technology Services Sector


                                    CALCOMP INC.


                                    By:/s/ GARY LONG
                                       -------------
                                       Gary Long
                                       President


                                    SUMMAGRAPHICS CORPORATION


                                    By:/s/ MICHAEL S. BENNETT
                                       ----------------------
                                       Michael S. Bennett
                                       President and Chief Executive
                                         Officer

                                 APPENDIX A-2

                              AMENDMENT NUMBER 1
                                      to
                 Plan of Reorganization and Agreement for the
                Exchange of Stock of CalComp Inc. for Stock of
             Summagraphics Corporation, dated as of March 19, 1996

        This Amendment is made and entered into as of April 30, 1996 by and between Lockheed Martin Corporation, a Maryland corporation; CalComp Inc. a California corporation; and Summagraphics Corporation, a Delaware corporation.

                                   RECITALS

        WHEREAS, Lockheed Martin, CalComp and Summagraphics recognize that ongoing operations of Summagraphics requires modifications to the Plan of Reorganization entered into by the parties as of March 19, 1996; and

        WHEREAS, all parties agree to make and accept the following negotiated changes to the Plan of Reorganization and related Exhibits and documents;

        NOW, THEREFORE, the parties hereby agree as follows:

                                   AGREEMENT

1. DEFINITIONS OF TERMS. Capitalized terms shall have the same meaning as defined in the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation by and among the parties hereto dated as of March 19, 1996 (the "Plan of Reorganization")


2. MATERIAL ADVERSE EFFECT. The definition of Material Adverse Effect, as defined in Paragraph 1.9(b) of the Plan of Reorganization is amended by deleting the words "$2,000,000 for Summagraphics" in line 6 and replacing them with the words "$3,400,000 for Summagraphics".


3. BACKLOG. Committed Backlog, as used in this Amendment, shall mean the Summagraphics Backlog (as defined in Paragraph 3.1(bb) of the Plan of Reorganization) of $2,750,000, but the words "May 31, 1996" shall be deleted and replaced with the words "the Closing Date."


4.      RESCISSION OF BACKLOG AND MATERIAL ADVERSE EFFECT CONDITIONS TO
CLOSING. The parties hereby agree to delete Paragraphs 7.2 and 7.11 to the extent that Summagraphics (i) failure to achieve a Material Adverse Effect less than the amount specified in Paragraph 2 above, or (ii) having an actual backlog as of the Closing Date less than the amount specified in Paragraph 3, above, would otherwise constitute a Failure of a Condition Precedent to Closing.


5. MAE VARIANCE. The "MAE Variance" will be the amount by which the actual Material Adverse Effect, as of the Closing, is different from the amount specified in Paragraph 2. A positive variance is considered to be a variance in favor of the Purchaser. For example, if the actual Material Adverse Effect is $3,800,000 and the amount in paragraph 2 is $3,400,000, the MAE Variance is
- -$400,000. If the actual Material Adverse Effect as of the Closing is $2,500,000, the MAE Variance would be +$500,000.

6. BACKLOG VARIANCE. The Backlog Variance will be the amount by which the actual Backlog as of the Closing is different from the amount specified in Paragraph 3. A positive variance is considered to be a variance in favor of the Purchaser. For example, if the actual Backlog as of the Closing is $3,500,000 and the Backlog Committed is $2,750,000, the Backlog Variance would be + $750,000. If the actual Backlog as of the Closing is $2,000,000, the Backlog Variance would be - $750,000.


7. MODIFIED EFFECT OF A CHANGE IN BACKLOG OR A MATERIAL ADVERSE EFFECT BY SUMMAGRAPHICS. The parties agree that if the sum of the Backlog Variance and the MAE Variance is less than $0, any negative amount will result in Summagraphics issuing additional stock above and beyond any stock issuance otherwise provided for in the Plan of Reorganization.


8. NUMBER OF ADDITIONAL SHARES OF STOCK. Summagraphics will issue such number of additional shares as is indicated by dividing the sum of the MAE Variance and Backlog Variance, if negative, by the average closing prices, as reported in the Wall Street Journal,--NASDAQ National Market Issues, for the five days preceding Closing, as specified by Paragraph 1.3 of the Plan of Reorganization. The number of shares to be issued (to the nearest whole share) times the share price above must equal the negative variance (if any), but in the event the sum of the MAE and Backlog Variances is positive, the number of shares will not be adjusted.


9.   ADDITIONAL OBLIGATIONS OF SUMMAGRAPHICS.

     A. WARN NOTICE. Summagraphics will give a WARN Notice to all necessary recipients when directed by CalComp, but not sooner than May 1, 1996. At the time of the WARN Notice, Summagraphics employees so notified shall receive written notification of their full entitlement, including severances.

     B. SUMMAGRAPHICS PERSONNEL. Following the giving of the WARN Notice (unless earlier agreed to by Summagraphics,) Summagraphics will permit reasonable CalComp access to Summagraphics employees for the purpose of interviewing possible future employees and to make offers to selected employees. Such requests will follow a reasonable Summagraphics protocol.

     C. TRANSITION PLANNING ACCESS. Summagraphics agrees to cooperate with CalComp as reasonably necessary to support the transition planning actions by CalComp relating to employees, customers, suppliers, lending institutions, landlords, and others.

     D. SUMMACHROME PURCHASE ORDERS. Summagraphics will refrain from issuing any Purchase Orders effective with the date of this Amendment for support of Summachrome production except as may be specifically agreed to in writing by CalComp. This provision is not intended to restrict the production or sale of such units prior to the Closing.


     E. SUMMAJET PURCHASE ORDERS. Summagraphics will refrain from issuing any Purchase Orders effective with the date of this Amendment for support of Summajet production except as may be specifically agreed to in writing by CalComp. This provision is not intended to restrict the production or sale of such units prior to the Closing.

     F. LARGE FORMAT DIGITIZER PURCHASE ORDERS. Summagraphics will refrain from issuing any Purchase Orders for production after August 31, 1996 for purchases of Large Format Digitizers except as may be specifically agreed to in writing by CalComp. This provision is not intended to restrict the production or sale units prior to the Closing.

     G. TEMPORARY EMPLOYEES. Summagraphics will eliminate, to the greatest extent, reasonably possible, the use of temporary employees.

     H. PURCHASE ORDER CANCELLATION. Summagraphics will negotiate the cancellation of Purchase Orders for Summajet, Summachrome and Large Format Digitizers to result in a net savings as great as possible. This provision is not intended to restrict the production or sale of such units prior to the Closing.

     I. CO-OP ADVERTISING. Summagraphics will eliminate, to the greatest extent possible, all Co-operative Advertising expenses related to the Summajet and Summachrom Product Lines. This provision is not intended to restrict the production or sale of such units prior to the Closing.

10. NAME CHANGE. Effective as of the Closing, the name of Summagraphics Corporation will be changed to "CalComp Technology, Inc." and the name of CalComp Inc. will not be changed.


11. CORRESPONDING CHANGES TO OTHER AGREEMENTS. By this Amendment, the parties hereby declare that all terms and conditions in the Plan of Reorganization, the Exhibits, or any other agreement between the parties relating to matters covered by this Amendment are deemed amended as necessary to conform to the provisions of this Amendment.


12. ALL OTHER TERMS REMAIN IN EFFECT. Except as expressly provided herein, all other terms and conditions in the Plan of Reorganization, its Exhibits, and all other agreements between the parties remain unchanged and in effect.


       IN WITNESS WHEREOF, Lockheed Martin, CalComp and Summagraphics have caused this Agreement to be duly executed by their respective chairman or presidents and their respective seals to be hereunto affixed and attested by their respective secretaries thereunto duly authorized as of the date first written above.

                                            LOCKHEED MARTIN CORPORATION


                                            By: /s/ Peter E. Teets
                                                --------------------------------
                                                Peter B. Teets
                                                President - Lockheed
                                                  Martin Information &
                                                  Technology Services Sector


                                             CALCOMP


                                             By: /s/ Gary Long
                                                 -------------------------------
                                                 Gary Long
                                                 President


                                              SUMMAGRAPHICS CORPORATION


                                              By: /s/ Michael S. Bennett
                                                  ------------------------------
                                                  Michael S. Bennett
                                                  President and Chief Executive
                                                  Officer

                                   EXHIBIT A

                                 SEE APPENDIX C

                                 APPENDIX A-3

                              AMENDMENT NUMBER 2

                           dated as of June 5, 1996

                                      to

                            PLAN OF REORGANIZATION

                                      and

                    AGREEMENT FOR THE EXCHANGE OF STOCK OF

              CALCOMP INC. FOR STOCK OF SUMMAGRAPHICS CORPORATION

                                 by and among

                         LOCKHEED MARTIN CORPORATION,
                            a Maryland corporation,

                                 CALCOMP INC.,
                           a California corporation

                                      and

                          SUMMAGRAPHICS CORPORATION,
                            a Delaware corporation

                          dated as of March 19, 1996

                              AMENDMENT NUMBER 2
                                      to
                 Plan of Reorganization and Agreement for the
                Exchange of Stock of CalComp Inc. for Stock of
             Summagraphics Corporation, dated as of March 19, 1996


     This Amendment is made and entered into as of June 5, 1996 by and among Lockheed Martin Corporation ("Lockheed Martin"), a Maryland corporation; CalComp Inc. ("CalComp"), a California corporation; and Summagraphics Corporation ("Summagraphics"), a Delaware corporation.


                                   RECITALS
                                   --------

     WHEREAS, on March 19, 1996, Lockheed Martin, CalComp and Summagraphics (collectively, the "Parties") entered into the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation (the "Plan of Reorganization"); and

     WHEREAS, on April 30, 1996, the Parties entered into Amendment Number 1 to the Plan of Reorganization ("Amendment Number 1"), which amended certain provisions thereto; and

     WHEREAS, the Parties deem it necessary to modify further the Plan of Reorganization, in light of recent operating results of CalComp and uncontrollable delays in obtaining clearance of the Proxy and Information Statement by the Securities and Exchange Commission; and

     WHEREAS, the Parties have negotiated and accept the following changes to the Plan of Reorganization as amended by Amendment Number 1 and the related documents and Exhibits;

     NOW, THEREFORE, the Parties hereby agree as follows:


                                   AGREEMENT
                                   ---------

     1. CAPITALIZED TERMS. Capitalized terms used herein shall have the meanings assigned to such terms in the Plan of Reorganization as amended by Amendment Number 1.

     2. MATERIAL ADVERSE EFFECT. The definition of Material Adverse Effect, as defined in Paragraph 1.9(b) of the Plan of Reorganization and amended by Amendment Number 1, is hereby further amended by deleting the words "$15,000,000 for CalComp" in Line 6 and replacing them with the words $25,500,000 for CalComp."

     3. RESCISSION OF MATERIAL ADVERSE EFFECT CONDITION TO CLOSING. The Parties hereby agree to delete paragraph 8.3 to the extent that CalComp's failure to achieve a Material Adverse Effect less than the amount specified in Paragraph 2 above would otherwise constitute a failure of a condition precedent to Closing.

     4. REDUCTION OF SHARES OF SUMMAGRAPHICS COMMON STOCK. The parties hereby agree that Section 1.10 is added to the Exchange Agreement to read as follows:
           ------------

     "1.10     Reduction of Shares of Summagraphics Common Stock. The
               -------------------------------------------------
     number of shares of Summagraphics Common Stock to be issued to Lockheed Martin pursuant to Section 1.3 shall be reduced by the
                                 -----------
     CalComp MAE Variance (as defined below) divided by the average closing prices of Summagraphics Common Stock as reported in the
     Wall Street Journal -- NASDAQ National Market Issues for the five
     -------------------
     days preceding the Closing (rounded to the nearest whole share).
     For purposes hereof, the term "CalComp MAE Variance" shall mean the amount of the decrease, if any, in the consolidated stockholders' equity of CalComp from December 31, 1995 to Closing that exceeds $25,500,000."

     5. TERM OF AGREEMENT. The term of the Plan of Reorganization is extended through July 31, 1996, conditioned, however, upon Summagraphics obtaining the consent of Silicon Valley Bank of such extension, which consent shall be on terms and conditions acceptable to Lockheed Martin and CalComp. Accordingly, all references to "June 15, 1996" in Paragraphs 1.2, 4.3 and 10.2 of the Plan of Reorganization (as well as in the Exhibits and other documents related to the Plan of Reorganization) shall be deleted and replaced with the date "July 31, 1996."

     6. CORRESPONDING CHANGES TO OTHER AGREEMENTS. By this Amendment, the Parties hereby declare that all terms and conditions in the Plan of Reorganization, the Exhibits, and any other agreement between and among the Parties relating to matters covered by this Amendment are deemed amended as necessary to conform to the provisions of this Amendment.

     7. EXTENSION OF CONVERTIBLE DEBENTURE. Upon receipt by Lockheed Martin of a waiver and consent from Silicon Valley Bank in form satisfactory to Lockheed Martin and CalComp, Lockheed Martin shall extend the date set forth in Section 3.(iv) of the Convertible Debenture to a date coextensive with the date set forth in Section 3 above.

     8. CHANGES TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUMMAGRAPHICS. The parties agree that Fourth Amended and Restated Certificate of Incorporation of Summagraphics is amended as set forth in Exhibit A attached hereto.

     9. ALL OTHER TERMS REMAIN IN EFFECT. Except as expressly provided herein, all other terms and conditions in the Plan of

Reorganization, its Exhibits, and all other agreements between and the Parties remain unchanged in effect.

     IN WITNESS WHEREOF, Lockheed Martin, CalComp and Summagraphics have caused this Agreement to be duly executed by their respective chairmen or presidents and their respective seals to be affixed hereto and attested by their respective secretaries thereunto duly authorized as of the date first written above.


                                             LOCKHEED MARTIN CORPORATION

                                             By: /s/ Peter B. Teets
                                                --------------------------------
                                                Peter B. Teets
                                                President - Lockheed Martin
                                                  Information & Technology
                                                  Services Sector


                                             CALCOMP INC.

                                             By: /s/ Gary Long
                                                --------------------------------
                                                Gary Long
                                                President


                                             SUMMAGRAPHICS CORPORATION

                                             By: /s/ Michael S. Bennett
                                                --------------------------------
                                                Michael S. Bennett
                                                President and Chief Executive
                                                  Officer

                                  APPENDIX B

                    [LETTERHEAD OF NEEDHAM & COMPANY, INC.]

                                 June 6, 1996


Board of Directors
Summagraphics Corporation
8500 Cameron Road
Austin, Texas 78754


Gentlemen:

     We understand that Summagraphics Corporation ("Summagraphics"), Lockheed Martin Corporation ("Lockheed Martin") and CalComp Inc., a wholly-owned subsidiary of Lockheed Martin ("CalComp"), have entered into a Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation dated as of March 19, 1996 (the "Reorganization Agreement") whereby Lockheed Martin will transfer to Summagraphics all of the issued and outstanding capital stock of CalComp in exchange for newly issued shares of Summagraphics' common stock (the "Exchange"). The terms of the Exchange are set forth more fully in the Reorganization Agreement. We further understand that the Reorganization Agreement was amended pursuant to Amendments thereto dated April 30, 1996 and as of June 5, 1996 (the "Amendments").

     Pursuant to the Reorganization Agreement, we understand that at the Closing Date (as defined in the Reorganization Agreement), Summagraphics will acquire all of the issued and outstanding capital stock of CalComp, in consideration of the issuance to Lockheed Martin of a number of shares of Summagraphics' common stock determined so that immediately after the Exchange Lockheed Martin owns 89.7% of all of the issued and outstanding shares of Summagraphics common stock on a Fully Diluted Basis (as defined in the Reorganization Agreement). With your permission, and based upon representations of management of Summagraphics and CalComp, we have assumed that no adjustments will be made to the percentage ownership of Summagraphics' common stock by Lockheed Martin pursuant to the Amendments.

     You have asked us to advise you as to the fairness, from a financial point of view, to the stockholders of Summagraphics of the consideration to be paid by Lockheed Martin to Summagraphics in the Exchange. Needham & Company, Inc. as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations. We have acted as financial advisor to Summagraphics in connection with the Exchange, and Summagraphics has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion.

     For purposes of this opinion we have, among other things: (i) reviewed the Reorganization Agreement and the Amendments; (ii) reviewed certain other documents relating to the Exchange, including preliminary copies of the Proxy and Information Statement of Summagraphics; (iii) reviewed certain publicly available information concerning Lockheed Martin, CalComp and Summagraphics;
(iv) reviewed the historical stock prices and trading volumes of Summagraphics' common stock; (v) visited certain of CalComp's and Summagraphics' facilities and held discussions with members of management of Lockheed Martin, CalComp and Summagraphics concerning their current and future business prospects; (vi) reviewed and discussed with management certain historical financial statements and financial forecasts and projections prepared by CalComp and Summagraphics;
(vii) compared certain publicly available financial data of companies whose securities are publicly traded, which we deemed generally comparable to the business of Summagraphics and CalComp combined after the Exchange ("New CalComp"), to similar data for New CalComp; (viii) reviewed the financial terms of certain other business combinations, which we deemed generally relevant; and
(ix) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate. We have discussed with certain members of Summagraphics' management Summagraphics' liquidity position, which has continued to deteriorate and has, among other things, affected adversely Summagraphics' ability to procure products from vendors to fulfill customer orders. We noted, base upon such discussions, that Summagraphics' working capital needs for the current calendar year have been largely dependent upon funds provided by Lockheed Martin and CalComp, and that absent such source of liquidity or another source, Summagraphics' business prospects would worsen materially.

     In connection with our review and arriving at our opinion, we have not assumed any responsibility to independently verify any of the foregoing information, have relied on such information, and have assumed that (i) all such information is complete and accurate in all material respects, (ii) the Exchange will constitute a tax-free reorganization, and (iii) as noted above, that no adjustments will be made to the percentage ownership of Summagraphics' common stock by Lockheed Martin pursuant to the Amendments. With respect to CalComp's and Summagraphics' financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of CalComp and Summagraphics. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of Summagraphics, Lockheed Martin or CalComp. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof, and in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical financial and other information which was either publicly available or furnished to us by Lockheed Martin, CalComp and Summagraphics. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the stockholders of Summagraphics of the consideration to be paid to Summagraphics by Lockheed Martin in the Exchange and does not address Summagraphics' underlying business decision to engage in the Exchange.

     In the ordinary course of our business, we may actively trade the equity securities of one or more parties to the Exchange for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This letter and the opinion expressed herein are for the benefit of the Board of Directors of Summagraphics and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Exchange so long as this letter is quoted in full in such registration statement or proxy statement.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be paid to Summagraphics by Lockheed Martin in the Exchange is fair to the stockholders of Summagraphics from a financial point of view.


                                       Very truly yours,


                                       Needham & Company, Inc.

                                  APPENDIX C
================================================================================



                          FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SUMMAGRAPHICS CORPORATION


                        Dated as of __________ __, 1996



================================================================================

                          FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SUMMAGRAPHICS CORPORATION


          Summagraphics Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on June 29, 1972 under the name "Scriptographics Corporation". Desiring to amend its Certificate of Incorporation, as heretofore amended, and to restate the same, as amended, Summagraphics Corporation does hereby certify:

          FIRST: That the Board of Directors of Summagraphics Corporation, at a meeting duly called at which a quorum was present and acting throughout, duly adopted a resolution proposing and declaring advisable the amendment and restatement of the Certificate of Incorporation of Summagraphics Corporation as hereinafter set forth.

          SECOND: That, thereafter, the stockholders of Summagraphics Corporation, in a manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware, voted in favor of the amendment and restatement.

          THIRD: That this Fourth Amended and Restated Certificate of Incorporation of Summagraphics Corporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          FOURTH: That the Third Restated Certificate of Incorporation of Summagraphics Corporation is hereby amended and restated in its entirety as follows:

          ARTICLE 1. The name of the corporation is CalComp Technology, Inc. (hereinafter the "Corporation").

          ARTICLE 2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          ARTICLE 3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          ARTICLE 4. The total number of shares of stock which the Corporation shall have authority to issue is Sixty-Five Million (65,000,000), of which Sixty Million (60,000,000) shares of the par value of one cent ($.01) per share, amounting in the aggregate to Six Hundred Thousand Dollars ($600,000), shall be Common Stock, and Five Million (5,000,000) shares of the par value of one cent ($.01) per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000), shall be Preferred Stock. A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

          (a)  Preferred Stock
               ---------------

               The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Fourth Amended and Restated Certificate of Incorporation, to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate setting forth said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption, at the option of either the holder or the Corporation or upon the happening of a specified event, at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;
               (iv) convertible into, or exchangeable for, at the option of either the holder or the Corporation or the happening of a specified event, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law or the provisions of this Fourth Amended and Restated Certificate of Incorporation.

          (b)  Common Stock
               ------------

               Except as otherwise required by law, this Fourth Amended and Restated Certificate of Incorporation, or as otherwise provided for in any resolutions of the Board of Directors providing for the issuance of shares of Preferred Stock in one or more series, the holders of the Common Stock, voting together as a single class with the holders of the Preferred Stock, if any, shall possess all of the voting power. Each holder of Common Stock shall be entitled to one vote for each share held. The Corporation shall not have cumulative voting.

          ARTICLE 5.  The Corporation is to have perpetual existence.

          ARTICLE 6. The Board of Directors of the Corporation shall be comprised of seven members or such other number of members as is determined by the Board of Directors of the Corporation in accordance with the Bylaws.

          ARTICLE 7. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          (a) The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

          (b) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          (c) The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

          ARTICLE 8. (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. The Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Corporation.

          (b) Notwithstanding the foregoing subparagraph (a), a director or officer of the Corporation shall only be indemnified with respect to a criminal action or proceeding, if at all, if the director or officer had no reasonable cause to believe the conduct giving rise to such action or proceeding was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create the presumption that such person did not act in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to a criminal action or proceeding, shall not create the presumption that such person had reasonable cause to believe that the conduct giving rise to such action or proceeding was unlawful.

          (c) Any and all indemnifications (except those ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper under the circumstances. The determination of the propriety of indemnification in a specific case shall be made upon the affirmative vote of a majority of the directors who are not parties to the action, suit or proceeding, even if such directors comprise less than a quorum. In the event there are no such directors, or if such directors so direct, the determination shall be made by independent legal counsel in a written opinion or by the stockholders.

          (d) The Corporation may, in the discretion of the majority of the Board of Directors who are not parties to the action, suit or proceeding, to pay expenses and legal fees incurred by a director or officer in defending any civil, criminal, administrative or investigative action in advance of its final disposition upon an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the Corporation.

          (e) The Corporation is hereby authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against the director, officer, employee or agent and incurred by such person in any such capacity, or arising out of the director, officer, employee or agent's status as such, whether or not the Corporation would have the power to indemnify such person against liability under the law of the applicable jurisdiction.

          ARTICLE 9. (a) Upon the consummation of the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation, as amended, pursuant to which Lockheed Martin Corporation ("Lockheed Martin") will exchange 100% of the issued and outstanding Common Stock of CalComp Inc. for approximately 89.7% of the then-issued and outstanding Common Stock of the Corporation, Lockheed Martin will own shares of the outstanding Common Stock of the Corporation, which represents a controlling interest in the Corporation. As used herein, "Lockheed Martin" includes Lockheed Martin and each corporation, partnership, joint venture, limited liability company, association and other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding common stock of such corporation or, if not a corporation, equity interests entitled to vote generally in the election of the governing body of such entity. In anticipation that the Corporation and Lockheed Martin may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Lockheed Martin (including service of officers, directors and employees of Lockheed Martin as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article 9 are set forth to regulate, define and guide, to the extent permitted by law, the conduct of certain affairs of the Corporation as they may involve Lockheed Martin and its officers, directors and employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith; provided, however, except as expressly set forth herein, nothing contained in this Article 9 shall limit, restrict or relieve the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders.

          (b) To the fullest extent permitted by the General Corporation Law of the State of Delaware, except as Lockheed Martin may otherwise agree in writing, Lockheed Martin shall have the right to (i) engage in the same or similar business activities or lines of business as the Corporation and
     (ii) do business with any client or customer of the Corporation, and Lockheed Martin shall have no duty to refrain from engaging in such business activities or to refrain from doing business with such clients and customers. To the fullest extent permitted by the General Corporation Law of the State of Delaware, neither Lockheed Martin nor any officer, director or employee thereof (except as provided in subparagraph (c) of this Article 9) shall be liable to the Corporation or its stockholders for breach of any duty which is owed or may be owed to the Corporation by reason of any such activities of Lockheed Martin or of such person's participation therein. To the fullest extent permitted by the General Corporation Law of the State of Delaware, in the event that Lockheed Martin acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Lockheed Martin and the Corporation, other than from the Corporation, Lockheed Martin shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder of the Corporation by reason of the fact that Lockheed Martin pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Corporation.

          (c) In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Lockheed Martin acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Lockheed Martin, such director or officer of the Corporation shall act in good faith in a manner consistent with the following policy:

               (i) a corporate opportunity offered to any person who is a director, officer or employee of the Corporation and who is also a director but not an officer or employee of Lockheed Martin shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of Lockheed Martin, in which case such opportunity shall belong to Lockheed Martin;

               (ii) a corporate opportunity offered to any person who is a director but not an officer or employee of the Corporation and who is also a director, officer or employee of Lockheed Martin shall belong to Lockheed Martin, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation or he or she became aware of it in the course of the performance of his or her duties on behalf of the Corporation, in which case such opportunity shall belong to the Corporation; and

               (iii)  a corporate opportunity offered to any other person who is either (A) an officer or employee of both the Corporation and Lockheed Martin or (B) a director of both the Corporation and Lockheed Martin (but an officer or employee of neither the Corporation nor Lockheed Martin) shall belong to Lockheed Martin or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity, or he or she became aware of it in the course of the performance of his or her duties on behalf of the Corporation, as an officer, employee or director of Lockheed Martin or of the Corporation, as the case may be; otherwise, such opportunity shall belong to either Lockheed Martin or the Corporation as a majority of the directors of the Corporation who are not officers or employees of either Lockheed Martin or the Corporation or directors of Lockheed Martin shall determine in their good faith judgment, taking into account all the facts and circumstances with respect to such opportunity.

          (d) For the purposes of this Article 9, "corporate opportunities" shall not include any business opportunities that the Corporation is not financially able to undertake, or that are, from their nature, not in the ordinary business of the Corporation or are of no practical advantage to it or that are ones in which the Corporation has no interest or reasonable expectancy. In addition, "corporate opportunities" shall not include any transactions in which the Corporation or its subsidiaries are permitted to participate pursuant to any services agreement or any other agreement (which may be adopted, amended or repealed from time to time by the vote of a majority of the disinterested directors) between Lockheed Martin and the Corporation (each such agreement is referred to herein as a "Services Agreement"), it being acknowledged that the rights of the Corporation under any such Services Agreement shall be deemed for all purposes to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that the absence of any such Services Agreement, or the absence of any provisions in a Services Agreement relating to any particular transactions or types of transactions, shall not support any inferences or implications or have any effect whatsoever on transactions not explicitly covered by a Services Agreement.

          (e) Any person or entity that currently owns, hereafter purchases or hereafter otherwise acquires any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 9.

          (f) For purposes of this Article 9, the "Corporation" shall mean the Corporation and each corporation, partnership, joint venture, limited liability company, association and other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding common stock of such corporation or, if not a corporation, equity interests entitled to vote generally in the election of the governing body of such entity.

          ARTICLE 10. (a) In anticipation that (i) the Corporation and Lockheed Martin or its customers (or other persons acquiring products manufactured or distributed by Lockheed Martin) may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest or are affiliated with (collectively "Related Entities"), the provisions of this Article 10 are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve Lockheed Martin or its customers (or other persons acquiring products manufactured or distributed by Lockheed Martin), Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this
     Article 10 are in addition to, and not in limitation of, the provisions of the General Corporation Law of the State of Delaware and the other provisions of this Fourth Amended and Restated Certificate of Incorporation. Any contract or business relation that does not comply with procedures set forth in this Article 10 shall not by reason thereof be deemed void or voidable or result in any breach of any duty or the derivation of any improper personal benefit but shall be governed by the provisions of this Fourth Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, the General Corporation Law of the State of Delaware and other applicable law.

          (b) Directors of the Corporation who are also directors or officers of Lockheed Martin or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes, approves or ratifies any contract, agreement, arrangement or transaction or any arrangements, guidelines or standards. Voting shares owned by Lockheed Martin, any Related Entities, or such interested party may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes, approves or ratifies any contract, agreement, arrangement or transaction or any arrangements, guidelines or standards.

          (c) To the fullest extent permitted by law, Lockheed Martin shall not be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that Lockheed Martin in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Lockheed Martin and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Lockheed Martin, which vote is cast or action is taken by such person in his or her capacity as a director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of Lockheed Martin for the purpose of any such agreement or contract.

          (d) Any person or entity that currently owns, hereafter purchases or hereafter otherwise acquires any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 10.

          (e) For purposes of this Article 10, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, limited liability company, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting power, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

          ARTICLE 11. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

          ARTICLE 12. The Corporation shall not be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware or by any similar law restricting business combinations with an Interested Stockholder, as defined in such Section 203.

          ARTICLE 13. The Corporation reserves the right to amend or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     IN WITNESS WHEREOF, Summagraphics Corporation has caused this certificate to be signed by Michael S. Bennett, its duly authorized President and Chief Executive Officer, and attested by Robert B. Sims, its duly authorized Secretary, this ____ day of __________, 1996.


ATTEST:                               SUMMAGRAPHICS CORPORATION


                                      By:
- ------------------------------           -----------------------------
Robert B. Sims                           Michael S. Bennett
Secretary                                President and Chief Executive
                                            Officer

                                  APPENDIX D

                           CALCOMP TECHNOLOGY, INC.
                            1996 STOCK OPTION PLAN
                               FOR KEY EMPLOYEES
                       (WITH STOCK APPRECIATION RIGHTS)




                             Adopted: ______, 1996

                           CALCOMP TECHNOLOGY, INC.
                   1996 STOCK OPTION PLAN FOR KEY EMPLOYEES



1.   Purpose

     The purpose of the Plan is to attract and retain the services of key employees in positions which contribute materially to the successful operation of the business of the Corporation and to grant such employees an opportunity to acquire a proprietary interest in the business enterprise.

     It is intended that this purpose will be effected through the granting of stock options (including qualified incentive stock options issued pursuant to Section 13) and stock appreciation rights, as provided herein.

2.   Definitions

     (a) "Board of Directors" means the Board of Directors of CalComp Technology, Inc.

     (b)  "Committee" means the Stock Option Committee.

     (c) "Corporation" means CalComp Technology, Inc. (formerly Summagraphics Corporation) and its subsidiaries.

     (d) "Early retirement" means retirement before Normal retirement but on or after attaining age 55 and completion of 10 years of service.

     (e) "Employee" means officers and other key employees of the Corporation, but excludes directors who are not also officers or employees of the Corporation.

     (f) "Grant" means the award of a stock option or a stock appreciation right.

     (g)  "Grantee" means an employee to whom an option or right is granted.

     (h) "Grant value of the right" means the fair market value of a share of stock on the date a right is granted as that value may be adjusted pursuant to Section 8 of the Plan.

     (i) "Normal retirement" means retirement on or after the later of age 65 or the completion of 5 years of service.

     (j) "Option" means an option to purchase shares of CalComp Technology, Inc. Common Stock.

     (k)  "Right" means a stock appreciation right.

     (l) "Subsidiary" means a corporation of which CalComp Technology, Inc. owns, directly or indirectly, stock having at least 50% of the power to vote, under normal circumstances, in the election of directors.

     (m)  "Vest" means the option or right becomes exercisable.

     (n) "Year of service" means the completion of 1,000 hours of service with the Corporation or any affiliate of the Corporation, including service with Summagraphics Corporation completed prior to the time that the Corporation and Summagraphics became affiliated.

3.   Effective Date

     The Plan shall become effective upon the approval by the stockholders.

4.   Eligible Employees

     Options and rights may be granted only to salaried employees of the Corporation. However, not more than 10% of the total number of shares available under the Plan shall be subject to option to any one employee, and no more than 10% of the rights available under the Plan may be granted to any one employee. No individual who owns stock possessing 5% or more of the combined voting power of all classes of stock of the Corporation shall be eligible for a grant of options or rights under the Plan.

5.   Terms of Stock Options and Stock Appreciation Rights

     The terms of each option or right granted under the Plan shall be deter-mined by the Committee, consistent with the provisions of the Plan, including the following:

     (a) Each grant of options or rights may be exercised in whole or in part subject to the provisions of the Plan, provided that no option or right shall be exercisable prior to one year or after ten years from the date of grant. Except as provided in Section 8, each grant shall be divided into three approximately equal installments of 100-share and 100-right increments. The first installment shall vest one year after the date of grant and each succeeding installment shall vest one year from the date the prior installment vested. To the extent that the installments are not equal in number, the larger installment or installments shall vest in the last or second and last years. After an installment is vested, the options or rights included in that installment may, except as provided in Section 9, be exercised at any time prior to the expiration of ten years from date of grant.

     (b) Each grantee must remain in the employ of the Corporation for at least one year from the date the option or right is granted before any part of the grant can be exercised.

     (c) An option or right shall not be assignable or transferable by the grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the participant's lifetime only by the participant or, in the event of disability, by the legal guardian or representative.

6.   Stock Options

     (a)  Shares of Stock Subject to the Plan

     The shares that may be issued under the Plan shall not exceed 2,000,000 shares of the Common Stock, $.01 par value, of the Corporation, except as provided in Section 8 below. They may consist in whole or in part of unissued or treasury shares. Such treasury shares may be acquired to satisfy the requirements of the Plan. If for any reason shares as to which an option has been granted cease to be subject to purchase, then such shares shall again be available for option under the Plan.

     (b)  Grant of Options

          (i) The purchase price of the stock subject to option shall not be less than 100% of the fair market value of the stock on the date the option is granted, except as otherwise provided in Section 8(a) below.

          (ii) Except as provided in Section 11, the purchase price of the stock subject to option shall be paid in cash or, with the approval of the Board of Directors or the Committee, may be paid in full or part by the tender of CalComp Technology, Inc. Common Stock owned by the optionee. Common Stock delivered in payment of the purchase price shall be valued at the fair market value and any portion of the purchase price not satisfied by the tender of Common Stock shall be paid in full in cash upon such exercise. No fractional shares shall be issued. As soon as possible following receipt of payment to the Corporation, the optionee (or other person entitled to exercise the option) shall receive a certificate or certificates for such shares, subject to the provisions of
Section 6(c).

          (iii) No person shall have the rights of a stockholder with respect to shares subject to an option until the date the option is exercised.

          (c)  Limitations on Transfer of Shares

     The Corporation shall not be required, upon the exercise of any option, to issue or deliver any shares of stock prior to (a) the authorization of such shares for listing on any stock exchange on which CalComp Technology, Inc.'s Common Stock may then be listed and (b) such registration or other qualification of such shares under applicable securities laws as the Corporation shall determine to be necessary or advisable. If shares issuable on the exercise of options have not been registered under the Securities Act of 1933 ("the Act") or there is not available a current Prospectus meeting the requirements of the Act with respect thereto, grantees may be required to represent at the time of each exercise of options that the shares purchased are being acquired for investment and not with a view to distribution; and the Corporation may place a legend on the stock certificate to indicate that the stock may not be sold or otherwise disposed of except in accordance with the Act, as amended, and the rules and regulations promulgated thereunder.

7.   Stock Appreciation Rights

     (a)  Grant of Rights

          The total number of rights that may be granted under the Plan may not exceed 2,000,000, except as provided in paragraph 8 below.


     (b)  Exercise of Rights

          Subject to the limitations set forth herein, upon exercise, a grantee holder shall be entitled to receive payment in cash for rights granted under this Plan equal to the excess, if any, of the fair market value of a share of CalComp Technology, Inc. Common Stock on the exercise date over the grant value of the right. The cash payment will be in consideration of services performed for the Corporation or for its benefit by the grantee.

8.   Adjustment Upon Changes in Stock

     (a) If there shall be any change affecting the stock subject to the Plan or to any option or right granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination, or otherwise, the Board of Directors shall make appropriate proportional adjustments in the aggregate number of shares subject to the Plan, the number or exercise price of rights granted under Plan, the number of shares and the price per share subject to outstanding options, and may assume old options or substitute new options for old options, regardless of whether the price of any such option or right resulting from the proportional adjustment is less than the then fair market value of the subject shares.

     (b) In the event of a Change of Control, the vesting date of all outstanding options and rights shall be accelerated so as to cause all outstanding options and rights to become exercisable. For purposes of this Plan, a Change of Control shall include and be deemed to occur upon the following events:

          (i) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities entitled to vote in the election of directors of the Corporation.

          (ii) The Corporation is merged, combined, consolidated, recapitalized or otherwise reorganized with one or more other entities that are not Subsidiaries and, as a result of the merger, combination, consolidation, recapitalization or other reorganization, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

          (iii) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation.

          (iv) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested election, or any combination of these events, the "Incumbent Directors" shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, "Incumbent Directors" shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

          (v) The stockholders of the Corporation approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Corporation's business and/or assets as an entirety to an entity that is not a Subsidiary.

          Notwithstanding the foregoing, the transaction contemplated in the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp, Inc. for Stock of Summagraphics Corporation, dated March 19, 1996, as amended, and Lockheed Martin Corporation's or its subsidiaries' resulting ownership of shares of the Corporation, shall not constitute, or be, an event which can give rise to a Change in Control.

9.   Death, Disability, Termination of Employment, or Retirement

     (a)  Death and Disability

          If a grantee dies or becomes disabled while employed by the Corporation or dies within three months after termination of employment, all of the grantee's outstanding options shall become vested. In case of death, options and rights may be exercised by the persons referred to in Section 5(c) only within three years from the date of death or, if shorter, the remaining exercise period. In case of disability, options and rights may be exercised during the remaining exercise period. For purposes of this section a grantee shall be considered disabled if he or she is eligible to receive disability benefits under the Lockheed Sanders Retirement Plan, or its successor, or if the grantee is not enrolled in such plan, any other Corporation sponsored plan which provides disability benefits. If the grantee is not enrolled in a Corporation sponsored plan which provides disability benefits, the grantee will be considered disabled if he or she is unable to perform the duties of any position for which he or she is qualified by reason of education, training and experience, as determined by the Committee in its sole discretion.

     (b)  Layoff or Retirement

          If a grantee separates from service by reason of a layoff (i.e., termination for lack of work and the expectation that the position will not be filled for the next 12 months) or early or normal retirement, all of the grantee's options and rights that have been outstanding for 18 months or more will vest as though the grantee had remained in the employ of the Corporation. Options or rights that were outstanding for less than 18 months on the grantee's layoff or retirement date and are not then exercisable shall be forfeited. Vested options and rights may be exercised during the remaining exercise period.

     (c)  Termination or Resignation

          In all other cases of a grantee's resignation or termination of employment by the Corporation, with or without cause, all unvested options and rights are forfeited. Vested options and rights must be exercised within 6 months of the grantee's separation from service.

     Nothing contained in the Plan or in any option or right granted hereunder shall confer upon any employee any right of continued employment by the Corporation nor limit in any way the right of the Corporation to terminate the employee's employment at any time.


10.  Leave of Absence

     For purposes of the Plan, an employee on an approved leave of absence will be considered as still in the employ of the Corporation unless otherwise provided in an agreement between the employee and the Corporation.

11.  Purchase or Exercise Price; Withholding

     The exercise or purchase price (if any) of the stock issuable pursuant to any option grant and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of stock, (iii) a reduction in the amount of stock or other amounts otherwise issuable or payable pursuant to a grant, or (iv) the delivery of a promissory note, or other obligation for the future payment in money, the terms and conditions of which shall be determined by the Committee. In the case of a payment by the means described in clause (ii) or (iii) above, the stock to be so delivered or offset shall be determined by reference to the fair market value of the stock on the date as of which the payment or offset is made.

12.  Administration

     (a)  Stock Option Committee

          (i) This Plan and all grants under this Plan shall be administered by the Stock Option Committee which shall be the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration of Directors requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m). The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

          (ii) The Committee shall determine the employees who will participate in the Plan, the number of shares and rights subject to each grant, and shall have the authority to adopt rules and regulations for administering the Plan.

          (iii) As and to the extent authorized by the Board of Directors or the By-Laws, the Committee may exercise the powers and authority related to the Plan which are vested in the Board of Directors. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver documents and to take such other steps deemed necessary or convenient for the efficient administration of the Plan.

     (b)  Finality of Determinations

          The Board of Directors and the Committee shall have the power to interpret the Plan. All interpretations, determinations, and actions by the Board of Directors or by the Committee, to the extent authorized by the Plan, the Board of Directors or the By-Laws shall be final, conclusive, and binding upon all parties.

13.  Qualified Incentive Stock Options

     If the Committee determines that tax laws warrant granting options that qualify as incentive stock options under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), some or all of the options authorized hereunder may be granted as qualified incentive stock options. The Plan may be amended by the Board of Directors to comply with Code Section 422 without further shareholder approval.

14.  Amendment and Termination

     The Board of Directors shall have the power, in its discretion, to amend, suspend, or terminate the Plan or options and rights granted under the Plan (including the power to accelerate vesting) at any time; provided, however, that amendments to options and rights granted to persons subject to the requirements of Section 16 of the Exchange Act must be made by the Committee and may not permit the grantee to exercise the option or right within 181 days of the grant. It shall not, however, without further action by the stockholders, have the power to (a) change the class of employees eligible to receive grants under the Plan, (b) provide for options or rights exercisable more than ten years after the date granted, or (c) extend the expiration date of the Plan; nor shall it have the power (except as otherwise provided in the Plan) to (d) increase the number of shares subject to the Plan or (e) reduce the exercise price of an option or right below the fair market value of the stock at the time of the grant. No amendment, suspension, or termination of the Plan or options or rights granted under the Plan shall, except with the consent of the grantee, adversely affect an option or right previously granted.

15.  Duration

     The Plan shall remain in effect until all options and rights granted under the Plan have been exercised or terminated under the terms of the Plan, provided that options and rights under the Plan must be granted within ten years from the effective date of the Plan.

                                [FORM OF PROXY]


                           SUMMAGRAPHICS CORPORATION
       Board of Directors Proxy for the Special Meeting of Stockholders
                    at 10:00 a.m., Tuesday, July 23, 1996

        The undersigned stockholder of Summagraphics Corporation
("Summagraphics") hereby revokes any proxy or proxies previously granted and appoints Michael S. Bennett and Robert B. Sims as proxies, with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Special Meeting and at any adjournment(s) thereof:

        (1) Approval of the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. ("CalComp") for Stock of Summagraphics pursuant to which Summagraphics will issue to Lockheed Martin Corporation a number of shares of common stock of Summagraphics (the "Common Stock") which, after such issuance, will be equal to 89.7% of the issued and outstanding Common Stock of Summagraphics, on a fully diluted basis and subject to adjustment in certain events, in exchange for all of the outstanding capital stock of CalComp.

             FOR [_]                  AGAINST [_]                ABSTAIN [_]

        (2) Approval of the Fourth Amended and Restated Certificate of Incorporation of Summagraphics.

             FOR [_]                  AGAINST [_]                ABSTAIN [_]

        (3) Adoption of the CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (with Stock Appreciation Rights).

             FOR [_]                  AGAINST [_]                ABSTAIN [_]

        (4) Such other business as may properly come before the meeting and any adjournment thereof, including, without limitation, the authority, if needed, to adjourn the meeting and seek additional votes in favor of the proposals set forth above.

             FOR [_]                  AGAINST [_]                ABSTAIN [_]

                       (Please sign on the reverse side)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ANY ITEM, THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

     Receipt herewith of Summagraphics Notice of Special Meeting and Proxy and Information Statement, dated June 24, 1996, is hereby acknowledged.


                                        Dated             ,1996.
                                             -------------

                                        ---------------------------------------
                                        ---------------------------------------

                                        (Signature of Stockholder(s))

                                        (Joint owners must EACH sign. Please
                                        sign EXACTLY as your name(s) appear(s)
                                        on this card. When signing as attorney,
                                        trustee, executor, administrator,
                                        guardian, or corporate officer, please
                                        give your FULL title.)

                                        PLEASE SIGN, DATE AND MAIL TODAY.